    As filed with the Securities and Exchange Commission on November 9, 1999

                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              DIGITAL RIVER, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                  7375                                 41-1901640
       (STATE OF INCORPORATION)              (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
                                             CLASSIFICATION CODE NUMBER)                IDENTIFICATION NUMBER)

         9625 W. 76TH STREET, SUITE 150, EDEN PRAIRIE, MINNESOTA 55344
                                 (612) 253-1234
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                       ----------------------------------

                                JOEL A. RONNING
                            CHIEF EXECUTIVE OFFICER
                              DIGITAL RIVER, INC.
                         9625 W. 76TH STREET, SUITE 150
                         EDEN PRAIRIE, MINNESOTA, 55344
                                 (612) 253-1234
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                       ----------------------------------

                                   COPIES TO:

                MICHAEL W. SCHLEY, ESQ.                                 MICHAEL J. SULLIVAN, ESQ.
        LARKIN, HOFFMAN, DALY & LINDGREN, LTD.                             LAURIE HAUBER, ESQ.
             1500 NORWEST FINANCIAL CENTER                                 COOLEY GODWARD LLP
               7900 XERXES AVENUE SOUTH                              ONE MARITIME PLAZA, 20TH FLOOR
             BLOOMINGTON, MINNESOTA 55431                            SAN FRANCISCO, CALIFORNIA 94111
                    (612) 835-3800                                           (415) 693-2000

                             LOUIS A. GOODMAN, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               ONE BEACON STREET
                        BOSTON, MASSACHUSETTS 02108-3194
                                 (617) 573-4800
                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

    As soon as practicable following the effectiveness of this Registration Statement, the effective time of the proposed voluntary dissolution of Tech Squared Inc. as described in the Plan of Liquidation and Dissolution, dated November 5, 1999, attached as Annex A to the proxy statement-prospectus forming a part of this Registration Statement, and the sale of the operating assets of Tech Squared Inc. and the exchange with Digital River, Inc. as described in the Acquisition Agreement, dated July 11, 1999, attached as Annex B to the proxy statement-prospectus forming a part of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company, and there is compliance with General Instruction G, check the following box. / /

    If the form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                              PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                                            AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING
  TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED       REGISTERED(1)        PER SHARE(2)          PRICE(2)
Common Stock, par value $0.01 per share................      2,650,000         Not Applicable       $69,147,482

                                                             AMOUNT OF
                                                            REGISTRATION
  TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED           FEE(3)
Common Stock, par value $0.01 per share................       $19,223

(1) Represents the number of shares of the common stock of the Registrant that will be issued to Tech Squared Inc. in exchange for 3,000,000 shares of Digital River common stock and $1.2 million in cash to Digital River.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(f) and (c) based on $26.09, the average of the high and low prices of the Registrant's Common Stock reported in the consolidated reporting system on November 4, 1999.

(3) Pursuant to Rule 457(b) under the Securities Act, $11,856 of the registration fee is offset by the filing fee previously paid by Tech Squared in connection with the filing of preliminary proxy materials on Schedule 14A and a transaction statement on Schedule 13E-3 on August 10, 1999. Accordingly, a registration fee of $7,367 was paid on November 8, 1999.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a) MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SPECIAL MEETING OF THE SHAREHOLDERS OF TECH SQUARED     November 9, 1999
[LOGO]                                         INC.

                          YOUR VOTE IS VERY IMPORTANT

Dear Shareholder,

    You are cordially invited to attend a special meeting of shareholders of Tech Squared Inc. to be held at The Hilton Airport, 3800 East 80th Street, Bloomington, Minnesota, on Friday, December 10, 1999 at 8:30 a.m., local time.

    At the special meeting, you will be asked to approve the voluntary dissolution of Tech Squared pursuant to the Plan of Liquidation and Dissolution approved by your board of directors. The voluntary dissolution will be accomplished by the following transactions:

(1) the sale or other disposition of the operating assets of the company, including our catalog and distribution businesses, on terms to be approved by the board of directors,

(2) the transfer to Digital River, Inc. of the 3,000,000 shares of Digital River common stock currently held by our wholly owned subsidiary, MacUSA, Inc., and $1.2 million in cash in exchange for 2,650,000 newly issued shares of Digital River common stock,

(3) the transfer to a liquidating trust of cash and a portion of the Digital River common stock received in the exchange to pay actual and potential liabilities of Tech Squared,

(4) the distribution of the remaining shares of Digital River common stock received in the exchange to you and

(5) the dissolution of Tech Squared under Minnesota law.

    Digital River's common stock is listed on the Nasdaq National Market under the symbol "DRIV."

    The voluntary dissolution of Tech Squared cannot be completed unless it is approved by the holders of a majority of Tech Squared common stock entitled to vote at the special meeting. Only shareholders who hold their shares of Tech Squared common stock at the close of business on October 29, 1999 will be entitled to vote at the special meeting.

    AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE VOLUNTARY DISSOLUTION OF THE COMPANY PURSUANT TO THE PLAN OF LIQUIDATION AND DISSOLUTION IS FAIR TO YOU AND IN YOUR BEST INTERESTS. THE BOARD OF DIRECTORS HAS APPROVED THE VOLUNTARY DISSOLUTION OF THE COMPANY AND RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO DISSOLVE THE COMPANY PURSUANT TO THE PLAN OF LIQUIDATION AND DISSOLUTION ATTACHED AS ANNEX A TO THIS PROXY STATEMENT-PROSPECTUS.

    This proxy statement-prospectus provides you with detailed information concerning the voluntary dissolution of Tech Squared and the transactions contemplated thereby. This document also serves as the prospectus of Digital River related to the issuance of shares of Digital River common stock and the distribution of such shares by Tech Squared to its shareholders pursuant to the Plan of Liquidation and Dissolution. Please give all of the information contained in this proxy statement-prospectus your careful attention. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 14 OF THIS PROXY STATEMENT-PROSPECTUS.

  NEITHER THIS TRANSACTION NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. THE COMMISSION HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    Please use this opportunity to take part in the affairs of Tech Squared by voting on the approval of the voluntary dissolution pursuant to the Plan of Liquidation and Dissolution. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed self-addressed stamped envelope. Returning your proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person, should you choose to do so. YOUR VOTE IS VERY IMPORTANT.

    We appreciate your interest in Tech Squared and your consideration of this matter.

                                          [SIGNATURE]

                                          Charles E. Reese, Jr.
                                          Director, Chief Executive
                                          Officer and President

This proxy statement-prospectus is dated November 9, 1999 and was first mailed to shareholders on or about November 11, 1999.

Tech Squared Inc.
6690 Shady Oak Road
Eden Prairie, Minnesota 55344
(612) 832-5622

                               TECH SQUARED INC.

                             ---------------------

             NOTICE OF SPECIAL MEETING OF TECH SQUARED SHAREHOLDERS

                            ------------------------

                           FRIDAY, DECEMBER 10, 1999
                                  AT 8:30 A.M.

To Tech Squared Shareholders:

    Notice is hereby given that a special meeting of shareholders of Tech Squared Inc. will be held on Friday, December 10, 1999 at 8:30 a.m. local time at The Hilton Airport, 3800 East 80th Street, Bloomington, Minnesota 55425, for the following purposes:

    1. To approve the voluntary dissolution of Tech Squared in accordance with the following resolution adopted by the board of directors of Tech
       Squared:

           "RESOLVED, that Tech Squared Inc. be voluntarily dissolved pursuant to the Plan of Liquidation and Dissolution approved by the board of directors and attached as Annex A to the proxy statement-prospectus dated as of November 9, 1999."

    2. To transact such other business as may properly come before the special meeting.

    These items of business are described in the attached proxy statement-prospectus. Only holders of record of Tech Squared common stock at the close of business on October 29, 1999, the record date, are entitled to vote on the matters listed in this Notice of Special Meeting of Tech Squared Shareholders. You may vote in person at the Tech Squared special meeting even if you have returned a proxy.

                                          By Order of the Board of Directors
                                          of Tech Squared Inc.

                                          [SIGNATURE]

                                          Charles E. Reese, Jr.
                                          Chief Executive Officer

Eden Prairie, Minnesota
November 9, 1999

                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
         PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY
                IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE.

TECH SQUARED INC.                                             DIGITAL RIVER, INC.
PROXY STATEMENT                                               PROSPECTUS

TABLE OF CONTENTS

Summary of the Proxy Statement-Prospectus...................        1
  The Companies.............................................        2
  Summary of the Transaction and Special Factors............        3
  Digital River Selected Historical Financial Data..........       11
  Tech Squared Selected Historical Financial Data...........       12
  Comparative Per Share Data................................       13
  Comparative Per Share Market Price Data...................       13
Risk Factors................................................       14
  Risks Relating to the Transaction.........................       14
    Tech Squared might not be able to receive reasonable
     value from the sale of its operating assets............       14
    The total value you receive upon liquidation is subject
     to many variables and risks, many of which will not be
     known at the time of the vote..........................       14
    The distribution to you of Digital River common stock in
     the liquidation of Tech Squared may not be treated as a
     tax-free reorganization under the Internal Revenue
     Code...................................................       14
    The merger of MacUSA with and into Tech Squared may not
     be treated as a tax-free liquidation under the Internal
     Revenue Code...........................................       15
    If the liquidating trust does not have sufficient assets
     to pay all liabilities of Tech Squared, creditors may
     seek recovery from shareholders, but in no event can
     they recover more than you receive in the
     liquidation............................................       15
    Your beneficial interests in the liquidating trust will
     not be transferrable...................................       16
    The trustee might not distribute funds sufficient to pay
     your tax liability arising from sales of assets by the
     liquidating trust......................................       16
  Risks Relating to the Investment in Digital River.........       16
    Because of Digital River's limited operating history, it
     may not be successful in addressing risks associated
     with a new business....................................       16
    Digital River may not be profitable in future periods
     because of its expansion plans.........................       16
    Digital River's operating results are subject to
     significant fluctuations which would likely affect the
     trading price of its common stock......................       17
    Digital River's dependence on certain clients and its
     lengthy sales cycles could negatively affect its
     business...............................................       17
    Digital River's success depends on growth in end-user
     acceptance of ESD which is highly uncertain............       18
    A slowdown in the growth of electronic commerce and the
     failure of the Internet to remain a commercial
     marketplace could hurt Digital River's business........       18
    Digital River is entirely dependent upon the software
     publishers that supply it with software, and the
     availability of such software is unpredictable.........       18
    If Digital River is unable to expand its relationships
     with online retailers, Digital River will likely be
     unable to continue to grow its business and establish
     meaningful market share................................       19
    Digital River's vulnerability to lack of capacity,
     system failure and system development risks could hurt
     its business...........................................       19
    Digital River is subject to electronic commerce security
     risks and a security break could hurt its business.....       20
    Digital River faces intense competition and could make
     pricing, service or marketing decisions or acquisitions
     that could harm its business...........................       20
    Digital River is subject to rapid technological change
     which could render Digital River's technology and
     systems obsolete.......................................       21
    If Digital River is unable to add additional key
     personnel and to install management information and
     control systems efficiently, its business could be
     harmed.................................................       21

    If Digital River is unable to successfully implement its
     development and acquisition strategy, its business
     could be harmed........................................       22
    Any loss of Digital River's personnel or inability to
     add new personnel could harm Digital River's
     business...............................................       22
    Digital River has limited protection of its intellectual
     property, and any failure to protect its intellectual
     property could hurt Digital River's business...........       22
    Digital River could be liable for software products
     content................................................       23
    Digital River's inability to obtain additional funding
     for future capital needs could harm its business.......       23
    Government regulation and legal uncertainties could add
     additional costs and risks to doing business on the
     Internet and could harm Digital River's business.......       24
    There are risks associated with international sales that
     could harm Digital River's business....................       24
    Digital River's failure to collect sales and other taxes
     could harm its business................................       25
    Digital River's stock ownership is concentrated in
     certain existing shareholders which could make certain
     transactions more difficult or impossible to
     complete...............................................       25
    Digital River's stock price has been and could be highly
     volatile...............................................       25
    Provisions of Digital River's charter documents, other
     agreements and Delaware law may inhibit potential
     acquisition bids.......................................       26
    Year 2000 problems with Digital River's internal systems
     and third-party systems of suppliers could create
     significant potential liability for it and require it
     to expend substantial resources........................       26
The Special Meeting of Tech Squared Shareholders............       28
  Date, Time and Place of the Special Meeting...............       28
  Purpose of the Special Meeting............................       28
  Shareholder Record Date for the Special Meeting...........       28
  Vote of Tech Squared Shareholders Required for Approval of
    the Voluntary Dissolution...............................       28
  Proxies...................................................       29
The Voluntary Dissolution and the Plan of Liquidation and
  Dissolution...............................................       30
  General...................................................       30
  Background of the Transaction.............................       31
  Tech Squared's Reasons for the Transaction................       34
  Digital River's Reasons for the Transaction...............       36
  Digital River's Determination that the Transaction is Fair
    to Tech Squared's Shareholders..........................       36
  Recommendation of Tech Squared's Board of Directors.......       38
  Opinion of Tech Squared's Financial Advisor...............       38
  Interests of Certain Persons in the Transaction...........       45
  Opinion of Digital River's Financial Advisor..............       46
  Material United States Federal Income Tax Consequences of
    the Transaction.........................................       51
    Tax Implications to Tech Squared's Shareholders.........       51
    Tax Implications to Tech Squared and MacUSA.............       53
    Proposed Legislation....................................       54
  Accounting Treatment of the Transaction...................       54
    Sale of Operating Assets................................       54
    The Exchange............................................       54
    The Liquidation.........................................       55
  Regulatory Filings and Approvals Required to Complete the
    Voluntary Dissolution...................................       55
  Restrictions on Sales of Shares by Affiliates of Digital
    River...................................................       55
  Listing on the Nasdaq National Market of the Common Stock
    to be Issued by Digital River...........................       55
  Dissenters' Appraisal Rights..............................       56
  Delisting and Deregistration of Tech Squared Common Stock
    After the Transaction...................................       56
  The Sale of Operating Assets..............................       56
  The Acquisition Agreement.................................       56
    The Exchange............................................       56

    No Assumption of Liabilities............................       57
    Representations and Warranties..........................       57
    Covenants and Agreements................................       58
    Conditions to Completion of the Exchange................       58
    Indemnification.........................................       59
    Termination of the Acquisition Agreement................       60
    Amendment; Waiver.......................................       60
  The Liquidating Trust Agreement...........................       61
    The Liquidating Trust...................................       61
    Beneficiaries...........................................       61
    The Trustee.............................................       61
    Duration................................................       61
    Distributions...........................................       61
    Reports.................................................       62
    Duties, Rights and Powers of the Trustee................       62
    Amendment...............................................       62
  The Voting Agreements.....................................       62
Comparative Per Share Market Price Data.....................       63
Comparison of Rights of Holders of Tech Squared Common Stock
  and Digital River Common Stock............................       64
  Capitalization and Voting Rights..........................       64
  Size and Classification of the Board of Directors.........       64
  Removal of Directors......................................       64
  Vacancies.................................................       64
  Shareholder Action........................................       65
  Fair Price Provision......................................       65
  Amendments to Certificates of Incorporation...............       66
  Amendments to By-laws.....................................       66
  Shareholder Rights Plan...................................       66
  Nomination Procedures and Shareholder Proposals...........       66
  Special Shareholder Meetings..............................       67
  Indemnification of Directors and Officers.................       67
  Limitation of Personal Liability of Directors.............       68
Intercompany Agreements and Agreements With Affiliates......       68
Share Ownership by Principal Shareholders, Management and
  Directors of Tech Squared.................................       70
Certain Legal Matters.......................................       71
Experts.....................................................       72
Expenses....................................................       72
Where You Can Find More Information.........................       72
Statements Regarding Forward-Looking Information............       74
Annex A--Plan of Liquidation and Distribution of Tech
  Squared Inc...............................................      A-1
Annex B--Acquisition Agreement..............................      B-1
Annex C--Form of Tech Squared Inc. Liquidating Trust
  Agreement.................................................      C-1
Annex D--Form of Voting Agreement...........................      D-1
Annex E--Opinion of SG Cowen Securities Corporation.........      E-1
Annex F--Opinion of Arthur Andersen LLP.....................      F-1
Annex G--Opinion of Broadview International LLC, as
  amended...................................................      G-1
Annex H--Asset Purchase Agreement between Tech Squared and
  Virtual Technology Corporation............................      H-1
Exhibit 1--Tech Squared Annual Report on Form 10-K, as
  amended on November 2, 1999, for the fiscal year ended
  December 31, 1998 (separately bound)......................  Ex. 1-1
Exhibit 2--Tech Squared Quarterly Report on Form 10-Q for
  the quarterly period ended June 30, 1999 (separately
  bound)....................................................  Ex. 2-1

TECH SQUARED INC.                                            DIGITAL RIVER, INC.

                   SUMMARY OF THE PROXY STATEMENT-PROSPECTUS

    THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS WE REFER TO FOR A MORE COMPLETE UNDERSTANDING OF THE VOLUNTARY DISSOLUTION AND THE TRANSACTIONS CONTEMPLATED THEREBY. IN PARTICULAR, YOU SHOULD READ THE DOCUMENTS ATTACHED TO THIS PROXY STATEMENT-PROSPECTUS, INCLUDING THE PLAN OF LIQUIDATION AND DISSOLUTION, THE ACQUISITION AGREEMENT, AS AMENDED, THE LIQUIDATING TRUST AGREEMENT AND THE VOTING AGREEMENTS, WHICH ARE ATTACHED AS ANNEXES A, B, C AND D, RESPECTIVELY. WE HAVE INCLUDED WITH THIS MAILING TECH SQUARED'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, AS AMENDED ON
NOVEMBER 2, 1999, AND THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 1999 AS EXHIBITS 1 AND 2, RESPECTIVELY. WE ALSO HAVE INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT-PROSPECTUS IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT DIGITAL RIVER. YOU MAY OBTAIN THE INFORMATION INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT-PROSPECTUS WITHOUT CHARGE BY FOLLOWING THE INSTRUCTIONS IN THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 72 OF THIS PROXY STATEMENT-PROSPECTUS.

                                 THE COMPANIES

TECH SQUARED INC.
6690 Shady Oak Road
Eden Prairie, Minnesota 55344
(612) 832-5622

    Tech Squared is a national direct marketer and distributor of microcomputer hardware and software products for users of Apple Macintosh personal computers as well as for users of IBM compatible personal computers.

    Tech Squared's primary business focus is on marketing and selling to businesses in the desktop publishing industry and to value-added resellers and other dealers. Tech Squared markets its products to the desktop publishing and related industries through targeted mailings of its DTP Direct catalog. Tech Squared markets its products to developers of internal corporate intranet and external Internet sites and managers of local area networks and wide area networks through its Net Direct catalog. The company's distribution business focuses on sales of hardware and software products to computer retailers, value-added resellers and other resellers through outbound telemarketing activities. A fax and e-mail broadcast system is used to update dealers on current pricing and special offers. Tech Squared employs approximately 65 people.

    MacUSA, a wholly owned subsidiary of Tech Squared, currently owns 3,000,000 shares of Digital River, Inc. common stock, which it received through the recent exercise of its option to purchase the shares for an aggregate price of ninety three cents. As of August 31, 1999, this investment in Digital River represented 91.6% of Tech Squared's consolidated assets.

    Tech Squared common stock is traded on the OTC Bulletin Board under the symbol "TSQD."

DIGITAL RIVER, INC.
9265 West 76(th) Street, Suite 150
Eden Prairie, Minnesota 55344
(612) 253-1234

    Digital River is a leading provider of comprehensive electronic commerce outsourcing solutions to software publishers and online retailers. Digital River has developed a technology platform that allows it to provide a suite of electronic commerce services to its software publisher and online retailer clients, including electronic software delivery.

    Digital River also provides data mining and merchandising services to assist its clients in increasing Internet traffic to, and sales through, their Web stores. Digital River provides an outsourcing solution that allows its clients to promote their own brands while leveraging Digital River's investment in infrastructure and technology. Digital River employs approximately 200 people.

    Digital River common stock is traded on the Nasdaq National Market under the symbol "DRIV."

                 SUMMARY OF THE TRANSACTION AND SPECIAL FACTORS

PLAN OF LIQUIDATION AND DISSOLUTION
(SEE PAGE 30)

    The voluntary dissolution will take place in accordance with the Plan of Liquidation and Dissolution, attached as Annex A, and will involve the completion of the following transactions in the order set forth below:

- the sale or other disposition of our operating assets, including our catalog and distribution businesses, on terms to be negotiated and approved by the board of directors;

- the transfer to Digital River of the 3,000,000 shares of Digital River common stock currently held by our wholly owned subsidiary, MacUSA, and $1.2 million in cash in exchange for 2,650,000 newly issued shares of Digital River common stock;

- the establishment of a liquidating trust to provide for the payment of the actual and potential liabilities of Tech Squared; and

- the liquidation of Tech Squared.

    Tech Squared will transfer to the liquidating trust an amount of assets which, in the judgment of your board of directors, will be sufficient to satisfy the requirements of Minnesota law and sufficient to pay or adequately provide for the payment of any known, actual or contingent liabilities of Tech Squared. As of the date of this proxy statement-prospectus, Tech Squared's board of directors intends to contribute assets worth approximately $6.2 million to the liquidating trust for the payment of liabilities and to limit Digital River's right to terminate the Acquisition Agreement discussed herein. This amount is subject to change and may not be known until after the date of the special meeting. The assets to be contributed to the trust will be primarily a portion of the Digital River common stock received in the exchange.

    You will have a beneficial interest in the liquidating trust in the same proportion as your ownership of Tech Squared common stock.

    After the liquidating trust is established, Tech Squared will be liquidated and the assets remaining after the contribution to the liquidating trust will be distributed to you as soon as practicable following the winding up of Tech Squared's affairs. The assets will consist of the Digital River common stock received in the exchange. The Digital River stock will be distributed on a pro rata basis and fractional shares will be rounded to the nearest whole share. Tech Squared will then be dissolved in accordance with Minnesota law. Your shares of Tech Squared common stock will be cancelled as part of the voluntary dissolution.

    The trustee of the liquidating trust must make distributions of the assets of the trust to the holders of beneficial interests of the trust, at least annually and also after any event that results in a significant reduction in Tech Squared's liabilities, unless it determines that any such distribution would be inconsistent with the purposes of the trust. After the trustee is satisfied that all of Tech Squared's liabilities have been paid by the liquidating trust, the trust will be terminated and its remaining assets, if any, will be distributed to you in proportion to your beneficial interest in the trust.

    The sale of operating assets, the exchange with Digital River, and the liquidation and dissolution of Tech Squared are sometimes referred to in this proxy statement-prospectus, together, as the "Transaction."

    A shareholder of Tech Squared has commenced litigation seeking to prevent the transaction with Digital River. Such litigation is described more fully in "Certain Legal Matters." The sale or other disposition of our operating assets is not contingent upon completion of the transaction with Digital River.

    The number of shares of Digital River common stock that Tech Squared will receive in the exchange with Digital River is fixed. The number of shares that you will initially receive in the liquidation of Tech Squared is not fixed. You will receive your proportionate share of 2,650,000 shares, the amount received by Tech Squared, minus the number of shares that are contributed to the liquidating trust.

    The number of shares contributed to the liquidating trust will depend on the amount of available cash, including proceeds received from the sale of the company's operating assets, the estimated amount of the company's liabilities and the market price of Digital River common stock.

    MOST OF THESE FACTORS WILL NOT BE QUANTIFIED AT THE TIME OF THE SHAREHOLDER VOTE; THEREFORE, YOU WILL NOT KNOW HOW MUCH YOU WILL RECEIVE AS A RESULT OF THE LIQUIDATION WHEN YOU VOTE ON THE PROPOSAL TO APPROVE THE VOLUNTARY DISSOLUTION OF THE COMPANY PURSUANT TO THE PLAN OF LIQUIDATION AND DISSOLUTION.

    An illustration of the number of shares of Digital River stock that could be contributed to the liquidating trust and the number of shares available for distribution to Tech Squared shareholders shortly after the dissolution of Tech Squared is set forth below. It is based on the following assumptions:

- assets having a total value of $6.2 million will be contributed to the liquidating trust;

- cash available for distribution to the liquidating trust will be $1 million;
  and

- a price of Digital River stock of $20.25, which was the closing price on September 22, 1999.

    Based on the above, 256,790 shares of Digital River stock would be contributed to the liquidating trust and 2,393,210 shares would be distributed to Tech Squared shareholders. If these assumptions remained unchanged except that the price of Digital River common stock was $25 or $30, the number of shares distributed to shareholders would be 2,442,000 or 2,476,667 respectively.

    Assuming that all outstanding options of Tech Squared are exercised, there would be 14,303,574 outstanding shares of Tech Squared stock at the time of the dissolution. This would mean that Tech Squared shareholders would receive 0.167 shares of Digital River stock for each share of Tech Squared stock.

    The actual number of Digital River shares which will be contributed to the liquidating trust and the number of Digital River shares available for distribution to shareholders will probably be different than in the foregoing illustration, and the difference could be material.

    The board of directors of Tech Squared considered the fact that the number of shares of Digital River common stock that you will receive will not be a fixed amount. If the number of shares you receive is lower than the number you would have received based on the facts and assumptions as of July 11, 1999, the date on which the Transaction was approved by the board of directors, it will be primarily because the value of the net assets of Tech Squared at the time of liquidation will be lower than the currently assumed value. The board of directors believes that this should not affect the desirability of the Transaction or its fairness to you.

SALE OF OPERATING ASSETS
(SEE PAGE 56)

    Tech Squared and its wholly owned subsidiary, MacUSA, will first sell or otherwise dispose of their operating assets. The sale or other disposition will be on terms to be negotiated and approved by the board of directors. After the sale, MacUSA will merge with and into Tech Squared.

    On November 8, 1999, Tech Squared and Virtual Technology Corporation executed a definitive Asset Purchase Agreement pursuant to which Virtual Technology Corporation has agreed to purchase the operating assets of Tech Squared for a purchase price of $1 million plus their net book as of November 30, 1999. As of September 30, 1999, the net book value of the operating assets was $2,202,358.

    The Asset Purchase Agreement contains customary representations and warranties and covenants. The closing of the asset sale is also subject to certain conditions, including the approval by Tech Squared shareholders of the voluntary dissolution pursuant to the Plan of Liquidation and Dissolution. The closing of the asset sale is currently scheduled for early December 1999. The Asset Purchase Agreement is attached as Annex H. You are urged to read it in its entirety.

    Closing of the asset sale is not contingent upon completion of the transaction with Digital River.

THE ACQUISITION AGREEMENT
(SEE PAGE 56)

    MacUSA owns 3,000,000 shares of Digital River common stock which will be transferred to Tech Squared as a result of the merger of MacUSA with and into Tech Squared. Tech Squared will then transfer the 3,000,000 shares of Digital River common stock and $1.2 million in cash to Digital River in exchange for 2,650,000 newly issued shares of Digital River common stock. This transaction is sometimes referred to in this proxy statement-prospectus as the "Exchange." Digital River will not assume any of the liabilities of Tech Squared. The Exchange will take place according to the terms of the Acquisition Agreement attached as Annex B. You are urged to read the Acquisition Agreement in its entirety.

    The following conditions must be satisfied or waived before the Exchange can be completed:

- the voluntary dissolution must be approved by Tech Squared shareholders;

- the sale or other disposition of the operating assets of Tech Squared and MacUSA must be completed;

- the representations and warranties of the parties to the Acquisition Agreement must be true and correct;

- Tech Squared and Digital River must have received an opinion from Arthur Andersen LLP and Digital River must have received an opinion from Cooley Godward LLP to the effect that the Exchange and the liquidation of Tech Squared should constitute a tax-free reorganization under the Internal Revenue Code;

- the reasonable determination by Digital River that it will not become responsible for any liabilities of Tech Squared;
- the shares of Digital River common stock to be issued to Tech Squared must have been approved for listing on the Nasdaq National Market; and

- no injunction or order preventing the completion of the Exchange may be in effect.
THE LIQUIDATING TRUST AGREEMENT
(SEE PAGE 61)

    The Liquidating Trust Agreement establishes a trust whose sole purpose is to provide for the payment of actual and potential liabilities of Tech Squared. Known actual liabilities include those related to ceasing operations such as lease obligations, employee termination expenses and expenses incurred in the normal course of business which remain unpaid at closing. Known potential liabilities are primarily related to the pending lawsuit by Tech Squared's former chief executive officer and the pending shareholder derivative lawsuit. Such lawsuits are described in "Certain Legal Matters" at page 71 of this proxy statement-prospectus.

    As noted above, pursuant to the Plan of Liquidation and Dissolution, Tech Squared shareholders will receive beneficial interests in the trust upon the liquidation of Tech Squared. The initial Trustee will be Norwest Bank Minnesota, National Assocation. You will not be able to transfer your beneficial interests in the liquidating trust except by will or by operation of law.

    IF THE ASSETS IN THE LIQUIDATING TRUST ARE NOT SUFFICIENT TO PAY ALL OF TECH SQUARED'S LIABILITIES, CREDITORS MAY BRING A CLAIM AGAINST THE FORMER SHAREHOLDERS OF TECH SQUARED IN PROPORTION TO THE DISTRIBUTION THEY RECEIVED IN THE LIQUIDATION OF TECH SQUARED. HOWEVER, IN NO EVENT WILL ANY SHAREHOLDER'S LIABILITY TO CREDITORS EXCEED THE AMOUNT WHICH THE SHAREHOLDER ACTUALLY RECEIVED IN CONNECTION WITH THE PLAN OF LIQUIDATION AND DISSOLUTION.

    The Liquidating Trust Agreement is attached as Annex C. You are urged to read it in its entirety.

REASONS FOR THE TRANSACTION
(SEE PAGE 34)

TECH SQUARED'S REASONS FOR THE TRANSACTION

    Tech Squared's, MacUSA's and Joel Ronning's reasons for the Transaction include:

- the continued losses generated by Tech Squared's operating businesses and the costs and uncertain prospects relating to the recently established Net Direct business;

- constraints on Tech Squared's ability to realize, or to allow its shareholders to realize, the value of the shares of Digital River common stock beneficially owned by it;

- the market price of the company's investment in Digital River common stock compared to the market valuation of Tech Squared;

- the value of the Digital River common stock beneficially owned by Tech Squared in comparison to the value of the company's operating assets, and the implications of registration under the Investment Company Act of 1940 and other issues and expenses associated with becoming a registered investment company;

- the income tax consequences of various alternatives available to the company;

- the fairness opinion of SG Cowen; and

- the benefits to Tech Squared shareholders of a direct rather than an indirect interest in Digital River common stock.

    The above-described business reasons compelled Tech Squared to consider strategic alternatives for its business, including its investment in Digital River. Absent these business considerations, Tech Squared has no desire to sell its shares of Digital River common stock.

    Tech Squared compared the Transaction to a dividend or other distribution of its existing shares of Digital River common stock to its shareholders. Although this would allow the shareholders to continue their investment in Digital River, the distribution would create tax liability for both Tech Squared and the shareholders. Before such distribution, it would be necessary for Tech Squared to sell approximately 40 percent of its holdings of Digital River to fund the payment of income taxes. In addition, the distribution would be a taxable event for shareholders. Therefore, such an alternative is not as beneficial to shareholders as the Exchange followed by the liquidation and dissolution of the company pursuant to the Plan of Liquidation and Dissolution.
DIGITAL RIVER'S REASONS FOR THE TRANSACTION

    Digital River's reasons for the Transaction include:

- the enhancement of Digital River's shareholder value through the reduction in the number of shares of Digital River common stock outstanding and a corresponding increase in net book value per share;

- the receipt of $1.2 million in cash from Tech Squared;

- the orderly distribution of the block of shares of Digital River common stock held by Tech Squared; and

- the reduction in the concentration of Digital River's stock ownership.

    Digital River also considered the following factors in reaching the determination that the Transaction is fair to the Tech Squared shareholders:

- the strong likelihood that the Tech Squared shareholders would receive a premium over the recent market price of Tech Squared common stock;

- the benefits to Tech Squared shareholders of a direct rather than an indirect interest in Digital River common stock;

- the reasonable likelihood that the Tech Squared shareholders will avoid double taxation due to the proposed structure of the Transaction; and

- the market price of Tech Squared's investment in Digital River common stock compared to the market valuation of Tech Squared.

SHAREHOLDER APPROVAL
(SEE PAGE 28)

    The holders of a majority of the outstanding shares of Tech Squared common stock must approve the voluntary dissolution pursuant to the Plan of Liquidation and Dissolution.

    Joel A. Ronning and Charles E. Reese, Jr., who as of the record date owned 6,819,168 shares representing approximately 49.47% of the outstanding Tech Squared common stock, have entered into voting agreements with Digital

River pursuant to which they have agreed to vote all shares of Tech Squared common stock owned by them in favor of approval of the voluntary dissolution. The above percentage does not include 249,996 shares subject to options exercisable within 60 days of the date hereof. See page 70 for details of these options. The Voting Agreements are discussed on page 62 of this proxy statement-prospectus.

    All of the current directors and executive officers of Tech Squared, including Messrs. Ronning and Reese, as of the record date, owned 6,821,168 shares representing approximately 49.48% of the outstanding Tech Squared common stock. These individuals intend to vote all shares owned by them in favor of approval of the voluntary dissolution. This percentage does not include 391,663 shares subject to options exercisable within 60 days of the date hereof.
    Assuming compliance with the Voting Agreements, a majority vote of unaffiliated shareholders is not required to approve the voluntary dissolution. After approval of the voluntary dissolution, Tech Squared's board of directors plans to sell or otherwise dispose of all of the company's operating assets, complete the exchange with Digital River, establish the liquidating trust and liquidate and dissolve the company. Digital River shareholders are not required to approve any of the transactions contemplated by the voluntary dissolution and will not vote.

    You are entitled to cast one vote for each share of Tech Squared common stock you owned as of October 29, 1999, the record date.

RECOMMENDATION OF TECH SQUARED'S BOARD OF DIRECTORS
(SEE PAGE 38)

    After careful consideration, your board of directors has determined the voluntary dissolution to be fair to all Tech Squared shareholders, including unaffiliated shareholders, and in their best interests. The Transaction treats all shareholders equally. The material factors underlying the board of director's belief that the Transaction and the consideration to be received by the shareholders is fair to all shareholders, including unaffiliated shareholders, are summarized above and discussed in detail under the headings "Tech Squared's Reasons for the Transaction" and "Opinion of Tech Squared's Financial Advisor" of this proxy statement-prospectus.

    Two directors, Messrs. Ronning and Reese, abstained from the vote which approved the voluntary dissolution of Tech Squared pursuant to the Plan of Liquidation and Dissolution because of their relationship with Digital River, including their beneficial ownership of Digital River common stock. The remaining two directors, one of whom is an employee of Tech Squared, unanimously approved the voluntary dissolution and recommend that the shareholders vote in favor of the proposal.

TECH SQUARED'S FINANCIAL ADVISOR AND ITS OPINION
(SEE PAGE 38)

    SG Cowen was selected by the board of directors to be Tech Squared's financial advisor. The board of directors selected SG Cowen because it is a nationally recognized investment banking firm and because, as part of its investment banking business, SG Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    SG Cowen delivered an opinion to Tech Squared's board of directors that, subject to the qualifications described in its opinion, the consideration to be received by the Tech Squared shareholders in the liquidation of Tech Squared is fair, from a financial point of view, to the Tech Squared shareholders. The amount of consideration to be received was determined through negotiations between Tech Squared and Digital River and not pursuant to recommendations of SG Cowen.

    The board of directors did not believe that it was necessary to retain an advisor to act solely on behalf of unaffiliated shareholders for the purpose of negotiating a transaction or preparing a fairness opinion.

    The complete opinion of SG Cowen is attached as Annex E. We urge you to read it in its entirety.

DIGITAL RIVER'S FINANCIAL ADVISOR AND ITS OPINION
(SEE PAGE 46)

    Digital River retained Broadview International LLC to serve as a financial advisor to the board of directors of Digital River with respect to the fairness, to the Digital River shareholders, of the consideration to be received by Digital River in the Transaction. In rendering its opinion as to the fairness of the Transaction to Digital River shareholders, Broadview considered the following factors:
    Digital River's opportunity to repurchase shares of Digital River common stock at a discount, thus enhancing shareholder value; the fact that the structure of the Transaction limits Digital River's exposure to Tech Squared's known and unknown liabilities; and the agreement by certain members of Tech Squared's management to restrictions on their ability to immediately transfer their shares of Digital River common stock.

    The complete opinion of Broadview International LLC is attached as Annex G. We urge you to read it in its entirety.

PROCEDURE FOR CASTING YOUR VOTE
(SEE PAGE 29)

    Please mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares of Tech Squared common stock may be represented at the special meeting. If you do not include instructions on how to vote your properly executed proxy, your shares will be voted FOR approval of the voluntary dissolution.
PROCEDURE FOR CASTING YOUR VOTE IF YOUR SHARES ARE HELD BY YOUR BROKER IN STREET NAME
(SEE PAGE 29)

    Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker. IF YOU DO NOT PROVIDE YOUR BROKER WITH VOTING INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED AT THE TECH SQUARED SPECIAL MEETING AND IT WILL HAVE THE SAME EFFECT AS VOTING AGAINST APPROVAL OF THE VOLUNTARY DISSOLUTION.

PROCEDURE FOR CHANGING YOUR VOTE
(SEE PAGE 29)

    If you want to change your vote, just send the Secretary of Tech Squared a later-dated, signed proxy card before the special meeting or attend the special meeting and vote in person. You may also revoke your proxy by sending written notice to the Secretary of Tech Squared before the special meeting.

SOME TECH SQUARED SHAREHOLDERS HAVE ENTERED INTO VOTING AGREEMENTS
(SEE PAGE 62)

    Tech Squared shareholders Joel A. Ronning and Charles E. Reese, Jr. have entered into voting agreements with Digital River. The Voting Agreements require these Tech Squared shareholders to vote all shares of Tech Squared common stock beneficially owned by them in favor of approval of the voluntary dissolution. These Tech Squared shareholders were not paid additional consideration in connection with the Voting Agreements.

    The Tech Squared shareholders who entered into the Voting Agreements collectively held approximately 49.47% of the outstanding Tech Squared common stock as of the record date. This percentage does not include shares subject to options which these shareholders may be deemed to beneficially own.

    The form of Voting Agreement is attached as Annex D. You are urged to read the Voting Agreement in its entirety.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION
(SEE PAGE 45)

    When considering the recommendation of Tech Squared's board of directors, you should be aware that certain Tech Squared officers and directors have interests in the Transaction that are different from, or in addition to, yours.

    In particular, Joel A. Ronning and Charles E. Reese, Jr. presently hold, or have held, positions as officers and/or directors of both

Tech Squared and Digital River. Perry W. Steiner, a former director of Tech Squared, is a current officer and director of Digital River. Mr. Ronning, Mr. Reese, Mr. Steiner and Mr. Martin are also beneficial owners of shares of both Tech Squared and/or Digital River common stock.

    As of the record date, current officers and directors of Tech Squared and their affiliates beneficially owned approximately 50.88% of the outstanding shares of Tech Squared common stock (including shares subject to options which these persons may be deemed to beneficially own).

    In addition, it is a condition of the closing of the asset sale described in the Asset Purchase Agreement with Virtual Technology Corporation that an agreement of continued employment be reached between Mr. Reese and Virtual Technology Corporation.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION (SEE PAGE 51)

    No ruling has been or will be sought from the Internal Revenue Service on the U.S. federal income tax consequences of the Exchange and the liquidation of Tech Squared. Completion of the Exchange and the liquidation is conditioned upon
(i) Tech Squared's and Digital River's receipt of an opinion from Arthur Andersen LLP reaffirming, as of the closing date, the opinion of Arthur Andersen described in this proxy statement-prospectus under the heading "Material United States Federal Income Tax Consequences" to the effect that the Exchange and liquidation should constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code and (ii) Digital River's receipt of an opinion from Cooley Godward LLP to the effect that the Exchange and the liquidation should constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code.

    Subject to the assumptions and qualifications described in this proxy statement-prospectus under the heading "Material U.S. Federal Income Tax Consequences," in the opinion of Arthur Andersen LLP:
        (i) Tech Squared's shareholders should not recognize gain or loss for U.S. federal income tax purposes upon the receipt of Digital River common stock in connection with the liquidation of Tech Squared, although gain (but not loss) or dividend income may be recognized to the extent that a Tech Squared shareholder is deemed to receive property other than shares of Digital River common stock as a consequence of receiving an interest in the liquidating trust;

        (ii) the tax basis of the Digital River common stock received by Tech Squared's shareholders in the liquidation should be the same as the tax basis of the shareholder's shares of Tech Squared common stock which will be cancelled;

       (iii) the holding period, for capital gain purposes, of the Digital River common stock received in the liquidation should include the holding period for the shares of Tech Squared common stock, provided that such shares of Tech Squared common stock were not held for sale to customers as of the effective date of the Exchange; and

        (iv) neither Tech Squared nor MacUSA should recognize gain or loss for U.S. federal income tax purposes as a result of the Exchange or liquidation.

    See "Material United States Federal Income Tax Consequences" on page 51 for a more detailed discussion of the U.S. federal income tax consequences of the Exchange and the liquidation.

    The complete opinion of Arthur Andersen LLP is attached as Annex F. We urge you to read it in its entirety.

    TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE EXCHANGE AND THE LIQUIDATION TO SHAREHOLDERS WILL DEPEND ON THE INDIVIDUAL CIRCUMSTANCES OF EACH SHAREHOLDER. SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO THEM OF THE EXCHANGE AND THE LIQUIDATION.

ACCOUNTING TREATMENT OF THE EXCHANGE
(SEE PAGE 54)

    The Exchange will result in a decrease in the net worth of Tech Squared. The decrease is equal to:

- the value of 350,000 shares of Digital River common stock, which is the number of currently held shares to be delivered by Tech Squared to Digital River minus the number of newly issued shares to be received by Tech Squared in the Exchange and minus related deferred taxes; plus

- the $1.2 million in cash to be paid to Digital River minus related deferred taxes.

    Based upon the market value of the Digital River common stock ($20.25 per share) as of September 22, 1999, or market values of $15, $20 or $25 per share, the reduction in net worth of Tech Squared would amount to approximately
$8.3 million ($5.6 million net of deferred taxes), $6.5 million ($4.5 million net), $8.2 million ($5.6 million net), or $10.0 million ($6.7 million net), respectively.

    This decrease will be offset by the remaining deferred taxes related to the appreciation in value of the Digital River common stock previously recorded in Tech Squared's financial statements.

    Digital River will treat the exchange of shares as a treasury stock transaction. It will record the $1.2 million of cash, minus transaction expenses, as a contribution to capital. The Exchange will not have an effect on Digital River's results of operations.

RESTRICTIONS ON THE ABILITY TO SELL DIGITAL RIVER STOCK
(SEE PAGE 55)

    All shares of Digital River common stock received by you in the liquidation will be freely transferable unless you are considered an "affiliate" of Digital River under the Securities Act. Shares of Digital River common stock held by affiliates may only be sold pursuant to a registration statement or an exemption under the Securities Act.

DISSENTERS' APPRAISAL RIGHTS
(SEE PAGE 56)
    Under Minnesota law, you are not entitled to dissenters' appraisal rights in connection with the voluntary dissolution of Tech Squared.

WHERE YOU CAN FIND MORE INFORMATION
(SEE PAGE 72)

    If you have any questions about the voluntary dissolution, please call Charles E. Reese or Jeffrey Martin of Tech Squared at (612) 832-5622.

FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT-PROSPECTUS
(SEE PAGE 74)

    Certain documents incorporated by reference into, and distributed together with, this proxy statement-prospectus contain forward-looking statements with respect to Tech Squared's and Digital River's financial condition, results of operations and business and on the expected impact of the Exchange on Digital River's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. In evaluating the voluntary dissolution, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" beginning on page 14 of this proxy statement-prospectus.

                DIGITAL RIVER SELECTED HISTORICAL FINANCIAL DATA

    The following table presents selected historical financial data of Digital River for the periods indicated. The financial data for the period from its inception on February 9, 1994 through December 31, 1994 and the four fiscal years ended December 31, 1998 have been derived from the audited consolidated financial statements of Digital River for such periods. The financial data for the six months ended June 30, 1999 and June 30, 1998 are unaudited, but in the opinion of Digital River reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of such data. The data for the six months ended June 30, 1999 and June 30, 1998 are not indicative of results of operations for the entire fiscal year. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information of Digital River incorporated by reference in this proxy statement-prospectus.

                                                                                                                PERIOD FROM
                                                                                                                 INCEPTION
                                              AS OF OR FOR THE                                                 (FEBRUARY 9,
                                              SIX MONTHS ENDED                 AS OF OR FOR THE                  1994) TO
                                                   JUNE 30               FISCAL YEAR ENDED DECEMBER 31          DECEMBER 31
                                             -------------------   -----------------------------------------   -------------
                                               1999       1998       1998       1997       1996       1995         1994
                                             --------   --------   --------   --------   --------   --------   -------------
                                                              (IN THOUSANDS, EXCEPT LOSS PER SHARE AMOUNTS)

NET SALES..................................  $ 27,521   $ 5,746    $ 20,911   $ 2,472     $  111     $   --       $   --

NET LOSS...................................   (12,022)   (5,352)    (13,798)   (3,485)      (689)      (143)          (8)

PER SHARE DATA:

  NET EARNINGS (LOSS)......................     (0.60)    (0.47)      (1.01)    (0.46)     (0.13)     (0.03)       (0.00)

  CASH DIVIDENDS DECLARED PER COMMON
    SHARE..................................        --        --          --        --         --         --           --

  WEIGHTED AVERAGE NUMBER OF SHARES
    OUTSTANDING............................    19,900    11,279      13,691     7,514      5,333      5,333        5,333

TOTAL ASSETS...............................  $ 90,828   $12,697    $ 80,328   $ 3,405     $1,202     $  635       $  783

LONG-TERM OBLIGATIONS......................  $     --   $    --    $     --   $    --     $   --     $   --       $   --

                TECH SQUARED SELECTED HISTORICAL FINANCIAL DATA

    The following table presents selected historical financial data for the periods indicated. The financial data for the five fiscal years ended
December 31, 1998 have been derived from the audited consolidated financial statements of Tech Squared for such periods. The financial data for the six months ended June 30, 1999 and June 30, 1998 are unaudited, but in the opinion of Tech Squared reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of such data. The data for the six months ended June 30, 1999 and June 30, 1998 are not indicative of results of operations for the entire fiscal year. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information of Tech Squared delivered with this proxy statement-prospectus.

                                                 AS OF OR FOR THE
                                                 SIX MONTHS ENDED                       AS OF OR FOR THE
                                                      JUNE 30                    FISCAL YEAR ENDED DECEMBER 31
                                                -------------------   ----------------------------------------------------
                                                  1999       1998       1998       1997       1996       1995       1994
                                                --------   --------   --------   --------   --------   --------   --------
                                                            (IN THOUSANDS, EXCEPT EARNINGS PER SHARE AMOUNTS)
NET SALES.....................................  $ 21,620   $18,095    $ 38,800   $36,995    $37,387    $42,136    $46,645

NET EARNINGS (LOSS)...........................      (947)   (1,548)       (536)   (1,013)      (616)    (1,652)       424

PER SHARE DATA:

  NET EARNINGS (LOSS).........................     (0.08)    (0.14)      (0.05)    (0.10)     (0.06)     (0.19)      0.06

  CASH DIVIDENDS DECLARED PER COMMON SHARE....        --        --          --        --         --       0.13       0.03

  WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING.................................    11,973    10,776      11,051    10,375     10,375      8,721      7,032

TOTAL ASSETS..................................  $107,187   $ 9,158    $117,444   $ 7,600    $ 8,620    $ 9,739    $ 8,971

LONG-TERM OBLIGATIONS.........................  $    248   $   300    $    332   $   515    $   495    $   578    $    --

RATIO OF EARNINGS TO FIXED CHARGES(1).........        (2)       (2)       35.7x      5.4x        (2)        (2)       7.1x

------------------------------

(1) The ratio of earnings to fixed charges has been calculated by dividing income before income taxes by fixed charges. Fixed charges for this purpose include interest expense, preferred stock dividends, and one-third of the payments on the company's primary operating lease (the portion deemed to be representative of the interest factor).

(2) Earnings for the six months ended June 30, 1999 and 1998 were inadequate to cover fixed charges by $1,007,581 and $173,273, respectively. Earnings for the years ended December 31, 1996 and 1995 were inadequate to cover fixed charges by $1,044,167 and $1,966,158, respectively.

                           COMPARATIVE PER SHARE DATA

    The following table sets forth certain historical per share data for Digital River common stock and Tech Squared common stock for the periods indicated. The financial data for the five fiscal years ended December 31, 1998 have been derived from the respective audited consolidated statements of Digital River and Tech Squared for such periods. The respective financial data of Digital River and Tech Squared for the six months ended June 30, 1999 and June 30, 1998, should be read in conjunction with the respective consolidated financial statements, related notes and other financial information of Digital River and Tech Squared appearing elsewhere herein, incorporated by reference into or delivered with this proxy statement-prospectus.

                                         AS OF OR FOR THE
                                         SIX MONTHS ENDED                        AS OF OR FOR THE
                                             JUNE 30                      FISCAL YEAR ENDED DECEMBER 31
                                      ----------------------   ----------------------------------------------------
                                        1999          1998       1998       1997       1996       1995       1994
                                      --------      --------   --------   --------   --------   --------   --------
HISTORICAL--DIGITAL RIVER:

      NET LOSS PER SHARE............   $(0.60)       $(0.47)    $(1.01)    $(0.46)    $(0.13)    $(0.03)    $(0.00)*

      BOOK VALUE PER SHARE..........     4.02          0.81       3.81       0.25       0.01       0.12       0.14

      DIVIDENDS DECLARED PER COMMON
        SHARE.......................       --            --         --         --         --         --         --

HISTORICAL--TECH SQUARED:

      NET EARNINGS (LOSS) PER
        SHARE.......................    (0.08)        (0.14)     (0.05)     (0.10)     (0.06)     (0.19)      0.06

      BOOK VALUE PER SHARE..........     5.43          0.22       6.07       0.21       0.12       0.22       0.28

      DIVIDENDS DECLARED PER COMMON
        SHARE.......................       --            --         --         --         --       0.13       0.03

------------------------

* Net loss for Digital River in 1994 covers the period from its inception on February 9, 1994 through December 31, 1994.

                    COMPARATIVE PER SHARE MARKET PRICE DATA

    Tech Squared common stock is traded on the OTC Bulletin Board under the symbol "TSQD." Digital River common stock is traded on the Nasdaq National Market under the symbol "DRIV."

    The following table sets forth the high and low sale prices per share of Tech Squared common stock and Digital River common stock as reported on the OTC Bulletin Board and the Nasdaq National Market, respectively, on (1) July 9, 1999, the business day preceding public announcement that Tech Squared and Digital River had entered into the Acquisition Agreement and (2) November 5, 1999, the last full trading day for which prices were available at the time of printing of this proxy statement-prospectus.

                                                   TECH SQUARED          DIGITAL RIVER
                                                   COMMON STOCK          COMMON STOCK
                                                -------------------   -------------------
                                                  HIGH       LOW        HIGH       LOW
                                                --------   --------   --------   --------
July 9, 1999..................................   $4.06      $3.94      $36.13     $34.50

November 5, 1999..............................   $4.06      $3.81      $28.06     $26.00

    Because the market prices of Tech Squared and Digital River common stock may increase or decrease before the vote on the voluntary dissolution at the special meeting, you are urged to obtain current market quotations.

                                  RISK FACTORS

    A VOTE IN FAVOR OF THE VOLUNTARY DISSOLUTION INVOLVES RISKS SPECIFIC TO THE SALE OF OPERATING ASSETS, THE EXCHANGE, AND THE LIQUIDATION AND DISSOLUTION. IN ADDITION, A VOTE IN FAVOR OF THE VOLUNTARY DISSOLUTION MEANS THAT YOU WILL RECEIVE SHARES OF THE COMMON STOCK OF DIGITAL RIVER. AN INVESTMENT IN DIGITAL RIVER INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION DELIVERED WITH, CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT-PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS.

RISKS RELATING TO THE TRANSACTION

    TECH SQUARED MIGHT NOT BE ABLE TO RECEIVE REASONABLE VALUE FROM THE SALE OF
     ITS OPERATING ASSETS

    The value that you ultimately realize as a result of the distribution of Digital River common stock to you in the liquidation of Tech Squared is dependent in part on the proceeds received from the sale or other disposition of our operating assets. It may be difficult to obtain a favorable return when selling the operating assets in connection with the liquidation and dissolution of Tech Squared.

    As discussed elsewhere in this proxy statement-prospectus, Tech Squared has entered into a definitive agreement with Virtual Technology Corporation for the sale of its operating assets for $1 million plus their net book value as of November 20, 1999. As of September 30, 1999, the net book value of the operating assets was $2,202,358. The board of directors of Tech Squared believes that this estimated amount represents a reasonable consideration for the operating assets. However, the asset sale is subject to certain conditions, including the approval by the Tech Squared shareholders of the voluntary dissolution pursuant to the Plan of Liquidation and Dissolution, and there is no guarantee that the transaction with Virtual Technology Corporation will be completed.

    THE TOTAL VALUE YOU RECEIVE UPON LIQUIDATION IS SUBJECT TO MANY VARIABLES
     AND RISKS, MANY OF WHICH WILL NOT BE KNOWN AT THE TIME OF THE VOTE

    You will initially receive shares of Digital River common stock upon liquidation of Tech Squared. You will also receive distributions from the liquidating trust at least annually, unless the trustee determines that any such distribution would be inconsistent with the purposes of the trust. Later, if there are assets remaining in the liquidating trust, after the trustee is satisfied that all liabilities of Tech Squared are paid, the beneficial owners of the trust will receive cash and/or additional shares of Digital River common stock in connection with the liquidation of the trust. The value of what you receive will be a product of various factors and risks including:

    - the proceeds received from the sale or other disposition of our operating assets;

    - the amount of Tech Squared's actual and potential liabilities, such as any payments made in connection with any legal proceeding, including the legal proceedings referred to on page 71 of this proxy statement-prospectus; and

    - the value of Digital River common stock at the time it is first distributed to you, at such times that it is sold by the liquidating trust to raise funds to pay Tech Squared's liabilities, and at the time that it may be distributed to the beneficial owners of the liquidating trust.

Historically, the stock price of Digital River common stock has been subject to significant volatility. The risks associated with an investment in Digital River are discussed below, beginning on page 16 of this proxy statement-prospectus.

    THE DISTRIBUTION TO YOU OF DIGITAL RIVER COMMON STOCK IN THE LIQUIDATION OF
     TECH SQUARED MAY NOT BE TREATED AS A TAX-FREE REORGANIZATION UNDER THE INTERNAL REVENUE CODE

    Neither Tech Squared nor Digital River has obtained a private letter ruling from the Internal Revenue Service as to the tax treatment of the transaction. Arthur Andersen LLP, which is the independent auditor for both Tech Squared and Digital River, has given an opinion to Tech Squared to the effect that the receipt of shares of Digital River common stock by Tech Squared as part of the exchange of stock and cash with Digital River should not be a taxable event for Tech Squared, and that the receipt of Digital River common stock by you in the liquidation of Tech Squared should not be a taxable event to either you or Tech Squared. Arthur Andersen LLP's opinion is based on current law, on information provided to them by management of Tech Squared and Digital River and on various assumptions. Their opinion is not binding on the Internal Revenue Service, and the Internal Revenue Service could determine that the relevant transactions do not qualify as a tax-free reorganization. Moreover, there are proposals before Congress to change the tax laws in a way that would make transactions such as those in our Plan of Liquidation and Dissolution taxable to corporations, and it is possible that any change in the law could be applicable to the transactions in our Plan of Liquidation and Dissolution.

    If the exchange of stock and cash with Digital River and the liquidation of Tech Squared is not treated as a tax-free reorganization, Tech Squared will be subject to tax as a result of the Exchange and you will be subject to tax as a result of the distribution of Digital River common stock to you upon liquidation of Tech Squared. Also, as a transferee of assets in liquidation of Tech Squared, you may be liable for a pro rata share of Tech Squared's income tax liability from either the Exchange or distribution of Digital River shares. However, the maximum liability of any shareholder would be the value of Digital River common stock and assets the shareholder received in connection with the Plan of Liquidation and Dissolution. In addition, if the Exchange and the liquidation is not treated as a tax-free reorganization, shareholder value may not be maximized by the transactions provided for in our Plan of Liquidation and Dissolution.

    THE MERGER OF MACUSA WITH AND INTO TECH SQUARED MAY NOT BE TREATED AS A
     TAX-FREE LIQUIDATION UNDER THE INTERNAL REVENUE CODE

    Tech Squared has not obtained a private letter ruling from the Internal Revenue Service as to the tax treatment of the liquidation of MacUSA. Arthur Andersen LLP has given an opinion to Tech Squared to the effect that distribution of Digital River common stock to Tech Squared in the liquidation of MacUSA should not be a taxable event to either MacUSA or Tech Squared. Arthur Andersen LLP's opinion is based on current law, on information provided to them by management of Tech Squared and Digital River and on various assumptions. Their opinion is not binding on the Internal Revenue Service, and the Internal Revenue Service could determine that the distribution is not a tax-free liquidation.

    If MacUSA's transfer of shares of Digital River to Tech Squared is not treated as a tax-free liquidation, the income taxes payable by MacUSA would be approximately equal to 40 percent of the market value of such shares on the day MacUSA merged with and into Tech Squared. As a transferee of assets in liquidation of Tech Squared, you may be liable for a pro rata share of Tech Squared's income tax liability resulting from the liquidation. However, the maximum liability of any shareholder would be the value of Digital River common stock and assets the shareholder received in connection with the Plan of Liquidation and Dissolution.

    IF THE LIQUIDATING TRUST DOES NOT HAVE SUFFICIENT ASSETS TO PAY ALL
     LIABILITIES OF TECH SQUARED, CREDITORS MAY SEEK RECOVERY FROM SHAREHOLDERS, BUT IN NO EVENT CAN THEY RECOVER MORE THAN YOU RECEIVE IN THE LIQUIDATION

    If there are not sufficient assets in the liquidating trust to pay all of the liabilities of Tech Squared, including potential liabilities, a creditor may seek payment from the former Tech Squared shareholders in proportion to their shareholdings. However, the maximum liability of any shareholder would be the value of the Digital River common stock and assets the shareholder received in connection with the Plan of Liquidation and Dissolution.

    YOUR BENEFICIAL INTERESTS IN THE LIQUIDATING TRUST WILL NOT BE TRANSFERRABLE

    You will not be able to transfer the beneficial interests that you receive in the liquidating trust, except by will or otherwise by operation of law.

    THE TRUSTEE MIGHT NOT DISTRIBUTE FUNDS SUFFICIENT TO PAY YOUR TAX LIABILITY
     ARISING FROM SALES OF ASSETS BY THE LIQUIDATING TRUST

    As discussed more fully under the heading "Material United States Federal Income Tax Consequences of the Transaction," for tax purposes, the holders of the beneficial interests in the trust are treated as if they owned the assets of the trust. If the trustee of the liquidating trust sells assets of the trust to pay liabilities, you may have taxable income. It is possible that the trustee might not distribute assets at times or in amounts sufficient to satisfy any such tax liability.

RISKS RELATING TO THE INVESTMENT IN DIGITAL RIVER

    BECAUSE OF DIGITAL RIVER'S LIMITED OPERATING HISTORY, IT MAY NOT BE
     SUCCESSFUL IN ADDRESSING RISKS ASSOCIATED WITH A NEW BUSINESS

    Digital River has a very limited operating history. Digital River was incorporated in February 1994 and was considered a development-stage company through August 1996. Digital River conducted its first online sale through a client's Web store in August 1996, and is still in the early stages of development. Digital River's business and prospects must be considered in light of the risks encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets such as electronic commerce. Some of these risks relate to Digital River's ability to:

    - maintain or develop relationships with software publishers and online retailers;

    - execute its business and marketing strategy;

    - continue to develop and upgrade its technology and transaction-processing systems;

    - provide superior customer service and order fulfillment;

    - respond to competitive developments; and

    - retain and motivate qualified personnel.

    Digital River may not be successful in addressing these risks. Digital River's expense levels are based largely on its planned operations and its estimates of future sales. It is difficult, however, for Digital River to accurately forecast future sales, because its business is still new and its market is still developing. Digital River may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, if Digital River has lower revenues than expected for any given fiscal quarter, such shortfall would affect that quarter's financial results. Any significant shortfall in sales would immediately and adversely affect its financial condition and operating results. Due to its rapidly evolving business and its limited operating history, Digital River believes that period-to-period comparisons of its operating results are not necessarily meaningful and investors should not rely upon its historical results as an indication of future performance.

    DIGITAL RIVER MAY NOT BE PROFITABLE IN FUTURE PERIODS BECAUSE OF ITS
     EXPANSION PLANS

    Digital River has incurred significant losses since it was formed. As of June 30, 1999, Digital River had an accumulated deficit of approximately $30.1 million. Digital River intends to continue to expend significant financial and management resources on the development of additional services, sales and marketing, improved technology and expanded operations. As a result, Digital River expects operating losses and negative cash flows to continue for the foreseeable future. In addition, Digital River anticipates its operating losses to increase significantly from current levels. Digital River's sales may not increase or even continue at their current level, and Digital River may not be profitable or generate cash from operations in future periods.

    DIGITAL RIVER'S OPERATING RESULTS ARE SUBJECT TO SIGNIFICANT FLUCTUATIONS
     WHICH WOULD LIKELY AFFECT THE TRADING PRICE OF ITS COMMON STOCK

    Digital River's quarterly and annual operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of its control. Some of these factors include:

    - its ability to retain existing software publishers and online retailers as clients and to attract new clients;

    - the introduction of new Web sites, Web stores, services or products by Digital River or by others;

    - price competition and margin erosion;

    - the development of the online market for the purchase of software products;

    - its ability to continue to upgrade and develop its systems and infrastructure to meet emerging market needs and remain competitive in its service offerings;

    - termination of any account that represents a significant portion of its sales;

    - technical difficulties or system downtime;

    - its ability to attract new personnel;

    - its ability to increase sales from online retailers;

    - the failure of Internet bandwidth to increase over time or any increase in the cost of Internet bandwidth; and

    - U.S. and foreign regulations relating to its business.

    Digital River also may offer favorable economic terms to certain software publishers and online retailers in order to attract or retain their business, which would reduce its gross margins. In addition, Digital River may experience a decline in sales in the month of December due to a potential reduction in the number of hours business end-users spend online over the holidays. Due to these factors, Digital River's annual or quarterly operating results may not meet the expectations of securities analysts and investors. If this happens, the trading price of its common stock would likely significantly decline.

    DIGITAL RIVER'S DEPENDENCE ON CERTAIN CLIENTS AND ITS LENGTHY SALES CYCLES
     COULD NEGATIVELY AFFECT ITS BUSINESS

    Sales initiated through the Web stores of three software publisher clients collectively accounted for approximately 29% of Digital River's sales in 1997 and 25% of its sales in 1998. Digital River expects that a small percentage of its clients will continue to account for a substantial portion of its sales for the foreseeable future. Contracts with these clients are generally short term in nature. If any one of these contracts is not renewed or otherwise ends, Digital River's sales, and, in turn, its revenues could be materially adversely affected.

    Digital River markets its services directly to software publishers and online retailers. These relationships are typically complex and take time to establish. Due to operating procedures in many large organizations, a significant amount of time may pass between selection of products by key decision makers and the signing of a contract. As a result, the period between the initial sales call and the signing of a contract with a large software publisher or online retailer typically ranges from six to twelve months, and may be longer. Therefore, the timing of sales from these software publisher and online retailer clients is difficult to predict. Delays in signing contracts with significant software publisher or online retailer clients could materially adversely affect Digital River's quarterly financial results.

    DIGITAL RIVER'S SUCCESS DEPENDS ON GROWTH IN END-USER ACCEPTANCE OF ESD
     WHICH IS HIGHLY UNCERTAIN

    Digital River's success will depend in large part on growth in end-user acceptance of electronic software delivery, or ESD, as a method of distributing software products. ESD is a relatively new method of distributing software products and the growth and market acceptance of ESD is highly uncertain and subject to a number of risks. Factors that will influence market acceptance of ESD include:

    - the availability of sufficient bandwidth to enable purchasers to rapidly download software products;

    - the cost of time-based Internet access;

    - the number of software products that are available for purchase through ESD as compared to those available through physical delivery; and

    - the level of end-user comfort with the process of downloading software via the Internet, including the ease of use and lack of concern about security.

    If ESD does not achieve widespread market acceptance, Digital River's business may not grow and may decrease. Even if ESD achieves widespread acceptance, Digital River cannot be certain that it will overcome the substantial existing and future technical challenges associated with electronically delivering software reliably and consistently on a long-term basis.

    A SLOWDOWN IN THE GROWTH OF ELECTRONIC COMMERCE AND THE FAILURE OF THE
     INTERNET TO REMAIN A COMMERCIAL MARKETPLACE COULD HURT DIGITAL RIVER'S BUSINESS

    Sales of software products using the Internet do not currently represent a significant portion of overall software sales. Digital River depends on the growing use and acceptance of the Internet as an effective medium of commerce by end-users. Rapid growth in the use of and interest in the Internet and other online services is a recent development. No one can be certain that acceptance and use of the Internet and other online services will continue to develop or that a sufficiently broad base of consumers will adopt, and continue to use, the Internet and other online services as a medium of commerce. Digital River relies on purchasers of software who have historically used traditional means of commerce to purchase software products. If Digital River is to be successful, these software purchasers must accept and use the Internet as a means of purchasing software and exchanging information and Digital River cannot predict the rate at which purchasers will do so.

    The Internet may fail as a commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of technologies and performance improvements. If the number of Internet users or their use of Internet resources continues to grow, it may overwhelm the existing Internet infrastructure. Delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity or increased governmental regulation could also have a similar effect. In addition, growth in Internet usage, which is not matched by comparable growth in the infrastructure supporting Internet usage, could result in slower response times or adversely affect usage of the Internet.

    DIGITAL RIVER IS ENTIRELY DEPENDENT UPON THE SOFTWARE PUBLISHERS THAT SUPPLY
     IT WITH SOFTWARE, AND THE AVAILABILITY OF SUCH SOFTWARE IS UNPREDICTABLE

    Digital River's contracts with its software publisher clients are generally one year in duration, with an automatic renewal provision for additional one-year periods, unless Digital River is provided with a written notice at least 90 days before the end of the contract. As is common in the industry, Digital River has no long-term or exclusive contracts or arrangements with any software publishers that guarantee the availability of software products. Digital River cannot be certain that the software publishers that currently supply software to it will continue to do so or that Digital River will be able to establish relationships with new software publishers. If Digital River cannot develop and maintain satisfactory relationships with software publishers on acceptable commercial terms or is unable to obtain sufficient quantities of software, or if the quality of service provided by software publishers falls below a satisfactory standard or if software returned to Digital River exceeds its clients' expectations, Digital River's business may suffer.

    IF DIGITAL RIVER IS UNABLE TO EXPAND ITS RELATIONSHIPS WITH ONLINE
     RETAILERS, DIGITAL RIVER WILL LIKELY BE UNABLE TO CONTINUE TO GROW ITS BUSINESS AND ESTABLISH MEANINGFUL MARKET SHARE

    Digital River's strategy is dependent upon increasing its sales of software products through online retailers. Digital River has historically generated substantially all of its sales from the sale of software to end-users that were initiated through the Web stores of its software publisher clients. In 1997 and 1998 less than 6% of its sales were generated through the Web stores of its online retailer clients. Digital River does not know if it will be successful in establishing relationships with additional online retailers or if its current relationships will continue. If Digital River is unable to expand its relationships with online retailers, Digital River will likely be unable to continue to grow its business and establish meaningful market share.

    DIGITAL RIVER'S VULNERABILITY TO LACK OF CAPACITY, SYSTEM FAILURE AND SYSTEM
     DEVELOPMENT RISKS COULD HURT ITS BUSINESS

    Digital River provides commerce, marketing and delivery services to software publishers, online retailers and end-users through its proprietary commerce network server, or CNS, transaction-processing and client management systems. The systems also maintain an electronic inventory of products and gather consumer marketing information. The satisfactory performance, reliability and availability of the CNS and the underlying network infrastructure are critical to Digital River's operations, its level of customer service, and its reputation and ability to attract and retain clients. Digital River's systems and operations are vulnerable to damage or interruption from fire, flood and other natural disasters, power loss, telecommunications failure, break-ins and similar events.

    Digital River presently has no offsite back-up facilities and does not carry sufficient business interruption insurance to fully compensate it for losses that may occur. Despite the use of network security devices, Digital River's servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data or the inability to accept and fulfill end-user orders. Any systems interruption that impairs Digital River's ability to accept and fill customer orders reduces the attractiveness of its product and service offerings to software publishers, online retailers and end-users, which could have an adverse affect on its revenues.

    Digital River has experienced periodic interruptions, affecting all or a portion of its systems, which it believes will continue to occur from time to time. Digital River periodically enhances and expands its technology and transaction-processing systems, network infrastructure and other technologies to accommodate increases in the volume of traffic on the CNS. Digital River may not be successful in its efforts to improve and increase the capacity of its network infrastructure. Digital River may not be able to anticipate increases, if any, in the use of the CNS or to expand and upgrade its systems and infrastructure to accommodate such increases. Digital River's inability to add software and hardware or to develop and upgrade existing technology, transaction-processing systems or network infrastructure to handle increased traffic on the CNS may cause unanticipated system disruptions, slower response times and poor customer service, including problems filling customer orders, any of which could reduce Digital River's attractiveness to potential customers. In addition, additional network capacity may not be available from third-party suppliers. Digital River's network and its suppliers' networks may be unable to maintain an acceptable data transmission capability, especially if demands on the CNS increase. Digital River's failure to maintain an acceptable data transmission capability could significantly reduce demand for its services.

    DIGITAL RIVER IS SUBJECT TO ELECTRONIC COMMERCE SECURITY RISKS AND A
     SECURITY BREAK COULD HURT ITS BUSINESS

    A significant barrier to electronic commerce and communications is the secure transmission of confidential information over public networks. Digital River relies on encryption and authentication technology licensed from third parties to provide the security and authentication necessary for secure transmission of confidential information, such as customer credit card numbers. A party who is able to circumvent Digital River's security measures could misappropriate proprietary information or interrupt its operations. Any such compromise or elimination of Digital River's security could hinder Digital River's ability to conduct its business over the Internet.

    Digital River may be required to expend significant capital and other resources to protect against such security breaches or to address problems caused by such breaches. Concerns over the security of the Internet and other online transactions and the privacy of users may also inhibit the growth of the Internet and other online services generally, and the Web in particular, especially as a means of conducting commercial transactions. To the extent that activities of Digital River or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage Digital River's reputation and expose it to a risk of loss or litigation. Digital River may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by these breaches.

    DIGITAL RIVER FACES INTENSE COMPETITION AND COULD MAKE PRICING, SERVICE OR
     MARKETING DECISIONS OR ACQUISITIONS THAT COULD HARM ITS BUSINESS

    The electronic commerce market is new, rapidly evolving and extremely competitive. Digital River expects competition to intensify in the future, particularly in the area of electronic sale and distribution of software products. Digital River currently competes directly with other providers of electronic commerce solutions, including CyberSource Corp., Preview Systems, ReleaseNow.com Corporation and ShopNow.com, Inc. Digital River competes indirectly with software companies that offer tools and services for electronic commerce, including companies that provide a broad range of Internet and server solutions such as Microsoft Corp. and Netscape Communications Corp. Digital River also competes indirectly with a large number of companies that provide tools and services enabling one or more of the transaction processing functions of electronic commerce, such as transaction control, data security, customer interaction and database marketing.

    In addition, Digital River competes with companies that use their own systems to sell and distribute software products via the Internet, including Amazon.com, Inc., Beyond.com Corporation, Ingram Micro Inc. and Tech Data Corporation. Digital River also competes with companies such as the AltaVista division of Compaq Computer Corp., America Online, Inc., Excite@Home, Infoseek Corporation, Lycos, Inc. and Yahoo! Inc., which specialize in electronic commerce or derive a substantial portion of their revenues from electronic commerce. These companies also may offer, or provide means for others to offer, software products.

    The online retailers and the other companies listed above may compete directly with Digital River by adopting a similar business model. Moreover, while some of these companies are also clients or potential clients of Digital River, they may compete with Digital River's electronic commerce outsourcing solution if they develop electronic commerce systems or acquire such systems from other software vendors or service providers.

    Many of Digital River's current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than Digital River. In addition, larger, well-established and well-financed entities may acquire, invest in or form joint ventures with online competitors as the use of the Internet and other online services increases. In addition, new technologies and the expansion of existing technologies, such as price comparison programs that select specific titles from a variety of Internet Web sites, may direct end-users to online retailers that compete with Digital River, which would increase competitive pressures on Digital River. Increased competition may result in reduced operating margins, a loss of market share or price reductions. Digital River may not be able to compete successfully against current and future competitors, and any inability to do so could decrease its revenues, contribute to Digital River not achieving profitability and hurt its reputation.

    DIGITAL RIVER IS SUBJECT TO RAPID TECHNOLOGICAL CHANGE WHICH COULD RENDER
     DIGITAL RIVER'S TECHNOLOGY AND SYSTEMS OBSOLETE

    To remain competitive, Digital River must continue to enhance and improve the responsiveness, functionality and features of the CNS and the underlying network infrastructure. The Internet and the electronic commerce industry are characterized by rapid technological change, changes in user requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render Digital River's technology and systems obsolete. Digital River's success will depend, in part, on its ability to both license and internally develop leading technologies to enhance its existing services, develop new services and technology that address the increasingly sophisticated and varied needs of its clients, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of the CNS technology and other proprietary technology involves significant technical and business risks. Digital River may fail to use new technologies effectively or adapt its proprietary technology and systems to customer requirements or emerging industry standards. If Digital River is unable to adapt to changing market conditions, client requirements or emerging industry standards, it may be unable to successfully compete with its competitors.

    IF DIGITAL RIVER IS UNABLE TO ADD ADDITIONAL KEY PERSONNEL AND TO INSTALL
     MANAGEMENT INFORMATION AND CONTROL SYSTEMS EFFICIENTLY, ITS BUSINESS COULD BE HARMED

    Digital River has rapidly and significantly expanded its operations and anticipates that further significant expansion will be required to address potential growth in its client base and market opportunities. From January 1, 1997 to June 30, 1999, Digital River increased its number of employees from 11 to 200. This expansion is placing a significant strain on Digital River's managerial, operational and financial resources. Most of Digital River's existing senior management personnel joined Digital River within the last 24 months, including Digital River's president, who joined Digital River in July 1998, Digital River's vice president of marketing, who joined Digital River in August 1998, Digital River's vice president of sales, who joined Digital River in February 1999 and Digital River's chief financial officer, who joined Digital River in April 1998. Joel A. Ronning, Digital River's chief executive officer, also serves as the chairman of the board of Tech Squared, and as a director of JASC, Inc., a significant client of Digital River. Digital River's new employees include a number of key managerial, technical and operations personnel who have not yet been fully integrated. Digital River expects to add additional key personnel in the near future, including direct sales and marketing personnel. To manage the expected growth of its operations and personnel, Digital River will be required to:

    - improve existing and implement new operational, financial and management controls, reporting systems and procedures;

    - install new management information systems; and

    - train, motivate and manage its employees.

    Digital River may not be able to install management information and control systems in an efficient and timely manner, and its current or planned personnel, systems, procedures and controls may not be adequate to support its future operations. In addition, Digital River may not be able to hire, train, retain, motivate and manage required personnel or to successfully identify, manage and exploit existing and potential market opportunities. If Digital River is unable to manage growth effectively, it may have to direct resources away from the continued growth of its business and implementation of its business strategy.

    IF DIGITAL RIVER IS UNABLE TO SUCCESSFULLY IMPLEMENT ITS DEVELOPMENT AND
     ACQUISITION STRATEGY, ITS BUSINESS COULD BE HARMED

    To extend Digital River's e-commerce outsourcing capabilities, it has developed, and intends to continue developing, its CommerceBridge line of business. Digital River has also acquired, and intends to continue acquiring, shareware services outsourcing companies. These business initiatives require a significant expenditure of management time, and sales, marketing and product development funds. They may cause a disruption in Digital River's ongoing business, distract management and make it difficult to maintain standards, controls and procedures. If Digital River makes acquisitions outside of its core business, assimilating the acquired technology, services or products into its operations could be difficult. If Digital River is unable to successfully implement its new business initiatives, Digital River will not generate a profitable return on its investment and Digital River will not be able to gain meaningful market share. If a significant number of clients of companies acquired by Digital River cease doing business with it, Digital River may not be able to achieve its sales and revenue targets.

    ANY LOSS OF DIGITAL RIVER'S PERSONNEL OR INABILITY TO ADD NEW PERSONNEL
     COULD HARM DIGITAL RIVER'S BUSINESS

    Digital River's future success significantly depends on the continued services and performance of its senior management, particularly Joel A. Ronning, its chief executive officer, and Kelly J. Wical, its chief technology officer. Digital River's performance also depends on its ability to retain and motivate its other executive officers and key employees. The loss of the services of any of Digital River's executive officers or other key employees could cause significant disruption in Digital River's business. Digital River only has long-term employment agreements with Mr. Ronning and Perry W. Steiner, its President. Digital River only maintains a "key person" life insurance policy on Mr. Ronning. Digital River's future success also depends on its ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, operations, merchandising, sales and marketing and customer service personnel. Competition for such personnel is intense, and Digital River may not successfully attract, assimilate or retain sufficiently qualified personnel. The failure to retain and attract the necessary personnel could impede its future success.

    DIGITAL RIVER HAS LIMITED PROTECTION OF ITS INTELLECTUAL PROPERTY, AND ANY
     FAILURE TO PROTECT ITS INTELLECTUAL PROPERTY COULD HURT DIGITAL RIVER'S BUSINESS

    Trademarks, patents, copyrights, trade secrets and other intellectual property are critical to Digital River's success, and Digital River relies on trademark, trade secret protection and confidentiality and/or license agreements with its employees, clients, partners and others to protect its proprietary rights. Digital River seeks to protect its proprietary rights by, among other methods, filing United States and foreign patent applications related to its proprietary technology, inventions and improvements that are important to the development of its business. Proprietary rights relating to Digital River's technologies will be protected from unauthorized use by third parties only to the extent that they are covered by valid and enforceable patents or copyrights or are effectively maintained as trade secrets. While Digital River currently has twelve patent applications pending in the United States, none has been issued. Pending patent applications may not result in patents being issued. Digital River has filed certain petitions to correct certain fee deficiencies for its pending patent applications but these petitions may not be granted. In addition, the laws of some foreign countries do not protect Digital River's intellectual property rights to the same extent as do the laws of the United States. The patent position of high technology companies involves complex legal and factual questions and, therefore, Digital River cannot predict their validity and enforceability with certainty. Even if issued, Digital River's patent applications may be challenged, invalidated, held unenforceable or circumvented. Further, rights granted under future patents may not provide proprietary protection or competitive advantages to Digital River against competitors with similar technology. Others may independently develop similar technologies or duplicate technologies developed by Digital River. Digital River has one registered trademark for "Digital River." Effective trademark and trade secret protection may not be available in every country in which Digital River's products and services are made available online. The steps Digital River has taken to protect its proprietary rights may not be adequate, and third parties may infringe or misappropriate its trade secrets, trademarks, trade dress and similar proprietary rights. In addition, others may independently develop substantially equivalent intellectual property. In addition, litigation may be necessary in the future to enforce Digital River's intellectual property rights, to protect its trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of management and technical resources.

    From time to time Digital River may receive notice of claims of infringement of other parties' proprietary rights. Any future assertions or prosecutions of such claims could substantially increase Digital River's operating expenses. Defending any such claim, whether such claims are valid or not, could be time-consuming, result in costly litigation and diversion of technical and management personnel, cause product shipment delays or require Digital River to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to Digital River, or at all. If a third party succeeds in any infringement action against Digital River and Digital River fails or is unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, its ability to provide services to its clients could be materially adversely affected.

    DIGITAL RIVER COULD BE LIABLE FOR SOFTWARE PRODUCTS CONTENT

    Claims may be made against Digital River for negligence, copyright or trademark infringement or other theories based on the nature and content of software products that are delivered electronically and subsequently distributed to others. Although Digital River carries general liability insurance, Digital River's insurance may not cover potential claims of this type or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify Digital River for all liability that may be imposed. Any costs or imposition of liability that is not covered by insurance or which is in excess of insurance coverage could result in the diversion of Digital River's financial resources and the attention of management personnel.

    DIGITAL RIVER'S INABILITY TO OBTAIN ADDITIONAL FUNDING FOR FUTURE CAPITAL
     NEEDS COULD HARM ITS BUSINESS

    Digital River requires substantial working capital to fund its business. Digital River has had significant operating losses and negative cash flow from operations since inception and expects to continue to do so for the foreseeable future. Digital River's capital requirements depend on several factors, including the rate of market acceptance of its products, the ability to expand its client base and the growth of sales and marketing. If capital requirements vary materially from those currently planned, Digital River may require additional financing sooner than anticipated. If additional funds are raised through the issuance of equity securities, the percentage ownership of the stockholders of Digital River will be reduced, stockholders may experience additional dilution, or such equity securities may have rights, preferences or privileges senior to those of the holders of Digital River's common stock. Additional financing may not be available when needed on terms favorable to Digital River or at all. If adequate funds are not available or are not available on acceptable terms, Digital River may be unable to develop or enhance its services, take advantage of future opportunities or respond to competitive pressures.

    GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES COULD ADD ADDITIONAL COSTS AND
     RISKS TO DOING BUSINESS ON THE INTERNET AND COULD HARM DIGITAL RIVER'S BUSINESS

    Digital River is not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, export control laws and laws or regulations directly applicable to electronic commerce. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as:

    - user privacy;

    - pricing;

    - content;

    - copyrights;

    - distribution; and

    - characteristics and quality of products and services.

    Furthermore, the growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for Digital River's products and services and increase its cost of doing business.

    The applicability to the Internet of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, export or import matters, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes to such laws intended to address these issues, including some recently proposed changes, could create uncertainty in the Internet marketplace. Such uncertainty could reduce demand for Digital River's services or increase the cost of doing business due to increased costs of litigation or increased service delivery costs.

    In addition, because Digital River's services are available over the Internet in multiple states and foreign countries, such jurisdictions may claim that Digital River is required to qualify to do business as a foreign corporation in each such state or foreign country. Digital River is qualified to do business only in Minnesota and Washington. Failure to qualify as a foreign corporation in a jurisdiction where Digital River is required to do so could subject Digital River to taxes and penalties and could result in Digital River's inability to enforce contracts in such jurisdictions. New legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to Digital River's business, or the application of existing laws and regulations to the Internet and other electronic services could result in significant increases in business expenses.

    THERE ARE RISKS ASSOCIATED WITH INTERNATIONAL SALES THAT COULD HARM DIGITAL
     RIVER'S BUSINESS

    Although Digital River sells software products to end-users outside the United States, Digital River might not succeed in expanding its international presence. Conducting business outside of the United States is subject to certain risks, including:

    - changes in regulatory requirements and tariffs;

    - reduced protection of intellectual property rights;

    - difficulties in distribution;

    - the burden of complying with a variety of foreign laws; and

    - political or economic constraints on international trade or instability.

    In addition, some software exports from the United States are subject to export restrictions as a result of the encryption technology in such software and Digital River may become liable to the extent it violates such restrictions. Digital River might not successfully market, sell and distribute its products in local markets and Digital River cannot be certain that one or more of such factors will not materially adversely affect its future international operations.

    DIGITAL RIVER'S FAILURE TO COLLECT SALES AND OTHER TAXES COULD HARM ITS
     BUSINESS

    Digital River does not currently collect sales, use or other similar taxes with respect to ESD or shipments of software products into states other than Minnesota. However, one or more local, state or foreign jurisdictions may seek to impose sales or use tax collection obligations on out of state companies, such as Digital River, that engage in electronic commerce. In addition, any new operation in states outside Minnesota could subject shipments into such states to state sales or use taxes under current or future laws. A successful assertion by one or more states or any foreign country that Digital River should collect sales, use or other taxes on the sale of merchandise could materially adversely affect its revenues.

    DIGITAL RIVER'S STOCK OWNERSHIP IS CONCENTRATED IN CERTAIN EXISTING
     SHAREHOLDERS WHICH COULD MAKE CERTAIN TRANSACTIONS MORE DIFFICULT OR IMPOSSIBLE TO COMPLETE

    As of November 1, 1999, Digital River's executive officers, directors and principal stockholders and their affiliates beneficially own approximately 6,238,664 or 28.01% of its outstanding shares of common stock. This amount includes the 3,000,000 shares currently held by Tech Squared's wholly owned subsidiary, MacUSA, which Mr. Ronning may be deemed to beneficially own as a result of his status as a controlling person of Tech Squared. As a result, they may have the ability to effectively control Digital River and direct its affairs and business, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying, deferring or preventing a change in control of Digital River, and make some transactions more difficult or impossible without the support of such shareholders, including proxy contests, mergers involving Digital River, tender offers, open-market purchase programs or other purchases of common stock that could give Digital River's shareholders the opportunity to realize a premium over the then-prevailing market price for shares of common stock.

    DIGITAL RIVER'S STOCK PRICE HAS BEEN AND COULD BE HIGHLY VOLATILE

    The trading price of Digital River's common stock has been and is likely to continue to be highly volatile and could be subject to wide fluctuations in response to factors such as:

    - actual or anticipated variations in quarterly operating results;

    - announcements of technological innovations;

    - new products or services offered by Digital River or its competitors;

    - changes in financial estimates by securities analysts;

    - conditions or trends in the Internet and online commerce industries;

    - changes in the economic performance and/or market valuations of other Internet, online service or retail companies;

    - announcements by the company of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

    - additions or departures of key personnel;

    - sales of common stock; and

    - other events or factors, many of which are beyond Digital River's control.

    In addition, the stock market in general, and the Nasdaq National Market and the market for Internet-related and technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. The trading prices of many technology companies' stocks are at or near historical highs and these trading prices and multiples are substantially above historical levels. These trading prices and multiples may not be sustained. These broad market and industry factors may materially adversely affect the market price of Digital River's common stock, regardless of Digital River's actual operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted against such companies. Such litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources.

PROVISIONS OF DIGITAL RIVER'S CHARTER DOCUMENTS, OTHER AGREEMENTS AND DELAWARE
  LAW MAY INHIBIT POTENTIAL ACQUISITION BIDS

    Certain provisions of Digital River's Amended and Restated Certificate of Incorporation, Bylaws, other agreements and Delaware law could make it more difficult for a third party to acquire Digital River, even if a change in control would be beneficial to its stockholders.

YEAR 2000 PROBLEMS WITH DIGITAL RIVER'S INTERNAL SYSTEMS AND THIRD-PARTY SYSTEMS
  OF SUPPLIERS COULD CREATE SIGNIFICANT POTENTIAL LIABILITY FOR IT AND REQUIRE IT TO EXPEND SUBSTANTIAL MANAGEMENT AND FINANCIAL RESOURCES

    Like many other companies, Year 2000 computer issues create risks for Digital River. If Digital River's internal management information systems and external electronic commerce information systems do not correctly recognize the process date information beyond the year 1999, there could be an adverse impact on its operations. To address potential Year 2000 issues with its internal and external systems, Digital River has evaluated these systems. Digital River believes it has completed all activities to remediate year 2000 issues, although it will continue testing throughout the year. These activities are intended to encompass all of Digital River's major systems, including electronic commerce, sales processing, sales and financial systems. The costs incurred to date related to these programs have been less than $25,000. The total cost does not include potential costs related to any customer or other claims or the cost of internal software and hardware replaced in the normal course of business. The total cost is subject to change should events arise that indicate a Year 2000 issue.

    Digital River is also working with key suppliers of products and services to determine that their operations and products are Year 2000 compliant or to monitor their progress toward Year 2000 Compliance, as appropriate. The failure of a major supplier to become Year 2000 Compliant on a timely basis, or a conversion that is incompatible with Digital River's systems could harm its business. In addition, Digital River's business may be harmed if its end-users are unable to use their credit cards due to the Year 2000 issues that are not rectified by their credit card vendors.

    In addition, Digital River has begun internal discussions concerning contingency planning to address potential problem areas with internal systems and with suppliers and other third parties. Digital River expects assessment, remediation and contingency planning activities to be on-going throughout calendar year 1999 with the goal of appropriately resolving all material internal and external systems and third party issues.

    Digital River deems "Year 2000 Compliant" to mean software that can individually, and in combination and conjunction with all other systems, products or processes with which they are required or designed to interface, continue to be used normally and to operate successfully (both in functionality and performance in all material respects) over the transition into the twenty first century when used in accordance with the documentation relating to such software, including being able to, before, on and after January 1, 2000 substantially conform to the following:

    - use logic pertaining to dates which allow users to identify and/or use the century portion of any date fields without special processing;

    - respond to all date elements and date input to resolve any ambiguity as to century in a disclosed, defined and pre-determined manner; and

    - provide date information in ways which are unambiguous as to century.

    This may be achieved by permitting or requiring the century to be specified or where the data element is represented without a century, the correct century is unambiguous for all manipulations involving that element. Based on currently available information, Digital River does not believe that the Year 2000 matters discussed above related to internal systems or products sold to customers will have a material adverse impact on its financial condition or overall trends in results of operations; however, it is still uncertain to what extent Digital River may be affected by these matters. In addition, customers may delay purchase decisions because of uncertainty about Year 2000 issues. The failure to ensure Year 2000 Compliance by a supplier or another third party could harm Digital River's business.

                THE SPECIAL MEETING OF TECH SQUARED SHAREHOLDERS

    THIS PROXY STATEMENT-PROSPECTUS IS BEING FURNISHED TO YOU IN CONNECTION WITH THE SOLICITATION OF PROXIES BY TECH SQUARED'S BOARD OF DIRECTORS IN CONNECTION WITH OUR PROPOSED VOLUNTARY DISSOLUTION.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

    The special meeting of the shareholders of Tech Squared is scheduled to be held as follows:

                           Friday, December 10, 1999
                             8:30 a.m., local time
                               The Hilton Airport
                             3800 East 80th Street
                             Bloomington, Minnesota

PURPOSE OF THE SPECIAL MEETING

    The special meeting is being held so that the shareholders of Tech Squared may consider and vote upon a proposal to approve the voluntary dissolution of Tech Squared. The voluntary dissolution will be accomplished under the terms of the Plan of Liquidation and Dissolution attached as Annex A.

    The board of directors of Tech Squared has determined that the voluntary dissolution is fair to and in the best interest of Tech Squared's shareholders. The board of directors has approved the voluntary dissolution pursuant to the Plan of Liquidation and Dissolution and recommends that the shareholders vote in favor of this proposal.

SHAREHOLDER RECORD DATE FOR THE SPECIAL MEETING

    Tech Squared's board of directors has fixed the close of business on October 29, 1999, as the record date for determination of Tech Squared shareholders entitled to notice of and entitled to vote at the special meeting. On the record date, there were 13,785,203 shares of Tech Squared common stock outstanding, held by approximately 266 holders of record.

VOTE OF TECH SQUARED SHAREHOLDERS REQUIRED FOR APPROVAL OF THE VOLUNTARY
  DISSOLUTION

    A majority of the outstanding shares of Tech Squared common stock entitled to vote at the special meeting must be represented, either in person or by proxy, to constitute a quorum at the special meeting. The affirmative vote of the holders of at least a majority of Tech Squared's common stock outstanding and entitled to vote at the special meeting is required to approve the voluntary dissolution. You are entitled to one vote for each share of Tech Squared common stock held by you on the record date on the proposal to be presented to shareholders at the special meeting.

    As of the record date for the special meeting, current directors and executive officers of Tech Squared and their affiliates beneficially owned approximately 7,212,831 shares of Tech Squared common stock, which represented approximately 50.88% of all outstanding shares of Tech Squared common stock entitled to vote at the special meeting.

    Two Tech Squared shareholders are parties to voting agreements with Digital River under which they have agreed to vote their shares of Tech Squared common stock in favor of the approval of the voluntary dissolution. As of the record date, these shareholders held approximately 6,819,168 shares of Tech Squared common stock (excluding options to acquire common stock), which represented approximately 49.47% of all outstanding shares of Tech Squared common stock entitled to vote at the special meeting.

PROXIES

    All shares of Tech Squared common stock represented by properly executed proxies received before or at the special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR approval of the voluntary dissolution. You are urged to mark the box on the proxy to indicate how to vote your shares.

    If a properly executed proxy is returned and the shareholder has abstained from voting on the proposal, the Tech Squared common stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum and for purposes of calculating the vote but will not be considered to have been voted in favor of approval of the proposal. If an executed proxy is returned by a broker holding shares of Tech Squared common stock in street name which indicates that the broker does not have authority to vote on approval of the voluntary dissolution, the shares will be considered present at the meeting for purposes of determining the presence of a quorum and of calculating the vote, but will not be considered to have been voted in favor of approval of the voluntary dissolution. YOUR BROKER WILL VOTE YOUR SHARES ONLY IF YOU PROVIDE INSTRUCTIONS ON HOW TO VOTE BY FOLLOWING THE INFORMATION PROVIDED TO YOU BY YOUR BROKER.

    Because approval of the voluntary dissolution requires the affirmative vote of at least a majority of Tech Squared's common stock outstanding as of the record date, failures to vote and broker non-votes will have the same effect as a vote against approval of the voluntary dissolution.

    Tech Squared does not expect that any matter other than approval of the voluntary dissolution pursuant to the Plan of Liquidation and Dissolution will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgement with respect to those matters, unless authority to do so is withheld in the proxy.

    You may revoke your proxy at any time before it is voted by:

    - notifying in writing the Secretary of Tech Squared at 6690 Shady Oak Road, Eden Prairie, Minnesota 55344;

    - granting a subsequent proxy; or

    - appearing in person and voting at the special meeting. Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

    Tech Squared will pay all expenses incurred in connection with the printing and mailing of this proxy statement-prospectus. Digital River will pay the filing fees related to the registration statement of which this proxy statement-prospectus forms a part. Tech Squared has retained Georgeson Shareholder Communications Inc. at an estimated cost of $7,500 plus reimbursement of expenses, to assist in the solicitation of proxies. Tech Squared and Georgeson Shareholder Communications Inc. will also request banks, brokers and other intermediaries holding shares beneficially owned by others to send this proxy statement-prospectus to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in so doing.

                   THE VOLUNTARY DISSOLUTION AND THE PLAN OF
                          LIQUIDATION AND DISSOLUTION

    THIS SECTION OF THE PROXY STATEMENT-PROSPECTUS DESCRIBES MATERIAL ASPECTS OF THE PROPOSED VOLUNTARY DISSOLUTION AND THE PLAN OF LIQUIDATION AND DISSOLUTION, INCLUDING THE SALE OF OUR OPERATING ASSETS, THE EXCHANGE AND THE LIQUIDATION AND DISSOLUTION. WHILE WE BELIEVE THAT THE DESCRIPTION COVERS THE MATERIAL TERMS OF THE VOLUNTARY DISSOLUTION AND THE TRANSACTIONS, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS WE REFER TO FOR A MORE COMPLETE UNDERSTANDING OF THE VOLUNTARY DISSOLUTION AND THE PLAN OF LIQUIDATION AND DISSOLUTION.

GENERAL

    At the special meeting, shareholders will vote on the proposal to dissolve Tech Squared. The dissolution will be a voluntary dissolution pursuant to section 302A.721 of the Minnesota Business Corporation Act. It will be accomplished in accordance with the Plan of Liquidation and Dissolution which was approved by the board of directors and is attached as Annex A. The Plan of Liquidation and Dissolution is sometimes referred to in this proxy statement-prospectus as the "Plan." The exchange with Digital River for newly issued shares of Digital River common stock and the liquidation of Tech Squared pursuant to the Plan is intended to qualify as a tax-free reorganization under section 368(a)(1)(C) of the Internal Revenue Code.

    The Plan provides for the completion of the following transactions in the order set forth below:

    - the sale or other disposition of the operating assets of Tech Squared and its wholly owned subsidiary, MacUSA, on terms to be negotiated and approved by the board of directors of Tech Squared (Tech Squared has entered into an Asset Purchase Agreement with Virtual Technology described on page 56);

    - the merger of MacUSA with and into Tech Squared, and the resulting transfer of 3,000,000 shares of Digital River common stock from MacUSA to Tech Squared;

    - the transfer of the 3,000,000 shares of Digital River common stock and $1.2 million in cash by Tech Squared to Digital River in exchange for 2,650,000 shares of newly issued Digital River common stock under the terms of the Acquisition Agreement, attached as Annex B;

    - the transfer to a liquidating trust of cash and enough shares of the newly issued Digital River common stock received in the Exchange to meet actual and potential liabilities of Tech Squared under the terms of the Liquidating Trust Agreement attached as Annex C;

    - the pro rata distribution of the remaining shares of Digital River common stock held by Tech Squared and the beneficial interests in the liquidating trust to its shareholders as soon as practicable following the winding up of Tech Squared's affairs;

    - the dissolution of Tech Squared under Minnesota law;

    - the distribution to holders of beneficial interests of the liquidating trust of assets of the trust at least annually, unless the trustee determines that any such distribution would be inconsistent with the purposes of the trust; and

    - after payment of all of the obligations and liabilities of Tech Squared from the assets of the liquidating trust, the termination of the liquidating trust and the distribution of any of its remaining assets to the holders of the beneficial interests in the liquidating trust.

    If the assets of the liquidating trust are not sufficient to pay all the liabilities of Tech Squared, unpaid creditors may seek recovery from the former shareholders of Tech Squared in proportion to the distribution they received in the liquidation of Tech Squared. However, the maximum liability of any shareholder would be the value of the Digital River common stock and assets the shareholder received in connection with the Plan of Liquidation and Dissolution.

    It is expected that the source of the $1.2 million to be transferred to Digital River in the Exchange will be proceeds from the sale of the company's operating assets.

BACKGROUND OF THE TRANSACTION

    In March 1999, the board of directors of Tech Squared, concerned about the continued financial losses of Tech Squared's operating businesses, including the prospects and costs associated with its new Net Direct Catalog business, directed management to investigate strategic alternatives for Tech Squared including alliances, joint ventures, mergers, and the sale of the company's operating assets. Although management made several initial informal inquiries of unrelated companies regarding alliances, joint ventures and mergers, such inquiries were not successful, with potential acquirers/partners indicating concerns over Tech Squared's operating losses and negative operating cash flow and uncertainty over the effect of Tech Squared's ownership of Digital River common stock on future operations, cash flow and financing efforts. The Tech Squared board of directors also considered contributing Tech Squared's operating businesses to a subsidiary and distributing the shares of the subsidiary to Tech Squared's shareholders. However, concerns over the ability of such a subsidiary to finance its operations, in light of operating losses, led Tech Squared's board to conclude that this alternative was not feasible.

    The board was also concerned about the imbalance between the value of Tech Squared's operating assets and its investment in Digital River common stock. Since the time that Digital River stock became publicly traded in August 1998, there has been a growing imbalance between the value of Tech Squared's operating assets and the escalating value of Tech Squared's investment in Digital River common stock. For example, Tech Squared's market capitalization on March 15, 1999 was $52 million whereas the market value of its investment in Digital River common stock was $107 million. This meant that an investment in Tech Squared was becoming merely an indirect investment in Digital River rather than an investment in an operating company. In addition, this caused the board of directors of Tech Squared to address the consequences of being required to register as an Investment Company under the Investment Company Act of 1940. Registration under the Investment Company Act would impose on Tech Squared various burdens that would have a material impact on the operation of Tech Squared. These burdens include: (i) the expenses associated with registration as an investment company, (ii) requiring that not more than 60% of Tech Squared's board of directors be interested persons, (iii) prohibiting certain transactions between Tech Squared and its affiliates and (iv) requiring that Tech Squared meet certain capital requirements which may limit Tech Squared's ability to engage in borrowing and issue certain types of securities.

    The board also became concerned that the market value of Tech Squared was considerably less than the market value of its investment in Digital River common stock. The board was concerned that this difference reflected the market's view that Tech Squared's operating business had a negative value and detracted from the value of the Digital River shares it held. The board was also concerned that this difference reflected the market's recognition that any realization of the increase in value of such Digital River shares could result in a significant tax expense to Tech Squared, reducing the amount of funds available to be distributed to shareholders and, perhaps, causing Tech Squared to incur a tax liability which it would be unable to pay unless it sold a portion of such Digital River shares. Although this imbalance did not affect Tech Squared's ability to conduct its operating businesses, the board's concern grew as the value of the Digital River shares increased and some of Tech Squared's shareholders increasingly urged the board to distribute the Digital River shares or otherwise find a way to allow such shareholders to realize the increase in market value of Digital River. Many of such shareholders indicated that they had purchased shares of Tech Squared prior to Digital River conducting its initial public offering as a means of indirectly investing in Digital River. Throughout this period of time, management was directed to continuously explore new alternatives to address these issues.

    In April 1999, Bayview Capital Group was retained by the company to determine the feasibility of selling the operating assets of Tech Squared. Bayview, prior to its engagement, had met with Tech

Squared on several occasions for informal discussions, regarding possible alternative courses of action and manners of realizing the value of the Digital River shares.

    Joel A. Ronning is chief executive officer of Digital River and chairman of the board of directors of Tech Squared. Mr. Ronning and his two senior management teams analyzed and considered various potential transactions involving the two companies. By early May 1999, Digital River decided that it was not in its best interest to acquire the operating businesses of Tech Squared. However, Digital River determined that it was willing to consider a plan that did not include these operating businesses if it resulted in business advantages for Digital River. Digital River communicated its lack of interest in the operating businesses to management of Tech Squared in mid-May.

    Subsequently, at a meeting of the Tech Squared board of directors on May 17, 1999, the board discussed a plan similar to that set forth in the Plan of Liquidation and Dissolution that addressed the business issues discussed above. At the meeting, representatives of Arthur Andersen LLP presented their comments regarding the possible accounting and tax consequences of the plan. Informal discussions between the companies continued throughout the remainder of May and June.

    On June 17, 1999, the board of directors of Tech Squared established a special committee of Richard Runbeck and Charles E. Reese, Jr. to explore strategic alternatives for Tech Squared, including a possible transaction with Digital River. Although Mr. Reese remained a director of Digital River, he did not attend or participate in any meetings of Digital River's board of directors after April 27th and he formally recused himself from any meetings after June 25th. Shortly after formation of the Tech Squared special committee, SG Cowen Securities Corporation was retained to assist the special committee.

    On June 28, 1999, the board of directors of Digital River established a special committee of Thomas Madison, Christopher Sharples and J. Paul Thorin to consider strategic alternatives involving Digital River and Tech Squared. The Digital River special committee had its first meeting later that day to consider these strategic alternatives.

    Near the end of June, Mr. Reese became increasingly concerned over continuing to serve on the Tech Squared special committee while remaining a director of Digital River, even though not active in such capacity. His concerns included the appearance of a conflict of interest and potential ineligibility from laws which would limit his potential for personal liability. Mr. Reese resigned from the Tech Squared special committee on June 28th and was replaced by Tech Squared's chief financial officer, Jeffrey Martin. At the time of Mr. Reese's resignation from the special committee, significant issues remained unresolved regarding the number of shares of Digital River common stock to be issued by Digital River and the consideration to be given by Tech Squared in addition to shares of Digital River common stock.

    The Tech Squared special committee reviewed and considered the matters and alternatives outlined above. In particular, it examined the alternative of a taxable transaction and the possibility of the sale of Tech Squared to another party. It would have been possible to structure a transaction with a party other than Digital River which would be a tax-free reorganization. However, the other party would have to pay a tax, when and if it sold the shares of Digital River common stock, on any excess of the sale price over Tech Squared's basis in the stock. (Tech Squared's basis would have carried over to the other party.) Assuming that the Exchange qualifies as a tax-free reorganization, Digital River will not have to pay any taxes as a result of the Exchange.

    Several parties were contacted relating to the possible sale of Tech Squared, but none evidenced any interest in substantive discussions. All parties were concerned about potential changes to the tax laws relating to reorganizations of the type being considered by Tech Squared. There was a concern that a change could be made effective as early as July 12, 1999; therefore, Tech Squared wanted to sign an agreement implementing the determined course of action prior to that date. Based in part on the advice of SG Cowen, it was determined that it was highly unlikely that a transaction with a buyer other than Digital River could be completed prior to July 12, 1999 which would produce a higher value to

Tech Squared shareholders than a transaction with Digital River in the form described in the Plan of Liquidation and Dissolution. By the end of June, the Tech Squared special committee concluded that a transaction of the type initially discussed in the May 17, 1999 meeting probably would be the best alternative. A preliminary proposal was made on the committee's behalf by representatives of SG Cowen to the Digital River special committee on June 29, 1999. A written response was received the following day.

    Between June 29, 1999 and July 2, 1999 there were numerous discussions between members of the Tech Squared special committee, the Digital River special committee and their respective advisors. The discussions focused in large part on the number of newly issued shares of Digital River common stock to be transferred to Tech Squared and the amount of cash that would be transferred to Digital River in addition to the Digital River shares owned by Tech Squared. The final amounts were determined through rigorous negotiations.

    On July 1, 1999, Digital River retained Broadview International LLC to assist in the evaluation of a transaction with Tech Squared. The Digital River special committee held a meeting on July 1 at which it received reports from the company's accounting advisors and discussed the progress of the negotiations with Tech Squared.

    On July 2, 1999, the special committees concluded that the parties should begin preparing a definitive agreement. Negotiations and drafting of a definitive agreement continued until July 11 when the final issues were resolved.

    On July 6, 1999, the board of directors of Digital River met and received a report from the special committee concerning negotiations between Digital River and Tech Squared. Representatives of Broadview International LLC and Cooley Godward LLP also made presentations to the board of directors.

    On July 9, 1999, Mr. Reese resigned from the Digital River board of directors.

    On July 11, 1999, the special committee and the board of directors of Tech Squared held a special meeting to discuss the proposed transaction. A principal of Larkin, Hoffman, Daly & Lindgren, Ltd., counsel to the company, outlined the terms of the proposed agreement and the directors' duties and responsibilities. Representatives of SG Cowen presented an analysis of the financial aspects of the proposed transaction including an analysis of its fairness from a financial point of view. The special committee approved the Transaction. At the conclusion of the meeting, the Tech Squared board of directors ratified the special committee's approval of the Transaction, including approval of the Acquisition Agreement, attached as Annex B to this proxy statement-prospectus. Mr. Ronning and Mr. Reese did not participate in this vote of ratification. The special committee and the board of directors directed management to proceed with the necessary steps to obtain appropriate shareholder approvals and to prepare the necessary agreements and documents to complete the Transaction.

    On July 11, 1999, the special committee of the board of directors of Digital River held a meeting to discuss the proposed transaction. Representatives of Broadview International LLC presented an analysis of the financial aspects of the Transaction and a representative of Arthur Andersen LLP reviewed the accounting aspects of the Transaction. Representatives of Cooley Godward LLP, special counsel to the board of directors, outlined the terms of the proposed agreement. At the conclusion of the meeting, the special committee adopted a resolution recommending that the Transaction be approved. Following this meeting, the board of directors of Digital River held a special meeting to discuss the proposed Transaction. Representatives of Broadview International LLC, Arthur Andersen LLP and Cooley Godward LLP repeated their presentations to the board of directors, and the special committee of the board presented its recommendation that the Transaction be approved. At the conclusion of the meeting, the Digital River board of directors approved the Acquisition Agreement and directed management to prepare the necessary agreements and documents to complete the Transaction.

    On July 11, 1999, the two companies signed the Acquisition Agreement and issued press releases announcing the Transaction.

TECH SQUARED'S REASONS FOR THE TRANSACTION

    The following are all of the material factors for the conclusion by the special committee of the Tech Squared board of directors, the board of directors of Tech Squared, Joel A. Ronning and MacUSA (collectively, the "Tech Squared Group") that the voluntary dissolution of Tech Squared pursuant to the Plan of Liquidation and Dissolution and the transactions set forth in the Plan are fair to, and in the bests interests of, all the shareholders, including unaffiliated shareholders:

        1. For the following material reasons, the Tech Squared Group believed that it was not in the best interests of all shareholders, including unaffiliated shareholders, to continue Tech Squared's operating businesses and hold a significant amount of Digital River stock:

       - the continued losses generated by the operating assets and the costs and uncertain prospects relating to the newly established Net Direct business, including the lack of customer relationships, the lack of historical direct marketing data upon which to base decisions and strong competition;

       - market and other constraints on Tech Squared's ability to realize the value of the shares of Digital River common stock beneficially owned by the company;

       - the value of the Digital River common stock beneficially owned by Tech Squared in comparison to the value of the operating assets (as of July 11, 1999, Digital River common stock represented 96.9% of Tech Squared's total assets), which creates implications of registration under the Investment Company Act of 1940 and other issues and expenses associated with becoming a registered investment company;

       - the market value of Tech Squared's investment in Digital River common stock compared to the market valuation of Tech Squared (as of July 11, 1999, the market value of Tech Squared's investment in Digital River common stock was $106 million, as compared to Tech Squared's market valuation of $48 million);

       - the view of some investors that ownership of Tech Squared common stock was primarily an indirect investment in Digital River, which has limited Tech Squared's ability to invest in or to develop other businesses out of concern for exposing its investment in Digital River common stock to risks associated with such other businesses;

       - the limitation on Tech Squared's ability, because the value of Digital River common stock held by Tech Squared accounts for such a high percentage of Tech Squared's market value, to recruit and reward talented executives with a stock option program that reflects market value of stock based solely on the success of the business they manage; and

       - the benefits to Tech Squared shareholders of a direct rather than an indirect interest in Digital River common stock, including the elimination of corporate overhead and other expenses associated with maintaining Tech Squared's status as a public company.

        2. Having concluded that it was not in the best interests of all shareholders, including unaffiliated shareholders, to continue the operating business and hold a significant amount of Digital River stock, the Tech Squared Group determined that it was best to sell the operating assets, which represented less than 10% of the value of Tech Squared's assets, and to identify the best way to maximize shareholder value with respect to the treatment of the Digital River stock owned by Tech Squared. The group was concerned about potential changes in the tax law referenced above which might become effective as early as July 12, 1999. It compared a taxable transaction to a non-taxable transaction. As illustrated on pages 41 and 42, the Tech Squared Group concluded that a tax-free reorganization with Digital River would give Tech Squared shareholders the opportunity to directly hold Digital River stock and to receive the highest dollar value possible.

        3. The Tech Squared Group believes that the Tech Squared special committee negotiated the best possible transaction with Digital River. For this reason, and the reasons set forth in the opinion of its financial advisor SG Cowen, which is adopted by the Tech Squared Group and described in detail in the section entitled "Opinion of Tech Squared's Financial Advisor," the Tech Squared Group believes that the consideration which the Tech Squared shareholders will receive as a result of the implementation of the Plan of Liquidation and Dissolution is fair and in the best interests of all shareholders, including unaffiliated shareholders.

    The Tech Squared Group believes that the dissolution of Tech Squared pursuant to the Plan of Liquidation and Dissolution including the distribution to be received by the Tech Squared shareholders is fair to unaffiliated shareholders for the foregoing reasons despite the fact that (a) a majority vote of unaffiliated shareholders is not required to approve the voluntary dissolution, assuming compliance with the voting agreements described on page 62; and (b) no representative was retained to act solely on behalf of unaffiliated shareholders.

    Net book value and going concern value were not considered to be material factors to the fairness determination because of the nature of the Transaction. Alternative liquidation values were considered as set forth in the fairness opinion.

    The Tech Squared board of directors and special committee also considered a number of potentially negative factors in their deliberations including:

    - the possibility that full value might not be received in connection with the sale or other disposition of the operating businesses;

    - the risk that the proposed transaction with Digital River would not be treated as a tax-free reorganization;

    - the fact that a ruling would not be sought from the Internal Revenue Service and that the Arthur Andersen LLP and Cooley Godward LLP opinions would state that the relevant parts of the Transaction "should" as contrasted to "will" constitute a tax-free reorganization; and

    - the possibility that, if Tech Squared proceeded more slowly, a more favorable transaction might be presented.

    The special committee and the board of directors recognize that, on the surface, the exchange with Digital River may appear to be unbalanced because Tech Squared is exchanging 3,000,000 shares of Digital River common stock and $1,200,000 in cash in exchange for 2,650,000 shares of newly issued Digital River common stock. The exchange has risks and potential adverse consequences for Digital River, and it was the best deal that Tech Squared was able to negotiate with Digital River. Despite this surface appearance of an unbalanced exchange, the special committee and the board of directors concluded that the exchange should result in Tech Squared shareholders receiving significantly more value than other alternatives. For example, Tech Squared compared this transaction with a dividend or other distribution of the shares of Digital River common stock to its shareholders. Although this would allow the shareholders to continue their investment in Digital River, the distribution would create significant income tax liabilities for both Tech Squared and its shareholders. As discussed in "Material United States Federal Income Tax Consequences Of The Transaction," in the opinion of Arthur Andersen LLP, the transaction should be a reorganization which is tax free to the extent shareholders of Tech Squared receive solely voting shares of Digital River pursuant to the plan of reorganization as described.

    If Tech Squared sold its Digital River common stock in the open market or in a private transaction, it would have to pay significant taxes on the proceeds of the sale. Pages 41 and 42 of this proxy statement-prospectus illustrate the results to Tech Squared of a taxable transaction. If Tech Squared distributed the Digital River common stock it currently holds directly to its shareholders in connection with a liquidation, the distribution would create tax liabilities for both Tech Squared and its shareholders. The exchange of stock with Digital River and the subsequent distribution to you should, in the opinion of Arthur Andersen LLP, avoid these adverse tax consequences. Assuming that it does, it will produce more value for Tech Squared shareholders than the taxable alternatives.

    The foregoing discussion is not exhaustive of all factors considered by Tech Squared's board of directors. In analyzing the proposed Transaction, the Tech Squared board of directors did not view any single factor as determinative and did not quantify or assign weight to any of the factors. Rather, the board of directors made its determination based upon the total mix of information available to it. In addition, individual members of the board of directors may have given different weight to different factors.

DIGITAL RIVER'S REASONS FOR THE TRANSACTION

    The Digital River board of directors believes that the exchange of 2,650,000 shares of its newly issued common stock for 3,000,000 shares of its outstanding common stock held by Tech Squared and $1.2 million in cash has a number of benefits and potential benefits for Digital River shareholders. These include:

    - the Exchange will enhance shareholder value through the reduction in the number of shares of Digital River common stock outstanding and a corresponding increase in net book value per share;

    - the Exchange provides for the receipt of $1.2 million in cash from Tech Squared;

    - the Exchange will ensure an orderly distribution of the shares of Digital River common stock held by Tech Squared. The Voting Agreements provide that the principal shareholders of Tech Squared will agree to restrictions on transfer of the shares of Digital River common stock to be received by them in the Exchange such that no shares may be sold prior to January 1, 2000, one-third of the shares received may be sold after January 1, 2000, an additional one-third of the shares received may be sold after April 1, 2000 and any remaining shares may be sold after June 1, 2000; and

    - the Exchange and the liquidation will reduce the concentration of Digital River's stock ownership by distributing Tech Squared's ownership interest in Digital River's common stock to all of the Tech Squared shareholders.

    The Digital River board of directors also considered some potentially negative factors in its deliberations concerning the Exchange, including the following:

    - the Exchange may prevent or make it more difficult for Digital River to consummate a business combination transaction with pooling of interests accounting treatment for a period of time; and

    - the risk that the proposed transaction would not be treated as a tax-free reorganization.

    The foregoing discussion is not exhaustive of all factors considered by Digital River's board of directors. In analyzing the proposed Exchange, the Digital River board of directors did not view any single factor as determinative and did not quantify or assign weight to any of the factors. Rather, the board of directors made its determination based upon the total mix of information available to it. In addition, individual members of the board of directors may have given different weight to different factors.

DIGITAL RIVER'S DETERMINATION THAT THE TRANSACTION IS FAIR TO TECH SQUARED'S
  SHAREHOLDERS

    Digital River's Board of Directors considered the following factors in making the determination that the proposed transaction is fair to Tech Squared's shareholders, including unaffiliated shareholders:

    - the reasonable likelihood that the Tech Squared shareholders would receive an appropriate premium over the market price of Tech Squared common stock in connection with the receipt of

      Digital River common stock in the liquidation of Tech Squared (the premium as of July 11, 1999 was 52%; the Digital River board of directors did not give significant consideration to the volatility of Digital River's common stock price and its impact on the premium);

    - the benefits to Tech Squared shareholders of a direct rather than an indirect interest in Digital River common stock, including the elimination of corporate overhead and other expenses associated with maintaining Tech Squared's status as a public company;

    - the reasonable likelihood that the Tech Squared shareholders will avoid double taxation due to the proposed structure of the transaction;

    - the market price of Tech Squared's investment in Digital River common stock compared to the market valuation of Tech Squared;

    - market and other constraints on Tech Squared's ability to realize the value of the shares of Digital River common stock beneficially owned by Tech Squared; and

    - the reasonable likelihood of finding a buyer or buyers who would be willing to acquire Tech Squared or its assets at a more attractive price than that reflected in the Exchange. Digital River was aware that Tech Squared had explored other alternatives to the Exchange for some time and believed that the Tech Squared board had had sufficient opportunity to identify superior offers to the Exchange, if any existed.

    Digital River believes that the proposed transaction is fair to Tech Squared shareholders for the foregoing reasons despite the fact that (a) a majority vote of unaffiliated shareholders is not required to approve the voluntary dissolution, assuming compliance with the voting agreements described on page 62; and (b) no representative was retained to act solely on behalf of unaffiliated Tech Squared shareholders.

    Net book value and going concern value were not considered to be material factors to the fairness determination because of the nature of the Transaction. Alternative liquidation values relating to taxable transactions were considered.

    The Digital River board of directors and special committee also considered a number of potentially negative factors in their deliberations including:

    - the possibility that full value might not be received in connection with the sale or other disposition of the operating businesses;

    - the risk that the proposed transaction would not be treated as a tax-free reorganization;

    - the fact that a ruling would not be sought from the Internal Revenue Service and that the Arthur Andersen LLP and Cooley Godward LLP opinions would state that the relevant parts of the Transaction "should", as contrasted to "will", constitute a tax-free reorganization; and

    - the possibility that, if Tech Squared proceeded more slowly, a more favorable transaction might be presented.

    The Digital River board of directors did not view any single factor as determinative and individual directors may have given different weight to different factors. However, the Digital River board did assign significant weight to the reasonable likelihood that the Tech Squared shareholders would avoid double taxation due to the proposed structure of the transaction. This avoidance of double taxation led to the expectation that the Tech Squared shareholders would receive an appropriate premium over the market price of Tech Squared common stock in connection with the receipt of Digital River common stock in the liquidation of Tech Squared. The Digital River board believed that the benefits that arise from the avoidance of double taxation would more than outweigh the direct costs to Tech Squared of the Exchange, principally 3,000,000 shares of Digital River common stock and cash in the amount of $1,200,000.

RECOMMENDATION OF TECH SQUARED'S BOARD OF DIRECTORS

    AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS DETERMINED THE VOLUNTARY DISSOLUTION PURSUANT TO THE PLAN OF LIQUIDATION AND DISSOLUTION TO BE FAIR TO ALL SHAREHOLDERS AND IN THEIR BEST INTEREST. TECH SQUARED'S BOARD OF DIRECTORS HAS APPROVED THE VOLUNTARY DISSOLUTION AND RECOMMENDS THAT THE SHAREHOLDERS APPROVE THIS PROPOSAL.

    In considering the recommendation of the Tech Squared board of directors with respect to the voluntary dissolution, you should be aware that some directors and officers of Tech Squared have certain interests in the Transaction that are different from, or are in addition to, the interests of Tech Squared shareholders generally. Please see the section under the heading "Interests of Certain Persons in the Transaction" on page 45 of this proxy statement-prospectus.

OPINION OF TECH SQUARED'S FINANCIAL ADVISOR

    Pursuant to an engagement letter dated June 18, 1999 (the "SG Cowen Engagement Letter"), Tech Squared retained SG Cowen Securities Corporation ("SG Cowen") to serve as financial advisor to the board of directors of Tech Squared with respect to the fairness from a financial point of view of the consideration to be received by Tech Squared shareholders in connection with the proposed liquidation of Tech Squared.

    On July 11, 1999, SG Cowen delivered certain of its written analyses and its oral opinion, subsequently confirmed in writing, to the board of directors of Tech Squared that, as of July 11, 1999, based upon and subject to the assumptions and considerations set forth therein, the consideration to be received by the holders of Tech Squared stock in connection with the proposed liquidation of Tech Squared is fair, from a financial point of view, to such holders other than Joel Ronning, Perry Steiner and Charles Reese.

    THE FULL TEXT OF THE WRITTEN OPINION OF SG COWEN, DATED JULY 11, 1999, IS ATTACHED AS ANNEX E AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF TECH SQUARED COMMON STOCK ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY SG COWEN. THE SUMMARY OF THE WRITTEN OPINION OF SG COWEN SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THAT OPINION. SG COWEN'S ANALYSES AND OPINION WERE PREPARED FOR AND ADDRESSED TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS OF TECH SQUARED AND ARE DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF TECH SQUARED COMMON STOCK PURSUANT TO THE LIQUIDATION OF TECH SQUARED. THE OPINION DOES NOT CONSTITUTE AN OPINION AS TO THE MERITS OF ALL THE ACTIONS CONTEMPLATED BY THE PLAN OF LIQUIDATION AND DISSOLUTION OR A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW TO VOTE ON THE PROPOSED VOLUNTARY DISSOLUTION OF TECH SQUARED.

    THE AMOUNT TO BE RECEIVED BY TECH SQUARED FROM DIGITAL RIVER IN EXCHANGE FOR THE STOCK AND CASH TRANSFERRED TO DIGITAL RIVER WAS DETERMINED THROUGH NEGOTIATIONS BETWEEN TECH SQUARED AND DIGITAL RIVER AND NOT PURSUANT TO RECOMMENDATIONS OF SG COWEN.

    In arriving at its opinion, SG Cowen reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

    - a draft of the Acquisition Agreement, dated as of July 11, 1999;

    - certain publicly available information relating to Tech Squared and Digital River, including the Annual Reports on Form 10-K of Tech Squared and Digital River for each of the years ended 1997 and 1998, and each of the Quarterly Reports on Form 10-Q of Tech Squared and Digital River filed for the quarter ended March 31, 1999 and certain projected financial data;

    - a brief review of certain internal financial analyses and financial forecasts which showed projected losses for the operating businesses, reports and other information concerning Tech Squared and Digital River prepared by the respective management teams of Tech Squared and Digital River;

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
    - First Call consensus estimates of financial institutions and currently available Wall Street analysts' reports for Digital River (the "First Call and Analysts' Projections");

    - discussions SG Cowen has had with certain members of the management of both Tech Squared and Digital River concerning the historical and current business operations, financial conditions and prospects of Tech Squared and Digital River and such other matters that SG Cowen deemed relevant;

    - the reported price and trading histories of the shares of the common stock of Tech Squared and Digital River as compared to the reported price and trading histories of certain publicly traded companies that SG Cowen deemed relevant;

    - financial information of Digital River as compared to financial information of certain other companies that SG Cowen deemed relevant;

    - discounts and premiums paid in other selected business combinations that SG Cowen deemed relevant;

    - certain financial terms of the transaction as compared to the financial terms of selected other business combinations that SG Cowen deemed relevant;

    - the opinion of Arthur Andersen LLP relating to certain U.S. federal income tax consequences of the Exchange and the liquidation of Tech Squared to holders of Tech Squared common stock; and

    - such other information, financial studies, analyses and investigations and other such factors that SG Cowen deemed relevant for the purposes of their opinion.

    In conducting its review and arriving at an opinion, SG Cowen has, with Tech Squared's consent, assumed and relied upon, without independent investigation, the accuracy and completeness of all financial and other information publicly available or provided to SG Cowen by Tech Squared and Digital River. SG Cowen has not undertaken any responsibility for the accuracy, completeness, or reasonableness of, nor has SG Cowen independently verified such information. In addition, SG Cowen has not conducted any physical inspection of the properties or facilities of Tech Squared or Digital River. SG Cowen has relied upon the assurance of management of Tech Squared that they are unaware of any facts involving the Transaction, Tech Squared or Digital River that would make the information provided to SG Cowen incomplete or misleading in any respect, and that they have not omitted to provide SG Cowen with any material information regarding Tech Squared or Digital River which would be necessary or useful to the analysis of the Transaction. SG Cowen has, with Tech Squared's consent, assumed that the financial forecasts examined were reasonably prepared by the respective management of Tech Squared and Digital River and reflected the best currently available estimates and good faith judgments of management as to the future performance of Tech Squared and Digital River. Certain of SG Cowen's analyses have utilized the First Call and Analysts' Projections, which SG Cowen has assumed, with Tech Squared's consent, provides a reasonable basis for SG Cowen's opinion. SG Cowen has not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of Tech Squared or Digital River, nor has SG Cowen been furnished with such materials, and to SG Cowen's knowledge, no such materials are available.

    With respect to all legal matters relating to Tech Squared and Digital River, SG Cowen has relied on the advice of legal counsel to Tech Squared. Management of Tech Squared has informed SG Cowen, after consultation with Arthur Andersen LLP, Tech Squared's auditors, that the Exchange and the liquidation of Tech Squared should constitute a reorganization under Section 368(a)(1)(C) of the Internal Revenue Code and that Tech Squared shareholders should not generally recognize gain or loss for U.S. tax purposes upon receipt of Digital River common stock in connection with the liquidation of Tech Squared. SG COWEN HAS ASSUMED THAT THE EXCHANGE AND THE LIQUIDATION OF TECH SQUARED WILL BE A

REORGANIZATION UNDER SECTION 368(a)(1)(C) OF THE INTERNAL REVENUE CODE AND THAT TECH SQUARED SHAREHOLDERS WILL NOT GENERALLY RECOGNIZE GAIN OR LOSS FOR U.S. TAX PURPOSES UPON RECEIPT OF DIGITAL RIVER COMMON STOCK IN CONNECTION WITH THE LIQUIDATION OF TECH SQUARED.

    On July 11, 1999, the date of the opinion of SG Cowen, it was assumed by Tech Squared management that $7.2 million would be contributed to the liquidating trust. The assumed contribution to the liquidating trust would consist of $900,000 in cash and 180,000 shares of Digital River stock whose closing price on the business day preceding July 11, 1999 was $35.25. This would result in a balance of 2,470,000 shares available for distribution to Tech Squared shareholders.

    SG COWEN HAS ASSUMED THAT THE SHAREHOLDERS OF TECH SQUARED WILL RECEIVE AT LEAST 2,470,000 SHARES OF DIGITAL RIVER COMMON STOCK WHEN TECH SQUARED IS LIQUIDATED. THIS AMOUNT IS HEREAFTER REFERRED TO AS THE "CONSIDERATION." VARIOUS FACTORS INCLUDING CHANGES IN THE PRICE OF DIGITAL RIVER COMMON STOCK, THE AMOUNT RECEIVED UPON THE SALE OF OPERATING ASSETS, AND THE ASSUMPTIONS RELATING TO THE AMOUNT OF ASSETS THAT MUST BE CONTRIBUTED TO THE LIQUIDATING TRUST COULD RESULT IN FEWER THAN 2,470,000 SHARES OF DIGITAL RIVER COMMON STOCK BEING RECEIVED BY TECH SQUARED SHAREHOLDERS.

    For purposes of rendering an opinion, SG Cowen has also assumed in all respects material to the analyses that:

    - the representations and warranties of each party contained in the Acquisition Agreement are true and correct;

    - each party will perform all of the covenants and agreements required to be performed by it under the Acquisition Agreement and all conditions to the consummation of the Transaction will be satisfied without waiver thereof;

    - the final form of the Acquisition Agreement will be substantially similar to the last draft reviewed by SG Cowen;

    - all governmental, regulatory and other consents and approvals contemplated by the Acquisition Agreement will be obtained, and in the course of obtaining any of those consents, no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transaction;

    - all of Tech Squared's operating assets will be sold or disposed of for fair value;

    - a sufficient liquidating trust will be formed;

    - the contribution to the liquidating trust of Tech Squared's cash and cash equivalents together with an estimated 180,000 shares of common stock of Digital River will be sufficient to satisfy all of Tech Squared's liabilities; and

    - the corporate operations will be liquidated and a distribution of Digital River shares to the shareholders will occur.

    SG Cowen's services to Tech Squared consisted of providing financial advisory services and rendering an opinion from a financial point of view with respect to the fairness of the Consideration. SG Cowen's opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by SG Cowen as of the date of its opinion dated July 11, 1999. It should be understood that although subsequent developments may affect the opinion of SG Cowen, SG Cowen does not have any obligation to update, revise or reaffirm the July 11, 1999 opinion, and SG Cowen expressly disclaims any responsibility to do so. SG Cowen's opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed voluntary dissolution of Tech Squared. SG Cowen's opinion does not imply any conclusion as to the likely trading range for Digital River common stock following consummation of the Transaction or otherwise, which may vary depending on numerous factors that generally influence the price of securities. SG Cowen's opinion is limited to the fairness, from a financial point of view, of the Consideration. SG Cowen expresses no opinion with respect to the underlying business reasons that may support the decision of the special committee and the board of directors to approve, or Tech Squared's decision to consummate, the Transaction. SG Cowen has not rendered any opinion on the sale of the operating assets.

    The following is a summary of all of the material financial analyses performed by SG Cowen to arrive at its opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the analyses, which, if read alone, could create a misleading or incomplete view of the financial analyses. SG Cowen performed certain procedures, including each of the financial analyses described below, and reviewed with the management of Tech Squared the assumptions on which such analyses were based and other factors, including the historical and projected financial results of Tech Squared and Digital River.

    TAXABLE TRANSACTION ANALYSIS

    The proposed transaction involves a tax-free reorganization under Section 368(a)(1)(C) of the Internal Revenue Code. SG Cowen also reviewed taxable transactions. If the 3,000,000 shares of Digital River stock were sold on the open market and the proceeds distributed to Tech Squared shareholders or if the shares were distributed directly to shareholders, Tech Squared would pay a corporate level tax on the transaction. In the taxable transactions that were reviewed, the implied Tech Squared per share value would be $3.91 compared to $5.98 in a tax-free reorganization. The table below shows the values for the taxable transactions at the company level and does not take into account the taxes payable by the shareholders as a result of the transaction.

                          VALUE IF SHARES DISTRIBUTED
                             IN TAXABLE TRANSACTION
                 (000,000S OMITTED, EXCEPT FOR PER SHARE DATA)

Implied Market Value of 3 million Digital River Shares......   $ 106

40% Tax on Sale of Shares...................................   $ (42)

Excess Liabilities..........................................   $  (7)

Digital River Value Available to Tech Squared
  Shareholders..............................................   $  57

Number of Tech Squared Shares...............................   14.55

Implied Tech Squared per Share Value........................   $3.91

    PREMIUMS PAID ANALYSIS

    SG Cowen computed the implied per share value of Tech Squared stock as a result of the Transaction and the premium of the implied value to the current market value of Tech Squared stock. The implied per share value of Tech Squared stock is $5.98, which represented a premium to market value as of July 11, 1999 of 52%. The computation of the relevant values is shown on the table set forth below.

                         VALUE OF PROPOSED TRANSACTION
                   (000S OMITTED, EXCEPT FOR PER SHARE DATA)

New Digital River Shares Issued.............................    2,650
Shares in Reserve...........................................      180
Net Digital River Shares....................................    2,470
Market Price of Digital River Shares........................  $ 35.25
Implied Market Value........................................  $87,067
Number of Tech Squared Shares...............................   14,548
Implied Tech Squared per Share Value........................  $  5.98
Premium to Market Value.....................................       52%

    SG Cowen then reviewed the premium of the offer price over the trading price one trading day and four weeks prior to the announcement date of 325 acquisition transactions in the technology industry announced between April 16, 1990 and July 11, 1999 (based on data provided by Securities Data Company). The transactions included 175 repurchases of equity minority stakes, 12 remaining interest (or "squeeze out") transactions (transactions in which a majority shareholder purchased the remaining equity interest in the subject company) and 138 completed merger transactions.

    The following table presents the premium of the offer prices over the trading prices one day and four weeks prior to the announcement date for the repurchase of equity minority stakes, "squeeze out" transactions, completed merger transactions, and the premium implied for Tech Squared.

                             PREMIUMS PAID ANALYSIS

                                                               1 DAY      4 WEEK
                                                               MEDIAN     MEDIAN
                                                              --------   --------
PROPOSED TRANSACTION........................................    52%        50%
Minority Interest Premium...................................     5%        11%
Squeeze Out Premium.........................................     8%        23%
Merger Premium..............................................    37%        52%

    RELATED TRANSACTION ANALYSIS

    SG Cowen reviewed the financial terms, to the extent publicly available, of a transaction involving a tax-free reorganization pursuant to Section 368(a)(1)(C), which was announced on April 19, 1994. In the transaction, Petrie Stores shareholders exchanged 39.9 million shares of Toys "R" Us for 36.5 million newly issued Toys "R" Us shares. The 3.3 million share difference represented a discount of approximately 8%. Under the terms of the transaction, Petrie Stores sold its retail operations for cash and formed a liquidating trust representing approximately 24% of the overall transaction value to satisfy contingent liabilities. Under the terms of the Transaction with Digital River, Tech Squared shareholders will receive 2.65 million shares of Digital River in exchange for the 3.00 million shares plus $1.2 million in cash, or a 12% discount. However, as of July 11, 1999, only 6% of the transaction proceeds, or 180,000 shares, are expected to be contributed to the liquidating trust.

    The Petrie Stores/Toys "R" Us transaction was selected because it was a model used by management in structuring the Tech Squared/Digital River transaction and because it also involved a tax-free reorganization pursuant to
Section 368(a)(1)(C) and a discount or difference between the shares delivered by the entity to be liquidated and the shares received in the exchange by that party. Although the Petrie Stores/Toys "R" Us transaction was used for comparison purposes, the Petrie

Stores/Toys "R" Us transaction is not directly comparable to this Transaction. Petrie Stores is not directly comparable to Tech Squared, and Toys "R" Us is not directly comparable to Digital River. Accordingly, an analysis of the results of such a comparison is not purely mathematical but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the value of such a transaction to which the Tech Squared/Digital River transaction is being compared. SG Cowen did not identify other similar transactions which it then chose to disregard in its analysis.

    OPTION VALUATION ANALYSIS

    Tech Squared's interest in Digital River was held in the form of an option. As a result, SG Cowen analyzed the value of the option to determine if it differed from the value of the underlying common stock. Several methodologies were examined, but the primary analysis methodology was the Black-Scholes model. The Black-Scholes valuation model yielded results that did not differ meaningfully from the value of the stock. Sensitivity analysis was completed with respect to the interest rate, option life and volatility, resulting in a minimal change in option value.

    ANALYSIS OF CERTAIN PUBLICLY TRADED COMPANIES

    To provide contextual data and comparative market information, SG Cowen compared selected historical operating and financial data and ratios for Digital River to the corresponding financial data and ratios of certain other companies (the "Selected Companies") which SG Cowen deemed somewhat comparable to Digital River as companies involved in the electronic commerce industry. The Selected Companies included:

    - Amazon.com, Inc.

    - Beyond.com Corporation

    - BroadVision, Inc.

    - DoubleClick, Inc.

    - Ticketmaster Online-City Search, Inc.

    - USinternetworking, Inc.

    - Vignette Corporation

    Such data and ratios include the Adjusted Market Value, as defined in footnote 2 to the following table, the trading multiple of Adjusted Market Value to calendar year 2000 revenue estimates, last twelve months revenue, revenue estimates, and revenue growth rates for calendar years 1998-2000. The analysis indicated that, for the Selected Companies:

    - the median of Adjusted Market Values as a multiple of Year 2000 estimated revenues was 15.2 times; and

    - the median growth rate for calendar years 1998-99 and 1999-2000 was 239% and 52%, respectively.

                          COMPARABLE COMPANY ANALYSIS
                     ($ IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                          OPERATING STATISTICS(1)
                                  ADJ.                ---------------------------------------------------------------
                                  MKT.                 CY99E/     CY00E/
                                 VALUE/      ADJ.       CY98      CY99E
                                 CY00E      MARKET    REVENUE    REVENUE      CY98       LTM       CY99E      CY00E
                                  REV      VALUE(2)   GR. RATE   GR. RATE     REV        REV        REV        REV
                                --------   --------   --------   --------   --------   --------   --------   --------
Amazon.com....................     6.2x    $20,538      272%        47%       $610       $816      $2,268     $3,330
Beyond.com....................     3.8x    $ 1,038      239%       122%       $ 37       $ 50      $  124     $  275
BroadVision...................    16.1x    $ 1,937       58%        50%       $ 51       $ 59      $   80     $  120
DoubleClick...................    15.2x    $ 3,809      100%        56%       $ 80       $ 89      $  161     $  250
Ticketmaster..................    21.0x    $ 2,253       76%        52%       $ 40       $ 53      $   71     $  108
USinternetworking.............    14.1x    $ 1,499      628%       255%       $  4       $  9      $   30     $  107
Vignette......................    15.2x    $ 1,865      407%        50%       $ 16       $ 23      $   82     $  123
---------------------------------------------------------------------------------------------------------------------
    Median....................    15.2x    $ 1,937      239%        52%       $ 40       $ 53      $   82     $  123
---------------------------------------------------------------------------------------------------------------------

Digital River.................     6.2x    $   625      192%        64%       $ 21       $ 30      $   61     $  100

------------------------

NOTES

(1) Estimates normalized for calendar year end. All estimates are from SG Cowen, First Call, Investext, or Street.

(2) Adjusted market value defined as equity market value plus total debt less cash and cash equivalents.

    Although the Selected Companies were used for comparison purposes, none of the companies are directly comparable to Digital River. Accordingly, an analysis of the results of such a comparison is not purely mathematical but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Selected Companies and other factors that could affect the public trading value of the Selected Companies or Digital River to which they are being compared.

    STOCK TRADING HISTORY

    SG Cowen reviewed the historical market prices and trading volumes of Tech Squared stock and Digital River stock from January 9, 1999 to July 9, 1999, the last trading day prior to announcement of the Transaction. SG Cowen noted that over the indicated periods the high and low prices for shares of Tech Squared stock were $6.47 and $2.88, respectively, and the high and low prices of Digital River stock were $56.75 and $20.69, respectively, and that the average daily trading volumes of the Tech Squared's and Digital River's shares traded were approximately 12,999 and 83,561, respectively.

    The summary set forth above does not purport to be a complete description of all the analyses performed by SG Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to partial analysis or summary description. SG Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, SG Cowen believes, and has advised the Tech Squared special committee and the board of directors, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, SG Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Tech Squared and Digital River. These analyses performed by SG Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. As mentioned above, the analyses supplied by SG Cowen and its opinion were among several factors taken into consideration by the special committee and the board of directors in making their decisions to enter into the Agreement and should not be considered as determinative of such decision.

    SG Cowen was selected by the board as its financial advisor, and to render an opinion to the special committee and the board of directors, because SG Cowen is a nationally recognized investment banking firm and because, as part of its investment banking business, SG Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. SG Cowen is providing financial services for Tech Squared for which it will receive customary fees.

    Pursuant to the engagement letter dated June 18, 1999, Tech Squared has agreed to pay certain fees to SG Cowen for its financial advisory services provided in connection with the Transaction. A non-refundable fee of $50,000 was paid upon execution of the engagement letter. An additional fee of $100,000 was payable on the date SG Cowen informed Tech Squared it was prepared to render the Opinion to the board of directors of Tech Squared. If a transaction is consummated with Digital River, an additional fee of $400,000 is payable at the closing of the transaction. Additionally, Tech Squared has agreed to reimburse SG Cowen for its out-of-pocket expenses, including attorneys' fees, and has agreed to indemnify SG Cowen against certain liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with SG Cowen, which are customary in transactions of this nature, were negotiated at arm's length between Tech Squared and SG Cowen, and the special committee and the board of directors were aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to SG Cowen is contingent upon consummation of the Transaction.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

    When considering the recommendation of Tech Squared's board of directors, you should be aware that certain Tech Squared and Digital River officers and directors have interests in the transaction that are different from, or are in addition to, yours.

    Mr. Joel A. Ronning is chairman of Tech Squared's board of directors and served as the company's chief executive officer, chief financial officer and secretary from May of 1995 until July 1998. Mr. Ronning is the founder of MacUSA, Inc., a wholly owned subsidiary of Tech Squared, and has served as the chief executive officer and a director of MacUSA since April 1990. Mr. Ronning beneficially owns 6,231,164 shares of Tech Squared common stock which represents approximately 44.56% of Tech Squared's outstanding common stock.

    Mr. Ronning is also the founder of Digital River. He currently is a director of Digital River, serves as the chairman of the board and its chief executive officer and has an employment contract with the company. Mr. Ronning beneficially owns 3,238,675 shares of Digital River common stock. This amount includes the 3,000,000 shares currently held by Tech Squared's wholly owned subsidiary, MacUSA, which Mr. Ronning may be deemed to beneficially own as a result of his status as a controlling person of Tech Squared. He also has unvested options to purchase 217,750 additional shares of Digital River common stock.

    Additional information concerning Mr. Ronning's relationships with Tech Squared and Digital River is set forth in this proxy statement-prospectus under the heading "Intercompany Agreements and Agreements with Affiliates."

    Mr. Charles E. Reese, Jr. joined Tech Squared as president, chief operating officer and a director in 1996. He became chief executive officer of Tech Squared in 1999. Mr. Reese beneficially owns 838,000 shares of Tech Squared's common stock which represents approximately 6.06% of Tech Squared's outstanding common stock. Mr. Reese's employment agreement with the company was recently amended. In connection with the revision of his employment agreement, Mr. Reese waived the "change of control" provisions in Tech Squared's 1995 Stock Option Plan relating to the accelerated vesting of 125,000 options. Under the terms of his revised employment agreement, Tech Squared was obligated to continue
Mr. Reese's employment until at least August 20, 1999 when his options covering 250,000 shares of Tech Squared common stock vested. Mr. Reese's revised employment agreement also provides for six months' severance pay upon termination of his employment. Mr. Reese also served as a director of Digital River from July 1996 until July 9, 1999. It is not expected that Mr. Reese will be hired by Digital River after completion of the Transaction. It is a condition of the closing of the asset sale described in the Asset Purchase Agreement with Virtual Technology Corporation that an agreement of continued employment be reached between Mr. Reese and Virtual Technology Corporation.

    Mr. Jeffrey Martin, the chief financial officer of Tech Squared, beneficially owns 43,667 shares of Tech Squared common stock. Mr. Martin also beneficially owns 300 shares of Digital River common stock.

    Mr. Perry W. Steiner joined Digital River as president and a director in July 1998. He is the beneficial owner of 257,500 shares of Digital River common stock and 18,841 shares of Tech Squared common stock. Mr. Steiner served as a director of Tech Squared from December 15, 1998 until June 28, 1999.

    Although such persons may have interests in the Transaction that are different from, or are in addition to, yours, all shareholders of Tech Squared will receive the same pro rata distribution, including shares of Digital River and interests in the liquidating trust.

    Mr. Reese and Mr. Ronning have entered into voting agreements under which their ability to sell the shares of Digital River to be distributed to them will be limited. Such voting agreements are described more fully under the heading "The Voting Agreements." Additionally, the ability of Mr. Ronning and
Mr. Steiner (and possibly others) to sell such shares will be limited due to their status as affiliates of Digital River after closing of the Transaction. Such limitations are set forth more fully under the heading "Restrictions on Sales of Shares by Affiliates of Digital River."

OPINION OF DIGITAL RIVER'S FINANCIAL ADVISOR

    Pursuant to an engagement letter dated July 1, 1999, Digital River retained Broadview International LLC to serve as financial advisor to the board of directors of Digital River with respect to the fairness, to the Digital River shareholders, from a financial point of view, of the consideration to be received by Digital River in connection with the proposed Exchange.

    On July 11, 1999, Broadview delivered certain of its written analyses and its oral opinion, subsequently confirmed in writing, to the board of directors of Digital River that, as of July 11, 1999, based upon and subject to the assumptions and considerations set forth therein, the consideration to be received by Digital River in connection with the proposed Exchange is fair, from a financial point of view, to the Digital River shareholders.

    THE FULL TEXT OF THE WRITTEN OPINION OF BROADVIEW, DATED JULY 11, 1999, AS AMENDED OCTOBER 29, 1999, IS ATTACHED AS ANNEX G AND IS INCORPORATED HEREIN BY REFERENCE. YOU ARE URGED TO READ THE

OPINION IN ITS ENTIRETY FOR THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY BROADVIEW. THE SUMMARY OF THE WRITTEN OPINION OF BROADVIEW SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THAT OPINION. BROADVIEW'S ANALYSES AND OPINION WERE PREPARED FOR AND ADDRESSED TO THE SPECIAL COMMITTEE OF THE DIGITAL RIVER BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS OF DIGITAL RIVER AND ARE DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE DIGITAL RIVER SHAREHOLDERS, OF THE CONSIDERATION TO BE RECEIVED BY DIGITAL RIVER IN CONNECTION WITH THE EXCHANGE. THE OPINION DOES NOT CONSTITUTE AN OPINION AS TO THE MERITS OF ALL THE ACTIONS CONTEMPLATED BY THE PLAN OF LIQUIDATION AND DISSOLUTION.

    THE AMOUNT OF DIGITAL RIVER STOCK AND CASH TO BE TRANSFERRED TO DIGITAL RIVER FROM TECH SQUARED AND THE AMOUNT OF DIGITAL RIVER STOCK TO BE ISSUED TO TECH SQUARED WERE DETERMINED THROUGH NEGOTIATIONS BETWEEN TECH SQUARED AND DIGITAL RIVER AND NOT PURSUANT TO RECOMMENDATIONS OF BROADVIEW.

    In arriving at its opinion, Broadview reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

    - a draft of the Acquisition Agreement, dated as of July 11, 1999;

    - certain publicly available information relating to Tech Squared and Digital River, including the Annual Reports on Form 10-K of Tech Squared and Digital River for the year ended December 31, 1998, and each of the Quarterly Reports on Form 10-Q of Tech Squared and Digital River filed for the quarter ended March 31, 1999;

    - the reported closing prices and trading activity for Tech Squared and Digital River common stock;

    - available information, both public and private, concerning other comparable mergers and acquisitions;

    - discussions Broadview had with certain members of the management of Digital River concerning its rationale for the proposed transaction;

    - recent equity analyst reports covering Digital River;

    - discussions Broadview had with Digital River, Tech Squared and their respective financial advisors and Digital River's legal advisor;

    - the fact that Joel A. Ronning owns stock in, and sits on the Board of Directors of, both Digital River and Tech Squared; and

    - such other financial studies, analyses and investigations that Broadview deemed appropriate for the purposes of their opinion.

    In rendering its opinion, Broadview has relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Acquisition Agreement) that was publicly available or furnished to it by Tech Squared, Digital River or their respective advisors. Broadview has not made nor obtained an independent appraisal or valuation of any of Tech Squared's assets. For purposes of its opinion, Broadview has assumed that neither Digital River nor Tech Squared is currently involved in any material transaction other than the proposed transaction and those activities undertaken in the ordinary course of conducting their respective businesses. Broadview's opinion is based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of its opinion, and any change in such conditions may impact its opinion. Broadview expresses no opinion as to the price at which Digital River common stock will trade at any time.

    The following is a summary explanation of the various sources of information and valuation methodologies employed by Broadview in valuing the proposed transaction with Tech Squared in conjunction with rendering its fairness opinion. Broadview employed analyses based on: (1) the economic value of the proposed transaction, (2) transaction comparables, and (3) transaction premiums paid to determine the fairness of the proposed transaction. This summary includes all financial analyses used by Broadview which are deemed to be material, but does not purport to be a complete description of analyses performed by Broadview in arriving at its opinion. Broadview did not explicitly assign any relative weights to the various factors or analyses considered.

ECONOMIC VALUATION

    Through the proposed transaction, Digital River will reduce its number of common shares outstanding by approximately 350,000 shares. Based on Digital River's most recent Quarterly Report on Form 10-Q, this represents approximately 1.7% of the 20,151,288 shares of common stock outstanding. Reducing the number of shares outstanding will enable continuing shareholders to realize a greater portion of the potential future financial benefits created by Digital River, therefore increasing the value of each share by approximately 1.7%. At the July 9, 1999 Digital River closing share price of $35.25 per share, this represents a theoretical increase in value of $0.60 per share, or $12.09 million in aggregate. Digital River will also incur certain expenses as a result of the proposed transaction. After consulting with Digital River's legal and accounting advisors, Broadview has estimated that the investment banking, legal and consulting fees will be approximately $750,000, $400,000 and $250,000, respectively. Additionally, Broadview estimates that Digital River will incur $100,000 of internal expenses including the opportunity cost of management time and attention needed to execute the proposed transaction. The total cost of approximately $1.5 million equates to approximately $0.07 per share. Therefore, Broadview calculates the theoretical increase in value to shareholders to be approximately $0.53 per share or $10.7 million in the aggregate, as of July 9, 1999.

TECH SQUARED STOCK PERFORMANCE ANALYSIS

    For comparative purposes, Broadview examined the following:

    (1) Tech Squared common stock weekly historical volume and trading prices from July 10, 1998 through July 9, 1999; and

    (2) Daily relative closing prices for Tech Squared versus the S&P 500 from July 10, 1998 through July 9, 1999.

DIGITAL RIVER STOCK PERFORMANCE ANALYSIS

    For comparative purposes, Broadview examined the trading history of:

    (1) Digital River common stock from August 14, 1998 (the day it began trading) through July 9, 1999; and

    (2) Daily relative closing prices for Digital River versus the S&P 500 from August 14, 1998 through July 9, 1999.

TRANSACTION COMPARABLES ANALYSIS

    Broadview analyzed recent transactions deemed comparable to the proposed transaction. Broadview identified two tax-free transactions, in which the acquired company's primary asset was common stock of the acquirer and contingent and unknown liabilities were assumed by to a liquidating trust or spun-off operating entity:

    (1) Toys 'R' Us, Inc. ("Toys 'R' Us") acquired Petrie Stores Corp. ("Petrie") on January 24, 1995; and

    (2) Energy Ventures, Inc. ("EVI") acquired GulfMark International, Inc. ("GulfMark") on May 1, 1997.

    In the Petrie acquisition, Toys 'R' Us issued 42.1 million shares of common stock in exchange for 39.9 million shares of Toys 'R' Us common stock and $165.0 million in cash. Adjusted for the shares issued in exchange for the cash transferred in the transaction, Toys 'R' Us issued 3.3 million shares less than it acquired through the merger. The implied discount at which Toys 'R' Us redeemed its shares was 8.3%. In the GulfMark acquisition, EVI issued 2.2 million shares of common stock in exchange for 2.2 million shares of EVI common stock and GulfMark's erosion control division that generated approximately $7.0 million of revenue in 1996. The implied discount equals the value EVI assigned to the erosion control division. The value of the erosion control division was estimated using analyses produced by EVI's and GulfMark's financial advisors and filed in the respective S-4 filings. The range of values is $4.0 million to $14.0 million, with a median implied value of $7.0 million. This range of values implies a range of discounts from 3.7% to 12.8%, with a median implied discount of 6.4%.

    The average of the Petrie Transaction discount and the median implied discount in the GulfMark Transaction is 7.4%. A 7.4% discount applied to the shares to be received by Digital River would imply an issuance of 2.78 million shares in the Tech Squared acquisition.

    No transaction utilized as a comparable in the transaction comparables analysis is identical to the Tech Squared/Digital River Transaction. Mathematical analysis, such as determining the average, median, or range, is not in itself a meaningful method of using comparable transaction data.

TRANSACTION PREMIUMS PAID ANALYSIS

    Premiums paid above the seller's equity market capitalization ("EMC") indicate the additional value, when compared to public shareholders that strategic and financial acquirers are willing to pay for companies in a particular market segment. In this analysis, the value of consideration paid in transactions involving stock is computed using the buyer's last reported closing price (on the appropriate exchange) prior to announcement. The seller's equity market capitalization one trading day prior to announcement is calculated using the seller's last reported closing price (on the appropriate exchange) prior to announcement. The seller's equity market capitalization twenty trading days prior to announcement is calculated using the seller's closing price (on the appropriate exchange) on the first day of that period which: (1) consists of twenty consecutive days during which the appropriate exchange conducts trading activity, and (2) ends on the day of the last reported closing price prior to announcement. Broadview determined that because a majority of Tech Squared's value is linked to the operations of Digital River, the most comparable transactions would be transactions in which digital media companies were acquired. Broadview reviewed seven comparable M&A transactions involving North American digital media companies from January 1, 1998 to July 9, 1999. The underlying data is from Broadview's proprietary database of published and confidential M&A transactions in the information technology, communications and media industries. In order of descending premium paid to seller's equity market capitalization 20 trading days prior to the date announcement, the software transactions used were the acquisition of:

    (1) GeoCities Inc. by Yahoo! Inc.;

    (2) Excite, Inc. by @Home Corp.;

    (3) Shopping.com by Compaq Computer Corp.;

    (4) MovieFone Inc. by America Online Inc.;

    (5) Market Guide Inc. by Multex.com, Inc.;

    (6) broadcast.com inc. by Yahoo! Inc.; and

    (7) CDnow, Inc. by N2K Inc.

    These comparables exhibit the following medians and ranges for the applicable premiums (discounts):

                                                  MEDIAN
                                                 MULTIPLE    RANGE OF MULTIPLES
                                                 --------   ---------------------
Premium Paid to Seller's EMC ..................   73.3%     (26.6%)   to   203.6%
  20 Trading Days Prior to Announcement

Premium Paid to Seller's EMC ..................   19.3%        2.2%   to    57.4%
  1 Trading Day Prior to Announcement

    These comparables imply the following medians and ranges for per share value:

                                                      MEDIAN
                                                     IMPLIED         RANGE OF
                                                      VALUE        IMPLIED VALUE
                                                     --------   -------------------
Premium Paid to Seller's EMC ......................   $6.17     $2.62   to   $10.82
  20 Trading Days Prior to Announcement

Premium Paid to Seller's EMC ......................   $4.70     $4.02   to   $ 6.20
  1 Trading Day Prior to Announcement

    The summary set forth above does not purport to be a complete description of all the analyses performed by Broadview. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to partial analysis or summary description. Broadview did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Broadview believes, and has advised the Digital River special committee and the board of directors, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, Broadview made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Tech Squared and Digital River. These analyses performed by Broadview are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors.

    As mentioned above, the analyses supplied by Broadview and its opinion were among several factors taken into consideration by the Digital River special committee and the board of directors in making their decisions to enter into the Acquisition Agreement and should not be considered as determinative of such decision.

    Broadview was selected by the Digital River board as its financial advisor, and to render an opinion to the special committee and the board of directors, because Broadview is a nationally recognized investment banking firm focusing on providing merger and acquisition advisory services to information technology, communications and media companies. Broadview is continually engaged in the valuation of such businesses and it maintains an extensive database of information technology, communications and media mergers and acquisitions for comparative purposes. Broadview is currently acting as financial advisor to Digital River's special committee of the board of directors and will receive customary fees from Digital River.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION

    The following summarizes the opinion of Arthur Andersen LLP, subject to the qualifications set forth below and contained herein, as to the material U.S. federal income tax consequences to MacUSA, Tech Squared and the holders of Tech Squared common stock of the liquidation of MacUSA, the Exchange and the liquidation of Tech Squared. This discussion is based upon laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. The discussion set forth below may not apply to certain categories of shareholders subject to special treatment under the Internal Revenue Code of 1986, as amended (the "Code"), including, but not limited to, financial institutions, tax-exempt organizations, broker-dealers, insurance companies, regulated insurance companies, holders who are not United States persons (as defined in Section 7701(a)(30) of the Code), and holders who acquired the Tech Squared common stock pursuant to the exercise of employee stock options or otherwise as compensation. In addition, the discussion does not address state, local or foreign tax consequences.

    SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS DESCRIBED IN THIS PROXY
STATEMENT-PROSPECTUS, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF SUCH TRANSACTIONS IN THEIR PARTICULAR CIRCUMSTANCES.

    Tech Squared has not requested a ruling from the Internal Revenue Service (the "IRS") with regard to any of the U.S. federal income tax consequences of the liquidation of MacUSA, the Exchange or the liquidation of Tech Squared. Based upon representation letters from each of Digital River and Tech Squared and subject to the qualifications set forth herein, in the opinion of Arthur Andersen LLP (i) the liquidation of MacUSA should constitute a tax-free liquidation of MacUSA under Sections 332 and 337 of the Code, and (ii) the Exchange and the liquidation of Tech Squared should constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code (the "Reorganization"). The opinion of Arthur Andersen LLP (the "Tax Opinion") is included as Annex F to this proxy statement-prospectus. There are numerous requirements that must be satisfied in order for the Exchange and the liquidation to be accorded tax-free treatment under the Code. Due to the inherently factual and subjective nature of certain of these requirements, Arthur Andersen LLP is unable to render an unqualified opinion as to the tax-free nature of the Exchange and the liquidation. The Tax Opinion is subject to certain assumptions and qualifications, including but not limited to the truth and accuracy of certain factual representations made by Digital River and Tech Squared. The Tax Opinion is not binding on the IRS and does not preclude the IRS from adopting a contrary position. The following discussion assumes that the Exchange and the liquidation will qualify as a reorganization.

    TAX IMPLICATIONS TO TECH SQUARED'S SHAREHOLDERS

    In the opinion of Arthur Andersen LLP, the U.S. federal income tax consequences of the Reorganization to Tech Squared's shareholders should be as follows. First, Tech Squared shareholders should not recognize gain or loss for U.S. federal income tax purposes upon the receipt of Digital River common stock in the liquidation of Tech Squared. Second, the holding period of the Digital River stock received by the Tech Squared shareholders should include the holding period of the Tech Squared shares cancelled upon liquidation of Tech Squared, provided the shares are not held for sale to customers at the time of the Reorganization. Third, the tax basis of the Digital River stock received should generally be the same as the tax basis of the Tech Squared stock deemed exchanged therefor. However, the tax basis of the Digital River stock should be
(i) reduced by the amount of any property other than Digital River stock received and (ii) increased by any gain recognized upon receiving property other than Digital River stock. Fourth, Tech Squared shareholders should generally recognize gain (but not loss) or dividend income upon the receipt of property other than Digital River stock in the Reorganization. If cash is received for fractional shares by a Tech Squared shareholder, the shareholder should generally recognize gain or loss in an amount equal to the cash received less a portion of the tax basis allocable to the fractional share redeemed, unless the cash received is essentially equivalent to a dividend.

    Some amount of cash held by Tech Squared and some amount of Digital River common stock received by Tech Squared in the Exchange may be placed into the liquidating trust to provide for any liabilities, including any contingent liabilities, of Tech Squared. The beneficial interests in the liquidating trust will be distributed to the shareholders of Tech Squared pursuant to the Plan of Liquidation and Dissolution. For U.S. federal income tax purposes, a share of the assets of the liquidating trust (both stock and cash) should be deemed to have been distributed to each Tech Squared shareholder in proportion to their interests in the liquidating trust and thereafter contributed by such shareholder to the liquidating trust.

    Arthur Andersen LLP has not expressed any opinion on the tax consequences of owning an interest in the liquidating trust. Tech Squared shareholders should seek advice from their tax counsel to determine the tax consequences of owning an interest in the liquidating trust. The following information is solely provided as a general description of rules that typically apply to persons holding an interest in a liquidating trust.

    In general, a liquidating trust is not itself subject to U.S. federal income tax; rather, each holder of a beneficial interest in the liquidating trust will be treated as owning a pro rata share of the assets of the liquidating trust and is required to take into account his proportionate share of each of the liquidating trust's items of income or deduction. Because the Exchange and the liquidation of Tech Squared should constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code, as described above, Tech Squared shareholders should not recognize any gain or loss to the extent that the assets deemed distributed to them, and contributed to the liquidating trust, consist solely of Digital River common stock. If a Tech Squared shareholder, however, realizes gain in the liquidation (i.e., if the total value of all the consideration received by such shareholder in the liquidation, including Digital River common stock, exceeds his adjusted basis in his Tech Squared common stock), he must recognize such gain to the extent that his pro rata share of the assets of the liquidating trust, net of any fixed liabilities of Tech Squared that are assumed by the liquidating trust, consists of property other than Digital River common stock.

    The tax basis of the Digital River common stock received by Tech Squared shareholders in the liquidation, including any Digital River common stock that is deemed to be received by Tech Squared shareholders as a result of receiving a beneficial interest in the liquidating trust, will be equal to the basis of any shares of Tech Squared surrendered in exchange therefor, decreased by the amount of any property other than Digital River common stock deemed received as a result of the receipt of a beneficial interest in the liquidating trust, and increased by the amount of any gain that is recognized as a result of the receipt of such other property. The tax basis of the shares of Tech Squared common stock surrendered in the Exchange will be allocated between the Digital River common stock actually received and the Digital River common stock deemed received and contributed to the liquidating trust.

    If the liquidating trust disposes of any of its Digital River common stock, other than in a distribution to Tech Squared shareholders, each Tech Squared shareholder will recognize gain or loss equal to the difference between his pro rata share of the amount realized by the liquidating trust on the disposition of such shares, and the shareholder's tax basis in such shares. The trustee is not required to make any distributions to fund any tax liability of the Tech Squared shareholders related to any such gain. If the liquidating trust makes any payments in satisfaction of liabilities of Tech Squared that were contingent as of the inception of the liquidating trust, a holder of a beneficial interest in the liquidating trust will generally be entitled to increase his basis (or claim a capital loss) in the Digital River common stock acquired in the liquidation (including such holder's pro rata share of any Digital River common stock held in the liquidating trust) by an amount equal to such holder's pro rata share of such payment. Moreover, if the liquidating trust earns any income, such as interest or dividends, such income will be taxable to a holder of a beneficial interest in the liquidating trust in accordance with his method of accounting in the year in which received by the trust without regard to whether any distribution was made.

    Although there are severe restrictions on the ability of a Tech Squared shareholder to dispose of his beneficial interest in the liquidating trust, upon any such disposition a shareholder will generally recognize gain or loss equal to the difference between the amount realized by the holder on such disposition and the holder's basis in the beneficial interest. Such basis will initially be equal to the sum of (i) the Tech Squared shareholder's basis in his pro rata share of the Digital River common stock held in the liquidating trust (which, as described above, will be determined with reference to the shareholder's basis in the Tech Squared common stock prior to the liquidation), and (ii) his pro rata share of any other property held in the liquidating trust as of that date. The basis in a beneficial interest will be increased by the amount of any taxable income allocated to a holder of a beneficial interest, and decreased by the basis of any Digital River common stock distributed to a holder of a beneficial interest. The Tech Squared shareholder's holding period in the interest in the liquidating trust will be determined with reference to the assets of the liquidating trust. The holding period with respect to the Digital River common stock will include the holding period of the Tech Squared common stock held by such shareholders (provided that such Tech Squared common stock was not held for sale to customers), while the holding period for any other property held in the liquidating trust will begin on the date that such property was acquired by the liquidating trust.

    The liquidating trust will provide to the holders of its beneficial interests initially, and thereafter on an annual basis, such information as is necessary for the holder of the beneficial interest to report its income and gain to the IRS, both with respect to the liquidation and thereafter.

    TAX IMPLICATIONS TO TECH SQUARED AND MACUSA

    In the opinion of Arthur Andersen LLP, the U.S. federal income tax consequences of the liquidation of MacUSA, the Exchange, and the liquidation of Tech Squared to Tech Squared and MacUSA should be as follows. First, MacUSA should not recognize gain or loss with respect to the liquidation. Second, Tech Squared should not recognize gain or loss with respect to (i) the receipt of Digital River common stock, or (ii) the distribution of the Digital River common stock to Tech Squared shareholders in the Reorganization.

    IF THE EXCHANGE AND THE LIQUIDATION WERE NOT TO QUALIFY AS A REORGANIZATION WITHIN THE MEANING OF SECTION 368(a)(1)(C) OF THE CODE, TECH SQUARED SHAREHOLDERS WOULD GENERALLY RECOGNIZE GAIN OR LOSS FOR U.S. FEDERAL INCOME TAX PURPOSES UPON THE RECEIPT OF DIGITAL RIVER COMMON STOCK IN EXCHANGE FOR SHARES OF TECH SQUARED COMMON STOCK. EACH TECH SQUARED SHAREHOLDER'S GAIN OR LOSS WOULD GENERALLY BE DETERMINED BY COMPARING SUCH SHAREHOLDER'S TAX BASIS IN HIS TECH SQUARED STOCK TO THE VALUE OF ALL PROPERTY RECEIVED IN THE LIQUIDATION INCLUDING INTERESTS IN THE LIQUIDATING TRUST. IN ADDITION, THE SHAREHOLDER WOULD HAVE TO PAY INTEREST ON THE AMOUNT OF THE TAX DEFICIENCY. HOWEVER, IT IS UNLIKELY THAT THE SHAREHOLDER WOULD HAVE TO PAY ANY PENALTY. TECH SQUARED WOULD ALSO RECOGNIZE GAIN OR LOSS ON THE DISTRIBUTION OF DIGITAL RIVER STOCK AND ANY OTHER PROPERTY DISTRIBUTED TO TECH SQUARED SHAREHOLDERS IN THE LIQUIDATION BASED ON THE DIFFERENCE BETWEEN THE FAIR MARKET VALUE OF THE PROPERTY DISTRIBUTED AND TECH SQUARED'S TAX BASIS OF THE PROPERTY. TECH SQUARED'S AGREEMENT WITH DIGITAL RIVER DOES NOT PROVIDE FOR ANY RECISSION OR ADJUSTMENT IF THE EXCHANGE DOES NOT QUALIFY AS A TAX-FREE REORGANIZATION, AND DIGITAL RIVER WOULD NOT BE ADVERSELY IMPACTED IF THE EXCHANGE DOES NOT QUALIFY AS A TAX-FREE REORGANIZATION. THEREFORE, THE RISK THAT THE EXCHANGE MIGHT NOT QUALIFY AS A TAX-FREE REORGANIZATION IS BORNE ENTIRELY BY TECH SQUARED SHAREHOLDERS. IF MACUSA'S TRANSFER OF SHARES OF DIGITAL RIVER TO TECH SQUARED IS NOT TREATED AS A TAX-FREE LIQUIDATION, TECH SQUARED (AS SUCCESSOR TO MACUSA) WILL LIKELY BE SUBJECT TO TAX ON THE VALUE OF DIGITAL RIVER COMMON STOCK AT THE TIME OF THE LIQUIDATION. AS A TRANSFEREE OF ASSETS IN LIQUIDATION OF TECH SQUARED, YOU MAY BE LIABLE FOR A PRO RATA SHARE OF TECH SQUARED'S TAX LIABILITY FROM THE LIQUIDATION OF MACUSA, THE EXCHANGE AND THE DISTRIBUTION OF DIGITAL

RIVER SHARES. HOWEVER, THE MAXIMUM LIABILITY OF ANY SHAREHOLDER WOULD BE THE VALUE OF DIGITAL RIVER COMMON STOCK AND ASSETS RECEIVED IN CONNECTION WITH THE PLAN OF LIQUIDATION AND DISSOLUTION.

    PROPOSED LEGISLATION

    The Clinton Administration's Fiscal Year 2000 Budget contains a legislative proposal that, if enacted into law, would require the recognition of gain, but not loss, by a corporation in transactions such as the Exchange and liquidation that we have proposed in connection with the voluntary dissolution. The proposal, if enacted into law as proposed, would likely apply to transactions that are consummated on or after the date of enactment, but no assurance can be given that any enacted legislation will not be applied retroactively such that the Exchange and the liquidation contemplated by the voluntary dissolution would be subject to this provision. Neither the House of Representatives nor the Senate has proposed legislation that includes the Clinton Administration's proposal to impose a corporate tax on transactions such as the Exchange and liquidation. Shareholders should consult their tax advisors concerning the likelihood of enactment and the effect, if any, of the proposed legislation on the Exchange and the liquidation.

    THE FOREGOING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OR ANY OTHER CONSEQUENCES OF THE EXCHANGE AND THE LIQUIDATION OF TECH SQUARED. IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES. MOREOVER, THIS DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE EXCHANGE AND THE LIQUIDATION. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO YOU OF THE EXCHANGE AND THE LIQUIDATION.

    Tech Squared's receipt of the tax opinion of Arthur Anderson LLP described above is a condition to closing of the Transaction with Digital River that can be waived by Tech Squared. If the opinion is not delivered because, in the opinion of Arthur Andersen LLP, there is a material change in the tax consequences relating to the transactions, and if this closing condition is waived by Tech Squared, the closing of the transaction with Digital River pursuant to the Plan of Liquidation and Dissolution will not proceed without a new solicitation of shareholders and a new vote on the Plan. The sale of the operating business of Tech Squared is not conditioned upon, nor related to, such opinion; and, in such event, could proceed without a new shareholder vote.

ACCOUNTING TREATMENT OF THE TRANSACTION

    SALE OF OPERATING ASSETS

    Tech Squared will recognize a gain or loss on the sale or other disposition of its operating assets based upon the difference between the consideration received for the operating assets, including the company's Net Direct catalog business, DTP catalog business and Distribution Sales business, and the book value of the operating assets, including liabilities recognized at the time of the sale. Under generally accepted accounting principals, this amount is not recorded until the sale occurs or a loss is probable and estimable.

    THE EXCHANGE

    The Exchange will result in a decrease in the net worth of Tech Squared equal to the value of the excess of the number of shares of Digital River common stock transferred by Tech Squared to Digital River over the number of shares of such stock issued by Digital River to Tech Squared (such excess being 350,000 shares of Digital River common stock) plus $1.2 million in cash minus related deferred income taxes. Based upon the market value of the Digital River common stock ($20.25 per share) as of September 22, 1999, or market values of $15, $20 or $25 per share, the reduction in net worth of Tech

Squared would amount to approximately $8.3 million ($5.6 million net of deferred taxes), $6.5 million ($4.5 million net), $8.2 million ($5.6 million net), or $10.0 million ($6.7 million net), respectively.

    This decrease will be offset by the remaining deferred taxes related to the appreciation in value of the Digital River common stock previously recorded in Tech Squared's financial statements.

    The exchange of newly issued shares of Digital River common stock for shares held by Tech Squared will be treated by Digital River as a treasury stock transaction. Digital River will record the $1.2 million of cash acquired from Tech Squared in the Exchange on its balance sheet as cash and cash equivalents with a corresponding credit to additional paid in capital, net of direct expenses incurred by Digital River. The Exchange will not have an effect on the results of operations of Digital River.

    THE LIQUIDATION

    The complete liquidation and dissolution of Tech Squared, through the establishment of the liquidating trust and the distribution to Tech Squared shareholders of the Digital River common stock received by Tech Squared in the Exchange and pro rata interests in the liquidating trust, will be recorded as a liquidating distribution and will result in a reduction in the equity of Tech Squared to zero.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE VOLUNTARY DISSOLUTION

    Neither Tech Squared nor Digital River is aware of any material governmental or regulatory approval required for completion of the voluntary dissolution and the transactions contemplated thereby, other than compliance with the applicable corporate law of Minnesota.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF DIGITAL RIVER

    The shares of Digital River common stock to be issued in connection with the Exchange will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of Digital River common stock issued to any person who is deemed to be an "affiliate" of Digital River at the time of the special meeting. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of Digital River and may include some of Digital River's officers and directors, as well as its principal shareholders. Affiliates may not sell their shares of Digital River common stock acquired in the liquidation of Tech Squared except pursuant to:

    - an effective registration statement under the Securities Act covering the resale of those shares (however, Digital River is not required to file any such registration statement);

    - an exemption under paragraph (d) of Rule 145 under the Securities Act; or

    - any other applicable exemption under the Securities Act.

Digital River's registration statement on Form S-4, of which this proxy statement-prospectus forms a part, does not cover the resale of shares of Digital River common stock to be received by affiliates in the liquidation.

LISTING ON THE NASDAQ NATIONAL MARKET OF THE COMMON STOCK TO BE ISSUED BY
  DIGITAL RIVER

    Digital River will use reasonable efforts to cause the shares of Digital River common stock to be issued in connection with the Exchange as described in the Plan of Liquidation and Dissolution, to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, before the completion of the Exchange.

DISSENTERS' APPRAISAL RIGHTS

    Under Minnesota law, including but not limited to Sections 302A.725 and 302A.471(1)(b) of the Minnesota Business Corporation Act, you are not entitled to exercise dissenter's appraisal rights as a result of the voluntary dissolution or the transactions contemplated thereby or to demand payment for your shares of Tech Squared common stock.

DELISTING AND DEREGISTRATION OF TECH SQUARED COMMON STOCK AFTER THE TRANSACTION

    If the transaction is completed, Tech Squared common stock will be delisted from the OTC Bulletin Board and will be deregistered under the Securities Exchange Act of 1934.

THE SALE OF OPERATING ASSETS

    Upon approval by the Tech Squared shareholders of the voluntary dissolution, Tech Squared and MacUSA will sell or otherwise dispose of all of their operating assets on terms and conditions to be determined by the board of directors. The sale or other disposition of the operating assets will include the sale of the assets used in connection with the company's catalog and distribution businesses.

    After the sale of the operating assets, MacUSA will be merged with and into Tech Squared. The proceeds from the sale of the operating assets, after payment of Tech Squared's outstanding liabilities, and after payments to be made to Digital River under the terms of the Acquisition Agreement, will be contributed to the liquidating trust.

    On November 8, 1999, Tech Squared and Virtual Technology Corporation executed a definitive Asset Purchase Agreement pursuant to which Virtual Technology Corporation has agreed to purchase the operating assets of Tech Squared for a purchase price of $1 million plus their net book value at the time of closing. As of September 30, 1999, the net book value of the operating assets was $2,202,358. The Asset Purchase Agreement contains customary representations and warranties and covenants. The closing of the asset sale is also subject to certain conditions, including the approval by Tech Squared shareholders of the voluntary dissolution pursuant to the Plan of Liquidation and Dissolution. The closing of the asset sale is currently scheduled for early December 1999. The Asset Purchase Agreement is attached as Annex H and is incorporated herein by reference.

    A shareholder of Tech Squared has commenced litigation seeking to prevent the transaction with Digital River. Such litigation is described more fully under the heading "Certain Legal Matters." The sale of Tech Squared's operating assets to Virtual Technology Corporation is not contingent upon completion of the transaction with Digital River.

THE ACQUISITION AGREEMENT

PLEASE NOTE THAT THE FOLLOWING DESCRIPTION OF THE ACQUISITION AGREEMENT IS A SUMMARY ONLY. YOU SHOULD READ THE FOLLOWING SUMMARY AND THE ACQUISITION AGREEMENT, ATTACHED AS ANNEX B, FOR A FULL UNDERSTANDING OF THE ACQUISITION AGREEMENT. THE ACQUISITION AGREEMENT IS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT-PROSPECTUS.

    THE EXCHANGE

    The Exchange will be effected according to the terms of the Acquisition Agreement. The 3,000,000 shares of Digital River common stock currently held by Tech Squared's wholly owned subsidiary, MacUSA, will be transferred to Tech Squared in connection with the merger of MacUSA with and into Tech Squared. Tech Squared will then transfer the 3,000,000 shares of Digital River common stock and $1.2 million in cash to Digital River in exchange for 2,650,000 newly issued shares of Digital River common stock.

    NO ASSUMPTION OF LIABILITIES

    The Acquisition Agreement provides that Digital River is not assuming and will not in any way be liable or responsible for any liabilities or obligations of Tech Squared.

    REPRESENTATIONS AND WARRANTIES

    Each of Tech Squared and Digital River has made a number of representations and warranties in the Acquisition Agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the Exchange.

    The representations given by Tech Squared cover the following topics, among others, as they relate to Tech Squared and its subsidiaries:

    - Tech Squared's corporate organization and good standing;

    - the authorization, execution, delivery, performance and enforceability of the Acquisition Agreement and related matters;

    - the absence of conflicts with its articles of incorporation, by-laws, or any agreements to which Tech Squared is a party;

    - the receipt of required consents or approvals, if any;

    - compliance with applicable laws, including environmental laws;

    - the recommendation of Tech Squared's board of directors;

    - Tech Squared's title to its shares of Digital River common stock;

    - Tech Squared's filings and reports with the Securities and Exchange Commission;

    - Tech Squared's financial statements;

    - Tech Squared's liabilities;

    - litigation involving Tech Squared; and

    - Tech Squared's taxes.

    The representations given by Digital River cover the following topics, among others, as they relate to Digital River and its subsidiaries:

    - Digital River's corporate organization and good standing;

    - the authorization, execution, delivery, performance and enforceability of the Acquisition Agreement and related matters;

    - the absence of conflicts with its certificate of incorporation, by-laws or any agreements to which Digital River is a party;

    - compliance with applicable laws;

    - the receipt of required consents or approvals, if any; and

    - the validity of the shares of Digital River common stock to be issued in the Exchange and presently held by Tech Squared.

    The representations and warranties in the Acquisition Agreement are complicated and not easily summarized. You are urged to carefully read the sections of the Acquisition Agreement entitled "Representations and Warranties of the Seller" and "Representations and Warranties of the Buyer."

    COVENANTS AND AGREEMENTS

    Tech Squared and Digital River also entered into certain covenants and agreements in connection with the Acquisition Agreement.

    Tech Squared agreed that, from the date of the Acquisition Agreement through the closing date of the Exchange, unless Digital River consents in writing or as otherwise expressly contemplated by the Acquisition Agreement, it would not take any action which would:

    - make any representation or warranty contained in the Acquisition Agreement materially incorrect;

    - materially impair Tech Squared's ability to satisfy any conditions contained in the Acquisition Agreement;

    - decrease the number of shares of Digital River common stock held by Tech Squared as of the date of the Acquisition Agreement; or

    - prevent the completion of the Exchange.

    Tech Squared also agreed that, prior to the closing date of the Exchange, it would:

    - use commercially reasonable efforts to sell all of its operating assets and those of its wholly owned subsidiary, MacUSA;

    - pay its liabilities that become due;

    - establish a liquidating trust to provide for actual or potential liabilities that subsequently arise; and

    - within one year of the closing date of the Exchange, liquidate and distribute the remaining shares of Digital River common stock received in the Exchange, which were not contributed to the liquidating trust, to its shareholders.

    Tech Squared further agreed that, between the date of the Acquisition Agreement and the closing date of the Exchange, it would not:

    - transfer or encumber any of the shares of Digital River common stock it presently owns;

    - solicit any person other than Digital River for the transfer of the Digital River common stock it presently owns; or

    - purchase any additional shares of Digital River common stock.

    The covenants and agreements contained in the Acquisition Agreement are complicated and not easily summarized. You are urged to carefully read the section of the Acquisition Agreement entitled "Covenants and Agreements."

    CONDITIONS TO COMPLETION OF THE EXCHANGE

    Tech Squared's and Digital River's respective obligations to complete the Exchange are subject to the satisfaction or waiver of each of the following conditions:

    - Tech Squared's shareholders must approve the voluntary dissolution;

    - no injunction or order preventing the completion of the Exchange may be in effect;

    - the Registration Statement with respect to the shares of Digital River common stock to be issued in the Exchange must be effective;

    - the Digital River common stock to be issued in the Exchange must be approved for listing on the Nasdaq National Market; and

    - any consents or approvals required to complete the Exchange must be received.

    Tech Squared's obligations to complete the Exchange are subject to the satisfaction or waiver of each of the following additional conditions:

    - Digital River must perform in all material respects its obligations under the Acquisition Agreement;

    - Digital River's representations and warranties contained in the Acquisition Agreement must be true and correct in all material respects as of the closing date of the Exchange; and

    - Tech Squared must receive the written opinion of Arthur Andersen LLP to the effect that the Exchange and the liquidation should qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Code.

    Digital River's obligations to complete the Exchange are subject to the satisfaction or waiver of each of the following additional conditions:

    - Tech Squared must perform in all material respects its obligations under the Acquisition Agreement;

    - Tech Squared's representations and warranties contained in the Acquisition Agreement must be true and correct in all material respects as of the closing date of the Exchange;

    - Digital River must receive the written opinions of Arthur Andersen LLP and Cooley Godward LLP to the effect that the Exchange and the liquidation should qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Code;

    - Tech Squared must establish the liquidating trust for payment of its liabilities; and

    - Digital River must reasonably determine that it will not become responsible for any of Tech Squared's liabilities.

    INDEMNIFICATION

    The Acquisition Agreement provides that Tech Squared will indemnify Digital River (including its current and future affiliates and any of their successors) from any losses incurred in connection with:

    - any breach of any covenant or obligation of Tech Squared contained in the Acquisition Agreement;

    - any liability of Tech Squared or its officers;

    - any liability to which Digital River may become subject and that arises from or relates to:

       -- any product produced or sold or any services performed by or on behalf of Tech Squared;

       -- the presence or use of any hazardous substance at any property of Tech Squared at any time prior to the Exchange closing date;

       --  the operation by Tech Squared of its business; or

       -- any failure to comply with any bulk transfer law or similar legal requirement; and

    - any proceeding relating directly or indirectly to any breach, alleged breach, liability or matter of the type referred to above (including any proceeding commenced by Digital River for the purpose of enforcing any of its indemnification rights).

    TERMINATION OF THE ACQUISITION AGREEMENT

    The Acquisition Agreement may be terminated by written notice at any time prior to the closing date of the Exchange, whether before or after approval of the voluntary dissolution by Tech Squared shareholders, as follows:

    - by mutual consent of Tech Squared and Digital River;

    - by Tech Squared or Digital River, if there is any order of a court or governmental authority prohibiting the completion of the Exchange which is final and nonappealable;

    - by Tech Squared or Digital River, if the Exchange is not completed before April 15, 2000, except that the right to terminate the Acquisition Agreement is not available to any party whose failure to fulfill any obligation under the Acquisition Agreement has been a cause of the failure to complete the Exchange on or before April 15, 2000;

    - by Tech Squared or Digital River, if the voluntary dissolution fails to receive the requisite vote for approval by the Tech Squared shareholders at the Tech Squared special meeting;

    - by Digital River, if it has reasonably determined that completion of the Exchange could result in liability to Digital River, provided however, that if assets equal to at least $6.2 million have been contributed to the liquidating trust, Digital River may only make this determination based upon claims or potential liabilities not disclosed at the time of signing of the Acquisition Agreement or material adverse developments relating to previously disclosed claims or liabilities;

    - by Digital River, if Tech Squared's board of directors fails to recommend approval of the voluntary dissolution by the shareholders of Tech Squared or withdraws or modifies, or publicly announces an intention to withdraw or modify, in any adverse manner, its approval or recommendation of the voluntary dissolution;

    - by Tech Squared, if Digital River fails to perform its obligations under the Acquisition Agreement and such failure remains uncured;

    - by Digital River, if Tech Squared fails to perform its obligations under the Acquisition Agreement and such failure remains uncured;

    - by Digital River, if its board of directors determines in good faith that termination of the Acquisition Agreement would be in the best interests of Digital River and its shareholders, provided that Digital River may not exercise this right unless it determines in good faith to enter into a transaction that its board of directors determines in good faith to be in the best interests of Digital River and its shareholders; or

    - by Tech Squared, if its board of directors determines in good faith on the advice of counsel that termination is necessary in order for the board to comply with its fiduciary obligations under applicable law, provided that Tech Squared may not exercise this right unless it determines in good faith to enter into a transaction that its board of directors determines, based upon advice of counsel, that Tech Squared is required to enter into in accordance with the board's fiduciary obligations.

    AMENDMENT; WAIVER

    The Acquisition Agreement may only be amended by a written instrument signed on behalf of Tech Squared and Digital River.

    At any time prior to the closing date of the Exchange, Tech Squared or Digital River, by action of its board of directors and in a written instrument, may:

    - extend the time allowed for the performance of any obligation under the Acquisition Agreement; or

    - waive compliance with any obligation of the other party, or with any conditions to its own obligations, under the Acquisition Agreement.

THE LIQUIDATING TRUST AGREEMENT

THE FOLLOWING DESCRIPTION OF THE LIQUIDATING TRUST AGREEMENT IS A SUMMARY ONLY. YOU SHOULD READ THE FOLLOWING SUMMARY AND THE LIQUIDATING TRUST AGREEMENT ATTACHED AS ANNEX C FOR A FULL UNDERSTANDING OF THE LIQUIDATING TRUST AGREEMENT. THE LIQUIDATING TRUST AGREEMENT IS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT-PROSPECTUS.

    THE LIQUIDATING TRUST

    Tech Squared will transfer assets to the liquidating trust which are, in the judgment of Tech Squared's board of directors, sufficient to pay actual and potential liabilities of Tech Squared. The trust then will assume all of the liabilities of Tech Squared and pay them in an orderly and proper manner.

    BENEFICIARIES

    The shareholders of Tech Squared, as of a record date to be established by the board of directors, will hold the beneficial interests in the trust. The beneficial interests in the trust will not be transferable, except by will or otherwise by operation of law.

    Meetings of beneficiaries may be called by the trustee or by beneficiaries having an aggregate beneficial interest of at least one-fourth of the total beneficial interests.

    THE TRUSTEE

    The Liquidating Trust Agreement provides for one trustee, which shall be a corporation incorporated under the laws of a state of the United States and authorized to act as a fiduciary under the laws of the State of Minnesota. The initial trustee will be Norwest Bank Minnesota, National Association. The trustee may resign upon notice and may be removed by a vote of beneficiaries having an aggregate of at least two-thirds of the beneficial interests in the trust. Successor trustees are elected by a majority vote of the holders of beneficial interests.

    DURATION

    The trust will terminate upon the earliest to occur of a termination required under Minnesota law, the distribution of all remaining assets to the trust beneficiaries or three years from the date it is created. However, the trustee may extend the three-year period if it determines that the extension is required to satisfy all of the Tech Squared liabilities and it receives an opinion from a qualified advisor that such extension will not cause the trust to be treated as other than a liquidating trust under applicable Treasury regulations.

    DISTRIBUTIONS

    The trustee may make interim distributions of assets of the trust to the beneficiaries at times deemed appropriate by the trustee, but it must make distributions at least annually unless it determines that any such distribution would be inconsistent with the purposes of the trust. When the trustee determines that all of the trust's liabilities have been satisfied, it will make a final distribution of any remaining assets to any beneficiaries.

    REPORTS

    The trustee will provide annual reports to the beneficiaries which will contain information required to determine the amount of income attributable to the trust that the beneficiary is required to include in its federal income tax return. See the heading "Material United States Federal Income Tax Consequences of the Transaction" of this proxy statement-prospectus for a description of the applicable provisions of the Internal Revenue Code.

    DUTIES, RIGHTS AND POWERS OF THE TRUSTEE

    The Liquidating Trust Agreement gives the trustee powers to effectively manage the assets and pay the liabilities of the trust. However, the trustee is not required to diversify the assets or sell the shares of Digital River common stock contributed to the trust, except to the extent necessary to pay or provide for the payment of liabilities.

    Subject to certain qualifications, such as acts in bad faith or reckless disregard of its duties, the trustee will be indemnified out of the assets of the trust for any losses incurred by it in connection with its duties as trustee. The Liquidating Trust Agreement also provides for the indemnification, out of trust assets, of Tech Squared and its employees and agents for losses resulting from the exercise or failure to exercise any rights under the Liquidating Trust Agreement.

    AMENDMENT

    Subject to certain limitations, the Liquidating Trust Agreement can be amended upon the vote of holders of beneficial interests representing at least two-thirds of the outstanding beneficial interests.

THE VOTING AGREEMENTS

THE FOLLOWING DESCRIPTION OF THE VOTING AGREEMENTS IS A SUMMARY ONLY. YOU SHOULD READ THE FOLLOWING SUMMARY AND THE FORM OF VOTING AGREEMENT ATTACHED AS ANNEX D FOR A FULL UNDERSTANDING OF THE VOTING AGREEMENTS. THE VOTING AGREEMENTS ARE INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT-PROSPECTUS.

    Digital River required Tech Squared shareholders Joel A. Ronning and Charles
E. Reese, Jr. to enter into voting agreements. The Voting Agreements require these Tech Squared shareholders to vote all of the shares of Tech Squared common stock beneficially owned by them in favor of the voluntary dissolution. The Voting Agreements also contain a "lock-up" agreement which restricts the ability of these Tech Squared shareholders to sell certain amounts of the shares of Digital River common stock that they receive in the liquidation of Tech Squared. In accordance with these restrictions, no shares may be sold prior to January 1, 2000, one-third of the shares received may be sold after January 1, 2000, an additional one-third of the shares received may be sold after April 1, 2000, and any remaining shares may be sold after June 1, 2000.

    As of October 29, 1999, the Tech Squared shareholders who entered into the Voting Agreements collectively held approximately 6,819,168 shares of Tech Squared common stock which represented approximately 49.47% of the outstanding Tech Squared common stock. None of the shareholders who are parties to the Voting Agreements was paid additional consideration in connection with the Voting Agreements.

    Each Tech Squared shareholder who is a party to the Voting Agreements agreed not to sell the Tech Squared common stock and options owned beneficially or of record by that person until the termination of the Voting Agreements, unless the person to whom the Tech Squared stock or options are to be sold agrees to be bound by the Voting Agreements.

                    COMPARATIVE PER SHARE MARKET PRICE DATA

    Tech Squared common stock is traded on the OTC Bulletin Board under the symbol "TSQD." Digital River common stock is traded on the Nasdaq National Market under the symbol "DRIV."

    The following table sets forth, for the calendar quarters indicated, the high and low sale prices per share of Tech Squared and Digital River common stock as reported on the OTC Bulletin Board and Nasdaq National Market, respectively.

                                                                            TECH SQUARED
                                                                            COMMON STOCK
                                                         ---------------------------------------------------
                                                                   HIGH                       LOW
                                                         ------------------------   ------------------------
1996:
First Quarter..........................................  $                   1.78   $                   0.38
Second Quarter.........................................  $                   1.13   $                   0.41
Third Quarter..........................................  $                   0.88   $                   0.25
Fourth Quarter.........................................  $                   0.63   $                   0.17

1997:
First Quarter..........................................  $                   0.75   $                   0.27
Second Quarter.........................................  $                   0.47   $                   0.16
Third Quarter..........................................  $                   0.84   $                   0.34
Fourth Quarter.........................................  $                   3.88   $                   0.56

1998:
First Quarter..........................................  $                   2.38   $                   1.19
Second Quarter.........................................  $                   4.00   $                   1.40
Third Quarter..........................................  $                   7.63   $                   1.00
Fourth Quarter.........................................  $                   3.78   $                   0.47

1999:
First Quarter..........................................  $                   6.50   $                   3.00
Second Quarter.........................................  $                   4.69   $                   2.66
Third Quarter..........................................  $                   3.97   $                   2.56
Fourth Quarter (through November 5, 1999)..............  $                   4.13   $                   3.00

                                                                            DIGITAL RIVER
                                                                            COMMON STOCK
                                                         ---------------------------------------------------
                                                                   HIGH                       LOW
                                                         ------------------------   ------------------------
1996:
First Quarter..........................................                       N/A                        N/A
Second Quarter.........................................                       N/A                        N/A
Third Quarter..........................................                       N/A                        N/A
Fourth Quarter.........................................                       N/A                        N/A
1997:
First Quarter..........................................                       N/A                        N/A
Second Quarter.........................................                       N/A                        N/A
Third Quarter..........................................                       N/A                        N/A
Fourth Quarter.........................................                       N/A                        N/A
1998:
First Quarter..........................................                       N/A                        N/A
Second Quarter.........................................                       N/A                        N/A
Third Quarter..........................................  $                  13.25   $                   5.00
Fourth Quarter.........................................  $                  44.00   $                   5.63
1999:
First Quarter..........................................  $                  61.38   $                  27.44
Second Quarter.........................................  $                  51.38   $                  19.56
Third Quarter..........................................  $                  36.13   $                  18.25
Fourth Quarter (through November 5, 1999)..............  $                  28.25   $                  19.63

 COMPARISON OF RIGHTS OF HOLDERS OF TECH SQUARED COMMON STOCK AND DIGITAL RIVER
                                  COMMON STOCK

    THIS SECTION OF THE PROXY STATEMENT-PROSPECTUS DESCRIBES CERTAIN DIFFERENCES BETWEEN THE RIGHTS OF HOLDERS OF TECH SQUARED COMMON STOCK AND DIGITAL RIVER COMMON STOCK. WHILE WE BELIEVE THAT THE DESCRIPTION COVERS THE MATERIAL DIFFERENCES BETWEEN THE TWO, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS WE REFER TO FOR A MORE COMPLETE UNDERSTANDING OF THE DIFFERENCES BETWEEN BEING A SHAREHOLDER OF TECH SQUARED AND BEING A SHAREHOLDER OF DIGITAL RIVER.

    As a shareholder of Tech Squared, your rights are currently governed by the Minnesota Business Corporation Act, Tech Squared's articles of incorporation and Tech Squared's by-laws. The rights of Digital River shareholders are currently governed by the Delaware General Corporation Law, Digital River's certificate of incorporation and Digital River's by-laws. After completion of the Transaction, you will become a shareholder of Digital River and your rights will be governed by the Delaware General Corporation Law, Digital River's certificate of incorporation and Digital River's by-laws.

CAPITALIZATION AND VOTING RIGHTS

    Both Tech Squared and Digital River have one class of common stock issued and outstanding. Holders of Tech Squared common stock and holders of Digital River common stock are each entitled to one vote for each share held. Neither holders of Tech Squared common stock nor holders of Digital River common stock are allowed to cumulate votes for the election of directors.

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

    Tech Squared directors are elected for a term of one year and until their successors are elected and qualified. Tech Squared's board is not divided into classes. Tech Squared's board of directors currently consists of four directors. The number of directors on Tech Squared's board is determined, from time to time, by the shareholders of Tech Squared or the board of directors of Tech Squared and may not exceed 11.

    Digital River's board of directors is divided into three classes, as permitted by Delaware law, with one class being elected annually. Digital River directors are elected for a term of three years and until their successors are elected and qualified. Digital River's board of directors currently consists of eight directors. The number of directors on Digital River's board is determined by a resolution adopted by a majority vote of the board of directors.

REMOVAL OF DIRECTORS

    Tech Squared directors may be removed with or without cause by a vote of the shareholders holding a majority of the shares entitled to vote at an election of directors except, as otherwise provided by law, where shareholders have the right to cumulate their votes.

    Digital River directors may be removed for cause by the affirmative vote of the holders of at least a majority of the shares entitled to vote at an election of directors. Digital River directors may be removed without cause by the affirmative vote of the holders of two-thirds of all the then-outstanding voting stock.

VACANCIES

    Tech Squared's by-laws provide that vacancies on the board of directors resulting from an increase in the number of directors authorized under the by-laws may be filled by a majority vote of the directors serving at the time of such increase. All other vacancies on the board of directors shall be filled by a majority of the remaining directors even though less than a quorum.

    Digital River's certificate of incorporation and by-laws provide that any vacancies on the board of directors, unless the board determines that the vacancies shall be filled by the shareholders, shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum.

SHAREHOLDER ACTION

    Tech Squared shareholders may take action at annual or special meetings of shareholders, or by unanimous written consent of all Tech Squared shareholders entitled to vote.

    Digital River shareholders may take action at annual or special meetings of shareholders, but may not take action by written consent.

FAIR PRICE PROVISION

    Minnesota law contains a fair price provision which prohibits an offeror from acquiring shares of a publicly held Minnesota corporation within two years following the offeror's last purchase of shares pursuant to a takeover offer, unless the shareholders have a reasonable opportunity to dispose of the shares to the offeror upon terms substantially equivalent to those provided in the earlier takeover offer. The fair price provision does not apply if the board's disinterested directors approve the proposed acquisition of shares before the offeror purchases any shares in the takeover offer. In addition, the fair price provision does not apply to:

    - repurchase offers by the corporation, unless made in response to a hostile takeover bid;

    - tender offers which, if consummated, including the offeror's other share acquisitions within the preceding twelve months, would not result in the acquisition of more than 2% of a class of stock; and

    - offers for shares of certain regulated entities, including insurance companies, financial institutions and public service utilities.

    Tech Squared is governed by the fair price provision.

    Delaware law contains a provision which restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered under this provision to be a person owning 15% or more of the corporation's outstanding voting stock. Delaware law restricts these transactions for a period of three years from the date the stockholder acquired 15% or more of the corporation's outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock, Delaware law prohibits significant business transactions such as:

    - a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the 15% stockholder;

    - any other transaction that would increase the 15% stockholder's proportionate ownership of any class or series of capital stock.

    The shares held by the 15% stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

    The prohibition against these transactions does not apply if:

    - prior to the time that any stockholder became a 15% stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of the outstanding voting stock; or

    - the 15% stockholder owns at least 85% of the outstanding voting stock of the corporation as a result of the transaction in which such stockholder acquired 15% or more of the outstanding voting stock.

    Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

    Digital River is governed by this provision of Delaware law.

AMENDMENTS TO CERTIFICATES OF INCORPORATION

    Tech Squared's articles of incorporation may be amended in accordance with Minnesota law, which provides that an amendment to a corporation's articles of incorporation may be approved by a majority of the voting power of the shares entitled to vote on the proposed amendment.

    Digital River's certificate of incorporation provides that the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, is required to alter, amend or repeal the sections of its certificate of incorporation relating to the election and removal of directors, the limitation of the personal liability of directors and amendments to the certificate of incorporation. All other parts of Digital River's certificate of incorporation may be amended in accordance with Delaware law, which provides that an amendment to a corporation's certificate of incorporation may be approved by a majority of the outstanding shares entitled to vote on the proposed amendment.

AMENDMENTS TO BY-LAWS

    Under Minnesota law, shareholders entitled to vote have the power to amend the corporation's by-laws at any time. In addition, the board of directors has the power to amend certain sections of the by-laws pertaining to directors.

    Tech Squared's by-laws vest power to amend its by-laws in the board of directors, subject to the power of the shareholders to change or repeal the company's by-laws.

    Under Delaware law, shareholders entitled to vote have the power to adopt, amend or repeal by-laws. A corporation may, in its certificate of incorporation, confer such power upon the board of directors. The shareholders always have the power to adopt, amend or repeal by-laws, even though the board may also be delegated such power.

    Digital River's certificate of incorporation provides that its by-laws may be adopted, amended or repealed (1) by the affirmative vote of at least two-thirds of the voting power of all of the then-outstanding shares of the voting stock, or (2) by Digital River's board of directors.

SHAREHOLDER RIGHTS PLAN

    Neither Tech Squared nor Digital River has a shareholder rights plan.

NOMINATION PROCEDURES AND SHAREHOLDER PROPOSALS

    Minnesota law provides that any business appropriate for action by the shareholders may be transacted at a regular meeting of the shareholders. Tech Squared's by-laws do not elaborate.

    Digital River's by-laws provide that a shareholder who wishes to nominate directors for election at a shareholder meeting or who wants to bring business before a shareholder meeting must have given timely notice thereof in writing to the secretary of the corporation. In order to be timely, the notice must be received at the corporation's executive offices not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting.

    Shareholder nominations and proposals will not be brought before any Digital River shareholder meeting unless the nomination or proposal was made in accordance with the specific requirements set forth in the by-laws. The chairman of the Digital River shareholder meeting will have the power to determine whether the business or nomination set forth by the shareholder was properly brought before the shareholder meeting. If the chairman determines that the business or nomination was not properly brought before the shareholder meeting, the chairman may declare that the business or nomination will be disregarded.

SPECIAL SHAREHOLDER MEETINGS

    Tech Squared's by-laws provide that a special meeting may be called by the president, the treasurer and any two directors or by one or more shareholders holding 10% or more of the shares entitled to vote on matters to be presented at the meeting. Minnesota law further provides that if an annual meeting of shareholders has not been held during the immediately preceding 15 months, one or more shareholders holding three percent or more of the voting power of all shares entitled to vote may demand an annual meeting by written notice of demand given to the chief executive officer or chief financial officer of the company.

    Digital River's by-laws provide that special meetings of the shareholders may be called by the chairman of the board of directors, the chief executive officer, or the board of directors pursuant to a resolution approved by a majority of the board of directors. Delaware law further provides that if an annual meeting is not held within 30 days of the date designated for the meeting, or is not held for a period of 13 months after the last annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held if requested by any shareholder or director.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Minnesota law provides that, unless the articles of incorporation or by-laws otherwise provide, directors and officers will be indemnified against judgments, penalties, fines, settlements and expenses (including attorneys' fees) incurred in connection with legal proceedings to which they are made, or threatened to be made, a party by reason of their present or former status as a director or officer, if:

    - they have not been indemnified by another organization;

    - they acted in good faith;

    - they received no improper personal benefit;

    - in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful; and

    - they reasonably believed their conduct to be in the corporation's best interests.

Tech Squared's by-laws provide indemnification to directors and officers to the full extent permitted by Minnesota law.

    Delaware law permits a corporation to indemnify any director, officer, employee or agent made or threatened to be made a party to any threatened, pending or completed proceeding if the person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

    Digital River's certificate of incorporation and by-laws contain provisions which require Digital River to indemnify directors and officers to the full extent permitted by Delaware law.

    Digital River's by-laws also provide, in accordance with Delaware law, that the corporation will advance expenses incurred by its directors or officers in defending a civil or criminal action, suit or proceeding because that person is a director or officer. However, such payment will be made only if the corporation receives an undertaking by or on behalf of that director or officer to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

    Both Minnesota and Delaware law permit a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its shareholders for damages for a breach of the director's fiduciary duty, subject to certain limitations. Both Tech Squared's articles of incorporation and Digital River's certificate of incorporation include such a provision to the maximum extent permitted by law.

             INTERCOMPANY AGREEMENTS AND AGREEMENTS WITH AFFILIATES

    The following summary identifies material transactions between Tech Squared or its affiliates, and Digital River or its affiliates.

    DIGITAL RIVER LEASE AND FULFILLMENT SERVICES

    From 1997 until April 1999 Digital River occupied warehouse space at Tech Squared's corporate headquarters. Similarly, from 1996 until August 1998, Digital River's executive offices were located in Tech Squared's facilities. Tech Squared billed Digital River for the leased space and certain related costs, such as direct labor costs, phone services, general liability insurance and janitorial services. Total charges by Tech Squared to Digital River for these expenses were approximately $9,425 for the first six months of 1999 and $207,000, $160,000 and $82,000 for 1998, 1997 and 1996, respectively.

    During 1997, Tech Squared began performing fulfillment services for Digital River on shipments of products, for which Digital River paid Tech Squared a fulfillment fee. Tech Squared billed Digital River approximately $239,300 for these services for the first six months of 1999 and $246,000 and $8,000 for 1998 and 1997, respectively. Tech Squared stopped providing these fulfillment services for Digital River in April 1999.

    DIVIDEND TO MR. RONNING; REIMBURSEMENT OF TAXES

    In 1995, immediately prior to the merger of a wholly owned subsidiary of the Jaguar Group, Ltd. with and into MacUSA, MacUSA declared a dividend of $1,188,000 payable to the former shareholders of MacUSA in connection with the conversion of MacUSA from a Subchapter S corporation to a Subchapter C corporation. The portion of the dividend payable to Mr. Ronning (in excess of 95%) was evidenced by a note issued by MacUSA. The note did not bear interest, was due on demand and was subordinated to indebtedness owed by Tech Squared to Tech Squared's primary lenders. Pursuant to subordination agreements between Tech Squared, Mr. Ronning and Tech Squared's primary lenders, Tech Squared was limited in the amount of dividend payments it could make to Mr. Ronning in any calendar year, and could only make such payments if Tech Squared was then in compliance with the lending arrangements with Tech Squared's primary lender both before and after making such dividend payments. Mr. Ronning was paid $260,000 in 1995 and approximately $200,000 in each of 1996, 1997 and 1998. The balance of the note was paid in February 1999. In March 1996, Tech Squared also agreed to reimburse Mr. Ronning for any personal tax he was required to pay as a result of the non-interest bearing status of the note.

    TAX INDEMNIFICATION AGREEMENT WITH MR. RONNING

    In December 1995, Tech Squared entered into a tax indemnification agreement with Mr. Ronning. Under the terms of the tax indemnification agreement, Tech Squared agreed to indemnify Mr. Ronning for the amount of any penalties or interest resulting from any redetermination of Mr. Ronning's share of taxable income attributable to MacUSA and the amount of any additional taxes due from Mr. Ronning, to the extent such tax adjustment resulted in a decrease in the taxable income of MacUSA while MacUSA was a Subchapter S corporation.

    Tech Squared has also agreed to pay any taxes incurred by Mr. Ronning as a result of the exercise of the option held by MacUSA to purchase the 3,000,000 shares of Digital River common stock to be transferred to Digital River in the Exchange.

    STOCK OPTION

    In December 1995, Mr. Ronning granted MacUSA an option, exercisable through December 31, 2000, to acquire 3,200,000 shares (adjusted for splits) of Digital River, which was then privately held. The aggregate exercise price for the option was $1.00. At that time, such shares represented approximately 60% of the outstanding common stock of Digital River. During the term of the option, Mr. Ronning agreed to vote the Digital River shares at the direction of MacUSA's board of directors. As additional consideration, MacUSA agreed to reimburse
Mr. Ronning for any taxes incurred by Mr. Ronning as a result of the exercise of the option.

    Digital River conducted its initial public offering in August 1998. Prior to the offering, MacUSA's ownership percentage of Digital River had been reduced to approximately 23% as a result of Digital River conducting various private placements. Upon completion of such offering, although MacUSA did not sell any shares in such offering, MacUSA's ownership percentage was reduced to approximately 19%.

    In December 1998, MacUSA participated in Digital River's secondary public offering of common stock by exercising the option as to 200,000 shares for seven cents and selling those shares, realizing net proceeds of $4,430,000. MacUSA exercised the option as to the remaining 3,000,000 shares, on a cashless basis, immediately prior to entering into the Acquisition Agreement with Digital River and now holds approximately 15% of Digital River's outstanding shares.

    The shares of Digital River transferable to MacUSA under the option were subject to the provisions of the Fujitsu Modification Agreement dated December 11, 1997, between Mr. Ronning, MacUSA, Digital River, and Fujitsu Limited, a company organized under the laws of Japan and a significant investor in Digital River. Under such agreement, Mr. Ronning was bound to vote for Fujitsu's nominee for director of Digital River unless Fujitsu's ownership of Digital River fell below ten percent (10%) of Digital River's outstanding shares. Such agreement allowed Mr. Ronning to freely transfer the shares of Digital River to MacUSA, Tech Squared or any of their wholly-owned subsidiaries provided that such transferee agree to vote such shares for Fujitsu's nominee for director of Digital River. In connection with the Acquisition Agreement, Fujitsu agreed to waive its rights under such Modification Agreement.

    LOAN TO MR. RONNING

    In 1993, MacUSA loaned $200,000 to Mr. Ronning. In consideration of
Mr. Ronning's guarantee of a portion of Tech Squared's bank debt, the interest rate on the note was reduced to 0%, effective as of January 1, 1997. The agreement between MacUSA and Mr. Ronning also provided that, if and when the guarantee was terminated, the interest rate would return to the original rate of 5%. The note, including the accrued and unpaid interest, was paid in full in December 1998.

    PERSONAL GUARANTY BY MR. RONNING

    Beginning in 1995, borrowings under Tech Squared's credit agreements with its primary lenders were personally guaranteed by Mr. Ronning up to a maximum of $500,000. This guarantee was released

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
in December 1998. Other than the reduction in interest on MacUSA's loan to Mr. Ronning discussed above, Mr. Ronning was not otherwise compensated for this guarantee.

                          SHARE OWNERSHIP BY PRINCIPAL
             SHAREHOLDERS, MANAGEMENT AND DIRECTORS OF TECH SQUARED

    The following table sets forth information concerning the beneficial ownership of common stock of Tech Squared as of October 29, 1999 for the following:

    - each person or entity who is known by Tech Squared to own beneficially more than 5% of the outstanding shares of Tech Squared common stock;

    - each of Tech Squared's current directors;

    - the executive officers and a former chief executive officer of Tech Squared; and

    - all current directors and executive officers and one former executive officer of Tech Squared, as a group.

    The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any shares to which the individual has the right to acquire within 60 days of October 29, 1999 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned and has an address of c/o Tech Squared, 6690 Shady Oak Road, Eden Prairie, Minnesota 55344.

    Certain shareholders of Tech Squared, as indicated below, have entered into Voting Agreements with Digital River agreeing to vote their shares of Tech Squared common stock in favor of the voluntary dissolution.

NAME AND ADDRESS OF                                           AMOUNT AND NATURE OF
BENEFICIAL OWNER                                              BENEFICIAL OWNERSHIP   PERCENT OF CLASS
-------------------                                           --------------------   ----------------
Joel A. Ronning (1).........................................        6,231,164             44.56%

Charles E. Reese, Jr. (2)...................................          838,000              6.06%

Richard J. Runbeck (3)......................................          100,000             *

Jeffrey F. Martin (4).......................................           43,667             *

Richard J. Apple (5)........................................          175,000              1.30%

All directors and executive officers as a group (5 persons)
  (6).......................................................        7,387,831             52.11%

------------------------

* Less than 1%

(1) Includes 199,996 shares subject to options which are currently exercisable. All of the shares beneficially owned by Mr. Ronning are subject to a voting agreement with Digital River under which Mr. Ronning has agreed to vote his shares of Tech Squared common stock in favor of approval of the voluntary dissolution.

(2) Includes 50,000 shares subject to options which are currently exercisable. All of the shares beneficially owned by Mr. Reese are subject to a voting agreement with Digital River under which Mr. Reese has agreed to vote his shares of Tech Squared common stock in favor of approval of the voluntary dissolution.

(3) Includes 100,000 shares subject to options which are currently exercisable.

(4) Includes 41,667 shares subject to options which are currently exercisable.

(5) According to the best information available to Tech Squared, Richard J. Apple, former chief executive officer of the company, owns directly 175,000 shares. Mr. Apple has filed a lawsuit against Tech Squared and others in which he claims that he has the right to exercise options covering an additional 775,000 shares. Tech Squared denies this claim. This lawsuit is discussed under the heading "Certain Legal Matters" of this proxy statement-prospectus.

(6) Includes 391,663 shares subject to options which are currently exercisable and does not include the 775,000 shares for which Mr. Apple claims he has an option.

    The following current directors and executive officers of Tech Squared have engaged in a purchase or sale of Tech Squared common stock within the past 60 days:

    - Joel A. Ronning exercised, on August 31, 1999, a previously-granted option to purchase 1,000,000 shares of common stock; Mr. Ronning surrendered the right to receive 342,858 shares as payment of the exercise price and received 657,142 shares of common stock. Such shares are subject to the voting agreement with Digital River under which Mr. Ronning has agreed to vote his shares of Tech Squared common stock in favor of the Plan of Liquidation and Dissolution.

    - On August 11, 1999 and August 23, 1999, Charles Reese exercised options to purchase 538,000 and 250,000 shares respectively of Tech Squared common stock. Such shares are subject to the voting agreement with Digital River under which Mr. Reese has agreed to vote his shares of Tech Squared common stock in favor of the Plan of Liquidation and Dissolution.

    - Jeffrey Martin purchased 2,000 shares of unrestricted common stock in a private transaction on August 19, 1999.

    No other current directors or executive officers of Tech Squared have engaged in a purchase or sale of Tech Squared common stock within the past 60 days.

                             CERTAIN LEGAL MATTERS

    Richard J. Apple, who served as chief executive officer of Tech Squared from July 1998 until February 1999, has filed a complaint in Minnesota state court, Hennepin County, against Tech Squared and certain of its present and former officers and directors, including Mr. Ronning, Mr. Reese, Mr. Runbeck and
Mr. Steiner. The complaint alleges that (1) Tech Squared unlawfully terminated Mr. Apple's employment, (2) Mr. Apple's unvested stock options to purchase 775,000 shares became exercisable prior to his termination due to an alleged "change of control" of Tech Squared and (3) Tech Squared's directors breached their fiduciary duty in several instances. The complaint seeks unspecified damages in excess of $50,000 and an award of registered shares of Tech Squared common stock. Tech Squared believes the complaint is without merit and intends to defend this lawsuit vigorously. Discovery is continuing.

    On August 17, 1999, a shareholder of Tech Squared filed a complaint in Minnesota state court, Hennepin County, on behalf of Tech Squared against some of Tech Squared's current and former directors and former officers. The lawsuit, which was brought as a derivative action and which seeks certification as a class action, alleges that the individual defendants breached their fiduciary duties owed to Tech Squared and its shareholders by approving the Digital River transaction (1) for inadequate consideration and (2) on terms favorable to the individual defendants at the expense of minority shareholders. The named plaintiff has asked the court for a preliminary injunction preventing Tech Squared from proceeding with the transaction with Digital River. Tech Squared has filed a motion to dismiss the complaint. Tech Squared believes that the allegations set forth in the complaint are without merit and intends to contest the lawsuit to the fullest extent possible. As of the date of this proxy statement-prospectus, a hearing has been held on motions for an injunction and to dismiss but no decision has been rendered by the court.

                                    EXPERTS

    The audited financial statements of Tech Squared and Digital River as of December 31, 1998 and for each of the three years then ended which are incorporated by reference in this proxy statement-prospectus or delivered herewith have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and included in reliance upon the authority of said firm as experts in accounting and auditing.

    Tech Squared anticipates that one or more representatives of Arthur Andersen LLP will be present at the special meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from shareholders who are present.

                                    EXPENSES

    The following table sets forth estimated expenses of Tech Squared in connection with the Transaction:

Filing Fees.............................................      12,000

Transfer Agent Fees.....................................      25,000

Printing Expenses.......................................      25,000

Financial Advisor Fees..................................     575,000

Trustee Fees............................................     200,000

Legal Fees..............................................     450,000

Accounting Fees.........................................     400,000

Miscellaneous...........................................      35,000

TOTAL...................................................  $1,722,000

    The source of the funds to pay the above fees is expected to be available cash, including proceeds from the sale of the company's operating assets.

                      WHERE YOU CAN FIND MORE INFORMATION

    THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROXY STATEMENT-PROSPECTUS.

    All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement-prospectus and before the date of the special meeting are incorporated by reference into and are made a part of this proxy statement-prospectus from the date of filing of those documents.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT, DELIVERED WITH THIS PROXY STATEMENT-PROSPECTUS OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

    The following documents, which were filed by Tech Squared with the Securities and Exchange Commission, have been mailed to you together with this proxy statement-prospectus and are incorporated by reference herein:

    - Tech Squared's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended on November 2, 1999; and

    - Tech Squared's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999.

    The following additional documents, which were filed by Tech Squared with the Securities and Exchange Commission, are also incorporated by reference into this proxy statement-prospectus:

    - Tech Squared's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999; and

    - Tech Squared's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 1999.

    The following documents, which have been filed by Digital River with the Securities and Exchange Commission, are incorporated by reference into this proxy statement-prospectus:

    - Digital River's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

    - Digital River's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999;

    - Digital River's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999;

    - Digital River's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 23, 1999;

    - Digital River's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 16, 1999;

    - Digital River's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 1999; and

    - The description of Digital River common stock set forth in Digital River's Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on August 11, 1998.

    Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement-prospectus will be deemed to be modified or superseded for purposes of this proxy statement-prospectus to the extent that a statement contained in this proxy statement-prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement-prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement-prospectus.

    The documents incorporated by reference into this proxy statement-prospectus are available from Digital River upon request. Digital River will provide a copy of any and all of the information that is incorporated by reference in this proxy statement-prospectus (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this proxy statement-prospectus) to any person, without charge, upon written or oral request. ANY REQUEST FOR DOCUMENTS SHOULD BE MADE BY DECEMBER 3, 1999 TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS.

    Requests for documents relating to Digital River should be directed to:

                           Digital River, Inc.
                           9625 West 76th Street, Suite 150
                           Eden Prairie, Minnesota 55344
                           (612) 253-1234

    We file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at:

Judiciary Plaza           Citicorp Center           Seven World Trade Center
Room 1024                 500 West Madison Street   13th Floor
450 Fifth Street, NW      Suite 1400                New York, NY 10048
Washington, D.C. 20549    Chicago, Illinois 60661

    Reports, proxy statements and other information concerning Digital River may be inspected at:

            The National Association of Securities Dealers
            1735 K Street, N.W.
            Washington, D.C. 20006

    Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a Website that contains reports, proxy statements and other information regarding Tech Squared and Digital River. The address of the Securities and Exchange Commission Website is http://www.sec.gov.

    Digital River has filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to Digital River's common stock to be issued to Tech Squared shareholders in the liquidation of Tech Squared. This proxy statement-prospectus constitutes the prospectus of Digital River filed as part of the registration statement. This proxy statement-prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The registration statement and its exhibits are available for inspection and copying as set forth above.

    If you have any questions about the voluntary dissolution, please call Charles Reese or Jeffrey Martin of Tech Squared at (612) 832-5622.

    THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE THE SECURITIES OFFERED BY THIS PROXY STATEMENT-PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROXY STATEMENT-PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS PROXY STATEMENT-PROSPECTUS BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS WITH RESPECT TO TECH SQUARED AND ITS SUBSIDIARIES WAS PROVIDED BY TECH SQUARED AND THE INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS WITH RESPECT TO DIGITAL RIVER WAS PROVIDED BY DIGITAL RIVER.

                STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

    The documents delivered with and incorporated by reference into this proxy statement-prospectus contain forward-looking statements with respect to our financial condition, results of operations and business, and on the expected impact of the Exchange on Digital River's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

    In evaluating the voluntary dissolution and the transactions contemplated thereby, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" beginning on page 14 of this proxy statement-prospectus.

                                                                         ANNEX A

                            PLAN OF LIQUIDATION AND
                        DISSOLUTION OF TECH SQUARED INC.

    The following Plan of Liquidation and Dissolution (the "Plan") shall effect the complete liquidation and dissolution of Tech Squared Inc., a Minnesota corporation ("Tech Squared"), in accordance with Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and the Minnesota Business Corporation Act (the "Act").

    1. ADOPTION OF PLAN. The Plan shall become effective upon the approval of the voluntary dissolution of Tech Squared by the affirmative vote of the holders of record of a majority of the outstanding shares of Tech Squared's common stock voting at a shareholders' meeting called for such purpose (the "Effective Date").

    2. NOTICE OF INTENT TO DISSOLVE. As soon as possible after the Effective Date, Tech Squared shall file with the Secretary of State for the State of Minnesota a notice of intent to dissolve pursuant to Section 302A.723 of the Act, which shall have the effect specified in the Act.

    3. SALE OF OPERATING ASSETS. As soon as possible after filing the notice of intent to dissolve, Tech Squared shall sell or otherwise dispose of its operating assets on terms satisfactory to its board of directors (the "Board").

    4. MERGER OF MACUSA. After the sale or other disposition of the operating assets, MacUSA, Inc., a wholly owned subsidiary of Tech Squared, shall be merged with and into Tech Squared (the "Merger").

    5. THE EXCHANGE. As soon as possible after the sale of its operating assets and the Merger, and pursuant to the Acquisition Agreement dated July 11, 1999, between Tech Squared and Digital River, Inc., a Delaware corporation ("Digital River"), Tech Squared shall transfer to Digital River (i) 3,000,000 shares of Digital River common stock held by Tech Squared and (ii) $1,200,000 in exchange for 2,650,000 shares of newly issued Digital River common stock (the "Exchange").

    6. LIQUIDATING TRUST. A liquidating trust shall be established substantially in the form attached hereto as Annex 1. The initial trustee will be Norwest Bank Minnesota, National Association. After the Exchange, Tech Squared shall transfer to the trust all of its cash and cash equivalents and enough shares of the newly issued Digital River common stock that it received in the Exchange to satisfy, in the judgment of the Board, the actual and potential liabilities of Tech Squared.

    7. DISSOLUTION OF TECH SQUARED. After the distribution to the liquidating trust, Tech Squared shall distribute its remaining shares of Digital River common stock to its shareholders (the "Liquidating Distribution"). Such shares shall be distributed on a pro rata basis and fractional shares shall be rounded to the nearest whole share. The shareholders shall also receive beneficial interests in the liquidating trust in proportion to their shareholdings in Tech Squared. Thereafter, Tech Squared shall be dissolved in accordance with the provisions of the Act.

    8. CANCELLATION OF COMMON STOCK. The Liquidating Distribution shall be in complete redemption and cancellation of all of the outstanding common stock of Tech Squared. The Board may direct that Tech Squared's stock transfer books be closed as of the close of business on the record date fixed by the Board for the first or any subsequent installment of any Liquidating Distribution as the Board, in its absolute discretion, may determine (the "Record Date"). Thereafter, certificates representing common stock shall not be assignable or transferable on the books of Tech Squared except by will, intestate succession or operation of law. The shareholders shall surrender their Tech Squared stock certificates (or, if so required by the Board in its absolute discretion, furnish indemnity bonds in the case of lost or destroyed certificates) immediately following the Record Date as a condition to their receipt of any Liquidating Distribution.

    9. MISSING SHAREHOLDERS. If any Liquidating Distribution to a shareholder cannot be made, whether because the shareholder cannot be located, has not surrendered a certificate evidencing the common stock of Tech Squared as required hereunder, or for any other reason, then the distribution to which such shareholder is entitled shall be transferred to and deposited with the state official authorized by the laws of the State of Minnesota to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such shareholder as the sole equitable owner thereof and shall escheat to the State of Minnesota or be treated as abandoned property in accordance with the laws of the State of Minnesota. In no event shall the proceeds of any such distribution revert to or become the property of Tech Squared.

    10. TERMINATION OF LIQUIDATING TRUST. When the trustee determines that all of the trust's liabilities have been satisfied, it shall make a final distribution of any remaining assets to the holders of the beneficial interests of the trust. Any such distribution shall be only in the form of shares of Digital River common stock.

    11. INDEMNIFICATION. Tech Squared shall continue to indemnify its officers, directors, employees and agents in accordance with applicable law, its articles and bylaws and any contractual arrangements for actions taken in connection with the Plan and the winding up of the affairs of Tech Squared and shall indemnify any trustee of the liquidating trust and its agents on similar terms. Tech Squared's obligation to indemnify such persons may be satisfied out of the assets of the liquidating trust. The Board and the trustee, in their absolute discretion, are authorized to obtain and maintain insurance for the benefit of such officers, directors, employees, agents and trustees to the extent permitted by law.

    12. POWER OF BOARD OF DIRECTORS AND OFFICERS. The Board and the officers of Tech Squared shall have authority to do or authorize any and all acts and things as provided for in the Plan and any and all such further acts and things as they may consider desirable to carry out the purposes of the Plan, including the execution and filing of all such certificates, documents, information returns, tax returns, and other documents which may be necessary or appropriate to implement the Plan. The Board may authorize such variations from or amendments to the provisions of the Plan as may be necessary or appropriate to effectuate the complete liquidation and dissolution of Tech Squared and the distribution of its assets to its shareholders in accordance with the Act and
Section 368(a)(1)(C) of the Code.

    13. AMENDMENT. The Plan may be amended by the Board at any time, whether before or after the shareholders' approval of the voluntary dissolution of Tech Squared.

    Adopted this 5th day of November, 1999, by the Board of Directors of Tech Squared Inc.

                                          /s/ JEFFREY F. MARTIN
                                          --------------------------------------
                                          Secretary

                                                                         ANNEX B

                             ACQUISITION AGREEMENT

    ACQUISITION AGREEMENT, dated as of July 11, 1999, between DIGITAL RIVER, INC., a Delaware corporation (the "Buyer"), and TECH SQUARED INC., a Minnesota corporation (the "Seller").

    The Seller currently holds (through its subsidiary MacUSA, Inc.), among other assets, an option (the "OPTION") to acquire from Joel A. Ronning ("JAR") an aggregate of 3,000,000 shares (the "OPTION SHARES") of voting Common Stock, par value $.01 per share, of the Buyer of the same class of common stock of the Buyer as is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") ("BUYER COMMON STOCK"). The Seller has decided to terminate all of its operating businesses, specifically including its Net Direct Operating, DTP Catalog Operations and Distribution Sales. In anticipation of the disposition of such operating businesses, the Seller has been considering various alternatives and has concluded that if it continues as a company registered under the Exchange Act and possibly becomes subject to the Investment Company Act of 1940, as amended, the Seller would likely incur significant costs and be subject to significant risks. The Seller has determined that the sale of the Seller's assets to the Buyer is the most economic alternative for the Seller. In advance of the Acquisition (as defined below), the Seller intends to engage in the sale or other disposition (the "DISPOSITION"), through one or more asset or stock sale transactions, of all of the assets of the Seller and its Subsidiaries, other than the Option Shares and not less than $1,200,000 of cash or cash equivalents of the Seller, to certain Persons (each, a "TECH SQUARED BUSINESS ACQUIROR"). The Disposition shall include the transfer to the Tech Squared Business Acquirors of the Liabilities of the Seller and its Subsidiaries, other than those Liabilities expressly retained by the Seller and its Subsidiaries.

    Thereafter, pursuant to this Agreement, the Buyer and the Seller propose to effect a tax-free reorganization under Section 368(a)(1)(C) of the Code whereby the Seller will transfer to the Buyer, free and clear of all of the Liabilities of the Seller and its Subsidiaries (the "ACQUISITION"), the following (the "PURCHASED ASSETS"): (i) 3,000,000 shares of Buyer Common Stock, which shall consist of the Option Shares and an additional number of shares of Buyer Common Stock purchased by the Seller on the Nasdaq National Market in the event the Option is exercised in a cashless transaction resulting in the transfer to the holder of the Option of less than 3,000,000 shares of Seller Common Stock upon exercise of the Option and (ii) $1,200,000 (the "PURCHASED CASH AMOUNT"). The Purchased Assets will constitute substantially all of the assets of the Seller as of the Closing. In consideration therefor, the Buyer will issue to the Seller 2,650,000 shares of Buyer Common Stock. The Seller will then dissolve (the "DISSOLUTION") and, pursuant to the Dissolution, will distribute such shares of Buyer Common Stock to the holders of Common Stock, no par value, of the Seller ("SELLER COMMON STOCK"), subject to a liquidating trust and other arrangements that adequately provide for the payment of all Liabilities of the Seller and its Subsidiaries, as provided in Section 8.2 below.

    For federal income tax purposes, the Acquisition is intended to constitute a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

    Concurrently with the execution and delivery of this Agreement, each of JAR, who owns beneficially 6,574,022 shares of Seller Common Stock, representing approximately 44% of the outstanding Seller Common Stock (calculated in accordance with Section 13 of the Exchange Act), and Charles Reese, who owns beneficially 838,000 shares of the outstanding Seller Common Stock, representing approximately 6% of the outstanding Seller Common Stock (calculated in accordance with Section 13 of the Exchange Act), has delivered to the Buyer a voting agreement and proxy (the "VOTING AGREEMENT AND PROXY") pursuant to which, among other things, he has agreed to vote such shares in favor of this Agreement and the transactions contemplated hereby.

    Accordingly, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the Buyer and the Seller hereby agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated below:

    "ACTION" means any action, suit, claim or legal, administrative or arbitral proceeding or investigation by or before any Governmental Body.

    "AFFILIATE" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person.

    "COMMISSION" means the Securities and Exchange Commission or any successor agency.

    "CONDITION OF THE SELLER" means the business, assets, properties, results of operations or financial condition of the Seller and its Subsidiaries, taken as a whole.

    "CONTRACT" means any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

    "CONVERTIBLE PREFERRED STOCK" means the Seller's Preferred Stock, par value $1.00 per share, convertible at any time prior to maturity or effectiveness of redemption into shares of Seller Common Stock at a conversion price of $1.25 and which has been the subject of a notice of redemption by the Seller, subject to conversion prior to August 30, 1999, at scheduled redemption prices.

    "DAMAGES" includes any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

    "DISCLOSURE STATEMENT" means the disclosure statement setting forth certain information concerning the Seller delivered by the Seller to the Buyer on the date hereof.

    "GAAP" means generally accepted accounting principles.

    "GOVERNMENTAL BODY" means any government or political subdivision thereof, whether federal, state or local, domestic or foreign, or any agency or instrumentality of any such government or political subdivision, or any court, tribunal or arbitrator.

    "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

    "INDEMNITEES" means the following Persons: (a) the Buyer; (b) the Buyer's current and future affiliates; and (c) the respective successors and assigns of the Persons referred to in clauses "(a)"and "(b)" above.

    "IRS" means the Internal Revenue Service or any successor agency.

    "LIABILITY" means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

    "LIEN" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, encumbrance or other restriction or limitation.

    "MCL" means the General Corporation Law of the State of Minnesota, as amended.

    "PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

    "PROCEEDING" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

    "REGISTRATION STATEMENT" means the registration statement of the Buyer on Form S-4 and the prospectus included therein for the registration under the Securities Act of shares of Buyer Common Stock constituting the Purchase Consideration.

    "RELATED PARTY" each of the following shall be deemed to be a "Related Party": (a) each individual who is, or who has at any time been, an officer of the Seller; (b) each member of the family of each of the individuals referred to in clause "(a)" above; and (c) any entity (other than the Seller) in which any one of the individuals referred to in clauses "(a)" and "(b)" above holds or held (or in which more than one of such individuals collectively hold or held), beneficially or otherwise, a controlling interest or a material voting, proprietary or equity interest.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SUBSIDIARY" means, with respect to any Person, any corporation at least a majority of whose outstanding voting securities, or any other Person at least a majority of whose total equity interest, is owned by such Person.

    "TAX" or "TAXES" means, with respect to any Person, a net income, gross income, gross receipts, sales, use, ad valorem, value added, franchise, profits, license, withholding, payroll, employment, environmental, excise, severance, stamp, transfer, occupation, premium, property or windfall profit tax, custom duty or other tax, governmental fee or other similar assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any jurisdiction or taxing authority (domestic or foreign) on such Person.

    "TERMINATION DATE" means April 15, 2000.

    The following terms are defined in the corresponding Sections listed below:

TERM                                                          SECTION
----                                                          --------
Balance Sheet...............................................    6.5
Balance Sheet Date..........................................    6.5
Buyer.......................................................  Recitals
Buyer Common Stock..........................................  Recitals
CERCLA......................................................   6.8.4
CERCLIS.....................................................   6.8.4
Closing.....................................................     2
Closing Date................................................     5
Code........................................................  Recitals
Disposition.................................................  Recitals
Dissolution.................................................  Recitals
Exchange Act................................................  Recitals
Form 10-Q...................................................    6.5
Hazardous Substance.........................................   6.8.2
NPL.........................................................   6.8.4
Option Shares...............................................  Recitals

TERM                                                          SECTION
----                                                          --------
Option Stock Transfer.......................................   8.2.1
Other Buyer Filings.........................................    8.9
Other Seller Filings........................................    8.7
Proxy Statement.............................................    8.7
Purchase Consideration......................................   3.1.1
Purchased Assets............................................  Recitals
Purchased Cash Amount.......................................  Recitals
Release.....................................................   6.8.2
Requirements of Law.........................................   6.8.1
Seller......................................................  Recitals
Seller Common Stock.........................................  Recitals
Seller Financial Statements.................................    6.5
Shareholders Meeting........................................    8.8
Tech Squared Business Acquiror..............................  Recitals
Transactions................................................   6.2.1
Trust Amount................................................   8.2.2
Unaudited 1999 Financial Statements.........................    6.5
Voting Agreement and Proxy..................................  Recitals

2.  SALE OF ASSETS.

    At the closing provided for in Section 5 below (the "Closing"), the Seller shall sell, assign, transfer and deliver to the Buyer the Purchased Assets, which shall constitute all or substantially all of the assets of the Seller on the Closing Date, by delivery of stock certificates representing 3,000,000 shares of Buyer Common Stock, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, and $1,200,000 of cash by wire transfer of immediately available funds to an account designated by the Buyer not less than one business day prior to the Closing Date.

3.  PURCHASE CONSIDERATION.

         3.1.1 The aggregate consideration for the Purchased Assets shall be an aggregate of 2,650,000 shares of Buyer Common Stock (the "Purchase Consideration"); PROVIDED, HOWEVER, that the Purchase Consideration shall be adjusted appropriately if prior to the Closing Date there is a change in the number of shares of Buyer Common Stock held by the Seller or a change in the class of shares of Buyer Common Stock held by the Seller, in each case, to the extent attributable to the declaration of any stock dividend, stock split, recapitalization, reclassification, combination or similar event.

         3.1.2 At the Closing, the Buyer shall deliver to the Seller stock certificates representing the Purchase Consideration, duly registered in the name of the Seller. All shares of Buyer Common Stock delivered as Purchase Consideration shall be duly authorized, fully paid and non-assessable and free of preemptive rights and registered under the Securities Act.

4.  NO ASSUMPTION OF LIABILITIES.

    Anything in this Agreement to the contrary notwithstanding, the Buyer shall not assume, or in any way be liable or responsible for, any Liabilities of the Seller whatsoever. Without limiting the generality of the foregoing, the Buyer shall not assume (i) any Liability of the Seller arising out of or in connection with the negotiation and preparation of this Agreement or the consummation and performance of the transactions contemplated hereby, including, without limitation, any Liability relating to Taxes so arising; (ii) any Liability under Contracts to which the Seller is a party or by or to which it or its assets, properties or rights are bound or subject, including without limitation environmental Liabilities, wrongful termination Liabilities; (iii) any Liability to trade or other creditors or customers of the Seller; (iv) any Liability of the Seller or any shareholder of the Seller for any Taxes; or (v) any Liability of the Seller with respect to any violation by the Seller or any of its Subsidiaries of any Requirements of Law.

5.  CLOSING.

    The Closing of the Acquisition shall take place at the offices of Cooley Godward llp, One Maritime Plaza, San Francisco, CA 94111 and Larkin, Hoffman, Daly & Lindgren, Ltd., 1500 Norwest Financial Center, 7900 Xerxes Avenue South, Bloomington, MN 55431, at 10:00 A.M., Pacific time, on a business day within 10 business days after satisfaction or waiver of each of the conditions set forth in Section 9 below, such business day to be mutually agreed by the Buyer and the Seller (subject to reasonable delay of the closing date by either party not to exceed 10 additional business days), or at such other place, at such other time or on such other date as the Buyer and the Seller mutually agree in writing. The date upon which the Closing occurs is herein called the "Closing Date."

6.  REPRESENTATIONS AND WARRANTIES OF THE SELLER.

    The Seller represents and warrants to the Buyer as follows:

    6.1 ORGANIZATION. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power to own its properties and carry on its business as now conducted.

    6.2  AUTHORITY RELATIVE TO THE AGREEMENTS.

         6.2.1 The Seller has the requisite corporate power and authority to enter into this Agreement and to engage in the Acquisition, the Disposition and the Dissolution (collectively, the "TRANSACTIONS") and otherwise perform its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Seller and, except for the approval of its shareholders as set forth in Section 8.8 below, no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement, the Transactions or the other transactions contemplated hereby or thereby; provided that
    (i) the Seller has not yet entered into definitive agreements with respect to the Disposition and (ii) the Seller's Board of Directors has not approved any particular form or terms of the Dissolution. This Agreement has been duly executed and delivered by the Seller. This Agreement constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms.

         6.2.2 Except as set forth in the Disclosure Statement, neither the execution and delivery of this Agreement by the Seller, nor the consummation of the transactions contemplated hereby nor compliance by the Seller with any of the provisions hereof or thereof will: (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Seller or any of its Subsidiaries under, any of the terms, conditions or provisions of (x) its charter or by-laws or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other Contract to which it is a party or to which it or any of its properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in Section 6.2.3 below, violate any judgment, ruling, order, writ, injunction or decree known to the Seller or any Subsidiary or any statute, rule or regulation applicable to the Seller or its Subsidiaries or any of their respective properties or assets, except in the case of clauses
    (i)(y) and (ii) above for violations, breaches and defaults which would not, adversely effect (A) the ability of the Seller to consummate the Transactions or the other transactions contemplated hereby or
    (B) the Buyer.

         6.2.3 Except as set forth in the Disclosure Statement, other than compliance with (i) the Exchange Act, (ii) the Securities Act,
    (iii) applicable bulk transfer laws, (iv) the HSR Act and (v) applicable provisions of the MCL, no notice to, filing with, or authorization, consent or approval of, any Governmental Body is necessary for the consummation by the Seller of the Transactions or the other transactions contemplated by this Agreement.

    6.3 BOARD RECOMMENDATION. The Board of Directors of the Seller has, by resolutions duly adopted by a vote at a meeting of such Board duly held on July 11, 1999, approved and adopted this Agreement, the Transactions and the other transactions contemplated herein and therein on the terms and conditions set forth herein, and has recommended that holders of shares of Seller Common Stock approve this Agreement, the Transactions and the other transactions contemplated hereby and thereby; provided, that the Seller's Board of Directors has not approved any particular form or terms of the Disposition or the Dissolution.

    6.4 TITLE TO OPTION SHARES. Following the exercise of the JAR Option in accordance with its terms, the Seller and its Subsidiaries will own in the aggregate beneficially and of record, and will have the power and authority to convey, free and clear of any Lien, the Option Shares, and, upon delivery of and payment on the Closing Date for the Option Shares as herein provided, the Seller will convey to the Buyer good and valid title to such Option Shares, free and clear of any Lien.

    6.5 COMMISSION FILINGS; FINANCIAL STATEMENTS. The Seller has heretofore delivered to the Buyer its (i) Annual Report on Form 10-K for the fiscal years ended December 31, 1996, 1997 and 1998, as filed with the Commission,
(ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (the "FORM 10-Q"), and (iii) proxy statements relating to all meetings of the Seller's shareholders (whether annual or special) since January 1, 1996,
(iv) all other reports (including any Form 8-Ks) or registration statements filed by the Seller with the Commission since January 1, 1996, and (v) the unaudited consolidated balance sheet and related unaudited consolidated statements of income and cash flows of the Seller and its Subsidiaries at June 30, 1999 and for the six months then ended (the "UNAUDITED 1999 FINANCIAL STATEMENTS"). As of their respective dates, such reports and registration statements (including all exhibits and schedules thereto and documents incorporated by reference therein) complied in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as applicable, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Seller and its Subsidiaries included or incorporated by reference in the Form 10-Q, such other reports and the Unaudited 1999 Financial Statements (collectively, the "SELLER FINANCIAL STATEMENTS") have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); and except that the Unaudited 1999 Financial Statements do not include footnote disclosures otherwise required by GAAP, and fairly present the consolidated financial position of the Seller and its Subsidiaries as of the dates thereof and the results of their operations and changes in their financial position for the periods then ended, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein. The consolidated balance sheet of the Seller and its Subsidiaries as at June 30, 1999 is referred to as the "BALANCE SHEET," and June 30, 1999, is referred to as the "BALANCE SHEET DATE."

    6.6 NO UNDISCLOSED LIABILITIES. At the Balance Sheet Date, the Seller and its Subsidiaries taken as a whole did not have any direct or indirect Liabilities, secured or unsecured, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, accrued, absolute, contingent or otherwise, not reflected, reserved against or disclosed in the Balance Sheet or in the footnotes thereto which were required to be reflected, reserved against or disclosed therein in accordance with generally accepted accounting principles. Since the Balance Sheet Date, except as disclosed in the Unaudited 1999 Financial Statements or the Disclosure Statement, neither the Seller nor any of its Subsidiaries has incurred any Liabilities other than (i) in the ordinary course of business, (ii) those contained in the agreements entered into or to be entered into in connection with the Transactions or incurred in connection with consummating the Transactions or (iii) in amounts that, individually or in the aggregate, are not material to the Condition of the Seller or its ability to consummate the Transactions or the other transactions contemplated hereby or to the Buyer.

    6.7 LITIGATION. Except as set forth in the Disclosure Statement, there is no Action pending or, to the Seller's knowledge, threatened against or involving the Seller or any of its Subsidiaries, or any of its properties or rights, and neither the Seller nor any of its Subsidiaries is subject to any order, writ, injunction or decree, which, in each case, is reasonably likely (i) to have a material adverse effect on the Condition of the Seller or its ability to consummate the Transactions or the other transactions contemplated hereby or
(ii) to be material to the Buyer.

    6.8  REGULATORY AND ENVIRONMENTAL COMPLIANCE.

         6.8.1 The Seller and each of its Subsidiaries have conducted their respective businesses so as to comply with all applicable Requirements of Law relating to the operations, conduct or ownership of the property or business of the Seller or any Subsidiary, the failure to comply with which would, individually or in the aggregate, have a material adverse effect on the Condition of the Seller. "REQUIREMENTS OF LAW" means (i) the charter or by-laws or other organizational or governing documents of the Seller, or
    (ii) any statute, law (including common law), treaty, rule, regulation or ordinance (including, without limitation, environmental, pollution control, occupational health and safety and food and drug regulations) or permit or any judgment, decree, injunction, order or legally binding determination of any Governmental Body applicable to the Seller or any of its Subsidiaries existing as of the date hereof.

         6.8.2 No notice, written notification (and, to the Seller's knowledge, no oral notification or notice), demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed which has not been paid, and no written notice (and, to the Seller's knowledge, no oral notification or notice) has been received by the Seller or any of its Subsidiaries that any investigation or review is pending or threatened by any Governmental Body or other Person, with respect to any alleged violation by the Seller or any of its Subsidiaries of any Requirements of Law, with respect to any generation, treatment, storage, recycling, transportation or disposal or release, as defined in 42 U.S.C.
    Section 9601(22), including into an indoor environment ("RELEASE"), of any toxic, caustic or otherwise hazardous substance including asbestos, petroleum, its derivatives, by-products and other hydrocarbons, regulated under federal, state or local environmental statutes, ordinances, rules, regulations or orders ("HAZARDOUS SUBSTANCE").

         6.8.3 No Hazardous Substance is present in violation of any Requirements of Law at any property now owned or leased by the Seller or any of its Subsidiaries, and no Hazardous Substance resulting from the Seller's or any of its Subsidiaries' operations is present in violation of any Requirements of Law at any property formerly owned or leased by the Seller or any of its Subsidiaries. There are no underground storage tanks for Hazardous Substances present in violation of any Requirements of Law at any property now owned or leased by the Seller or any of its Subsidiaries or, on any property previously owned or leased by the Seller or any of its Subsidiaries, with respect to which the Seller or any such Subsidiary may have liability. Except as set forth in the Disclosure Statement, there has been no Release of any Hazardous Substance, and no Hazardous Substance is present, in a reportable or threshold quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by the Seller or any of its Subsidiaries, except for Releases in such quantities that have been reported and for which all Requirements of Law have been satisfied.

         6.8.4 To the Seller's knowledge, neither the Seller nor any of its Subsidiaries has transported or arranged for the transportation, directly or indirectly, of any hazardous waste (as defined under applicable Federal or state law) to any location which is listed or proposed for listing on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS"), or on any similar state list, which is the subject of federal, state or local enforcement actions or other investigations which may reasonably be expected to lead to claims against the Seller or any of its Subsidiaries for cleanup costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

         6.8.5 Except as set forth in the Disclosure Statement, no oral or written notification of a Release of a Hazardous Substance has been filed by or on behalf of the Seller or any of its Subsidiaries and no property now or, to the Seller's knowledge, previously owned or leased by the Seller or any of its Subsidiaries is listed or, to the Seller's knowledge, proposed for listing, on the NPL, on CERCLIS or any similar state list of sites requiring investigation or clean-up.

         6.8.6 There are no environmental Liens on any of the real property or other properties owned or leased by the Seller or any of its Subsidiaries, and neither the Seller nor any of its Subsidiaries has been notified of any governmental actions that have been taken or are in process which could subject any of such properties to such Liens and neither the Seller nor any of its Subsidiaries are required to place any notice or restriction relating to the presence of Hazardous Substances at any property owned by any of them in any deed to such property.

         6.8.7 To the Seller's knowledge, except as set forth in the Disclosure Statement, there is no fact, circumstance or condition of or concerning any property now or previously owned or leased by the Seller or any of its Subsidiaries that is reasonably likely to result in any material Liability to the Seller, any of its Subsidiaries or the Buyer under or based on any Requirements of Law.

    6.9 BROKERS. Other than as previously disclosed to the Buyer in writing, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Acquisition or the Transactions contemplated hereby based upon arrangements made by or on behalf of the Seller.

    6.10  TAX RETURNS AND AUDITS.  Except as set forth in the Disclosure
Statement:

        6.10.1 The Seller and its Subsidiaries as of the Closing Date (A) will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to the Seller and its Subsidiaries or their operations and such Returns are true and correct and have been completed in accordance with applicable law; (B) will have paid or accrued all Taxes they are required to pay or accrue; and (C) will have withheld with respect to their employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

        6.10.2 There are no other Taxes that would be due if asserted by a taxing authority, except with respect to which the Seller is maintaining reserves to the extent currently required by GAAP, and as of the Closing Date, there will not be any Contract, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Seller or its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162 of the Code. Neither the Seller or its subsidiaries has executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

        6.10.3 Neither the Seller nor its Subsidiaries (A) has filed any consent agreement under Section 341(f) of the Code or agreed to have
    Section 341(f)(2) of the Code apply to any disposition of a subsection
    (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Seller or its Subsidiaries; (B) is a party to a tax sharing, tax indemnity or tax allocation agreement nor does the Seller or its Subsidiaries owe any amount under any such agreement; (C) has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than the affiliated group of which the Seller is the common parent corporation;
    (D) owns material assets that directly or indirectly secure debt the interest on which is tax-exempt under Section 103(a) of the Code; or
    (E) is, or has been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

    6.11 DISCLOSURE. No written statement, certificate, schedule, list or other written information furnished by or on behalf of the Seller to the Buyer contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

7.  REPRESENTATIONS AND WARRANTIES OF THE BUYER.

    The Buyer represents and warrants to the Seller as follows:

    7.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to carry on its business as now conducted.

    7.2  AUTHORITY RELATIVE TO THIS AGREEMENT.

         7.2.1 The Buyer has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Buyer, and no other corporate proceeding on the part of the Buyer is necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

         7.2.2 Neither the execution and delivery of this Agreement by the Buyer nor the consummation of the transactions contemplated hereby nor compliance by the Buyer with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Buyer under, any of the terms, conditions or provisions of (x) the Certificate of Incorporation or Bylaws of the Buyer or
    (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Buyer is a party, or to which it, or any of its properties or assets, may be subject, or
    (ii) subject to compliance with the statutes and regulations referred to in
    Section 7.2.3 below, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets, or any shares of preferred stock of any class outstanding of the Buyer except in the case of clauses (i)(y) and
    (ii) above for violations, breaches and defaults which would not, individually or in the aggregate, adversely affect the ability of the Buyer to consummate the Acquisition or the other transactions contemplated hereby.

         7.2.3 Other than compliance with the HSR Act and the Securities Act, no notice to, filing with, or authorization, consent or approval of, any Governmental Body is necessary for the consummation by the Buyer of the transactions contemplated by this Agreement.

    7.3 BUYER COMMON STOCK. The shares of Buyer Common Stock constituting the Purchase Consideration, when issued and delivered as consideration for the Purchased Assets pursuant to the terms hereof, will be validly issued and outstanding, fully paid and nonassessable, and the issuance of such shares is not and will not be subject to preemptive rights.

    7.4 OPTION SHARES. The Option Shares are validly issued and outstanding, fully paid and nonassessable.

    7.5 BROKERS. Other than as previously disclosed to the Seller, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Acquisition or the transactions contemplated hereby based upon arrangements made by or on behalf of the Buyer.

    7.6 DISCLOSURE. No written statement, certificate, schedule, list or other written information furnished by the Buyer or on behalf of the Buyer to the Seller contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

8.  COVENANTS AND AGREEMENTS.

    The Buyer and the Seller covenant and agree as follows:

    8.1 CONDUCT OF BUSINESS. From the date hereof through the Closing Date, unless the Buyer shall otherwise agree in writing or as otherwise expressly contemplated hereby (including, without limitation, the Disposition and the Option Stock Transfer), neither the Seller nor any of its Subsidiaries shall, directly or indirectly, take (or agree, in writing or otherwise, to take) any action, including without limitation, any acquisition (by merger, consolidation, or acquisition of stock or assets) of any other Person, or any investment either by purchase of stock or securities, contributions to capital (other than to wholly-owned Subsidiaries), property transfer, or, except in the ordinary course, purchase of any property or assets of any other Person, or the incurrence of any indebtedness for money borrowed or the issuance of any debt securities or the assumption or guarantee of any of the foregoing, except short-term indebtedness incurred in the ordinary course of business and consistent with past practices, (i) which would make any representation or warranty in Section 6 hereof untrue or incorrect in any material respect,
(ii) which impairs the Seller's ability to satisfy any of the conditions set forth in Section 9.1 or 9.3 below or has the effect of preventing or disabling the Seller from performing its obligations under this Agreement, (iii) which diminishes the number of shares of Buyer Common Stock held by the Seller or its Subsidiaries as of the date hereof or (iv) which could reasonably result in preventing the consummation of the Transactions or the other transactions contemplated hereby.

    8.2  THE OPTION STOCK TRANSFER; THE DISPOSITION; THE DISSOLUTION.

         8.2.1 Promptly following the exercise of the JAR Option in accordance with its terms (which exercise shall be effected at the time of the signing of this Acquisition Agreement) and the disposition of the assets of MacUSA, Inc., and in any event prior to the Closing, MacUSA, Inc. shall distribute all of its property, including but not limited to all of the Option Shares (the "Option Stock Transfer"), to the Seller in accordance with a resolution adopted by Seller authorizing the distribution of all of the assets of MacUSA, Inc. in complete cancellation or redemption of all of its stock pursuant to Code Section 332.

         8.2.2 Prior to the Closing Date, the Seller will use commercially reasonable efforts to consummate the Option Stock Transfer in a manner that will not give rise to the recognition of taxable income or gain to the Seller or any of its Subsidiaries for Federal income tax purposes. In addition, prior to the Closing Date, the Seller shall use all commercially reasonable efforts to consummate the Disposition in a commercially reasonable manner, except to the extent the Buyer concludes in good faith that the manner selected by Seller may result in the Buyer incurring Liabilities. In any case, the parties intend that the Disposition will not create, give rise to or result in any Liability to the Buyer. In that regard, the Seller, on or prior to the Closing Date, (i) will cause to be paid or satisfied any of its or its Subsidiaries' liabilities that become due on or prior to the Closing Date, and (ii) will establish a liquidating trust in accordance with Internal Revenue Service ("IRS") Revenue Procedures 82-58 and 91-15 and the MCL containing cash (or, to the extent the Seller's available cash shall be insufficient, shares of Buyer Common Stock received as Purchase Consideration, and, to the extent determined by the Seller, other assets in an amount (the "TRUST AMOUNT") reasonably believed by the Board of Directors of the Seller, and reasonably acceptable to the Buyer, to satisfy the requirements of the MCL and be sufficient to pay or adequately provide for any known, actual or contingent Liabilities of the Seller or its Subsidiaries, or arising out of the Transactions that may be asserted against the Seller, its Subsidiaries, such liquidating trust or the Buyer. Written notice of a preliminary estimate of the Trust Amount made by the Seller in good faith shall be delivered to the Buyer at least 45 days prior to the Closing Date. Written notice of the determination of the Trust Amount by the Seller's Board of Directors and the terms thereof, including copies of the minutes of any meetings or any consents related thereto, shall be delivered to the Buyer at least five business days prior to the Closing Date.

         8.2.3 The foregoing liquidating trust shall be established with a trustee selected by the stockholders of record or a court of competent jurisdiction pursuant to a trust agreement, in form and substance reasonably acceptable to the Buyer and drafted in accordance with IRS Revenue Procedures 82-58 and 91-15 and the MCL, which agreements shall include provisions entitling the Buyer to receive payment thereunder if Liabilities of the Seller are successfully asserted against the Buyer or if the Buyer becomes subject to Liabilities as a result of the transactions contemplated by this Agreement. The Liabilities to be provided for in the liquidating trust will include, without limitation, Liabilities (if any) under Contracts, Liability (if any) to trade and other creditors, Liability (if any) to dissenting shareholders of the Seller, any Liability (including legal fees and disbursements) related to any litigation against Seller (whether or not now pending) and to any Actions arising from the transactions contemplated hereby or relating to any assertion of Liability provided for in this Section 8.2, environmental Liabilities (if any), indebtedness for money borrowed (if any) and the fees and expenses of consummating the transactions contemplated hereby. Such trust agreement shall provide that any tax imposed (other than upon the shareholders of Seller and their successors) with respect to such trust arrangement or the earnings with respect to amounts contained in such trust shall be paid with funds withdrawn from such trust.

         8.2.4 Within one year of the Closing Date, the Seller will consummate the Dissolution, pursuant to which it will distribute the shares of Buyer Common Stock received as Purchase Consideration (other than shares subject to the liquidating trust as provided above) to the holders of Seller Common Stock.

    8.3 CALL OF CONVERTIBLE PREFERRED STOCK. Prior to the Closing Date, the Seller will call for redemption all outstanding shares of Convertible Preferred Stock and, on or prior to the Closing Date, cause all such shares of Convertible Preferred Stock to be redeemed or converted into Seller Common Stock pursuant to the terms thereof.

    8.4 LIQUIDATING DISTRIBUTIONS. In pursuance of the Plan of Reorganization, and no later than one (1) year from the Closing Date, the Seller shall distribute the stock, securities and other properties it receives in the Acquisition, as well as its other properties, first to its creditors, to the extent necessary to pay all of the Seller's debts and liabilities, then to the liquidating trust, and then to its stockholders, in complete liquidation of Seller.

    8.5 TAX REPRESENTATION LETTERS. At or prior to the filing of the Registration Statement, the Seller and the Buyer shall deliver to Arthur Andersen LLP and Cooley Godward LLP tax representation letters in forms reasonably satisfactory to Arthur Andersen LLP and Cooley Godward LLP. The Seller and the Buyer shall each confirm to Arthur Andersen LLP and Cooley Godward LLP the accuracy and completeness as of the date of effectiveness of the Registration Statement (with respect to Arthur Andersen LLP only) and the Closing Date (with respect to Arthur Andersen LLP and Cooley Godward LLP) of the tax representation letters delivered pursuant to the prior sentence. The Seller and the Buyer shall use all reasonable efforts prior to the Closing Date to cause the Acquisition to qualify as a tax-free reorganization under
Section 368(a) of the Code. Following delivery of the tax representations letters pursuant to the first sentence of this Section 8.5, each of the Seller and the Buyer shall use its reasonable efforts to cause Arthur Andersen LLP to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions and the opinions referred to in Sections 9.2.3, 9.3.3 and 9.3.4, Arthur Andersen LLP and Cooley Godward LLP shall be entitled to rely on the tax representation letters described in this Section 8.5.

    8.6 AGREEMENT NOT TO SELL OPTION SHARES. The Seller hereby covenants and agrees that the Seller will not, between the date hereof and the Closing Date:
(i) directly or indirectly, sell, transfer, assign, pledge, hypothecate or otherwise dispose of or encumber the Option Shares, or enter into any Contract with respect to the foregoing; (ii) directly or indirectly, solicit, encourage, participate in or initiate discussions or negotiations with, or provide information to, any Person other than the Buyer or any Affiliate or representative of the Buyer, concerning any direct or indirect sale or other disposition of the Option Shares, except as permitted above; or (iii) purchase any additional shares of Buyer Common Stock.

    8.7 PROXY STATEMENT; OTHER SELLER FILINGS. As promptly as practicable after the date hereof, the Seller shall prepare and file with the Commission under the Exchange Act, and shall use all reasonable efforts to have cleared by the Commission, and promptly thereafter shall mail to its shareholders, a proxy statement and form of proxy with respect to the Shareholders Meeting. "PROXY STATEMENT" means such proxy statement and form of proxy at the time it is initially mailed to the Seller's shareholders and all amendments or supplements thereto, if any, similarly filed and mailed. As soon as practicable after the date of this Agreement, the Seller shall promptly prepare and file any other filings required to be filed by the Seller under the Exchange Act, Securities Act or any other federal or state securities laws relating to the Acquisition and the transactions contemplated herein ("OTHER SELLER FILINGS"). The Seller shall notify the Buyer promptly of the receipt of any comments of the Commission and of any request by the Commission for amendments or supplements to the Proxy Statement or by any other governmental official with respect to any Other Seller Filing or for additional information and will supply the Buyer with copies of all correspondence with respect to the Proxy Statement and any Other Seller Filings. Each of the Seller and the Buyer shall use its best efforts to obtain and furnish the information required to be included in the Proxy Statement and any Other Seller Filing. The Seller, after consultation with the Buyer, shall use its best efforts to respond promptly to any comments made by the Commission with respect to the Proxy Statement and any Other Seller Filing and any preliminary version thereof and cause the Proxy Statement and related form of proxy to be mailed to the shareholders of the Seller at the earliest practicable time. The Seller shall bear the costs and expenses of printing and distributing the Proxy Statement and related form of proxy (which will include the prospectus included in the Registration Statement and the related Registration Statement) to the Seller's shareholders; provided that the Buyer shall be responsible for any Commission or state blue sky filing or similar fees relating to the Registration Statement, subject to Section 8.10 below. The Seller shall notify the Buyer of its intention to mail the Proxy Statement to the shareholders of the Seller at least 48 hours prior to the intended time of such mailing. The information provided and to be provided by the Seller and the Buyer, respectively, for use in the Proxy Statement and any Other Seller Filings shall, on the date the Proxy Statement is first mailed to the Seller's shareholders or any Other Seller Filing is filed with the appropriate Governmental Body and in each case on the date of the Shareholders Meeting, be true and correct in all material respects and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and each of the Seller and the Buyer agree to correct any such information provided by it for use in the Proxy Statement or any Other Seller Filing which shall have become false or misleading. The Proxy Statement and any Other Seller Filing, when filed with the appropriate Governmental Body, shall comply as to form in all material respects with all applicable requirements of law.

    8.8 MEETING OF SHAREHOLDERS. The Seller shall take all action necessary, in accordance with the MCL and its Certificate of Incorporation and Bylaws, to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable to consider and vote upon the approval of the Acquisition and the transactions contemplated hereby (such meeting and any adjournment or postponement thereof is referred to as the "SHAREHOLDERS MEETING"). The Proxy Statement shall contain the determinations and recommendations of the Board of Directors of the Seller as to the Acquisition and the transactions contemplated hereby, provided, that the Seller's Board of Directors need not approve or recommend any particular form or terms of the Disposition. The Seller shall use its best efforts to solicit from holders of shares of Seller Common Stock proxies in favor of approval of the Acquisition and the transactions contemplated hereby and to take all other action necessary or, in the reasonable judgment of the Buyer, helpful to secure the vote of holders of shares of Seller Common Stock required by law to effect the Acquisition and the transactions contemplated hereby.

    8.9 REGISTRATION STATEMENT; OTHER BUYER FILINGS. As promptly as practicable after the date hereof, the Buyer shall prepare and file the Registration Statement with the Commission under the Securities Act and shall use all reasonable efforts to cause the Registration Statement to be declared effective by the Commission. As soon as practicable after the date of this Agreement, the Buyer shall promptly prepare and file any other filings required to be filed by the Buyer under the Securities Act or any other federal or state securities laws relating to the Acquisition and the transactions contemplated herein ("OTHER BUYER FILINGS"). The Buyer shall notify the Seller promptly of the receipt of any comments of the Commission and of any request by the Commission for amendments or supplements to the Registration Statement or by any other governmental official with respect to any Other Buyer Filing or for additional information and will supply the Seller with copies of all correspondence with respect to the Registration Statement and any Other Buyer Filings. Each of the Seller and the Buyer shall use its best efforts to obtain and furnish the information required to be included in the Registration Statement and any Other Buyer Filing. The Buyer, after consultation with the Seller, shall use its best efforts to respond promptly to any comments made by the Commission with respect to the Registration Statement and any Other Buyer Filing and any preliminary version thereof. The information provided and to be provided by the Seller and the Buyer, respectively, for use in the Registration Statement and any Other Buyer Filings shall, on the date the prospectus included in the Registration Statement is first mailed to shareholders by the Seller as part of the Proxy Statement or any Other Buyer Filing is filed with the appropriate Governmental Body and, in each case, on the date of the Shareholders Meeting, be true and correct in all material respects and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and each of the Buyer and the Seller agree to correct any such information provided by it for use in the Registration Statement or any Other Buyer Filing which shall have become false or misleading. The Registration Statement and any Other Buyer Filing, when filed with the appropriate Governmental Body, shall comply as to form in all material respects with all applicable requirements of law.

    8.10 FEES AND EXPENSES. If this Agreement or the transactions contemplated hereby are abandoned or terminated pursuant to Sections 11.1.5, 11.1.6, 11.1.8 or 11.1.10 the Seller shall promptly (and in any event within two business days after written request by the Buyer) reimburse the Buyer and its Affiliates for all reasonable out-of-pocket expenses (including all fees and expenses of counsel, outside accountants, investment banking firms, experts and consultants to the Buyer and its Affiliates) incurred by them or on their behalf, commencing in May 1999, in connection with the transactions contemplated hereby, including without limitation, all costs and expenses of or relating to (i) the preparation and negotiation of this Agreement and the Voting Agreement and Proxy, (ii) the printing and filing of the Registration Statement and exhibits thereto, each prospectus included therein and any amendment or supplement to the Registration Statement or any such prospectus, including, without limitation, any filing fees payable to the Commission or any applicable blue sky authorities, (iii) the preparation and delivery of stock certificates representing the Purchase Consideration, (iv) the distribution, shipping and mailing to the Seller's shareholders of any prospectus, including any supplement thereto, included in the Registration Statement, (v) the listing of the shares representing the Purchase Consideration on the Nasdaq Stock Market, (vi) any registration or qualification of the shares representing the Purchase Consideration with applicable blue sky authorities, including the fees and disbursements of blue sky counsel in connection therewith and the preparation and printing of any blue sky memoranda and (vii) compliance with the HSR Act, including the payment of any filing fees. Except as provided in the preceding sentence, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. If this Agreement or the transactions contemplated hereby are abandoned or terminated pursuant to Section 11.1.7 or 11.1.9, the Buyer shall promptly (and in any event within two business days after written request by the Seller) reimburse the Seller and its Affiliates for all reasonable out-of-pocket expenses (including all fees and expenses of counsel, outside accountants, investment banking firms, experts and consultants to the Seller and its Affiliates) incurred by them or on their behalf, commencing in May 1999, in connection with the transactions contemplated hereby, including without limitation, all costs and expenses of or relating to (i) the preparation and negotiation of this Agreement and the Voting Agreement and Proxy, (ii) the printing and filing of the Registration Statement and exhibits thereto, each prospectus included therein and any amendment or supplement to the Registration Statement or any such prospectus, including, without limitation, any filing fees payable to the Commission or any applicable blue sky authorities, (iii) the distribution, shipping and mailing to the Seller's shareholders of any prospectus, including any supplement thereto, included in the Registration Statement, (iv) compliance with the HSR Act, including the payment of any filing fees and (v) the preparation of the liquidating trust.

    8.11 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including (i) using reasonable best efforts to obtain all necessary waivers, consents and approvals from other parties to loan Contracts; (ii) using reasonable best efforts to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulations, to defend all Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; and (iii) effecting all necessary registrations and filings, including, but not limited to, filings under the HSR Act and submissions of information requested by governmental authorities.

    8.12  ACCESS TO INFORMATION; CONFIDENTIALITY.

        8.12.1 Prior to the Closing Date, the Buyer shall be entitled, through its officers, employees and agents, reasonable access at all reasonable times to the offices and facilities of the Seller and its Subsidiaries and to their officers, employees, agents, properties, books, records and Contracts, and the Seller shall furnish the Buyer and its representatives all financial, operating and other data and information as the Buyer, through its representatives, may reasonably request. In addition, the Seller shall deliver to the Buyer a copy of any report, opinion, recommendation, assessment, summary, compilation or other document relating to the Liabilities of the Seller and its Subsidiaries and prepared for or on behalf of or addressed to the Seller, the Seller's Board of Directors or any committee thereof (other than any analysis completed by the Seller's financial advisor related to the Transactions). At the Buyer's request, the Seller shall cause the party preparing any such document to provide a letter permitting the Buyer to rely thereon as though it were addressed to the Buyer. Subject to the requirements of law or judicial process, the Buyer shall hold in confidence, and shall use its best efforts to cause its representatives to hold in confidence, all nonpublic information concerning the Seller until such time as such information is otherwise publicly available, and, if this Agreement is terminated, the Buyer will, and will use its best efforts to cause its representatives to, deliver to the Seller, within 2 business days of the date of termination, all documents, work papers and other material (including copies) obtained by the Buyer, or on its behalf, from the Seller as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

        8.12.2 Prior to the Closing Date, the Seller shall be entitled to participate in a due diligence meeting with one or more members of the senior management of the Buyer, such member or members to be reasonably designated by the Buyer, to the extent that such meeting shall be reasonably necessary to fulfill the due diligence obligations of the Seller under the federal securities laws in connection with the Proxy Statement. Subject to the requirements of law or judicial process, the Seller shall hold in confidence all nonpublic information concerning the Buyer until such time as such information is otherwise publicly available.

        8.12.3 No investigation pursuant to this Section 8.12 shall affect any representations, warranties, covenants or agreements of the Seller or the Buyer under this Agreement.

    8.13 PUBLIC ANNOUNCEMENTS. The Seller and the Buyer will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby (other than the Disposition) and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law. Each of the Seller and the Buyer shall expeditiously review any such press release or other document in connection with any such consultation.

    8.14 NOTIFICATION OF CERTAIN MATTERS. The Seller shall give prompt notice to the Buyer, and the Buyer shall give prompt notice to the Seller, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any of the representations or warranties of the Seller or the Buyer, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, and (ii) any material failure of the Seller or the Buyer, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that no such notifications shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder unless waived by the other party hereto.

    8.15 BROKERS. Any broker, finder or other fee or commission in connection with the Transactions or the other transactions contemplated hereby based upon arrangements made by or on behalf of either of the parties hereto will be paid, except as set forth in Section 8.10 above, by the party making such arrangements or on whose behalf such arrangements were made. Each party hereto will indemnify and hold the other party harmless from any claims, Liabilities incurred by such other party as a result of broker, finder or other fees or commissions which were incurred by, or as result of any action or involvement of, the indemnifying party in connection with the Transactions or the other transactions contemplated hereby.

    8.16  RESERVED.

    8.17 PERMITTED DISCLOSURES. Notwithstanding anything to the contrary herein, neither the Seller nor the Buyer (or their respective boards of directors) shall be prohibited from making any disclosure to its own shareholders that, in the judgment of the disclosing party's board of directors, in accordance with the advice of counsel, is required under applicable law; provided that, prior to making any such disclosure, the party making such disclosure shall notify the other party in writing and afford the other party a reasonable opportunity for consultation as to such proposed disclosure.

9.  CONDITIONS.

    9.1  CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO EFFECT THE
ACQUISITION. The respective obligations of each party to effect the Acquisition shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions, unless waived by both the Buyer and the Seller:

         9.1.1 The Transactions and the other transactions contemplated hereby shall have been approved by the shareholders of the Seller by the vote (if any) required by the MCL. Holders of no more than 4.0% of the shares of Seller Common Stock outstanding on the record date of the Shareholders Meeting shall have perfected dissenter's rights with respect to any of the Transactions.

         9.1.2 Any waiting period (and any extension thereof) applicable to the consummation of the Acquisition under the HSR Act shall have expired or been terminated.

         9.1.3 No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Body nor any statute, rule, regulation or executive order promulgated or enacted by a Governmental Body shall be in effect which would (i) make the acquisition by the Buyer of the Option Shares illegal or (ii) otherwise prevent the consummation of the Acquisition and the transactions contemplated hereby.

         9.1.4 The Registration Statement shall be effective under the Securities Act and no "STOP ORDER" shall have been issued with respect to the Registration Statement and no Proceeding for such purpose shall have been commenced. The staff of the Commission shall have indicated that they have no further comments regarding the Proxy Statement.

         9.1.5 The Buyer Common Stock constituting the Purchase Consideration shall have been approved for listing by the Nasdaq Stock Market, subject to official notice of issuance.

         9.1.6 Any licenses, permits, consents, approvals, waivers, authorizations, qualifications and orders of domestic governmental authorities and parties to Contracts with the Seller and its Subsidiaries as are necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained.

    9.2 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF THE SELLER. The obligation of the Seller to effect the Acquisition is also subject to each of the following conditions, unless waived by the Seller:

         9.2.1 The Buyer shall in all material respects have performed each obligation to be performed by it hereunder on or prior to the Closing Date.

         9.2.2 The representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

         9.2.3 The Seller shall have received a written opinion from Arthur Andersen LLP in form and substance reasonably satisfactory to it, to the effect that the Acquisition should constitute a reorganization within the meaning of Section 368 of the Code and such opinion shall not have been withdrawn. In rendering such tax opinion, Arthur Andersen LLP shall be entitled to rely on the tax representation letters referred to in
    Section 8.5.

    9.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF THE BUYER. The obligation of the Buyer to effect the Acquisition is also subject to each of the following conditions, unless waived by the Buyer:

         9.3.1 The Seller shall in all material respects have performed each obligation to be performed by it hereunder on or prior to the Closing Date.

         9.3.2 The representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

         9.3.3 The Buyer shall have received a written opinion from Arthur Andersen LLP in form and substance reasonably satisfactory to it, to the effect that the Acquisition should constitute a reorganization within the meaning of Section 368 of the Code and such opinion shall not have been withdrawn. In rendering such tax opinion, Arthur Andersen LLP shall be entitled to rely on the tax representation letters referred to in
    Section 8.5.

         9.3.4 The Buyer shall have received a written opinion from Cooley Godward LLP in form and substance reasonably satisfactory to it, to the effect that the Acquisition should constitute a reorganization within the meaning of Section 368 of the Code and such opinion shall not have been withdrawn. In rendering such tax opinion, counsel shall be entitled to rely on the tax representation letters referred to in Section 8.5.

         9.3.5 Prior to the Closing Date, the Seller shall have taken all steps necessary to consummate the Dissolution other than the filing of the Certificate of Dissolution of the Seller with the Secretary of State of the State of Minnesota, in a form and by a method acceptable to the Buyer.

         9.3.6 Prior to the Closing Date, the Seller shall have paid or satisfied all of its Liabilities or the Seller's Board of Directors shall have made adequate provision therefor in the liquidating trust required by
    Section 8.2 above in an amount, and with terms and conditions, reasonably satisfactory to the Buyer.

         9.3.7 The Buyer shall not have reasonably determined, after taking into account any applicable terms and provisions of the liquidating trust required by Section 8.2 above, that the consummation of the Transactions and the other transactions contemplated hereby (i) is likely to result in Liability to the Buyer or (ii) is likely to result in the Buyer receiving less than 3,000,000 shares of Buyer Common Stock, as set forth in this Agreement.

         9.3.8 No Action shall have been commenced and be pending by any Person against the Seller or the Buyer (but, as to the Buyer, only if such Action is related to the transactions contemplated hereby or based upon claims that are reasonably likely to result in Liability of the Buyer for Liabilities of the Seller) or any of their Affiliates, associates, officers or directors, which is reasonably likely to be material to the Buyer; provided, however, that the Buyer shall not be entitled to terminate the Acquisition based upon an Action described in the Disclosure Statement which the Seller considered in determining the amount of funds deposited in the Liquidating Trust unless a development in connection with such Action has occurred after the date of this Agreement that materially increases the likelihood of the Buyer incurring Liabilities in connection with such Action.

10. INDEMNIFICATION, ETC.

    10.1 INDEMNIFICATION BY THE SELLER. The Seller shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with (a) any breach of any covenant or obligation of the Seller contained in any of the agreements with respect to the Transactions;
(b) any Liability of the Seller or of any Related Party; (c) any Liability to which the Buyer or any of the other Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to (i) any product produced or sold or any services performed by or on behalf of the Seller, (ii) the presence of any Hazardous Substance at any site owned, leased, occupied or controlled by the Seller or any Subsidiary on or at any time prior to the Closing Date, (iii) the generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release or disposal of any Hazardous Substance (whether lawfully or unlawfully) by or on behalf of the Seller, (iv) the operation by the Seller of its business, or (v) any failure to comply with any bulk transfer law or similar Legal Requirement in connection with any of the Transactions, including the Disposition; and (d) any Proceeding relating directly or indirectly to any breach, alleged breach, Liability or matter of the type referred to in clause "(a)," "(b)" or "(c)" above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 10).

    10.2 SETOFF. In addition to any rights of setoff or other rights that the Buyer or any of the other Indemnitees may have at common law or otherwise, the Buyer shall have the right to withhold and deduct any sum that may be owed to any Indemnitee under this Section 10 from any amount otherwise payable by any Indemnitee to the Seller. The withholding and deduction of any such sum shall operate for all purposes as a complete discharge (to the extent of such sum) of the obligation to pay the amount from which such sum was withheld and deducted.

    10.3 NONEXCLUSIVITY OF INDEMNIFICATION REMEDIES. The indemnification remedies and other remedies provided in this Section 10 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Section 10 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

    10.4 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Buyer, against any other Indemnitee or against any other Person) with respect to which the Seller may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 10, the Buyer shall have the right, at its election, to designate the Seller to assume the defense of such claim or Proceeding at the sole expense of the Seller. If the Buyer so elects to designate the Seller to assume the defense of any such claim or Proceeding
(1) the Seller shall proceed to defend such claim or Proceeding in a reasonable and diligent manner with counsel reasonably satisfactory to the Buyer; (2) the Buyer shall make available to the Seller any non-privileged documents and materials in the possession of the Buyer that may be necessary to the defense of such claim or Proceeding; (3) the Seller shall keep the Buyer informed of all material developments and events relating to such claim or Proceeding; (4) the Buyer shall have the right to participate in the defense of such claim or Proceeding at its own expense; (5) the Seller shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Buyer, which consent shall not be unreasonably withheld; and (6) the Buyer may at any time (notwithstanding the prior designation of the Seller to assume the defense of such claim or Proceeding) assume the defense of such claim or Proceeding. If the Buyer does not elect to designate the Seller to assume the defense of any such claim or Proceeding (or if, after initially designating the Seller to assume such defense, the Buyer elects to assume such defense), the Buyer may proceed with the defense of such claim or Proceeding on its own. If the Buyer so proceeds with the defense of any such claim or Proceeding on its own: (a) the Buyer shall proceed to defend such claim or Proceeding in a reasonable and diligent manner with counsel reasonably satisfactory to the Seller; (b) all reasonable expenses relating to the defense of such claim or Proceeding (whether or not incurred by the Buyer) shall be borne and paid exclusively by the Seller; (c) the Seller shall make available to the Buyer any non-privileged documents and materials in the possession or control of the Seller that may be necessary to the defense of such claim or Proceeding; (d) the Buyer shall keep the Seller informed of all material developments and events relating to such claim or Proceeding; and (e) the Buyer shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Seller; PROVIDED, HOWEVER, that the Seller shall not unreasonably withhold such consent.

    10.5 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN BUYER. No Indemnitee (other than the Buyer or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Buyer (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

11. TERMINATION, AMENDMENT AND WAIVER.

    11.1 TERMINATION. This Agreement may be terminated and the Acquisition and the transactions contemplated hereby may be abandoned, by written notice promptly given to the other party hereto, at any time prior to the Closing Date, whether prior to or after approval by the shareholders of the Seller:

        11.1.1  By mutual written consent of the Seller and the Buyer;

        11.1.2 By either the Seller or the Buyer, if a Governmental Body shall have issued an order, decree or ruling or promulgated or enacted any statute, rule, regulation or executive order, in each case, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that any such order, decree or ruling shall have become final and nonappealable;

        11.1.3 By either the Seller or the Buyer, if the Closing shall not have occurred on or before the Termination Date, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform in all material respects each of its obligations under this Agreement required to be performed by it prior to the Closing Date;

        11.1.4 By either the Seller or the Buyer, if at the Shareholders Meeting the Transactions and any other transactions contemplated hereby that are required to be approved by the shareholders of the Seller shall fail to be approved by such shareholders by the vote required by the MCL or holders of more than four percent of the shares of Seller Common Stock outstanding have perfected their dissenter's rights;

        11.1.5 By the Buyer, if the Buyer shall have reasonably determined, after taking into account any applicable terms and provisions of the liquidating trust required by Section 8.2 above, that consummation of the Transactions and the other transactions contemplated hereby could result in Liability to the Buyer; provided, however, that the Buyer shall have ten days from the date it receives notice of such determination to cure any circumstance giving rise to such determination; and provided, further, that if cash or other assets having a value of at least $7,200,000 are deposited in the liquidating trust, the Buyer shall only make such determination based upon claims or potential Liabilities not described in the Disclosure Statement or material adverse developments relating to Liabilities described in the Disclosure Statement;

        11.1.6 By the Buyer, if the Seller shall have (i) withdrawn, modified or amended in any respect its approval or recommendation of the Acquisition or the transactions contemplated hereby (other than any particular form of Disposition), (ii) failed to include in the Proxy Statement such recommendation (including the recommendation that the shareholders of the Seller vote in favor of the Acquisition and the transactions contemplated hereby (other than any particular form of Disposition), (iii) taken any public position inconsistent with such recommendation or (iv) if the Board of Directors of the Seller shall have resolved to do any of the foregoing;

        11.1.7 By the Seller, if the Buyer fails to perform in all material respects its obligations under this Agreement; PROVIDED, HOWEVER, that the Buyer shall have ten days from the date it receives notice of such failure to cure any failure to perform any such obligations;

        11.1.8 By the Buyer, if the Seller fails to perform in all material respects its obligations under this Agreement; PROVIDED, HOWEVER, that the Seller shall have ten days from the date it receives notice of such failure to cure any failure to perform any such obligations;

        11.1.9 By the Buyer, if the board of directors of the Buyer determines in good faith that termination of this Agreement would be in the best interests of the Buyer and its stockholders, provided that the Buyer shall not exercise any rights under this section unless the Buyer shall determine in good faith to enter into a transaction that its board of directors determines in good faith to be in the best interests of the Buyer and its stockholders; or

       11.1.10 By the Seller, if the board of directors of Seller determines in good faith on the basis of advice of counsel that termination of this Agreement is necessary in order for such board of directors to comply with its fiduciary obligations under applicable law; provided that the Seller shall not exercise any rights under this section unless the Seller shall determine in good faith to enter into a transaction that its board of directors determines, based upon advice of counsel, the Seller is required to enter into in accordance with the board's fiduciary obligations.

In the event this Agreement is terminated pursuant to Section 11.1.9 in connection with a transaction proposed to be entered into by the Buyer that is intended to be accounted for as a pooling of interests in connection with which affiliates of the Buyer are required to enter into agreements related to their equity interests in the Buyer, the Seller agrees to execute such agreements as are executed by other affiliates of the Buyer; provided, however, that the Seller shall not be required to enter into such agreements if the board of directors of the Seller determines in good faith on the basis of advice of counsel that execution of such agreements would violate the fiduciary obligations of such board of directors under applicable law.

    11.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement and abandonment of the Acquisition as provided in Section 11.1 above, this Agreement shall forthwith become void and there shall be no Liability on the part of the Seller or the Buyer, except as set forth in this Section,
Section 8.10 above, the last sentences of Sections 8.12.1 and 8.12.2 above,
Section 8.12.3 above, 8.13 above, 8.17 above and the last sentence of
Section 11.1 above, and except to the extent that such termination results from the willful breach of a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

    11.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    11.4 WAIVER. At any time prior to the Closing Date, whether before or after the Shareholders Meeting, any party hereto, by action taken by its Board of Directors, may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto or (ii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

12. GENERAL PROVISIONS.

    12.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by cable, telegram, telecopier or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

       (A) if to the Seller:

           Tech Squared Inc.
           5198 West 76(th) St., Suite 220
           Edina, MN 55439
           Attention: Charles E. Reese, Jr.
           Facsimile: (800) 311-7077

           with a copy to:

           Larkin, Hoffman, Daly & Lindgren, Ltd.
           1500 Norwest Financial Center
           7900 Xerxes Avenue South
           Bloomington, MN 55431
           Attention: Michael W. Schley
           Facsimile: (612) 896-3333

       (B) if to the Buyer:

           Digital River, Inc.
           9625 West 76(th) Street, Suite 150
           Eden Prairie, MN 55444
           Attention: Joel A. Ronning
           Facsimile: (612) 830-1154

           with a copy to:

           Cooley Godward LLP
           One Maritime Plaza
           San Francisco, CA 94111
           Attention: Michael J. Sullivan
           Facsimile: (415) 951-3699

    12.2 REPRESENTATIONS AND WARRANTIES; ETC. The respective representations and warranties of the Seller and the Buyer contained herein shall expire with, and be terminated and extinguished upon, consummation of the Acquisition and the transactions contemplated hereby, and thereafter neither the Seller nor the Buyer nor any officer, director or principal thereof shall be under any Liability whatsoever with respect to any such representation or warranty. This
Section 12.2 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the consummation of the Acquisition and the transactions contemplated hereby.

    12.3 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

    12.4 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    12.5 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    12.6  MISCELLANEOUS.  This Agreement and the Voting Agreement and Proxy
(i) constitute the entire agreement and supersede all other prior agreements and undertakings, both written and oral, between or among the parties thereto with respect to the subject matter hereof or thereof; (ii) may not be assigned by either the Seller or the Buyer without the consent of the other party; and
(iii) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced, and shall be venued, in any state or federal court located in Hennepin County in the State of Minnesota. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.

    IN WITNESS WHEREOF, the Seller and the Buyer have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

DIGITAL RIVER, INC.                           TECH SQUARED INC.

By:    /s/ PW STEINER                         By:    /s/ CHARLES REESE
       ------------------------------------          ------------------------------------
Name:  Perry Steiner                          Name:  Charles E. Reese, Jr.
Title: President                              Title: President, CEO

The undersigned, Joel A. Ronning, although not otherwise a party to this Agreement, hereby confirms that, prior to exercise of the JAR Option in accordance with its terms, the undersigned owns, in the aggregate, beneficially and of record, and has the power and authority to convey, free and clear of any Lien, the Option Shares, and, upon delivery of and payment of the exercise price under the JAR Option, the undersigned will convey to the Seller good and valid title to such Option Shares, free and clear of any Lien and, following the exercise of the JAR Option in accordance with its terms, the Seller and its Subsidiaries will own, in the aggregate, beneficially and of record, and will have the power and authority to convey free and clear of any Lien, the Option Shares, and upon delivery of and payment of the Closing Price for the Option Shares as herein provided, the Seller will convey to the Buyer good and valid title to such Option Shares, free and clear of any Lien.

                                          /s/ JOEL RONNING
                                          --------------------------------------
                                          Joel A. Ronning

                                                                         ANNEX C

                                    FORM OF
                               TECH SQUARED INC.
                          LIQUIDATING TRUST AGREEMENT

    AGREEMENT AND DECLARATION OF TRUST, dated as of       , 1999, by and between
Tech Squared Inc., a Minnesota corporation ("Tech Squared") and Norwest Bank Minnesota, National Association, as trustee (the "Trustee").

    WHEREAS, Tech Squared's Board of Directors and shareholders have approved the voluntary dissolution of Tech Squared pursuant to a Plan of Liquidation and Dissolution (the "Plan");

    WHEREAS, Tech Squared's Board of Directors anticipates that Tech Squared may not be able to fully wind up all of its affairs prior to its dissolution, and therefore has made specific arrangements for such contingency in the Plan; and

    WHEREAS, the Plan provides, among other things, for: (i) the sale or other disposition of the operating assets of Tech Squared, including its Net Direct Operations, DTP Catalog Operations and Distribution Sales (collectively, the "Operating Assets"), on terms to be approved by the Board of Directors;
(ii) the merger of Tech Squared's wholly owned subsidiary, MacUSA, Inc., with and into Tech Squared; (iii) the transfer to Digital River, Inc. ("Digital River") of 3,000,000 shares of Digital River common stock held by Tech Squared and $1.2 million in cash, in exchange for 2,650,000 newly issued shares of Digital River common stock (the "Exchange"); (iv) the establishment of a liquidating trust pursuant to the terms and conditions hereof (the "Trust");
(v) the transfer by Tech Squared to the Trust of all of its cash and shares of the newly issued Digital River common stock received in the Exchange as described on Schedule I attached hereto (the "Retained Assets") sufficient, in the judgment of the Board of Directors, to satisfy the actual and potential liabilities of Tech Squared; (vi) the liquidation of Tech Squared and the distribution of its remaining shares of Digital River common stock to the shareholders of Tech Squared; (vii) the dissolution of Tech Squared in accordance with Minnesota law; and (viii) the authorization of the Trustee to allocate, hold and distribute the Trust Assets (as defined below) for and on behalf of the beneficiaries of the Trust (the "Beneficiaries") in accordance with the terms and conditions hereof.

    NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.
                             NAMES AND DEFINITIONS

    1.1)  NAME.  This trust shall be known as the Tech Squared Liquidating
Trust.

    1.2) DEFINED TERMS. For all purposes of this instrument, unless the context otherwise requires:

        (a) ADDITIONAL ASSETS shall mean any cash that may be identified as having been owned by or owing to Tech Squared and not disposed of by Tech Squared prior to its dissolution, which is accepted by the Trustee; provided, however, that Additional Assets shall not include, and the Trustee shall not accept, any operating assets of a going-concern or business or any other non-cash assets or property of any kind.

        (b) AGREEMENT shall mean this instrument as originally executed or as it may from time to time be amended pursuant to the terms hereof.

        (c) ASSERTED LIABILITY shall mean a Liability, of which the Trustee has actual knowledge, which has been asserted in writing, or otherwise overtly asserted or identified as a claim against the Trust or the Trust Assets;

        (d) BENEFICIAL INTEREST shall mean each Beneficiary's proportionate share of the Trust Assets initially determined by the ratio of the number of Shares held by the Initial Beneficiary on the close of business on the Record Date over the total number of Shares issued and outstanding on such Record Date and thereafter each Beneficiaries' proportional Beneficial Interest in the Trust.

        (e) BENEFICIARY shall mean each Initial Beneficiary and each person to whom a Beneficial Interest is transferred pursuant to Section 3.3.

        (f) CLASS A BENEFICIARY shall mean each Initial Class A Beneficiary and each Person to whom a Beneficial Interest is transferred pursuant to Section
    3.3 from an Initial Class A Beneficiary.

        (g) CLASS B BENEFICIARY shall mean each Initial Class B Beneficiary and each Person to whom a Beneficial Interest is transferred pursuant to Section
    3.3 from an Initial Class B Beneficial.

        (h) FINAL LIABILITY shall mean a Litigation Liability which is evidenced by a final non-appealable judgment; or an Asserted Liability or a Litigation Liability which the Trustee determines should be accepted or settled and paid out of Trust Assets.

        (i) INITIAL BENEFICIARY shall mean any Initial Class A Beneficiary and any Initial Class B Beneficiary.

        (j) INITIAL CLASS A BENEFICIARY shall mean each of the Shareholders that has surrendered all evidence of such Shareholder's Shares to the stock transfer agent of Tech Squared.

        (k) INITIAL CLASS B BENEFICIARY shall mean each of the Shareholders that has not surrendered all evidence of such Shareholder's Shares to the stock transfer agent of Tech Squared.

        (l) LIABILITIES shall mean any unsatisfied debts, claims, liabilities, judgments, decrees, suits or other payment obligations of Tech Squared, whether contingent or fixed, acknowledged or disputed as to validity, or identified or asserted prior to or after creation of the Trust.

        (m) LITIGATION LIABILITY shall mean a Liability which involves any legal action for which the Trustee has received service of process.

        (n) PERSON shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, trust, joint venture, any unincorporated organization, or government or political subdivision thereof.

        (o) RECORD DATE shall mean the date selected by Tech Squared's Board of Directors for determination of the Shareholders of Tech Squared entitled to become Initial Beneficiaries.

        (p) SHARES shall mean the shares of common stock, no par value per share, of Tech Squared.

        (q) SHAREHOLDERS shall mean the holders of record of the outstanding common shares of Tech Squared at the close of business on the Record Date, as identified by name and address together with the number of each holder's Shares in a written schedule certified as complete and accurate by an officer of Tech Squared, and delivered to the Trustee by Tech Squared.

        (r) TRUST shall mean the Trust created by this Agreement.

        (s) TECH SQUARED shall mean Tech Squared Inc.

        (t) TRUST ASSETS shall mean all the property held from time to time by the Trustee under this Agreement, which initially shall consist solely of the Retained Assets granted, assigned and conveyed to the Trustee by Tech Squared pursuant to the Plan, and in addition, shall thereafter include Additional Assets and all dividends, income, proceeds and other receipts of, from, or attributable to any assets held by the Trust.

        (y) TRUSTEE shall mean the original Trustee and such Trustee's successors.

                                   ARTICLE 2.
                          GRANT TO AND NATURE OF TRUST

    2.1) GRANT. Tech Squared hereby grants, delivers, releases, assigns and conveys unto the Trustee for the benefit of the Beneficiaries of the Trust, all of Tech Squared's right, title, interest in and to the Trust Assets, for the uses and purposes stated herein, subject to the terms and provisions set out below, and the Trustee hereby accepts such Trust Assets, and agrees to hold and manage the Trust Assets in trust, subject to the following terms and provisions.

    2.2)  PURPOSE OF TRUST.

        (a) The Trust is organized for the sole purpose of liquidating the Trust Assets with no objective to continue or engage in the conduct of a trade or business.

        (b) As Tech Squared is required to liquidate and dissolve prior to fully winding up it affairs, including, but not limited to, its payment, discharge or other resolution of any Liabilities without any established procedure to so resolve such Liabilities, Tech Squared's Board of Directors approved the Plan and the shareholders of Tech Squared approved the voluntary dissolution of Tech Squared pursuant to the Plan, which calls for the establishment of the Trust, for the purpose of providing a procedure which will enable Tech Squared to dissolve in a timely fashion, and wind up its affairs, by distributing to the Shareholders pro-rata all its assets, other than the Retained Assets, which are granted, assigned, conveyed and delivered to the Trustee pursuant to the terms contained herein. Due notice has been given to unlocated Shareholders regarding their Beneficial Interests in the Trust to the extent required by Minnesota law. The Retained Assets granted and assigned to the Trustee and the other Trust Assets shall be held in the Trust and the Trustee will: (i) further liquidate the Trust Assets if necessary to carry out the purposes of the Trust and facilitate distribution of the Trust Assets; (ii) allocate, protect, conserve and manage the Trust Assets and apply the same to the satisfaction, discharge or other resolution of Liabilities in accordance with the terms and conditions hereof; and
    (iii) distribute the Trust Assets not required for the satisfaction, discharge or other resolution of Liabilities, in accordance with the terms and conditions hereof.

        (c) It is intended that the granting, assignment and conveyance of the Trust Assets by Tech Squared to the Trustee pursuant to the terms hereof shall be treated for federal and state income tax purposes as if Tech Squared made such distributions directly to the Shareholders. It is further intended that for federal, state, and local income tax purposes, the Trust shall be treated as a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of any state or local law, and the Beneficiaries shall be treated as the owners of their respective share of the Trust pursuant to Sections 671-678 of the Internal Revenue Code of 1986, as amended (the "Code") and any analogous provision of state or local law, and shall be taxed on their respective share of the Trust's taxable income (including both ordinary and capital gains) pursuant to Section 671 of the Code and any analogous provision of state or local law. The Trustee shall file all tax returns required to be filed with any governmental agency consistent with its position, including, but not limited to, any returns required of grantor trusts pursuant to Section 1.671-4(a) of the Income Tax Regulations.

    2.3) PROHIBITED ACTIVITIES. The Trust shall not continue or engage in the conduct of any trade or business, and the Trustee is expressly prohibited from, and shall have no power or authority to, continue or engage in the conduct of any trade or business on behalf of the Trust or the Beneficiaries, and all of the terms and conditions hereof shall be construed accordingly.

    2.4) NO REVERSION TO TECH SQUARED. In no event shall any part of the Trust Assets revert to or be distributed to Tech Squared.

    2.5) INSTRUMENTS OF FURTHER ASSURANCE. After the dissolution of Tech Squared, such Persons as shall have the right and power to so act, will upon reasonable request of the Trustee, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out the purposes of this Agreement, to confirm or effectuate the transfer to the Trustee of any property intended to be covered hereby, and to vest in the Trustee, its successors and assigns, the estate, powers, instruments or funds in trust hereunder.

    2.6) PAYMENT OF LIABILITIES. The Trust hereby assumes all valid Liabilities. Should any Liability be asserted against the Trustee as the transferee of the Trust Assets on behalf of the Trust or as the result of the assumption made in this paragraph, the Trustee may use such part of the Trust Assets as may be necessary in evaluating and contesting the validity of any such Liability or in payment thereof, but in no event shall the Trustee be personally liable, nor shall resort be had to the private property of the Trustee in its separate corporate capacity, in the event that the Trust Assets are not sufficient to satisfy, discharge or otherwise resolve the Liabilities of the Trust.

    2.7) INCIDENTS OF OWNERSHIP. The Shareholders shall be the Initial Beneficiaries of the Trust created by this Agreement and the Trustee shall retain only such incidents of legal ownership as are necessary to undertake the actions and transactions authorized herein.

                                   ARTICLE 3.
                                 BENEFICIARIES

    3.1)  BENEFICIAL INTERESTS.

        (a) The Beneficial Interest of each former Shareholder as an Initial Beneficiary hereof shall be determined by the Trustee in accordance with a copy of Tech Squared's shareholder list certified by an officer of Tech Squared as of the Record Date. Tech Squared shall deliver such a certified copy of its shareholder list to the Trustee in electronic format within five days after the Record Date. The Trustee shall express the Beneficial Interest of each Beneficiary in terms of units ("Units"), with the number of Units of each Initial Beneficiary equal to the number of his, her or its Shares.

        (b) If a conflicting claim or demand is asserted with respect to the ownership of any Units, or if there is a disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of a Beneficiary resulting in adverse claims or demands being made in connection with such Units, then, in any such event, the Trustee shall be entitled, at its sole discretion, to refuse to comply with any such conflicting claim or demand and the Trustee may elect to make no payment or distribution with respect to such Units, or to make such payment to a court of competent jurisdiction or an escrow agent, and in so doing, the Trustee shall not be or become liable to any of such parties for their failure or refusal to comply with any of such conflicting claims or demands, nor shall the Trustee be liable for interest on any funds which they may so withhold. The Trustee shall be entitled to refrain and refuse to act until either: (i) the rights of the adverse claimants have been adjudicated by a final, non-appealable judgment of a court of competent jurisdiction; (ii) all differences have been adjusted by the valid written agreement of all such parties, and the Trustee shall have been furnished with an executed counterpart of such agreement; or (iii) there is furnished to the Trustee a surety bond or other security satisfactory to the Trustee, as it shall deem appropriate, to fully indemnify it as between all conflicting claims or demands.

    3.2) RIGHTS OF BENEFICIARIES. Each Beneficiary shall be entitled to participate in the rights and benefits due a Beneficiary in accordance with the terms hereof according to the Beneficiary's Beneficial Interest. Each Beneficiary shall take and hold the same subject to all of the terms and provisions hereunder. The interest of each Beneficiary hereunder, is and shall be in all respects, personal property and upon the death of an individual Beneficiary, the Beneficiary's Beneficial Interest shall pass as personal property to the Beneficiary's legal representative and such death shall in no way terminate or affect the validity of this Agreement. A Beneficiary shall have no title to, right to, possession of, management of, or control of, the Trust Assets except as provided herein. No widower, widow, heir or devisee of any person who may be a Beneficiary shall have any rights of dower, homestead, inheritance, partition, or of any other right, statutory or otherwise, in any property forming a part of the Trust Assets but the whole title to all of the Trust Assets shall be vested in the Trustee and the sole interest of the Beneficiaries shall be the rights and benefits given to such Person under this Agreement.

    3.3) TRANSFER OF INTERESTS OF BENEFICIARIES. The Beneficial Interest of a Beneficiary may not be transferred either by the Beneficiary in person or by a duly authorized agent or attorney, or by the properly appointed legal representative of the Beneficiary, nor may a Beneficiary have authority or power to sell, assign, transfer, encumber or in any other manner anticipate or dispose of the Beneficiary's Beneficial Interest; provided, however, that the Beneficial Interest shall be assignable or transferable by will, intestate succession or operation of law upon such Beneficiary's death or legal dissolution, and in such event may be reregistered as to legal title if transferred among custodial agents acting on behalf of the Beneficiary or transferred directly to the Beneficiary from such agent, in each such case, upon duly given written notice to the Trustee. The Beneficial Interests of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such interest be subject to the contracts, debts, obligations, engagements or liabilities of any Beneficiary.

    3.4) TRUSTEE AS BENEFICIARY. The Trustee, in its own corporate capacity, may not be a Beneficiary or hold a Beneficial Interest hereunder.

                                   ARTICLE 4.
                       DURATION AND TERMINATION OF TRUST

    4.1) DURATION. This Trust shall terminate upon the earliest of: (i) a termination required by the applicable laws of the State of Minnesota; (ii) a termination due to distribution of all of the Trust Assets as provided in
Section 5.7; or (iii) the expiration of a period of three (3) years from the date of the creation of the Trust; provided, however, that the Trustee, may extend the existence of this Trust to such later date as it may designate, upon receipt of a an opinion from a qualified advisor that such extension will not cause the Trust to be treated as other than a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of applicable state or local law. The date that the Trust terminates shall be referred to herein as the "Termination Date."

    4.2) OBLIGATION OF TRUSTEE UPON TERMINATION. Upon termination of the Trust pursuant to Section 4.1, the Trustee shall thereafter act only in a custodial capacity to provide for the retention of the documents, records, lists of holders of Units, and files which shall have been delivered to or created by the Trustee. At the Trustee's discretion, all such documents, records, lists and files may be destroyed at any time after seven (7) years from the distribution of all of the Trust Assets. Except as is otherwise specifically provided herein, upon the distribution of all of the Trust Assets, the Trustee shall have no further duties or obligations hereunder.

                                   ARTICLE 5.
                         ADMINISTRATION OF TRUST ASSETS

    5.1) TRUST ACCOUNT; SALE OF TRUST ASSETS. The Trustee shall credit the Trust Assets to a segregated account established on the books of the Trustee ("ACCOUNT"), and shall invest moneys in the Account only as provided in Section
6.1 hereto. The Trustee may make investments permitted under this Agreement through or from its own bond department or trust investments department, or its parent's or affiliate's bond department or trust investment department. The Trustee may, at such times as the Trustee may deem appropriate, transfer, assign, or otherwise dispose of all or any part of the Trust Assets as it deems appropriate; provided, however, that the Trustee may not sell Digital River common stock unless it determines in its sole discretion such sale is necessary to pay, or to provide for the payment of, Liabilities or other obligations of the Trust. Provided, further, that the Trustee shall not be required to diversify the Trust Assets, and specifically the shares of Digital River common stock, and shall incur no personal liability whatsoever in tort, contract, or otherwise, due to any such lack of diversification of the Trust Assets.

    5.2) TRANSACTIONS WITH RELATED PERSONS. Notwithstanding any other provisions of this Agreement, the Trustee shall not knowingly, directly or indirectly, sell or otherwise transfer all or any part of the Trust Assets to, or contract with: (i) any agent (acting in their individual capacity) of the Trust; or (ii) any Person of which any Trustee or agent of this Trust is an affiliate by reason of being a trustee, director, officer, partner or direct or indirect beneficial owner of 5% or more of the outstanding capital stock, shares or other equity interest of such Persons. No provision herein shall prohibit any distribution hereunder to a Class A Beneficiary.

    5.3) RESTRICTION ON TRUST ASSETS. Other than the shares of Digital River common stock that are transferred as part of the Retained Assets, the Trust shall not receive transfers of any assets prohibited by Revenue Procedure 82-58, as the same may be amended, supplemented, or modified, including, but not limited to, any listed stocks or securities, any readily- marketable assets, any operating assets of a going business, any unlisted stock of a single issuer that represents eighty percent (80%) or more of the stock of such issuer, or any general or limited partnership interest, except any stock or securities received in a transaction contemplated by Section 6.2(j) hereof. The Trustee shall not receive or retain cash in excess of a reasonable amount to meet expenses, charges, and obligations of the Trust, the Trustee, the Trust Assets, and to satisfy, discharge or otherwise resolve all Liabilities. The Trustee may not sell Digital River common stock unless it determines in its sole discretion that such sale is necessary to pay, or to provide for the payment of, Liabilities and other obligations of the Trust.

    5.4) PAYMENT OF EXPENSES AND LIABILITIES. From the Trust Assets, the Trustee shall pay all expenses, charges, and obligations of the Trust, the Trustee and the Trust Assets, shall satisfy, discharge or otherwise resolve all Liabilities as provided in Section 5.5 below and shall pay such transferee liabilities which the Trustee may be obligated to pay as transferee of the Trust Assets, including, but not limited to, interest, penalties, taxes, assessments, and public charges of any kind or nature and the cost, charges, and expenses connected with or growing out of the execution or administration of this Trust and such other payments and disbursements as are provided in this Agreement or which may be determined to be a proper charge against the Trust Assets by the Trustee. The Trustee will make continuing efforts to dispose of the Trust Assets, make timely distributions, and not unduly prolong the duration of the Trust.

    5.5)  LIABILITY ADMINISTRATION.

        (a) To facilitate the administration of Liabilities pursuant to this
    Section 5.5 Tech Squared shall deliver to the Trustee the records, files and documents in the possession of Tech Squared which are within the categories described on Schedule II attached hereto.

        (b) When administering Liabilities involving claims or legal actions against the Trust Assets, the Trustee shall observe, subject to the other applicable provisions of this Agreement, the following procedures:

           ASSERTED LIABILITY: The Trustee will review and analyze an Asserted Liability and determine whether to accept and pay or to dispute and contest the Liability based upon the Trustee's determination of the Liability's legal validity (whether the Claim as asserted is legally enforceable) and amount (whether correct and due).

           LITIGATION LIABILITY: The Trustee will contest and defend a Litigation Liability to final judgment, including appropriate appeals, or settle as an appropriate resolution of the Liability, as it may determine in its discretion to be in the best interests of the Beneficiaries, but subject to the requirements of this Agreement.

        In determining whether to contest or settle any Asserted Liability or Litigation Liability, the Trustee shall consider, among other things, the following criteria:

       Cost of defense (including, without limitation, all legal fees and expenses attributable to such Liability and defense of a legal action seeking to enforce such Liability) compared to the amount of the Asserted Liability;

       Likelihood of the Liability claimant prevailing under the asserted legal theory or cause of action and then known facts (including proof considerations);

       Precedential effect on administration of other Liabilities or potential Liabilities claiming against the Trust Assets; and

       Whether the amount of the Liability is or is not supported by known facts regarding actual damages.

    In evaluating whether to contest or settle, the Trustee shall apply the reasonable business judgment rule (i.e., the Trustee would be responsible for diligent identification of the legal issues, factual considerations and related risks and uncertainties presented by the Asserted Liability or Litigation Liability, relying on advice and evaluations of legal counsel, which may include counsel retained by Tech Squared prior to the creation of the Trust to defend such Liability, and other professional advisors or consultants), and then exercising reasonable judgment after consideration of all relevant factors and information. In the selection of legal counsel for any matter, the Trustee shall consider the amount and complexity of the matter in relation to the appropriate experience, resources, reputation and fees and costs of selected counsel.

        (c) The Trustee shall have the right to defend any Liability claim or legal action against the Trust and may assert counterclaims in such actions, and upon advice of counsel, the Trustee may initiate any legal proceeding against a third party regarding any Liability. In any action taken by the Trustee, the Trustee shall be deemed to represent the interests of all of the Beneficiaries, and it shall not be necessary to make any Beneficiary a party to such action. It is understood that in representing the interests of any such Beneficiary, the Trustee is authorized only to represent such Beneficiary in its or that person's capacity as a Beneficiary hereunder and not in any other capacity. The Trustee may file such proofs of claim and other papers as may be necessary or appropriate in order to have the claims of the Trustee or Beneficiaries allowed in any judicial proceeding.

        (d) Whenever the Trustee, after consultation with counsel, consultants or other professional advisors, determines that there is a reasonable prospect that the Trust Assets will not be sufficient to satisfy all outstanding Liabilities and reasonably anticipated Liabilities, the Trustee may issue a Determination of Anticipated Insolvency, based upon the Trustee's assessment of available information. The Trustee may also revoke any such Determination at any time if it determines that certain facts or circumstances, material to its previous determination, have changed. Notwithstanding anything to the contrary in this Agreement, upon notice of a Determination of Anticipated Insolvency, and so long as such Determination has not been revoked by the Trustee, no payments shall be made by the Trustee in respect of Liabilities.

    5.6) INTERIM DISTRIBUTIONS. Subject to the retention by the Trustee of a reasonable amount of Trust Assets or proceeds or income therefrom to meet Liabilities and other obligations of the Trust, at such time as may be determined by the Trustee, but at least annually, the Trustee shall distribute, or cause to be distributed to the Class A Beneficiaries, and shall reserve and hold for the Class B Beneficiaries, in proportion to the number of Units held by each Beneficiary, such shares of Digital River common stock comprising a portion of the Trust Assets as the Trustee in its sole discretion may determine to be distributed to such Beneficiaries in a manner which is consistent with the purpose of the Trust and the provisions of this Agreement; provided, that the Trust Assets allocated to Class A Beneficiaries with fewer than ten (10) Units shall not be distributed, and instead shall be reserved and held for such Class A Beneficiaries for distribution only upon final distribution of the Trust pursuant to Section 5.7.

    5.7) FINAL DISTRIBUTION. If the Trustee determines that all valid Liabilities and all other claims, expenses, charges, and obligations of the Trust have been satisfied, the Trustee shall, as expeditiously as is consistent with the conservation and protection of the Trust Assets, distribute any remaining Trust Assets to the Class A Beneficiaries, and shall reserve and hold for the Class B Beneficiaries in proportion to the number of Units held by each Beneficiary. Fractional interests in single shares or minimum denominations of a security shall be aggregated to whole shares or denominations and reallocated to the Class A Beneficiaries with the largest fractional interests in such security in descending order until such aggregated interests are fully so allocated. The Trustee shall hold in the Trust and thereafter make disposition of all liquidating distributions and other payments due any Class A Beneficiaries for whom no correct address is known to the Trustee or whom distribution payments are returned or checks are not negotiated, and any reserved distributions held for remaining Class B Beneficiaries, in accordance with applicable state law, including laws regarding escheat and abandoned property and the Trustee shall have no other duties regarding such property; provided, however, that to the fullest extent permitted by law, the Trustee may deposit such distributions and payments with state abandoned property authorities sooner than required by such laws.

    5.8) REPORTS TO BENEFICIARIES. As soon as practicable after the end of each calendar year of the Trust and after termination of the Trust, the Trustee shall submit a written report and account to the Beneficiaries showing: (i) the Trust Assets credited to the Account and the liabilities of the Trust recognized pursuant to generally accepted accounting principles the end of each such year or upon termination and the receipts and disbursements of the Trustee for such year or period, certified by an independent Certified Public Accountant;
(ii) any changes in the Trust Assets, Asserted Liabilities, Litigation Liabilities and Final Liabilities which were not previously reported; and
(iii) any action taken by the Trustee in the performance of its duties under this Agreement which it has not previously reported, and which in its opinion, materially affects the Trust Assets. The Trustee may submit similar reports for such interim periods during each year as it deems advisable or as may be required by a governmental agency. The reporting year of the Trust shall end on December 31 of each year. Notwithstanding any other provision herein, the Trustee shall not report or disclose to any Person any matter or information that is subject to attorney-client privilege or confidentiality between the Trustee and its legal counsel.

    5.9) FEDERAL INCOME TAX INFORMATION AND REPORTING. By the date required of each year pursuant to the Code, the Trustee shall provide to each Beneficiary a statement for the preceding calendar year showing, on a Unit basis, the dates and amount of all distributions made by the Trustee, the number of shares of Digital River common stock and any other securities, disposed of by the Trust, if any, income earned on assets held by the Trust, if any, and such other information as is reasonably available to the

Trustee which may be helpful in determining the amount of gross income attributable to the Trust that such Beneficiary should include in such Beneficiary's federal income tax return for the preceding year. In addition, after receipt of a request in good faith, or in the Trustee's discretion without such request or as required by applicable law, the Trustee shall furnish to any Person who has been a Beneficiary at any time during the preceding year, a statement containing such further information as is reasonably available to the Trustee which shall be helpful in determining the amount of taxable income which such Person should include in such Person's federal income tax return.

                                   ARTICLE 6.
                    POWER OF AND LIMITATIONS ON THE TRUSTEE

    6.1) LIMITATIONS ON TRUSTEE. The Trustee shall not at any time, on behalf of the Trust or Beneficiaries, enter into or engage in any trade or business, and no part of the Trust Assets shall be used or disposed of by the Trustee in furtherance of any trade or business. The Trustee shall be restricted to the holding and collection of the Trust Assets and the payment and distribution thereof for the purposes set forth in this Agreement and to the conservation and protection of the Trust Assets and the administration thereof in accordance with the provisions of this Agreement. In no event shall the Trustee retain cash in excess of a reasonable amount needed to meet Liabilities and pay other obligations, or receive any property, make any distribution, satisfy or discharge any claims, expenses, charges, Liabilities, and obligations or otherwise take any action which is inconsistent with the complete liquidation of Tech Squared as that term is used and interpreted by Section 368(a)(1)(C) and
(a)(2)(G) of the Code, Treasury Regulations promulgated thereunder, and rulings, decisions, and determinations of the Internal Revenue Service and courts of competent jurisdiction, or take any action which would jeopardize the status of the Trust as described in Section 2.2(c). This limitation shall apply regardless of whether the conduct of any such trade or business would otherwise be deemed by the Trustee to be necessary or proper for the conservation and protection of the Trust Assets. In addition to the restrictions of Section 5.3, the Trustee shall not invest any of the funds held as Trust Assets, except that the Trustee may invest any portion of the Trust Assets in demand and time deposits in banks or savings institutions, or temporary investments such as short-term certificates of deposit or treasury bills, or any other investments which may be determined by the Trustee to be permissible under Revenue Procedure 82-58, as the same may be amended, supplemented, or modified.

    6.2) SPECIFIC POWERS OF TRUSTEE. Subject to the provisions of Section 6.1, the Trustee shall have the following specific powers in addition to any powers conferred upon it by any other Section or provision of this Agreement or any statutory laws of the State of Minnesota; provided, however, that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustee to act as specifically authorized by any other Section or provision of this Agreement and to act in such a manner as the Trustee deems necessary or appropriate to conserve and protect the Trust Assets or to confer on the Beneficiaries the benefits intended to be conferred upon them by this Agreement:

        (a) to determine the nature and amount of the consideration to be received with respect to the sale or other disposition of the Trust Assets;

        (b) to collect, enforce, liquidate or otherwise convert into cash, or such other property as it deems appropriate, all property, assets and rights in the Trust Assets, to accept, or to disclaim or abandon, any Additional Assets and to pay, discharge, and satisfy all other claims, expenses, charges, Liabilities and obligations existing with respect to the Trust Assets, the Trust, or the Trustee;

        (c) to elect, appoint, engage, or retain any Persons as agents, representatives, or independent contractors (including, without limitation, investment advisors, accountants, transfer agents, attorneys at law, managers, appraisers, brokers, or otherwise) in one or more capacities, and to pay compensation from the Trust Assets for services in as many capacities as such Person may be so elected, appointed, engaged or retained, to prescribe the titles, powers, and duties, terms of service and other terms and conditions of the election, appointment, engagement or retention of such Persons and, except as prohibited by law, to delegate any of the powers and duties of the Trustee to any one or more Trustee, agents, representatives, independent contractors, or other Persons;

        (d) in accordance with Section 5.3, to retain and set aside such funds out of the Trust Assets as the Trustee shall deem necessary or expedient to pay, or provide for the payment of: (i) unpaid claims, expenses, charges, Liabilities, and obligations of the Trust or Tech Squared; and (ii) the expenses of administering the Trust Assets;

        (e) to do and perform any and all acts necessary or appropriate for the conservation and protection of the Trust Assets, including acts or things necessary or appropriate to maintain assets held by the Trustee pending disposition thereof or distribution thereto to the Beneficiaries;

        (f) to institute or defend actions or declaratory judgments or other actions and to take such other action, in the name of the Trust, or Tech Squared or as otherwise required, as the Trustee may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action, or rights relating to or forming a part of the Trust Assets;

        (g) to determine conclusively from time to time the value of and to re-value the securities and other property of the Trust, in accordance with independent appraisals or other information as it deems necessary;

        (h) to cancel, terminate, or amend any instruments, contracts, agreements, obligations, or causes of action relating to or forming a part of the Trust, and to execute new instruments, contracts, agreement, obligations, or causes of action notwithstanding that the terms of any such instruments, contracts, agreements, obligations, or causes of action may extend beyond the terms of this Trust, provided that no such instrument, contract, agreement, obligation, or cause of action shall permit the Trustee to engage in any activity prohibited by Section 6.1;

        (i) to vote by proxy or otherwise on behalf of the Beneficiaries and with full power of substitution all shares of stock and all securities held by the Trustee hereunder and to exercise every power, election, discretion, option and subscription right and give every notice, make every demand, and to do every act or thing in respect of any shares of stock or any securities held by the Trustee which the Trustee might or could do if it were the absolute owner thereof; provided, however, with respect to voting Digital River common stock, the Trustee shall vote in its discretion regarding uncontested matters, and shall solicit the Beneficiaries for their direction regarding contested matters and vote all of its Digital River shares regarding such matters in proportion to the Beneficiaries' relative responses to such solicitation;

        (j) to undertake or join in any merger, plan of reorganization, consolidation, liquidation, dissolution, readjustment or other transaction of any corporation, any of whose shares of stock or other securities, obligations, or properties may at any time constitute a part of the Trust Assets and to accept the substituted shares of stock, bonds, securities, obligations and properties and to hold the same in trust in accordance with the provisions hereof;

        (k) in connection with the sale or other distribution or disposition of any securities held by the Trustee, to comply with applicable Federal and state securities laws, and to enter into agreements relating to the sale or other disposition or distribution thereof; and

        (l) to perform any act authorized, permitted, or required under any instrument, contract, agreement, right, obligation, or cause of action relating to or forming a part of the Trust Assets whether in the nature of an approval, consent, demand, or notice thereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement.

                                   ARTICLE 7.
                     CONCERNING THE TRUSTEE, SHAREHOLDERS,
                                   AND AGENTS

    7.1) GENERALLY. The Trustee accepts and undertakes to discharge the Trust created by this Agreement, upon the terms and conditions hereof on behalf of the Beneficiaries. The Trustee shall exercise such of the rights and powers vested in it by this Agreement and, subject to the terms of this Agreement, use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

        (a) Although the Trustee shall be free to sell or otherwise dispose of the shares of Digital River common stock or other securities in connection with the payment, or provision for the payment of, Liabilities and other obligations with respect to the Trust Assets, the Trust or the Trustee shall not be required to diversify the Trust Assets, and specifically the shares of Digital River common stock, and the Trustee shall incur no personal liability whatsoever, in tort, contract, or otherwise, due to any such lack of diversification of the Trust Assets;

        (b) No successor Trustee shall be in any way responsible for the acts or omissions of any predecessor Trustee in office prior to the date on which such successor becomes Trustee;

        (c) No Trustee shall be liable except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Trustee;

        (d) In the absence of bad faith, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which are specifically required to be furnished to the Trustee by any provision hereof, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement;

        (e) No Trustee shall be liable for any error of judgment made in good faith; and

        (f) No Trustee shall be liable with respect to any action taken or omitted to be taken by such Trustee in good faith in accordance with the direction of Beneficiaries having aggregate Beneficial Interests of more than fifty percent (50%) relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided that the Trustee has been provided with indemnification satisfactory to it for expenses, claims, losses and liabilities resulting from such directed actions taken or omitted.

    7.2)  RELIANCE BY TRUSTEE.  Except as otherwise provided in Section 7.1:

        (a) The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

        (b) The Trustee may consult with legal counsel, auditors or other experts to be selected by it, and the advice or opinion of such counsel, auditors, or other experts shall be full and complete personal protection to the Trustee and agents of the Trust in respect of any action taken or suffered by the Trustee in good faith and in the reliance on, or in accordance with, such advice or opinion.

        (c) Persons dealing with the Trustee shall look only to the Trust Assets to satisfy any liability incurred by the Trustee to such Person in carrying out the terms of this Trust, and the Trustee shall have no personal or individual obligation to satisfy any such liability.

        (d) As far as practicable, the Trustee shall cause any written instrument creating an obligation of the Trust to include a reference to this Agreement and to provide that neither the Beneficiaries, the Trustee, nor their agents shall be liable thereunder, and that the other parties to such instrument shall look solely to the Trust Assets for the payment of any claim thereunder or the performance thereof; provided, however, that the omission of such provision from any such instrument shall not render the Beneficiaries, the Trustee, or their agents liable, nor shall the Trustee be liable to anyone for such omission.

    7.3) LIABILITY TO THIRD PERSONS. Neither any Beneficiary nor Tech Squared shall be subject to any personal liability whatsoever, in tort, contract, or otherwise, to any Person in connection with the Trust Assets or the affairs of the Trust, and no Trustee, or agent of this Trust shall be subject to any personal liability whatsoever in tort, contract, or otherwise, to any Person in connection with the Trust Assets or the affairs of this Trust, except for the Trustee's or agent's own willful misconduct, knowingly and intentionally committed in bad faith; and all such other Persons shall look solely to the Trust Assets for satisfaction of claims of any nature arising in connection with the affairs of this Trust.

    7.4) RECITALS. Any written instrument creating an obligation of this Trust shall be conclusively taken to have been executed or done by the Trustee or agent of this Trust only in its capacity as Trustee under this Agreement, or in its capacity as an employee or agent of the Trust.

    7.5) INDEMNIFICATION. The Trustee, and each agent of the Trust, Tech Squared and Tech Squared's respective directors, officers, employees and agents (each an "Indemnified Person" and collectively the "Indemnified Persons") shall be indemnified out of the Trust Assets against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and attorneys' fees, reasonably incurred by the Indemnified Persons in connection with the defense or disposition of any action, suit or other proceeding by the Trust or any other Person, whether civil or criminal, in which the Indemnified Person may be involved or with which the Indemnified Person may be threatened: (i) in the case of the Trustee, or agent of the Trust, while in office or thereafter, by reason of his being or having been such a Trustee, employee or agent; and (ii) in the case of Tech Squared or any director, officer, employee, or agent of Tech Squared, by reason of Tech Squared or any such director, officer, employee, or agent of Tech Squared exercising or failing to exercise any right hereunder; provided, however, that except as otherwise specifically provided in this Agreement, the Indemnified Person shall not be entitled to such indemnification with respect to any matter as to which the Indemnified Person shall have been adjudicated to have acted in bad faith or with willful misfeasance, negligence, or reckless disregard of the Indemnified Person's duties and; provided, further, however, that, as to any matter disposed of by a compromise payment by such Indemnified Person pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless the Trustee shall have received a written opinion from independent counsel approved by the Trustee to the effect that if the foregoing matters had been adjudicated, such Indemnified Person would not have been found to have acted in bad faith or with willful misfeasance, negligence, or in reckless disregard to the Indemnified Person's duties. The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled; provided, however, that no Indemnified Person may satisfy any right of indemnity or reimbursement granted herein, or to which the Indemnified Person may be otherwise entitled, except out of the Trust Assets, and no Beneficiary shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise. The Trustee may make advance payments in connection with the indemnification under this Section provided that the Indemnified Person shall have given a written undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Trust in the event that it is subsequently determined that the Indemnified Person is not entitled to such indemnification. The Trustee may purchase such insurance as it feels, in the exercise of its discretion, adequately insures that each Indemnified Person shall be indemnified against any such loss, liability, or damage pursuant to this Section 7.5. The rights accruing to any Indemnified Person by reason of the foregoing shall not be deemed to exclude any other rights to which such Indemnified Person may legally be entitled nor shall anything else contained herein restrict the right of the Trustee to indemnify or reimburse such Indemnified Person in any proper case, even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Indemnified Person to contribution under applicable law.

    7.6) TRUST PROCEEDING. The Trustee in connection with the exercise of its discretionary duties hereunder, or to preserve and protect the interests of Beneficiaries in the Trust, and any Beneficiary of the Trust, shall be entitled to commence a proceeding and request judicial consideration, direction and other actions regarding all aspects of the administration and governance of the Trust, pursuant to Minnesota Statutes, Sections 501B.16-.25.

                                   ARTICLE 8.
                 PROTECTION OF PERSONS DEALING WITH THE TRUSTEE

    8.1) RELIANCE ON STATEMENTS BY TRUSTEE. Any Person dealing with the Trustee shall be fully protected in relying upon the Trustee's certificate, signed by the Trustee, that it has the authority to take any action under this Trust. Any Person dealing with the Trustee shall be fully protected in relying upon the Trustee's certificate setting forth the facts concerning the calling of any meeting of the Beneficiaries, the giving of notice thereof, and the action taken at such meeting.

                                   ARTICLE 9.
                            COMPENSATION OF TRUSTEE

    9.1) AMOUNT OF COMPENSATION. In lieu of commissions or other compensation fixed by law for trustees, the Trustee shall receive as compensation for services as the Trustee hereunder, such compensation as initially established is set forth on Schedule III attached hereto.

    9.2) DATES OF PAYMENT. The compensation payable to the Trustee pursuant to provisions of Section 9.1 shall be paid monthly or at such other times as the Trustee may determine.

    9.3) EXPENSES. The Trustee shall be reimbursed from the Trust Assets for all expenses reasonably incurred by the Trustee in the performance of the Trustee's duties in accordance with this Agreement.

    9.4) LIEN ON TRUST ASSETS. The Trustee shall have a first priority lien on all Trust Assets to secure payment of its compensation and reimbursement of its fees, costs, and expenses, as well as the fees, costs. Payment of such items shall not be subject to any limitation upon payment of Liabilities.

                                  ARTICLE 10.
                         TRUSTEE AND SUCCESSOR TRUSTEE

    10.1) NUMBER OF TRUSTEES. There shall always be one (1) Trustee of this Trust, which shall be a corporation which is incorporated under the laws of a state in the United States and, if a corporation, shall be authorized to act as a corporate fiduciary under the laws of the State of Minnesota. If any corporate Trustee shall ever change its name, or shall reorganize or reincorporate, or shall merge with or into or consolidate with any other bank or trust company, such corporate trustee shall be deemed to be a continuing entity and shall continue to act as a trustee hereunder with the same liabilities, duties, powers, titles, discretions, and privileges as are herein specified for a Trustee.

    10.2) RESIGNATION AND REMOVAL. The Trustee may resign and be discharged from the Trust hereby created by mailing written notice thereof to the Beneficiaries at their respective addresses as they appear on the records of the Trustee and by mailing notice to the Beneficiaries and any known creditors whose claims have not been previously satisfied. Such resignation shall become effective on the day specified in such notice or upon the appointment of such Trustee's successor, and such successor's acceptance of such appointment, whichever is later. Any Trustee may be removed at anytime, with or without cause, by Beneficiaries having an aggregate Beneficial Interest of at least two-thirds of the total Beneficial Interests.

    10.3) APPOINTMENT OF SUCCESSOR. Should at anytime the Trustee resign or be removed, or be adjudged bankrupt or insolvent, a vacancy shall be deemed to exist and a successor shall be elected by Beneficiaries holding a majority of the Beneficial Interests. In the event that the Beneficiaries do not elect a Trustee within thirty (30) days of the resignation, removal, bankruptcy or insolvency of the Trustee, the successor Trustee shall be appointed by a court of competent jurisdiction upon application of any Beneficiary or known creditor of Tech.

    10.4) ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE. Any successor Trustee appointed hereunder shall, without any further act, become vested with all the estates, properties, rights, powers, trusts, and duties of its predecessor in the Trust hereunder with like effect as if originally named therein; but the retiring Trustee shall nevertheless, when requested in writing by the successor Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee upon the trust herein expressed, all the estates, properties, rights, powers, and trusts of such retiring Trustee, and it shall duly assign, transfer, and deliver to such successor Trustee all property and money held by such Trustee hereunder.

    10.5) BONDS. Unless required by the Board of Directors of Tech Squared prior to the Record Date, or unless a bond is required by law, no bond shall be required of any original Trustee hereunder. Prior to a successor Trustee's acceptance of an appointment as such pursuant to Section 10.3, or unless a bond is required by law and such requirement cannot be waived by or with the approval of the Beneficiaries, no bond shall be required of any successor trustee hereunder. If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law, and such requirement cannot be waived by or with the approval of the Beneficiaries or unless required by the Board of Directors of Tech Squared prior to the Record Date. If a bond is required by the Board of Directors of Tech Squared or by law, the Board of Directors of Tech Squared or the Trustee, as the case may be, shall determine whether, and to what extent, a surety or security with respect to such bond shall be required.

                                  ARTICLE 11.
                          CONCERNING THE BENEFICIARIES

    11.1) EVIDENCE OF ACTION BY BENEFICIARIES. Whenever in this Agreement it is provided that the Beneficiaries may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact that at the time of taking any such action such Beneficiaries have joined therein may be evidenced: (i) by any instrument or any number of instruments of similar tenor executed by the Beneficiaries in person or by agent or attorney appointed in writing; or (ii) by the record of the Beneficiaries voting in favor thereof at any meeting of Beneficiaries duly called and held in accordance with the provisions of Article 12.

    11.2) LIMITATION ON SUITS BY BENEFICIARIES. No Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustee upon or under or with respect to the Trust or the agreements relating to or forming part of the Trust, and the Beneficiaries do hereby waive any such right, unless Beneficiaries having an aggregate Beneficial Interest of at least twenty-five percent (25%) shall have made written request to the Trustee to institute such action or proceeding in their own names as Trustee hereunder and shall have offered to the Trustee reasonable indemnity against the costs and expenses to be incurred therein or thereby, and the Trustee for thirty (30) days after the receipt of such notice, request, and offer of indemnity shall have failed to institute any such action or proceeding.

    11.3) REQUIREMENT OF UNDERTAKING. The Trustee may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 11.3 shall not apply to any suit by the Trustee.

                                  ARTICLE 12.
                            MEETING OF BENEFICIARIES

    12.1) PURPOSE OF MEETINGS. A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article for the purposes of taking any action which the terms of this Agreement permit a Beneficiary having a specified aggregate Beneficial Interest to take either acting alone or with the Trustee.

    12.2) MEETING CALLED BY TRUSTEE. The Trustee may at any time call a meeting of the Beneficiaries to be held at such time and at such place within the State of Minnesota (or elsewhere if so determined by the Trustee) as the Trustee shall determine. Written notice of every meeting of the Beneficiaries shall be given by the Trustee (except as provided in Section 12.3), which written notice shall set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than sixty (60) nor less than ten (10) days before such meeting is to be held to all of the Beneficiaries of record not more than sixty (60) days before the date of such meeting. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trust.

    12.3) MEETING CALLED ON REQUEST OF BENEFICIARIES. Within thirty (30) days after written request to the Trustee by Beneficiaries having an aggregate Beneficial Interest of at least twenty-five percent (25%) to call a meeting of all the Beneficiaries, which written request shall specify in reasonable detail the action proposed to be taken, the Trustee shall proceed under the provisions of Section 12.2 to call a meeting of the Beneficiaries, and if the Trustee fails to call such meeting within such thirty (30) period then such meeting may be called by Beneficiaries, or their designated representative, having an aggregate Beneficial Interest of at least twenty-five percent (25%).

    12.4) PERSONS ENTITLED TO VOTE AT MEETING OF BENEFICIARIES. Each Beneficiary shall be entitled to vote at a meeting of the Beneficiaries either in person or by his proxy duly authorized in writing. The vote of each Beneficiary shall be weighted based on the number of Units held by each Beneficiary in the Trust. The signature of the Beneficiary on such written authorization need not be witnessed or notarized.

    12.5) QUORUM. At any meeting of Beneficiaries, the presence of Beneficiaries having an aggregate Beneficial Interest sufficient to take action on any matter for the transaction of which such meeting was called shall be necessary to constitute a quorum.

    12.6) ADJOURNMENT OF MEETING. Any meeting of Beneficiaries may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

    12.7) CONDUCT OF MEETINGS. The Trustee shall appoint the Chairman and the Secretary of the meeting. The vote upon any resolution submitted to any meeting of Beneficiaries shall be by written ballot. Two inspectors of votes, appointed by the Chairman of the meeting, shall count all votes cast at the meeting for or against any resolution and shall make and file with the Secretary of the meeting their verified written report.

    12.8) RECORD OF MEETING. A record of the proceedings of each meeting of Beneficiaries shall be prepared by the Secretary of the meeting. The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Trustee to be preserved by them. Any record so signed and verified shall be conclusive evidence of all of the matters therein stated.

                                  ARTICLE 13.
                                   AMENDMENTS

    13.1) CONSENT OF BENEFICIARIES. At the direction or with the consent of Beneficiaries having an aggregate Beneficial Interest of at least two-thirds or such greater percentage as shall be specified in this Agreement for the taking of an action by the Beneficiaries under the affected provision of this Agreement, of the total Beneficial Interest, the Trustee shall promptly make and execute a declaration amending this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or amendments thereto; provided, however, that no such amendment shall: (i) permit the Trustee to engage in any activity prohibited by
Section 6.1 hereof or affect the Beneficiaries' rights to receive their pro rata shares of the Trust Assets at the time of any distribution; (ii) cause the Trust, in the opinion of counsel to the Trustee, to be treated for federal, state or local income tax purposes, as other than a liquidating trust under Treasury Regulation Section 301.7701-4(d), or cause the Beneficiaries to be treated as other than the owner of their respective shares of the Trust's taxable income pursuant to Section 671-678 of the Code and any analogous provision of state or local law; or (iii) expand the liability or potential liability of a Trustee for acts performed by the Trustee prior to the adoption of such amendment.

    13.2) NOTICE AND EFFECT OF AMENDMENT. Promptly after the execution by the Trustee of any such declaration of amendment, the Trustee shall give notice of the substance of such amendment to the Beneficiaries or, in lieu thereof, the Trustee may send a copy of the amendment to each Beneficiary. Upon the execution of any such declaration of amendment by the Trustee, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities of the Trustee and the Beneficiaries under this Agreement shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendments, and all the terms and conditions of any such amendment shall thereby be deemed to be part of the terms and conditions of this Agreement for any and all purposes.

                                  ARTICLE 14.
                            MISCELLANEOUS PROVISIONS

    14.1) FILING DOCUMENTS. This Agreement shall be filed or recorded in such office or offices as the Trustee may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be maintained in the office of each Trustee and shall be available at all times during regular business hours for inspection by any Beneficiary or his duly authorized representative. The Trustee shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded. The Trustee shall file or record any instrument which relates to any change in the office of the Trustee in the same places where the original Agreement is filed or recorded.

    14.2) INTENTION OF PARTIES TO ESTABLISH TRUST. This Agreement is not intended to create, and shall not be interpreted as creating, a corporation, association, partnership, or joint venture of any kind for purposes of federal income taxation or for any other purpose.

    14.3) BENEFICIARIES HAVE NO RIGHTS OR PRIVILEGES AS SHAREHOLDERS OF TECH SQUARED. Except as expressly provided in this Agreement or under applicable law, the Beneficiaries shall have no rights or privileges attributable to their former status as Shareholders of Tech.

    14.4) LAWS AS TO CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota. The Trustee and the Beneficiaries consent and agree that this Agreement shall be governed by and construed in accordance with such laws.

    14.5) SEVERABILITY. In the event any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

    14.6) NOTICES. Any notice or communication by the Trustee to any Beneficiary shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in the post office or letter box addressed to such Person at his address as shown in the records of the Trust. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by cable, telegram, telecopier or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

    (a)  If to the Trustee:    Norwest Bank Minnesota, N.A.
                               Sixth & Marquette
                               MAC N9303-120
                               Minneapolis, Minnesota 55402
                               Attention: Lon LeClair
                               Facsimile: 612-667-9825

    (b)  If to Tech Squared:   Tech Squared Inc.
                               5198 West 76(th) Street, Suite 220
                               Edina, Minnesota 55439
                               Attention: Charles E. Reese, Jr.
                               Facsimile: 612-831-6156

         with a copy to:       Larkin, Hoffman, Daly & Lindgren, Ltd.
                               7900 Xerxes Avenue South, Suite 1500
                               Bloomington, Minnesota 55431
                               Attention: Michael W. Schley, Esq.
                               Facsimile: 612-896-3334

    14.7) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

    14.8)  BINDING.

        (a) The name Tech Squared Inc. is the designation created by Articles of Incorporation dated May 9, 1995, as amended, to which reference is hereby made. The obligations of Tech Squared are not personally binding upon, nor shall resort be had to the private property of, any of the directors, Shareholders, officers, employees or agents of Tech Squared, but only the property of Tech Squared shall be bound.

        (b) The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of, any of the Trustee, Beneficiaries, employees or agents of the Trust, but only the Trust Assets shall be bound.

    IN WITNESS WHEREOF, Tech Squared Inc. has caused this Agreement to be signed and acknowledged by its President and Chief Executive Officer, and the same to be attested by its Secretary, and the Trustee herein has executed this
Agreement, as Trustee and not as an individual, effective this       day of
      , 1999.

                                                       TECH SQUARED INC.

                                                       By:
                                                            ----------------------------------------
                                                            Name:
                                                            Title: President and Chief Executive
                                                            Officer

Attest:

-------------------------------------------
Secretary

                                                       NORWEST BANK
                                                       MINNESOTA,
                                                       NATIONAL ASSOCIATION,
                                                       As Trustee

                                                       By:
                                                            ----------------------------------------
                                                            Name:

                                   SCHEDULE I
                                RETAINED ASSETS

                                  SCHEDULE II
                          RECORDS, FILES AND DOCUMENTS

                                  SCHEDULE III
                             TRUSTEE'S COMPENSATION

                                                                         ANNEX D

                                    FORM OF
                                VOTING AGREEMENT

    THIS VOTING AGREEMENT is entered into as of July 11, 1999, by and between Digital River, Inc., a Delaware corporation ("Buyer"), and the undersigned holder of common stock of Tech Squared Inc. ("Stockholder").

                                    RECITALS

    A. In order to induce Buyer to purchase substantially all of the assets of Tech Squared Inc., a Minnesota corporation (the "Company"), pursuant to that certain Acquisition Agreement (the "Acquisition Agreement") of even date herewith (the "Acquisition"), Buyer has required that Stockholder, and Stockholder has agreed to, enter into this Agreement. Capitalized terms used but not separately defined herein shall have the respective meanings set forth in the Acquisition Agreement.

    B. In connection with the consummation of the Acquisition, Stockholder has agreed for the future voting of his shares of the Company's capital stock as set forth below.

                                   AGREEMENT

    The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1.  CERTAIN DEFINITIONS.

    For purposes of this Voting Agreement:

        (a) "COMPANY COMMON STOCK" shall mean the common stock, no par value, of the Company.

        (b) "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Acquisition Agreement is validly terminated, or (ii) the date upon which the Acquisition is consummated.

        (c) Stockholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if Stockholder: (i) is the record owner of such security; or
    (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

        (d) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

        (e) "SUBJECT SECURITIES" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

        (f) A Person shall be deemed to have effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

SECTION 2.  TRANSFER OF SUBJECT SECURITIES.

    2.1  TRANSFEREE OF SUBJECT SECURITIES TO BE BOUND BY THIS
AGREEMENT. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have: (a) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Buyer may reasonably request); and (b) agreed to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Voting Agreement.

    2.2 TRANSFER OF VOTING RIGHTS. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy inconsistent with this Agreement is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

SECTION 3.  VOTING OF SHARES.

    3.1 VOTING AGREEMENT. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date:

        (a) at any meeting of stockholders of the Company, however called, Stockholder shall (unless otherwise directed in writing by Buyer) cause all outstanding shares of Company Common Stock that are Owned by Stockholder as of the record date fixed for such meeting to be voted (i) in favor of the approval of the voluntary dissolution of the Company pursuant to the Plan of Liquidation and Dissolution attached hereto as Exhibit B (the "Plan"), and in favor of each of the other actions contemplated by the Plan, including the Acquisition and (ii) against any action or proposal that would impair or prevent the consummation of the transactions contemplated by the Plan, including the Acquisition; and

        (b) in the event written consents are solicited or otherwise sought from stockholders of the Company with respect to the approval of the voluntary dissolution of the Company pursuant to the Plan or with respect to any of the other actions contemplated by the Plan, Stockholder shall (unless otherwise directed in writing by Buyer) cause to be executed, with respect to all outstanding shares of Company Common Stock that are Owned by Stockholder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action.

    3.2  PROXY; FURTHER ASSURANCES.

    (a) Contemporaneously with the execution of this Voting Agreement:
(i) Stockholder shall deliver to Buyer a proxy in the form attached to this Voting Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares held of record referred to therein (the "Proxy"); and (ii) Stockholder shall cause to be delivered to Buyer an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder.

    (b) Stockholder shall, at his own expense, perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Buyer the power to carry out and give effect to the provisions of this Voting Agreement.

SECTION 4.  NO SOLICITATION.

    Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not, directly or indirectly, and Stockholder shall ensure that his representatives (as defined in the Acquisition Agreement) do not, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below) or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any information regarding the Company or any direct or indirect subsidiary of the Company to any Person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; or (iii) engage in discussions with any Person with respect to any Acquisition Proposal. Stockholder shall immediately cease and discontinue, and Stockholder shall ensure that his representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Acquisition Proposal. For purposes of this Agreement, an Acquisition Proposal shall mean any transaction or series of transactions involving:
(a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (1) in which the Company is a constituent company, (2) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires the Company or more than 20% of the Company's business or directly or indirectly acquires beneficial or record ownership of securities representing, or exchangeable for or convertible into, more than 20% of the outstanding securities of any class of voting securities of the Company, or
(3) in which the Company issues securities representing more than 20% of the outstanding securities of any class of voting securities of the Company;
(b) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 20% of the assets of the Company; or (c) any liquidation or dissolution of the Company.

SECTION 5.  LOCK-UP.

    Stockholder hereby agrees not to offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights (collectively, a "Disposition") with respect to any shares of Buyer's common stock transferred to Stockholder in connection with the transactions contemplated by the Plan, including the Acquisition, other than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree to be bound by this Section 5 or (ii) with the prior written consent of Buyer until January 1, 2000. Stockholder may then sell
(a) one-third of such shares after January 1, 2000, (b) an additional one-third of such shares after April 1, 2000 and (c) any remaining shares after June 1, 2000 (each, a "Lock-Up Period"). The foregoing restriction is expressly agreed to preclude the holder of such shares from engaging in any hedging or other transaction which is designed to or is reasonably expected to lead to or result in a Disposition of such shares during each Lock-Up Period even if such shares would be disposed of by someone other than Stockholder. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of such shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from such shares.

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER.

    Stockholder hereby represents and warrants to Buyer as follows:

    6.1 AUTHORIZATION, ETC. Stockholder has the capacity to execute and deliver this Voting Agreement and the Proxy and to perform his obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    6.2 NO CONFLICTS OR CONSENTS. To the best of the knowledge of Stockholder, the execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which he or any of his properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of his affiliates or properties is or may be bound or affected. The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

    6.3  TITLE TO SECURITIES.  As of the date of this Voting Agreement:
(a) Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof;
(b) Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

    6.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Voting Agreement are accurate in all material respects as of the date of this Voting Agreement, will be accurate in all material respects at all times through the Expiration Date and will be accurate in all material respects as of the date of the consummation of the Acquisition as if made on that date except that Stockholder may acquire additional shares of Company Common Stock, including upon exercise of outstanding stock options.

SECTION 7.  ADDITIONAL COVENANTS OF STOCKHOLDER.

    7.1 FURTHER ASSURANCES. From time to time and without additional consideration, Stockholder shall (at Stockholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Stockholder's sole expense) take such further actions, as Buyer may request for the purpose of carrying out and furthering the intent of this Voting Agreement.

    7.2 LEGEND. Immediately after the execution of this Voting Agreement (and from time to time upon the acquisition by Stockholder of Ownership of any shares of Company Common Stock prior to the Expiration Date), Stockholder shall ensure that each certificate evidencing any outstanding shares of Company Common Stock or other securities of the Company Owned by Stockholder bears a legend in the following form:

    THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE VOTING AGREEMENT DATED AS OF JULY 11, 1999, BETWEEN THE ISSUER AND THE HOLDER OF THIS CERTIFICATE, AS IT MAY BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

Furthermore, Stockholder shall ensure that each certificate representing shares of common stock that may be issued by Buyer to Stockholder as a result of the Acquisition or any other transaction contemplated by the Plan bears a legend in the following form:

    THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 5 OF A VOTING AGREEMENT DATED AS OF JULY 11, 1999, BETWEEN THE ISSUER AND THE HOLDER OF THIS CERTIFICATE. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SECURITIES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY THE PROVISIONS OF SECTION 5 OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORDER HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

SECTION 8.  MISCELLANEOUS.

    8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements made by Stockholder in this Voting Agreement shall survive (i) the consummation of the Acquisition,
(ii) any termination of the Acquisition Agreement and (iii) the Expiration Date.

    8.2 INDEMNIFICATION. Stockholder shall hold harmless and indemnify Buyer and Buyer's affiliates from and against, and shall compensate and reimburse Buyer and Buyer's affiliates for, any loss, damage, claim, liability, fee (including attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Buyer or any of Buyer's affiliates, or to which Buyer or any of Buyer's affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Voting Agreement, or (b) any failure on the part of Stockholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Voting Agreement or in the Proxy.

    8.3 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

    8.4 NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

       if to Stockholder:
       at the address set forth below Stockholder's signature on the signature page hereof if to Buyer:
       Digital River, Inc.
       9625 W. 76th Street, Suite 150
       Eden Prairie, MN 55344
       Attn: President
       Fax: (612) 830-9042

    8.5 SEVERABILITY. If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement. Each provision of this Voting Agreement is separable from every other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

    8.6 ENTIRE AGREEMENT. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

    8.7 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon Stockholder and his heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Buyer and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than Buyer and its successors and assigns) any rights or remedies of any nature.

    8.8 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, Buyer shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Buyer nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.8, and Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

    8.9 NON-EXCLUSIVITY. The rights and remedies of Buyer under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Buyer under this Voting Agreement, and the obligations and liabilities of Stockholder under this Voting Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Voting Agreement shall limit any of Stockholder's obligations, or the rights or remedies of Buyer, under any Affiliate Agreement between Buyer and Stockholder; and nothing in any such Affiliate Agreement shall limit any of Stockholder's obligations, or any of the rights or remedies of Buyer, under this Voting Agreement.

    8.10  GOVERNING LAW; VENUE.

    (a) This Voting Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

    (b) Any legal action or other legal proceeding relating to this Voting Agreement or the Proxy or the enforcement of any provision of this Voting Agreement or the Proxy may be brought or otherwise commenced in any state or federal court located in the City of Minneapolis, Minnesota. Stockholder:

        (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the City of Minneapolis, Minnesota (and each appellate court located in the State of Minnesota), in connection with any such legal proceeding;

        (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth in Section 8.4 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

       (iii) agrees that each state and federal court located in the City of Minneapolis, Minnesota, shall be deemed to be a convenient forum; and

        (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the City of Minneapolis, Minnesota, any claim that Stockholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Voting Agreement or the subject matter of this Voting Agreement may not be enforced in or by such court.

Nothing contained in this Section 8.10 shall be deemed to limit or otherwise affect the right of Buyer to commence any legal proceeding or otherwise proceed against Stockholder in any other forum or jurisdiction.

    (c) STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT OR THE PROXY.

    8.11 COUNTERPARTS. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

    8.12 CAPTIONS. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

    8.13 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

    8.14 WAIVER. No failure on the part of Buyer to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Buyer in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Buyer shall not be deemed to have waived any claim available to Buyer arising out of this Voting Agreement, or any power, right, privilege or remedy of Buyer under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Buyer; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

    8.15  CONSTRUCTION.

    (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

    (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

    (c) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

    (d) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

    IN WITNESS WHEREOF, Buyer and Stockholder have caused this Voting Agreement to be executed as of the date first written above.

                                          DIGITAL RIVER, INC.

                                          By:
                                          Title:
                                          Address:

                                          Facsimile: (612) 830-1154

                                          STOCKHOLDER:

                                          Signature
                                     -------------------------------------------
                                          Print Name:
                                          Address:
                                          Facsimile:

                                                                  ADDITIONAL SECURITIES
    SHARES HELD OF RECORD        OPTIONS AND OTHER RIGHTS          BENEFICIALLY OWNED
    ---------------------        ------------------------         ---------------------


                       Signature Page to Voting Agreement

                                   EXHIBIT A
                           FORM OF IRREVOCABLE PROXY

    The undersigned stockholder of TECH SQUARED, INC., a Minnesota corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Perry Steiner and Robert Strawman and Digital
River, Inc., a Delaware corporation ("Buyer"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to
(i) the outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

    This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Buyer and the undersigned (the "Voting Agreement"), and is granted in consideration of Buyer entering into the Acquisition Agreement, dated as of the date hereof, between Buyer, and the Company (the "Acquisition Agreement").

    The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Acquisition Agreement or the consummation of the Acquisition contemplated thereby (the "Acquisition") at any meeting of the stockholders of the Company, however called, or in connection with any solicitation of written consents from stockholders of the Company, in favor of the approval of the voluntary dissolution of the Company pursuant to the Plan of Liquidation and Dissolution (the "Plan") and, in favor of each of the other actions contemplated by the Plan, including the Acquisition and against any action or proposal that would impair or prevent the consummation of the transactions contemplated by the Plan, including the Acquisition.

    The undersigned may vote the Shares on all other matters.

    This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

    If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

    This proxy shall terminate upon the earlier of the valid termination of the Acquisition Agreement or the consummation of the Acquisition.

Dated:           ,     .

                                          Name

                                          Number of shares of common stock of
                                          the Company owned of record as of this
                                          proxy:

                                          --------------------------------------

                                                                         ANNEX E

                  [SG Cowen Securities Corporation Letterhead]

                                 July 11, 1999

Special Committee of the Board of Directors and Board of Directors
Tech Squared Inc.
5198 West 76(th) Street
Edina, MN 55439

    Gentlemen:

    You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock of Tech Squared Inc. (the "Company"), other than Joel A. Ronning, Charles E. Reese, Jr. and Perry W. Steiner, of the Consideration (as defined below) to be received by such holders pursuant to the terms of that certain draft Agreement, dated as of July 11, 1999 (the "Transaction Agreement"), by and between the Company and Digital River, Inc. (the "Transaction Partner").

    The Transaction Agreement provides, among other things, that the Company, after having exercised (through its subsidiary, MacUSA, Inc.) an option to buy
3.0 million shares of common stock of the Transaction Partner from Joel A. Ronning for a nominal consideration (the "Option Shares") and completed the sale or disposition of all of its assets (other than the Option Shares and certain cash and cash equivalents), will transfer (the "Transaction") to the Transaction Partner, free and clear of any and all liabilities, substantially all of the Company's assets, including the Option Shares and $1.2 million in cash in exchange for 2.65 million shares of common stock of the Transaction Partner. After such transfer, the Company will be dissolved and 2.47 million shares of common stock of the Transaction Partner (the "Consideration") will be distributed to the holders of common stock of the Company. The remaining 0.18 million shares of common stock of the Transaction Partner will be deposited by the Company into a liquidating trust (the "Liquidating Trust") to satisfy the Company's outstanding liabilities. The terms and conditions of the Transaction are more fully set forth in the Transaction Agreement.

    SG Cowen Securities Corporation ("SG Cowen"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    We are acting as exclusive financial advisor to the Special Committee of the Board of Directors and the Board of Directors of the Company in connection with the Transaction and will receive a fee from the Company for our services pursuant to the terms of our engagement letter with the Company, dated as of June 23, 1999, a significant portion of which is contingent upon the consummation of the Transaction. Under the terms of that engagement letter, the Company has agreed to indemnify us for certain matters in connection with the Transaction. We will also receive a fee for providing this opinion.

    In connection with our opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things: (i) a draft of the Transaction Agreement, dated as of July 11, 1999;
(ii) certain publicly available information for the Company and the Transaction Partner, including each of the annual reports of the Company and the Transaction Partner filed on Form 10-K for each of the years ended 1997 and 1998, and each of the quarterly reports of the Company and the Transaction Partner filed on Form 10-Q for the quarter ended March 31, 1999 and certain projected financial data; (iii) certain internal financial analyses, financial forecasts, reports and other information concerning the Company and the Transaction Partner prepared by the respective management teams of the Company and the Transaction Partner;
(iv) First Call consensus estimates of financial institutions and currently available Wall Street analysts' reports for the Company and the Transaction Partner (the "First Call and Analysts' Projections"); (v) discussions we have had with certain members of the management of each of the Company and the Transaction Partner concerning the historical and current business operations, financial conditions and prospects of the Company and the Transaction Partner and such other matters that we deemed relevant; (vi) the reported price and trading histories of the shares of the common stock of the Company and the Transaction Partner as compared to the reported price and trading histories of certain publicly traded companies that we deemed relevant; (vii) financial information of the Transaction Partner as compared to financial information of certain other companies that we deemed relevant; (viii) discounts and premiums paid in other selected business combinations that we deemed relevant;
(ix) certain financial terms of the Transaction as compared to the financial terms of selected other business combinations that we deemed relevant; and (x) such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this opinion.

    In conducting our review and arriving at our opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information publicly available or provided to us by the Company and the Transaction Partner, respectively, and we have not undertaken any responsibility for the accuracy, completeness or reasonableness of, nor have we independently verified such information. In addition, we have not conducted any physical inspection of the properties or facilities of the Company or the Transaction Partner. We have further relied upon the assurance of management of the Company that they are unaware of any facts involving the Transaction, the Company or the Transaction Partner that would make the information provided to us incomplete or misleading in any respect and that they have not omitted to provide us with any material information regarding the Company or the Transaction Partner which would be necessary or useful to us in our analysis of the Transaction. We have, with your consent, assumed that the financial forecasts which we examined were reasonably prepared by the respective management of the Company and the Transaction Partner on bases reflecting the best currently available estimates and good faith judgments of management as to the future performance of the Company and the Transaction Partner. For certain of our analyses we have utilized the First Call and Analysts' Projections, which we have assumed, with your consent, provide a reasonable basis for our opinion. We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of the Company or the Transaction Partner, nor have we been furnished with such materials and, to our knowledge, no such materials are available. With respect to all legal matters relating to the Company and the Transaction Partner, we have relied on the advice of legal counsel to the Company. Management of the Company has informed us after consultation with the Company's auditors, and we have assumed, that the Transaction will be treated as a tax-free reorganization. Our services to the Company in connection herewith have been comprised of rendering an opinion from a financial point of view with respect to the Consideration. Our opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof. It should be understood that although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion, and we expressly disclaim any responsibility to do so.

    For purposes of rendering our opinion we have assumed in all respects material to our analyses, that the representations and warranties of each party contained in the Transaction Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Transaction Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. We have assumed that the final form of the Transaction Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Transaction Agreement will be obtained and, that in the course of obtaining any of those consents, no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transaction. In addition, for the purposes of our analyses, we have assumed that the 0.18 million shares of common stock of the Transaction Partner not distributed to the holders of common stock of the Company together with the Company's cash and cash equivalents will be sufficient to satisfy all of the Company's liabilities (including any amounts due to holders of common stock that exercise dissenter's rights) and that any assets remaining after satisfaction of the Company's liabilities will be distributed pro rata to the beneficiaries of the Liquidating Trust. We have assumed that all assets, other than the Option Shares and certain cash and cash equivalents to be transferred to the Transaction Partner, will be sold or disposed of for fair value, and we are not rendering any opinion on any such sale or disposition.

    It is understood that this letter is intended for the benefit and use of the Special Committee of the Board of Directors and the Board of Directors of the Company in their consideration of the Transaction and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent, except that this letter may be reproduced in its entirety in a proxy statement relating to the proposed Transaction filed by the Company under the Securities Exchange Act of 1934, as amended, and distributed to stockholders in accordance therewith, provided that it is reproduced in full and any description of or reference to SG Cowen or any summary of this letter in such proxy statement will be in form and substance acceptable to SG Cowen and its counsel.

    This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Transaction or to take any other action in connection with the Transaction or otherwise. We are not expressing any opinion as to what the value of the common stock of the Transaction Partner actually will be when issued to the Company pursuant to the Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to effect the Transaction or any potential conflict of interest that may exist between the Board of Directors of the Company and the Transaction Partner. Furthermore, we express no view as to the price or trading range for shares of the common stock of the Transaction Partner following the consummation of the Transaction.

    Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of common stock of the Company is fair, from a financial point of view, to such holders, other than Joel A. Ronning, Charles E. Reese, Jr. and Perry W. Steiner with respect to whom we express no opinion.

                                          Very truly yours,

                                          /s/ SG COWEN SECURITIES CORPORATION

                                          SG COWEN SECURITIES CORPORATION

                                                                         ANNEX F

                        [Arthur Andersen LLP Letterhead]

October 20, 1999

Mr. Chuck Reese
Board Member and Chief Executive Officer
Tech Squared Inc.
6690 Shady Oak Rd.
Eden Prairie, Minnesota 55433

Mr. Chuck Reese
Chief Executive Officer
MacUSA, Inc.
6690 Shady Oak Rd.
Eden Prairie, Minnesota 55433

Mr. Joel A. Ronning
Shareholder
C/O Digital River, Inc.
9625 West 76th Street
Eden Prairie, Minnesota 55344

Dear Sirs:

    You have requested our opinion with respect to certain U.S. federal income tax consequences to Tech Squared Inc. ("Tech Squared"), its stockholders (the "Stockholders") and MacUSA, Inc. ("MacUSA"), a wholly owned subsidiary of Tech Squared, in connection with:

(1) the complete liquidation of MacUSA into Tech Squared (the "Liquidation") and subsequent to the Liquidation and as part of the same integrated plan,

(2) the exchange of substantially all of the assets of Tech Squared for voting shares of Digital River, Inc. ("Digital River") (the "Reorganization") pursuant to the Acquisition Agreement dated July 11, 1999 (the "Agreement"). The assets transferred by Tech Squared to Digital River will consist primarily of Digital River shares currently owned by MacUSA that will be received by Tech Squared upon the complete liquidation of MacUSA. As part of the Reorganization, Tech Squared will immediately liquidate pursuant to the Plan of Liquidation and Dissolution of Tech Squared Inc. (the "Dissolution Plan") by distributing all of its assets to its Stockholders, including the shares of Digital River received pursuant to the Agreement.

    We have not considered any non-income tax, or state, local or foreign income tax consequences, and, therefore, do not express any opinion regarding the treatment that would be given to the transaction by the applicable authorities on any non-income tax or any state, local or foreign tax issue. We also express no opinion on nontax issues, such as corporate law or securities law matters. We express no opinion other than that as stated immediately above, and neither this opinion nor any prior statements are intended to imply or to be an opinion on any other matters.

    In rendering our opinion, we have relied upon: (i) the information contained in the Agreement; (ii) the background and the facts relating to these transactions that are discussed in the Discussion of Facts dated October 20, 1999; (iii) the representation letters dated October 20, 1999; (iv) the Preliminary Proxy Statement-Prospectus filed with the SEC on October 14, 1999 with the exception of Annex C, (the "Proxy"), and (v) the Liquidating Trust Agreement as drafted on October 20, 1999. You

Mr. Chuck Reese
Page 2
October 20, 1999

have represented to us that we have been provided all of the facts and assumptions necessary for us to form our opinion; however, we have not independently audited or otherwise verified any of these facts or assumptions.

PREMISE OF OPINION

    Our opinion is based on the Internal Revenue Code of 1986, as amended ("the Code"), the regulations thereunder, reported judicial decisions, and the current position of the Internal Revenue Service ("the IRS") in such matters as reflected in published and private rulings as of the date of this letter, all of which are subject to change. If there is a change, including a change having retroactive effect, in the Code, Treasury Regulations, IRS rulings or releases, or in the prevailing judicial interpretation of the foregoing, the opinions expressed herein would necessarily have to be re-evaluated in light of any such changes. Other then as indicated below, we have no responsibility to update this opinion for changes in the above-listed law and authority occurring after the above date.

    The opinions expressed herein reflect what we regard to be the material U.S. federal income tax effects to Tech Squared, its respective Stockholders, and MacUSA of the Reorganization and Liquidation described herein; nevertheless, they are opinions only and should not be taken as an assurance of the ultimate tax treatment.

    The opinions expressed herein are not binding on the IRS and there can be no assurance that the IRS will not take a position contrary to any of the opinions expressed therein. Should the IRS challenge the tax treatment of the transaction, we believe that the treatment set forth in our opinion should prevail.

    Our opinion is based upon facts and technical authorities as of October 20, 1999, and any new facts or changes in technical authorities after October 20, 1999, would have to be considered and may adversely affect our opinion. This document is in the form of the opinion we would expect to issue at the closing date to Tech Squared. However, any changes in facts or technical authorities may cause us to withdraw our opinion before the closing date of the Reorganization. Other than as indicated above, we have no responsibility to update this opinion for events, transactions, circumstances or changes in any of the facts, assumptions or representations occurring after this date.

OPINIONS

    Our opinions set forth below are subject to the following factual assumptions, representations, and Discussion of Facts being true and correct (including statements relating to future actions and facts represented to be to the best knowledge of management, whether or not known). Authorized representatives of Digital River, Tech Squared, and MacUSA have represented to us by a letter of said date herewith that the assumptions in the attached representation letter and Discussion of Facts are true and correct.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED TRANSACTIONS

    Our opinion expressed below is addressed only to those U.S. federal income tax aspects relating to the Reorganization and Liquidation which in our judgment are material to Tech Squared, its respective Stockholders, and MacUSA. On the basis of and subject to the foregoing and in reliance upon the

Mr. Chuck Reese
Page 3
October 20, 1999

representations described above, we are of the opinion that the U.S. federal income tax consequences are:

1.  The Liquidation should constitute a liquidation within the meaning of
    Section 332 of the Code.

2. No gain or loss should be recognized by MacUSA on the distribution of assets to Tech Squared in connection with the Liquidation. Sec. 337.

3. No gain or loss should be recognized by Tech Squared upon the receipt of assets from MacUSA in connection with the Liquidation. Sec. 332.

4. The tax basis of Tech Squared in the assets received from MacUSA should be the same as the tax basis of those assets in the hands of MacUSA prior to the Liquidation. Sec. 334.

5. The holding period of Tech Squared in the assets received from MacUSA should be the same as the holding period in the hands of MacUSA prior to the Liquidation. Sec. 1223(2).

REORGANIZATION

1.  The Reorganization should constitute a reorganization within the meaning of
    Section 368(a)(1)(C) of the Code. Tech Squared and Digital River should each be a "party to the reorganization" within the meaning of Section 368(b) of the Code.

2. No gain or loss should be recognized by Tech Squared on the transfer of assets to Digital River in connection with the Reorganization. No gain or loss should be recognized by Tech Squared on the distribution of shares of Digital River stock received by Tech Squared pursuant to the Reorganization to Tech Squared Stockholders. Sec. 361.

3. Tech Squared's Stockholders should not recognize gain or loss for U.S. federal income tax purposes upon the receipt of Digital River common stock in connection with the liquidation of Tech Squared, although gain (but not loss) or dividend income may be recognized to the extent that a Tech Squared Stockholder is deemed to receive property other than shares of Digital River common stock as a consequence of receiving an interest in the liquidating trust. Secs. 354 and 356.

4. The tax basis of Tech Squared's assets in the hands of Digital River after the Reorganization should be the same as the tax basis of those assets in the hands of Tech Squared immediately prior to the Reorganization except for shares of Digital River stock acquired in the Reorganization. Sec. 362.

5. The holding period of the Digital River stock to be received in the Reorganization by Stockholders of Tech Squared should include the holding period of shares of Tech Squared exchanged therefor, provided that the shares of Tech Squared are not held for sale to customers at the time of the Reorganization. Sec. 1223(1).

6. The holding period of the assets of Tech Squared in the hands of Digital River should include the period during which those assets were held by Tech Squared. Sec. 1223(2).

7. Assets transferred to the liquidating trust will be deemed to have been distributed to each Tech Squared Stockholder and contributed to the liquidating trust in proportion to such Stockholder's interest in the liquidating trust.

8. The tax basis of Digital River stock received in the Reorganization by Stockholders of Tech Squared should be the same as the basis of the shares of Tech Squared surrendered in exchange

Mr. Chuck Reese
Page 4
October 20, 1999

    therefor, decreased by the amount of cash or the fair market value of any other property received by the shareholder and increased by any gain recognized in the exchange. Sec. 358.

9. The liquidating trust should qualify as a "liquidating trust" under Treas. Reg. Section 301.7701-4(d).

    No opinion is expressed concerning the tax treatment of the Liquidation and Reorganization beyond the scope of this opinion or concerning the tax treatment of any conditions existing at the time of, or effects resulting from, the Liquidation and Reorganization that are not specifically covered by the above opinion. These opinions are solely for the benefit of Tech Squared, its Stockholders, and MacUSA and are not intended to be relied upon by any other party. Without our written consent, our opinion can not be furnished to any other party or parties or referred to in any public filing or document. We will permit use of our opinion in a proxy or prospectus, but we shall have the right to review, edit and reasonably approve the language disclosing our opinion and reasonably consent to the use of our opinion in all Securities and Exchange Commission filings and other public disclosures prior to the filing of any documents.

ARTHUR ANDERSEN LLP
/s/ ARTHUR ANDERSEN LLP

                                                                         ANNEX G

                    [Broadview International LLC Letterhead]

                                                                    CONFIDENTIAL

                                                                   July 11, 1999

Board of Directors
Digital River, Inc.
9625 West 76(th) Street
Eden Prairie, MN 55344

    Dear Members of the Board of Directors:

    We understand that Digital River, Inc. ("Digital River" or "Buyer") and Tech Squared Inc. ("Tech Squared" or "Seller") propose to enter into an Acquisition Agreement (the "Agreement") pursuant to which Tech Squared will transfer to Digital River 3,000,000 shares of Digital River Common Stock (the "Purchased Assets") in exchange for 2,650,000 shares (less a number of shares in respect of the Cash Purchase Amount (as defined in the Agreement)) of Digital River Common Stock (the "Consideration"; such transaction being referred to as the "Asset Purchase"). Digital River will not assume, or in any way be liable or responsible for, any liabilities or obligations of Tech Squared whatsoever in connection with the Asset Purchase. The Asset Purchase is intended to be a tax-free reorganization within the meaning of Section 368(a)(1)(C) of the United States Internal Revenue Code of 1986, as amended. The terms and conditions of the Asset Purchase are more fully described in Agreement.

    You have requested our opinion as to whether the Consideration is fair, from a financial point of view, to Digital River shareholders.

    Broadview International LLC ("Broadview") focuses on providing merger and acquisition advisory services to information technology ("IT"), communications and media companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT, communications and media mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to Digital River's Special Committee of the Board of Directors and will receive a fee from Digital River upon the successful conclusion of the Asset Purchase.

    In rendering our opinion, we have, among other things:

    1. reviewed the terms of the Agreement and the associated schedules thereto in the form of the draft dated July 9, 1999 furnished to us by Cooley Godward LLP on July 9, 1999 (which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed);

    2. reviewed Tech Squared's Annual Report on Form 10-K for its fiscal year ended December 31, 1998, including the audited financial statements included therein, and Tech Squared's Quarterly Report on Form 10-Q for the three months ended March 31, 1999, including the unaudited financial statements included therein;

    3. reviewed the reported closing prices and trading activity for Tech Squared Common Stock;

    4. analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Asset Purchase;

    5. reviewed Digital River's Annual Report on Form 10-K for its fiscal year ended December 31, 1998, including the audited financial statements included therein, and Digital River's Quarterly Report on Form 10-Q for the three months ended March 31, 1999, including the unaudited financial statements included therein;

    6. discussed with Digital River management its view of the rationale for the Asset Purchase;

    7. reviewed the reported closing prices and trading activity for Digital River Common Stock;

    8.  reviewed recent equity analyst reports covering Digital River;

    9. participated in negotiations and discussions related to the Asset Purchase among Digital River, Tech Squared and their respective financial and legal advisors;

    10. considered the fact that Joel A. Ronning owns stock in, and sits on the Board of Directors of, both Digital River and Tech Squared; and

    11. conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

    In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by Tech Squared, Digital River or their respective advisors. We have neither made nor obtained an independent appraisal or valuation of any of Tech Squared's assets.

    Based upon and subject to the foregoing, we are of the opinion that the Consideration is fair, from a financial point of view, to Digital River shareholders.

    For purposes of this opinion, we have assumed that neither Digital River nor Tech Squared is currently involved in any material transaction other than the Asset Purchase, the Disposition (as defined in the Agreement) and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion, and any change in such conditions may impact this opinion. We express no opinion as to the price at which Digital River Common Stock will trade at any time.

    This opinion speaks only as of the date hereof and may be relied upon only by the Board of Directors of Digital River and no other person. This opinion may not be published or referred to, in whole or in part, without our prior written permission, which shall not be unreasonably withheld.

                                          Sincerely,

                                          /s/ Broadview International LLC
                                          --------------------------------------
                                          Broadview International LLC

                    [Broadview International LLC Letterhead]

                                                                October 29, 1999

                                                                    CONFIDENTIAL

Board of Directors
Digital River, Inc.
9625 West 76th Street, Suite 150
Eden Prairie, MN 55344

Dear Members of the Board of Directors:

    Reference is made to the fairness opinion letter dated July 11, 1999 (the "Fairness Opinion") which we delivered to the Board of Directors of Digital River, Inc. This letter shall amend and restate the last paragraph of the Fairness Opinion to read as follows:

    "This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of Digital River in connection with its consideration of the Asset Purchase and does not constitute a recommendation to any person as to how such person should vote on the Asset Purchase. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview hereby consents to references to and the inclusion of this opinion in its entirety in the Statement on Schedule on 13E-3 to be filed with the Securities and Exchange Commission, and the Prospectus/Proxy Statement to be distributed to Tech Squared shareholders, in each case, in connection with the Asset Purchase."

                                          Sincerely,

                                          /s/ Broadview International LLC
                                          --------------------------------------
                                          Broadview International LLC

                                                                         ANNEX H

                            ASSET PURCHASE AGREEMENT

DATED:                           November 8, 1999

PARTIES:                         Tech Squared Inc.                               ("Seller")
                                 6690 Shady Oak Road
                                 Eden Prairie, Minnesota 55344

                                 T2 Acquisition Corporation,                     ("Buyer")
                                 a subsidiary of Virtual Technology Corporation
                                 3100 West Lake Street, Suite 400
                                 Minneapolis, Minnesota 55416

                                 Charles E. Reese Jr. and Joel A. Ronning        ("Shareholders")
                                 c/o Tech Squared Inc.
                                 6690 Shady Oak Road
                                 Eden Prairie, Minnesota 55344

                                   RECITALS:

A. Seller is engaged in the business of developing, manufacturing, distributing and selling various computer related products and services through its NetDirect sales business and its DTP Direct catalog and distribution sales business (together, the "Business").

B. The parties mutually desire that Seller shall sell to Buyer all of the operating assets which Seller uses in the Business upon the terms and subject to the conditions set forth in this Agreement.

                                  AGREEMENTS:

    In consideration of the mutual provisions, representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE 1.
                 PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES

    1.1. PURCHASE OF ASSETS FROM SELLER. Subject to the terms and conditions hereof, Seller agrees on the Closing Date (as hereinafter defined) to assign, sell, transfer, convey, and deliver to Buyer, and Buyer agrees on the Closing Date to purchase from Seller, all of the assets and personal property of Seller (excepting only the assets specifically identified as "Excluded Assets" in Section 1.2 herein), wherever the same may be located (collectively referred to as the "Purchased Assets"), including, without limitation, the following:

        (a) All furniture, equipment, machinery, tooling, trade fixtures and leasehold improvements reflected on Seller's books and records for the business, including those items identified on Exhibit 1.1(a) ("Equipment");

        (b) All cash on deposit with credit card merchant processors to secure each of Seller's credit card merchant processing accounts and all credit card receivables for each such account (but excluding daily transactional cash deposited into each such account prior to Closing);

        (c) All intangible personal property, business records, customer lists and goodwill ("Intangible Property"), including the following:

           (i) All assumed names under which Seller conducts the Business, including those identified on Exhibit 1.1(c)(i) hereto;

           (ii) All tradenames, trademarks or service mark registrations and applications, common law trademarks, including those identified on
       Exhibit 1.1(c)(ii) hereto, and all goodwill associated therewith ("Trademarks");

          (iii) Reserved;

           (iv) All technology, know-how, trade secrets, manufacturing processes, formulae, drawings, designs, computer programs, copyrights (including registrations and applications therefor identified on Exhibit 1.1(c)(iv) hereto), related to the Business, and all documentary evidence thereof ("Technology"); and

           (v) The internet domain names for "netdirect.com," "dtpdirect.com" and "tech2.com;"

        (d) All notes receivable, rights to payment and accounts receivable of the Business as of the Closing Date including those identified on
    Exhibit 1.1(d) ("Accounts Receivable");

        (e) All inventory, including raw materials, supplies, work in process and finished inventory of the Business as of the Closing Date identified in
    Exhibit 1.1(e) ("Inventory");

        (f) All permits, licensing approvals and notifications, governmental or otherwise, relating to the Business ("Licenses and Permits");

        (g) All of Seller's contract rights and benefits under its real estate leases ("Real Estate Leases") used in the Business, including leases identified in Exhibit 1.1(g) hereto, subject to the terms and conditions thereof;

        (h) All of Seller's contract rights and benefits under all of its personal property leases for tangible personal property used in the Business, including those leases identified in Exhibit 1.1(h) hereto, subject to the terms and conditions thereof ("Personal Property Leases"); and

        (i) All other contract rights related to the Business, subject to the terms and conditions thereof ("Contracts").

    1.2. EXCLUDED ASSETS. Notwithstanding anything herein to the contrary, Buyer does not purchase, and Seller does not sell, any of the following assets ("Excluded Assets"):

        (a) Seller's corporate minute book and corporate records (provided that Seller will provide copies thereof relating to the Business to Buyer upon request by Buyer for reasonable business purposes).

        (b) All cash and cash equivalents on hand or on deposit with any financial institution related to the Business (other than certain cash on deposit with credit card merchant processors as referred to in
    Section 1.1(b) above).

    1.3. LIABILITIES AND OBLIGATIONS ASSUMED. Subject to the terms and conditions hereof, upon the Closing Date, Seller hereby assigns, transfers, and conveys to Buyer, and Buyer hereby assumes from Seller and agrees to pay according to their terms, all of the liabilities and obligations of Seller related to the Purchased Assets or the operation of the Business, as the same shall exist on the Closing Date, including all liabilities accruing in the ordinary course of business after the effective date of this Agreement (excepting, without limitation, the liabilities specifically identified as "Excluded Liabilities" in Section 1.4 herein) (collectively referred to herein as the "Assumed Liabilities"), including only those identified in Exhibit 1.3 hereto.

    1.4. EXCLUDED LIABILITIES AND OBLIGATIONS. Notwithstanding anything herein to the contrary, without limitation, Buyer does not assume and Seller does not transfer or assign any of the following liabilities or obligations related to the Business ("Excluded Liabilities"):

        (a) Any fee, extraordinary or retention bonus or incentive payments payable to key management personnel and other employees of Seller based upon a successful completion of the transaction contemplated herein;

        (b) Any federal, state or local taxes based upon or measured by income or profits from operation of the Business through the Closing Date;

        (c) Any obligation for accounting, legal or other professional fees that are related to the consummation of the transaction contemplated herein or related to Seller's proposed transaction with Digital River, Inc., a Delaware corporation ("DRI");

        (d) Any liability associated with any of the Excluded Assets, including any liability for funds borrowed from one entity for deposit with another entity;

        (e) Any contingent or other liabilities not otherwise identified in
    Exhibit 1.3 hereto; and

        (f) Any commission, finders' or broker fee payable to any party in connection with the transactions contemplated by this Agreement.

    1.5. SALES, USE AND DEED TAXES. Seller shall be responsible for payment of any sales, use or deed taxes assessable with respect to the transfer of the Purchased Assets contemplated herein.

                                   ARTICLE 2.
                           PURCHASE PRICE AND PAYMENT

    2.1. PURCHASE PRICE. The purchase price for the Purchased Assets payable at Closing (the "Purchase Price") shall be the sum of One Million and no/100 Dollars ($1,000,000) plus an amount equal to the net book value of the Purchased Assets as of Closing as determined pursuant to generally accepted accounting principles consistently applied (the "Net Book Value"). At July 31, 1999, the parties agree that the Net Book Value of the Purchased Assets was $1,981,688. The attached Exhibit 2.1, "Balance Sheet Analysis," sets forth the agreed upon adjustments leading to the foregoing calculation. The parties agree to use this method to compute the Net Book Value of the Purchased Assets as of November 30, 1999 in determining the Purchase Price.

    2.2. PAYMENT OF ESTIMATED PURCHASE PRICE AT CLOSING. Buyer shall deliver to Seller at the Closing One Million and no/100 Dollars ($1,000,000) plus a cash amount equal to the estimated Net Book Value of the Purchased Assets as described in Section 2.1 above (as computed by Buyer's independent accountants as of September 30, 1999, but applying the adjustments as described in
Section 2.1 above) by wire transfer to a bank account designated by Seller.

    2.3.  POST-CLOSING ADJUSTMENT.

        (a) The Purchase Price shall be adjusted dollar for dollar following the Closing Date (the "Purchase Price Post-Closing Adjustment") to the extent that the Actual Net Book Value (the "Actual Net Book Value") of the Purchased Assets as determined by Buyer's independent accountants as of the Closing does not equal the related payment made by Buyer at the Closing Date. Seller's "Actual Net Book Value" is the Net Book Value of the Purchased Assets as of the Closing Date, to be computed as described below after the Closing Date at Buyer's expense by Buyer's independent accountants in accordance with generally accepted accounting principles consistently applied, but applying the adjustments as described in Section 2.1 above.

        (b) Within seventy five (75) days after the Closing Date, Buyer shall cause its independent accountants to prepare and deliver to Seller a determination (the "Determination") of the actual amount of the Purchase Price Post-Closing Adjustment as of the Closing Date, including the basis for such Determination. If, within thirty (30) days after the date on which a Determination is delivered to Seller, Seller shall not have given written notice to the Buyer setting forth in detail any objection of Seller to such Determination, then such Determination shall be final and binding on the parties hereto. In the event Seller gives written notice of any objection to such Determination within such 30-day period, Buyer and Seller shall use all reasonable efforts to resolve the dispute within thirty (30) days following the receipt by Buyer of the written notice from Seller. If the parties are unable to reach an agreement within such 30-day period, the matter shall be submitted to a mutually agreed upon certified public accounting firm for determination of the Purchase Price Post-Closing Adjustment, which shall be final and binding upon Buyer and Seller. If the parties cannot mutually agree on a firm to make such determination, each shall select a firm and these two firms shall select together an independent firm of certified public accountants for the determination of the Purchase Price Post-Closing Adjustment, which shall be final and binding upon Buyer and Seller. Buyer and Seller shall contribute equally to all costs (including fees and expenses charged by the selected firm of certified public accountants) in connection with the resolution of any such dispute. The amount owing by either Buyer or Seller following a final determination of the Purchase Price Post-Closing Adjustment shall be paid by the indebted party within ten (10) business days of the date the Determination has become final whether by virtue of Seller's failure to have given written notice of objection, mutual agreement of the parties or binding resolution of the dispute.

                                   ARTICLE 3.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

    3.1. ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite power and authority, corporate and otherwise, to own its properties and assets and to conduct the Business as it is now conducted.

    3.2. QUALIFICATION. Seller is qualified to do business and is in good standing as a foreign corporation in all states in which qualification is required by the nature of the Business and in which the failure to so qualify and be in good standing would have a material adverse effect on the Business.

    3.3.  FINANCIAL STATEMENTS.

        (a) FINANCIAL STATEMENTS. Seller has furnished Buyer with a true and complete copy of its audited balance sheets, statement of changes in financial condition and statements of income at and for the fiscal years ended December 31, 1996, December 31, 1997, December 31, 1998 (collectively, the "Audited Financial Statements") and the same on an unaudited basis for the six months ended June 30, 1999, together with all notes and schedules related thereto, all of which are attached hereto as Exhibit 3.3(a). Prior to Closing, Seller shall furnish Buyer with interim unaudited financial statements for the nine months ended September 30, 1999. All the financial statements have were prepared in conformance with generally accepted accounting principles and procedures applied on a basis consistent with prior periods and fairly present in all material respects the financial condition of the Business as of the represented dates thereof and the results of the Business' operations for the periods covered thereby. For purposes of this Agreement the foregoing financial statements and the Audited Financial Statements shall be deemed to include any notes thereto. To the Seller's knowledge, the independent accountants who audited the Audited Financial Statements were "independent" within the meaning of the Securities Act of 1933, as amended. The interim unaudited financial statements included (or will include) all adjustments, consisting of only normal recurring adjustments, necessary to fairly present the financial position and results of operations of Seller in accordance with generally accepted accounting principles consistently applied.

        (b) BOOKS AND RECORDS. Seller's books of account and records (including customer order files, employment records and production and manufacturing records) for the Business are complete, true and correct in all material respects.

    3.4.  TAX REPORTS, RETURNS AND PAYMENT.

        (a) TAX REPORTS AND RETURNS. Except as disclosed in Exhibit 3.4(a) hereto, Seller has accurately prepared and timely filed all federal and applicable state, local, and foreign tax or assessment reports and returns of every kind required to be filed by Seller with relation to the Business, including, without limitation, income tax, sales and use tax, real estate tax, personal property tax and unemployment tax, and has duly paid all taxes and other charges (including interest and penalties) due to or claimed to be due by any taxing authorities. Where required, timely estimated payments or installment payments of tax liabilities have been made to all governmental agencies in amounts sufficient to avoid underpayment penalties or late payment penalties applicable thereto.

        (b) TAX PAYMENTS. Except as disclosed in Exhibit 3.4(b) hereto, the provisions for taxes shown in the Financial Statements are and will be adequate to cover the aggregate liability of Seller as of the Closing date for all taxes, duties and charges based on the income, purchases, sales, business, real estate ownership, capital stock or surplus, or assets of Seller relating to the Business.

    3.5. TITLE TO ASSETS. Except as disclosed on Exhibit 3.5 hereto, Seller holds title to the Purchased Assets free and clear of all liens, encumbrances, licenses or leases.

    3.6. TANGIBLE PERSONAL PROPERTY. Except as stated in Exhibit 3.6 hereto, all material assets described in Sections 1.1(b), (c) and (f) are in good repair and operating condition and will be maintained in good repair and operating condition, ordinary wear and tear excepted, from the date hereof until the Closing Date. Seller hereby assigns to Buyer as of the Closing Date, to the extent possible, any and all warranties covering such property existing as of the Closing Date.

    3.7. TRADEMARKS. Seller has good title to the assumed and internet domain names and the Trademarks listed on Exhibits 1.1(d)(ii), free and clear of all liens and encumbrances except as set forth on Exhibit 3.5. Except as to a Consent Agreement dated July 26, 1999, relating to the shared use of the mark "NetDirect" between Seller and DRI, or as otherwise disclosed in Exhibit 3.7 hereto, such assumed and internet domain names and Trademarks are not licensed to or licensed from any other person or entity.

    3.8. PATENTS. Seller neither owns nor licenses any patents or patent rights.

    3.9. ACCOUNTS RECEIVABLE. Except to the extent reserved against in the Audited Financial Statements, all accounts receivable, notes or other receivables of Seller related to the Business are valid, legal, and binding obligations owing to Seller, enforceable against the parties to be charged thereby.

    3.10. INVENTORY. The Inventory represents the normal supplies and stock in trade of Seller on hand as of the close of business on the Closing Date. Except to the extent reserved against in the Audited Financial Statements, the Inventory is and will be, as of the Closing Date, good, merchantable and saleable at customary prices in the ordinary course of business and is and will be, as of the Closing Date, of a quality, quantity and mix consistent with Seller's past business practices and the demands of its customers.

    3.11. LICENSES AND PERMITS. Seller possesses all permits, licenses, approvals and notifications, governmental or otherwise, the absence of which would have a material adverse effect on the Business. Except as disclosed in
Exhibit 3.11, all of such licenses and permits are freely assignable and transferable to Buyer at the Closing and will continue to be in full force and effect after such transfer.

    3.12. REAL PROPERTY. Exhibit 1.1(i) is an accurate and complete list of all real property leased by Seller for operation of the Business. Seller has not received notice of the initiation of any condemnation proceeding with respect to such real property, or offer of sale in lieu thereof, nor has Seller breached (or received any claim that it has breached) any of the terms or conditions of such leases.

    3.13. PERSONAL PROPERTY LEASES. Exhibit 1.1(j) contains an accurate and complete list of all leases of material personal property necessary in the operation of the Business. Seller has not breached, nor has it received in writing any claim or threat that it has breached, any of the terms or conditions of such personal property leases.

    3.14.  AGREEMENTS, CONTRACTS AND COMMITMENTS.

        (a) MATERIAL CONTRACTS. Except as disclosed on Exhibit 3.14(a) or on other Exhibits attached hereto, Seller is not a party to or bound by any written agreement listed below relating to the Business:

           (i) dealer, distributorship or sales agent agreement, excluding purchase orders for sales of products in the ordinary course of business;

           (ii) advertising contract;

          (iii) contract, commitment or arrangement for capital expenditures having a remaining balance in excess of Twenty Five Thousand and no/100 Dollars ($25,000);

           (iv) lease with respect to any property, real or personal;

           (v) contract, commitment, or arrangement containing covenants by Seller not to compete in any lines of business or with any person or business entity;

           (vi) franchise agreement;

          (vii) loan, credit, promissory note or other evidence of indebtedness, including all agreements for any commitments for future loans, credit, or financial, excluding inter-company loans and credit extended by the Business to its customers;

         (viii) guarantee;

           (ix) agreement, contract or commitment for the purchase of any services, raw materials, supplies or equipment involving payments of more than One Hundred and no/100 Dollars ($100) per annum or an aggregate of more than One Thousand and no/100 Dollars ($1,000), excluding of purchase orders for the purchase of products or services required in the ordinary course of business; or

           (x) agreement, contract or commitment for the sale of the Business' assets, products or services involving a value estimated at more than Five Hundred and no/100 Dollars ($500), excluding purchase orders for the sale of the Business products in the ordinary course of business.

    Except as specifically set forth in Exhibit 3.14(a), each contract, commitment, or arrangement referred to in such Exhibit is terminable pursuant to the terms of the contract without penalty, costs, or liability on notice not exceeding sixty (60) days. Seller is not in material breach (nor has it received notice of a claim that it is in material breach) of any contracts identified on Exhibit 3.14(a). All such contracts, commitments or other arrangements are assignable without consent of any person other than as listed on Exhibit 3.14(a) and such consents, if any, as are required shall be obtained by Seller prior to the Closing.

        (b) EMPLOYEE PLANS. Except as set forth on Exhibit 3.14(b) hereto, Seller does not maintain any "Employee Plans" covering employees working in the Business. "Employee Plans" mean any pension, retirement, disability, medical, dental, or other health insurance plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, or severance plan including, without limitation, any "pension plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any "welfare plan" as defined in Section 3(l) or ERISA, whether or not any of the foregoing is funded.

        (c)  UNION AND EMPLOYMENT CONTRACTS AND OTHER EMPLOYMENT MATTERS.

           (i) Except as set forth in Exhibit 3.14(c)(i) hereto, Seller is not a party to any collective bargaining agreement or any other written employment agreement with employees working in the Business, nor is Seller a party to any other written contract or understanding that contains any severance pay liabilities or obligations, except for accrued, unused vacation pay or accrued and unused sick leave pay for employees working in the Business.

           (ii) During the last three (3) years Seller has not experienced any work stoppages, walkouts or strikes or attempts by employees working the Business to organize a union.

          (iii) Except as disclosed in Exhibit 3.14(c)(iii) hereto, in the past three (3) years no claims have been made against Seller by any former or present employee who worked in the Business based on employment discrimination, wrongful discharge, or unfair labor practices.

           (iv) Seller has received no claim asserting (and has no knowledge of) any failure of Seller to comply with applicable federal and state laws and regulations relating to employment of labor, including laws and regulations relating to wages, hours, collective bargaining, withholding taxes, and employee health and benefits.

    3.15. PREDOMINANT CUSTOMERS. Except as disclosed in Exhibit 3.15 hereto, no single customer of the Business accounted for over five percent (5%) of the Business' revenues during the fiscal year ending prior to the date of this Agreement.

    3.16. CHANGE IN CUSTOMERS. Except as disclosed in Exhibit 3.16 hereto, no significant customer has indicated to Seller that it intends to cease doing business with Seller or materially alter the amount of business with Seller.

    3.17. PRODUCT LIABILITY CLAIMS. Except as to assembled computer drives, Seller does not manufacture any products and extends no warranty on products sold by it except as a pass-through from the applicable manufacturer. As to computer drive products assembled by Seller, the reserve for claims based upon an alleged breach of product warranty ("Product Liability Claims") on Seller's financial statements contained in Exhibit 3.3 hereto is consistent with Seller's past experience except as set forth on Exhibit 3.17 hereto. During the last three (3) years, Seller has not received a claim exceeding $25,000 based upon a Product Liability Claim, whether such products were assembled by Seller or otherwise.

    3.18. INSURANCE. Seller has maintained and will continue to maintain until the Closing Date the insurance described in Exhibit 3.18, including insurance on Seller's tangible real and personal property and assets, whether owned or leased, against loss or damage by fire and other casualty, in amounts equal to or in excess of one hundred percent (100%) of the replacement value thereof. All such insurance is in full force on the date of this Agreement.

    3.19. LITIGATION, ADVERSE CLAIMS AND RELATED MATTERS. Except as disclosed on Exhibit 3.19 hereto, there is no pending or threatened litigation (nor, to Seller's knowledge, any claim which may lead to a threat of litigation), proceeding, or investigation (including any environmental, building or safety investigation) relating to any material aspect of the Business or the Purchased Assets, nor is Seller subject to any existing judgment, order or decree which would prevent, impede, or make illegal the consummation of the transactions contemplated in this Agreement or which would have a material adverse effect on the Business.

    3.20. LAWS AND REGULATIONS. Seller has materially complied, and will be in material compliance on the Closing Date, with all applicable laws, statutes, orders, rules, regulations and requirements promulgated by governmental or other authorities relating to the Business or the Purchased Assets, the failure of which would have a material adverse effect on the Business. Seller has not received any notice of any sort of alleged violation of any such statute, order, rule, regulation or requirement.

    3.21. BREACHES OF CONTRACTS; REQUIRED CONSENTS. Neither the execution and delivery of this Agreement by Seller, nor compliance by Seller with the terms and provisions of this Agreement will:

        (a) Conflict with or result in a breach of (i) any of the terms, conditions or provisions of the Articles of Incorporation, Bylaws or other governing instruments of Seller; (ii) any judgment, order, decree or ruling to which the Seller is a party; (iii) any injunction of any court or governmental authority to which Seller is subject; or (iv) any agreement, contract, lease or commitment which is material to the Business; or

        (b) Except as disclosed in Exhibit 3.21(b) hereto, require the affirmative consent or approval of any third party, the absence of which would have a material adverse effect on the Business.

    3.22. BINDING OBLIGATION. This Agreement constitutes the legal, valid and binding obligation of Seller in accordance with the terms hereof. As of the Closing Date, Seller will have all requisite corporate power and authority, including the approval of the Shareholders and Board of Directors, to execute, perform, carry out the provisions of and consummate the transactions contemplated in this Agreement. Seller is not subject to any charge, mortgage, lien, lease, agreement, contract, instrument, law, rule, regulation, order, judgment or decree, or any other restriction of any kind or character which would prevent the consummation of the transactions contemplated in this Agreement.

    3.23.  RESERVED.

    3.24. COMMISSIONS OR FINDER'S FEES. Except as provided on Exhibit 3.24, there is no obligation, commission, or fees Seller has incurred or will incur to any broker or finder in connection with the transactions contemplated herein.

    3.25. COMPLETENESS OF DISCLOSURE. No representation in this Article contains any untrue statement of a material fact or omits to state any material facts or omissions of which would be misleading.

                                   ARTICLE 4.
                     REPRESENTATION AND WARRANTIES OF BUYER

    4.1. ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite power and authority, corporate and otherwise, to own its properties and assets and to conduct the Business as it is now conducted.

    4.2. CORPORATE AUTHORITY. Buyer has all requisite power and authority, including the approval of its Board of Directors, to execute, perform and carry out the provisions of this Agreement.

    4.3. BREACHES OF CONTRACTS; REQUIRED CONSENTS. Neither the execution nor the delivery of this Agreement by Buyer, nor compliance by Buyer with the terms and provisions of this Agreement, will:

        (a) Conflict with or result in a breach of: (i) any of the terms, conditions or provisions of the Articles of Incorporation, Bylaws or other governing instruments of Buyer; (ii) any judgment, order, decree or ruling to which the Buyer is a party; (iii) any injunction of any court or governmental authority to which it is subject; or (iv) any agreement, contract, lease or commitment which is material to the financial condition of Buyer; or

        (b) Require the affirmative consent or approval of any third party.

    4.4. BINDING OBLIGATION. This Agreement constitutes the legal, valid and binding obligation of Buyer in accordance with the terms hereof. Buyer is not subject to any charge, mortgage, lien, lease, agreement, contract, instrument, law, rule, regulation, order, judgment or decree, or any other restriction of any kind or character which would prevent the consummation of the transactions contemplated in this Agreement.

    4.5. COMMISSIONS OR FINDER'S FEES. Buyer has no obligation for commissions or fees to any broker or finder in connection with the transactions contemplated herein.

    4.6. COMPLETENESS OF DISCLOSURE. No representation in this Article contains any untrue statement of a material fact or omits to state any material fact the omission of which would be misleading.

    4.7. DUE DILIGENCE. In its due diligence examination of the Seller and its financial statements to date, Buyer has not found any material facts or conditions which Buyer knows to be inconsistent with the representations and warranties of Seller set forth in this Agreement.

                                   ARTICLE 5.
             CONDUCT AND TRANSACTIONS OF BUSINESS PRIOR TO CLOSING

    5.1. ACCESS TO INFORMATION. During the period prior to the Closing, Seller shall continue to give to Buyer and its attorneys, accountants or other authorized representatives, full access to all of the property, books, contracts, commitments and records relating to the Business and shall furnish to Buyer during such period all such information concerning the Business, or the Purchased Assets as Buyer reasonably may request. Buyer shall have the right to conduct on site inspections of the Business' premises.

    5.2. RESTRICTIONS IN OPERATION OF THE BUSINESS. Seller represents and covenants that during the period from the date of this Agreement to the Closing (except as Buyer otherwise has consented in writing):

        (a) The Business will be conducted only in the usual and ordinary manner.

        (b) Seller will not sell, dispose, transfer, assign or otherwise remove any of the Purchased Assets, except inventory in the ordinary course of business and at regular prices.

        (c) Seller will timely pay and discharge all bills and monetary obligations and timely and properly perform all of its obligations and commitments under all existing contracts and agreements pertaining to the Business, except as to amounts or obligations which Seller contests in good faith.

        (d) Seller shall use its best efforts to preserve the business organization and assets of the Business and to keep available to Buyer the services of the Business' present employees, and not to impair relationships with suppliers, customers and other having business relations with the Business.

    5.3. NO SOLICITATION OF OTHER OFFERS. Seller agrees that, prior to the earlier of (i) the date Buyer notifies Seller in writing of Buyer's intention to abandon the transactions contemplated hereby (for which Buyer agrees to immediately notify Seller if Buyer makes such determination) or (ii) the termination of this Agreement pursuant to Section 6.3, neither Seller nor any of Seller's representatives will enter into any negotiations with or solicit any offer, inquiry or proposal from any other person with respect to the sale, merger or other acquisition of the Business. Seller agrees that any breach or threatened breach of the provisions of this Section 5.3 may be enjoined by a court of competent jurisdiction. The parties agree that the state and federal courts located in Minneapolis, Minnesota shall have personal and subject matter jurisdiction as to any such injunctive action. Despite the above, in the event Seller's legal counsel advises Seller's Board of Directors that Seller has a fiduciary obligation to consider an unsolicited offer by another party for all or substantially all of the Purchased Assets, and if Seller accepts such offer prior to expiration of the provisions of this Section 5.3, Seller agrees immediately to pay Buyer a "breakup" fee of One Hundred Thousand and No/Dollars ($100,000.00).

    5.4.  CONFIDENTIALITY AGREEMENT.

        (a) DEFINITION OF CONFIDENTIAL INFORMATION. For purposes of this Section, "Confidential Information" means any information or compilation of information not generally known, which is proprietary to a business, and includes, without limitation, trade secrets, inventions, and information pertaining to development, marketing, sales, accounting and licensing of the business' products and services, customer information, customer lists, and any customer information contained in customer records, working papers or correspondence files and all financial information, including financial statements, notes thereto and information contained in federal and state tax returns. Information shall be treated as Confidential Information irrespective of its source and all information which is identified as being "confidential", "trade secret", or is identified or marked with any similar reference shall be presumed to be Confidential Information.

        (b) COVENANTS BY PARTIES. Buyer, on the one hand, and Seller, on the other, each agree and covenant with respect to all Confidential Information of the other received or learned by either of them as follows:

           (i) It will treat as confidential all Confidential Information made available to it or any of its employees, agents or representatives;

           (ii) It will maintain the same in a secure place and limit access to the Confidential information to those employees, agents and representatives to whom it is necessary to disclose the Confidential Information in furtherance of the transactions contemplated by this Agreement;

          (iii) It and its employees, agents and representatives will not copy any Confidential Information, disclose any Confidential Information to any unauthorized party, or use any Confidential Information for any purpose including competition with the other party or solicitation of the other party's customers; and

           (iv) It will assume liability for any breach of this Section 5.4 by it or any of its employees, agents or representatives.

        (c) APPLICABILITY; LIMITATIONS. The obligations imposed by this Section shall apply (i) to Buyer forever with respect to any Confidential Information relating to the business or operations of Seller other than the Business, and until the Closing with respect to the Business or, if such Closing does not occur, forever with respect to the Business; and (ii) to Seller, forever with respect to the operations of Buyer and forever with respect to the Business after the Closing; provided, however, that the obligations imposed by this Section 5.4 shall not apply to any Confidential
    Information:

           (i) that was known to the receiving party prior to receipt from the disclosing party;

           (ii) that was publicly divulged prior to receipt from the disclosing party;

          (iii) that, through no act on the part of the receiving party, thereafter becomes publicly divulged;

           (iv) that was received in good faith by the receiving party from any third party without breach of any obligations of confidentiality;

           (v) that was independently developed (without access to or use of any Confidential Information of the other party) by an employee or agent of the receiving party subsequent to receipt of the Confidential Information under this Agreement; or

           (vi) that is publicly disclosed in accordance with requirements of federal securities laws by Seller or Buyer's parent, Virtual Technology Corporation, upon advice of their respective legal counsel.

        (d) INJUNCTIVE RELIEF. The parties agree that the nonbreaching party would not have an adequate remedy at law for any breach or nonperformance of the terms of this Section 5.4 by the other party or any of its employees, agents and representatives and that this Agreement, therefore, may be enforced in equity by specific performance, temporary restraining order and/or injunction. The nonbreaching party's right to such equitable remedies shall be in addition to all other rights and remedies which the nonbreaching party may have hereunder or under applicable law, including a right to damages.

        (e) UNCONDITIONAL OBLIGATION. The obligations set forth in this
    Section 5.4 to maintain the confidentiality of and not wrongfully use the Conditional Information are unconditional and shall not be excused by any conduct on the part of a party except as specifically set forth in
    Section 5.4(c).

                                   ARTICLE 6.
               CONDITIONS OF CLOSING; ABANDONMENT OF TRANSACTION

    6.1.  CONDITIONS TO OBLIGATIONS OF BUYER TO PROCEED ON THE CLOSING
DATE. The obligations of Buyer to proceed on the Closing Date shall be subject (at its discretion) to the satisfaction, on or prior to the Closing, of all of the following conditions:

        (a) TRUTH OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Seller herein shall be true in all material respects on the Closing Date with the same effect as though made at such time. Seller shall have performed all material obligations and complied with all material covenants and conditions prior to or as of the Closing Date. Seller shall have delivered to Buyer a certificate of Seller in form and substance satisfactory to Buyer dated as of the Closing Date and executed by the President of Seller to all such effects.

        (b) OPINION OF COUNSEL. Buyer shall have received a duly executed opinion letter from Seller's legal counsel dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel, to the effect that:

           (i) Seller is a corporation duly organized and validly existing and in good standing in the State of Minnesota; has all necessary corporate power to own the property it now owns and to operate the Business as it is now operated;

           (ii) This Agreement and all collateral documents have been duly and validly authorized, executed and delivered by Seller, constitute the valid and binding obligations of Seller and are enforceable in accordance with their terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

          (iii) Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, will constitute a violation of Seller's Articles of Incorporation or Bylaws.

    In giving such opinion, such counsel may rely, as to matters of fact, upon certificates of officers of Seller or public officials, and as to matters of law solely upon the laws of the State of Minnesota.

        (c) ASSIGNMENTS. Seller shall have executed and delivered to Buyer documents assigning all of its right, title and interest in the Real Estate Leases, Personal Property Leases, Trademarks, Copyrights, Patents and other Intangible Property to Buyer.

        (d) RELEASE SECURED CLAIMS AND MORTGAGES. Seller shall have obtained full and complete releases of all security interest, mortgages or other encumbrances upon the Purchased Assets, including those set forth in
    Exhibit 6.1(e), except to the extent expressly being assumed by Buyer.

        (e) REQUIRED CONSENTS. All required consents shall have been received from governmental agencies whose approval is required to consummate the transaction contemplated herein and from each person or entity listed on
    Exhibit 3.21(b), including Apple Computer, Inc.'s approval of Buyer as a continuing distributor of Apple's product line.

        (f) DELIVERY OF DOCUMENTS. Seller shall have delivered all documents required to be delivered at Closing pursuant to Section 7.2 hereof.

        (g) LITIGATION AFFECTING CLOSING. No suit, action or other proceeding shall be pending or threatened by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transaction contemplated by this Agreement, and no investigation that may result in any suit, action or other proceeding shall be pending or threatened.

        (h) LEGISLATION. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transaction contemplated by this Agreement illegal or otherwise materially adversely affect the Purchased Assets or the use and operation of the Business in the hands of Buyer.

        (i) CONTINUED REVIEW OF RECORDS OF THE BUSINESS. Buyer shall have had the continued opportunity prior to the Closing Date to review the business records of the Business and to take such other actions as specified in
    Section 5.1. Buyer shall not have discovered during such review any substantial liabilities relating to the Business which were not previously disclosed to Buyer prior to execution of this Agreement.

        (j) EMPLOYMENT CONTRACTS. Buyer shall have reached agreement or contracts or commitments of continued employment reasonably satisfactory to Buyer with Phil Andersen, Steve Roberts, Michael Laven, Peter Rode and Ronald Smieja.

        (k) APPROVAL BY SHAREHOLDERS OF SELLER. The shareholders of Seller shall have duly held a special meeting at which the liquidation and dissolution of Seller is approved by such shareholders.

        (l) FINANCING. Buyer shall have obtained equity or debt financing for the transactions contemplated by this Agreement in an amount, and on such terms, as Buyer in its sole discretion shall determine.

        (m) LEASE. Buyer shall have reached agreement with Seller's existing landlord to continued occupancy of Seller's Business premises or shall have entered into a new lease for premises for the Business, in either case on terms acceptable to Buyer.

        (n) NONCOMPETITION AGREEMENTS. Seller and such of its key employees as Buyer determines shall have entered into agreements satisfactory to Buyer not to compete with Buyer.

    6.2.  CONDITIONS TO OBLIGATION OF SELLER TO PROCEED ON THE CLOSING
DATE. The obligation of Seller to proceed on the Closing Date shall be subject (at its discretion) to the satisfaction, on or before the Closing, of the following conditions:

        (a) TRUTH OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Buyer herein contained shall be true in all material respects on the Closing Date with the same effect as though made at such time. Buyer shall have performed all material obligations and complied with all material covenants and conditions prior to or as of the Closing Date. Buyer shall have delivered to Seller a certificate in form and substance reasonably satisfactory to Seller dated as of the Closing Date and executed by its President to all such effects.

        (b) DELIVERY OF DOCUMENTS. Buyer shall have delivered all documents required to be delivered at Closing pursuant to Section 7.3 hereof.

        (c) REQUIRED CONSENTS. All required consents shall have been received from governmental agencies whose approval is required to consummate the transaction contemplated herein and from each person or entity listed on
    Exhibit 3.21(b).

        (d) LITIGATION AFFECTING CLOSING. No suit, action or other proceeding shall be pending or threatened by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transaction contemplated by this Agreement, and no investigation that might eventuate in any such suit, action or other proceeding shall be pending or threatened.

        (e) LEGISLATION. No statute, rule, regulation or other shall have been enacted, entered or deemed applicable by any domestic or foreign governmental or governmental or administrative agency or court which would make the transaction contemplated by this Agreement illegal.

        (f) APPROVAL BY SHAREHOLDERS OF SELLER. The shareholders of Seller shall have duly held a special meeting at which the liquidation and dissolution of Seller is approved by such shareholders. The Shareholders, by their signatures below, hereby represent and warrant that the Voting Agreement and related Form of Irrevocable Proxy dated July 11, 1999 entered into by each of them irrevocably binds Perry Steiner, Robert Strawman and DRI to vote all of each Shareholder's respective shares of Seller's Common Stock in favor of such liquidation and dissolution at such special shareholders' meeting. Further, both Seller and the Shareholders agree to recommend such liquidation and dissolution to Seller's shareholders.

        (g) OPINION OF COUNSEL. Seller shall have received a duly executed opinion letter from Buyer's legal counsel dated as of the Closing Date, in form and substance reasonably satisfactory to Seller and its counsel, to the effect that:

           (i) Buyer is a corporation duly organized and validly existing and in good standing in the State of Minnesota; has all necessary corporate power to own the property it now owns and to operate the Business as it is now operated;

           (ii) This Agreement and all collateral documents have been duly and validly authorized, executed and delivered by Buyer, constitute the valid and binding obligations of Buyer and are enforceable in accordance with their terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

          (iii) Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, will constitute a violation of Buyer's Articles of Incorporation or Bylaws.

        (h) EMPLOYMENT CONTRACTS. Buyer shall have reached agreement or contracts or commitments of continued employment reasonably satisfactory to Buyer with Phil Andersen, Steve Roberts, Michael Laven, Peter Rode and Ronald Smieja.

        (i) NONCOMPETITION AGREEMENTS. Seller and such of its key employees as Buyer determines shall have entered into agreements satisfactory to Buyer not to compete with Buyer.

    6.3. TERMINATION OF AGREEMENT. This Agreement and the transactions contemplated herein may be terminated at or prior to the Closing Date as follows:

        (a) By mutual written consent of all parties.

        (b) By Buyer pursuant to written notice delivered at or prior to the Closing if Seller has failed in any material respect to satisfy all of the conditions to Closing set forth in Section 6.1 or if the parties have been unable after good faith efforts to reach agreement on any issues arising under paragraph 6.2.

        (c) By Seller pursuant to written notice delivered at or prior to the Closing if Buyer has failed in any material respect to satisfy the conditions set forth in Section 6.2 or if the parties have been unable after good faith efforts to reach agreement on any issue arising under paragraph 6.1.

        (d) By Buyer or Seller if Seller has not obtained its shareholders' consent to liquidation and dissolution of Seller on or before December 31, 1999.

        (e) By Seller in accordance with the provisions of Section 5.3 above upon payment of the termination fee referred to therein.

    6.4. CONSEQUENCES OF TERMINATION. In the event of termination of this Agreement, each party will return to the other all documents and materials obtained from the other in connection with the transaction contemplated by this Agreement and will not use and will keep confidential all Confidential Information about the other party obtained pursuant to this Agreement pursuant to the terms of Section 5.4 hereof.

                                   ARTICLE 7.
                                    CLOSING

    7.1. CLOSING. The closing of the transaction contemplated by this Agreement ("Closing") shall be held at the offices of Messerli & Kramer P.A., 150 South Fifth Street, Suite 1800, Minneapolis, Minnesota 55402, on
December 10, 1999, at 1:00 p.m., or at such earlier or later date or time as the parties may mutually agree upon in writing. Such date of Closing is referred to herein as the Closing Date. If mutually agreeable, the closing will occur effective as of November 30, 1999, despite the planned later Closing Date.

    7.2. DOCUMENTS TO BE DELIVERED BY SELLER. Seller agrees to deliver the following documents, duly executed as appropriate, to Buyer at the Closing:

        (a) Articles of Incorporation of Seller certified by the Secretary of State of Minnesota.

        (b) Bylaws of Seller certified by the Seller's Secretary.

        (c) Certificate of Good Standing of Seller dated no earlier than three
    (3) days prior to the Closing Date.

        (d) Certified copies of corporate resolutions of Seller's Board of Directors and shareholders authorizing it to enter into this Agreement and to consummate the transactions contemplated herein.

        (e) A Bill of Sale for the assignment and transfer of the Purchased Assets.

        (f) Reserved.

        (g) Appropriate assignment documents assigning Seller's title and interest in the Real Estate Leases, Personal Property Leases, Trademarks, Copyrights and other Intangible Property, including the internet domain names listed in Section 1.1(c)(v).

        (h) Certificate of Seller's President regarding representations and warranties as required under Section 6.1(a).

        (i) Opinion of Seller's Counsel as required under Section 6.1(b).

        (j) Documentation of receipt and consents from all persons listed on
    Exhibit 3.21(b).

        (k) Such other documents as Buyer may reasonably request for the purpose of assigning, transferring, granting, conveying, and confirming to Buyer or reducing to its possession any and all of the Purchased Assets.

    7.3. DOCUMENTS DELIVERED BY BUYER. Buyer agrees to deliver the following documents, duly executed as appropriate, to Seller at the Closing:

        (a) Certified copies of corporate resolutions of Buyer authorizing it to enter into this Agreement and to consummate the transactions contemplated herein.

        (b) Wire transfer to Seller's bank in the amount of $1,000,000 plus the estimated Net Book Value of the Purchased Assets as of the Closing Date.

        (c) Certificate of Buyer's President as required under Section 6.2(a).

        (d) Opinion of Buyer's counsel as required under Section 6.2(g).

        (e) Such other documents as Seller reasonably may request to carry out the transactions contemplated under this Agreement.

    7.4. ASSIGNMENT AND ASSUMPTION OF CERTAIN CONTRACTS. Effective upon consummation of all transactions herein on the Closing Date, Seller hereby assigns to Buyer all of Seller's rights, title and benefit under the Real Estate Leases described in Exhibit 1.1(i), the Personal Property Leases described in
Exhibit 1.1(j) and the Contracts. Buyer hereby assumes all liabilities or obligations with respect thereto (except to the extent that such liabilities or obligations constitute Excluded Liabilities). Seller shall execute such forms of assignment and provide such other reasonable cooperation as may be necessary to effect the assignments herein.

                                   ARTICLE 8.
                            POST CLOSING OBLIGATIONS

    8.1. FURTHER DOCUMENTS AND ASSURANCES. At any time and from time to time after the Closing Date, each party shall, upon request of another party, execute, acknowledge and deliver all such further and other assurances and documents, and will take such action consistent with the terms of this Agreement, as may be reasonably requested to carry out the transactions contemplated herein and to permit each party to enjoy its rights and benefits hereunder. If requested by Buyer, Seller further agrees to prosecute or otherwise enforce in its own name for the benefit of Buyer, any claim, right or benefit transferred by this Agreement that may require prosecution or enforcement in Seller's name. Any prosecution or enforcement of claims, rights, or benefits under this provision shall be solely at Buyer's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement on the part of Seller.

                                   ARTICLE 9.
                                INDEMNIFICATION

    9.1.  INDEMNIFICATION BY SELLER.  Subject to the limitations set forth in
Section 9.2, Seller shall indemnify and hold Buyer harmless at all times from and after the date of this Agreement, against and in respect of all damages, losses, costs and expense (including reasonably attorneys' fees) which Buyer may suffer or incur in connection with any of the following matters:

        (a) Any claim, demand, action or proceeding asserted by a creditor of Seller or any other person respecting any liabilities of Seller which are not expressly assumed by Buyer under this Agreement.

        (b) The breach by Seller of any of its representations, warranties or covenants in this Agreement.

    9.2.  SELLER'S LIMITATION OF LIABILITY.

        (a) Buyer shall not assert any claim under Section 9.1 unless and until such claims exceed Fifty Thousand and No/Dollars ($50,000.00) and Seller shall not be responsible for this first $50,000 of aggregate claims. Thereafter, Buyer's claims (over and above the initial $50,000) shall be limited in the aggregate to One Million and No/Dollars ($1,000,000.00), including costs and expenses. Furthermore, Buyer must assert any claim hereunder within one (1) year after the Closing Date.

        (b) The rights of Buyer with respect to any claims arising under
    Section 9.1 shall be limited to recovery of actual losses, costs and expenses (including reasonable attorneys' fees) net of insurance proceeds and tax effects, if any, received by Buyer. Seller acknowledges that due to the net operating loss carryforwards of Buyer's parent company, it is highly unlikely that Buyer would receive any tax benefit from an uninsured claim.

    9.3. INDEMNIFICATION BY BUYER. Buyer shall indemnify and hold Seller harmless at all times from and after the date of this Agreement, against and in respect of all losses, damages, costs and expenses (including reasonable attorneys fees) which Seller may suffer or incur in connection with any of the following matters:

        (a) The breach by Buyer of any representations, warranties or covenants in this Agreement.

        (b) Any claim, demand, action or proceeding asserted by any person against Seller relating to any obligation or liability assumed by Buyer hereunder, or to any obligation or liability relating to the Purchased Assets or the Business accruing after the Closing Date.

    9.4.  BUYER'S LIMITATION OF LIABILITY.

        (a) Seller shall not assert any claim under Section 9.3 unless and until such claims exceed Fifty Thousand and No/Dollars ($50,000.00) and Buyer shall not be responsible for this first $50,000 of aggregate claims. Thereafter, Seller's claims (over and above the initial $50,000) shall be limited in the aggregate to One Million and No/Dollars ($1,000,000.00), including costs and expenses. Furthermore, Seller must assert any claim hereunder within one (1) year after the Closing Date.

        (b) The rights of Seller with respect to any claims arising under
    Section 9.3 shall be limited to recovery of actual losses, costs and expenses (including reasonable attorneys' fees) net of insurance proceeds and tax effects, if any, received by Seller.

    9.5. THIRD PARTY CLAIMS. If a claim by a third party is made against any of the indemnified parties, and if any of the indemnified parties intends to seek indemnity with respect to such claim under this Article, such indemnified party shall promptly notify the indemnifying party of such claim.

The indemnifying party shall have thirty (30) days after receipt of the above-mentioned notice to undertake, conduct and control, through counsel of such party's own choosing (subject to the consent of the indemnified party, such consent not to be unreasonably withheld) and at such party's expense, the settlement or defense of it, and the indemnified party shall cooperate with the indemnifying party in connection with such efforts; provide that: (i) the indemnifying party shall not by this Agreement permit to exist any lien, encumbrance or other adverse charge upon any asset of any indemnified party,
(ii) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party, and (iii) the indemnified party shall agree promptly to reimburse the indemnified party for the full amount of any loss resulting from such claim and all related expense incurred by the indemnified party pursuant to this Article. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. If the indemnifying party does not notify the indemnified party within thirty (30) days after receipt of the indemnified party's notice of a claim or indemnity under this Article that such party elects to undertake the defense of such claim, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of the indemnified party's exclusive discretion at the expense of the indemnifying party.

                                  ARTICLE 10.
                                    GENERAL

    10.1. COUNTERPARTS. This Agreement may be executed in counterparts and by different counterparts with the same effect as if the signatures thereto were on the same instrument. This Agreement shall be effective and binding upon all parties hereto as of Closing when all parties have executed a counterpart of this Agreement.

    10.2. EXHIBITS. Each Exhibits delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement.

    10.3. NOTICES. Any notice or other communication required or permitted hereunder shall in writing and shall be deemed to have been given, when received, if delivered by hand, telegram, telex or telecopy, and, when deposited, if placed in the mails for delivery by air mail, postage prepaid, addressed to the appropriate party as specified on the first page of this Agreement; provided, however, that any notice sent to Seller or the Shareholders shall also be sent to Patrick W. Weber, Esq., Winthrop & Weinstine, P.A., 60 South Sixth Street, Suite 3000, Minneapolis, Minnesota 55402; and provided further, that any notice sent to Buyer shall also be sent to Jeffrey C. Robbins, Esq., Messerli & Kramer P.A., 150 South Fifth Street, Suite 1800, Minneapolis, Minnesota 55402. Addresses may be changed by written notice given pursuant to this Section; however, any such notice shall not be effective, if mailed, until three (3) working days after depositing in the mails or when actually received, whichever occurs first.

    10.4. SUCCESSORS AND ASSIGNS. Neither Seller nor Buyer shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the other party which consent shall not be reasonably withheld.

    10.5. EXPENSES. Except as otherwise provided herein, each party hereto shall each bear and pay for its own costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereby, including, without limitation, all fees and disbursements of attorneys, accountants and financial consultants incurred through the Closing Date.

    10.6. ENTIRE AGREEMENT. This Agreement, together with the Exhibits and the related written agreements specifically referred to herein, represents the only agreement among the parties concerning the subject matter hereof and supersedes all prior agreements whether written or oral, relating thereto.

    10.7. MODIFICATION AND WAIVER. No purported amendment, modification or waiver of any provision hereof shall be binding unless set forth in a written document signed by all parties (in the case of amendments or modifications) or by the party to be charged thereby (in the case of waivers). Any waiver shall be limited to the circumstance or event specifically referenced in the written waiver document and shall not be deemed a waiver of any other term hereof or of the same circumstance or event upon any recurrence thereof.

    10.8. PUBLICITY. The parties acknowledge that each has disclosure obligations as public companies and each party represents and warrants to the other that it will make no announcement to public officials or the press in any way relating to the transaction described herein without reasonable notice to the other prior to such announcement and each party will reasonably attempt to agree upon the written text of any such announcement prior to public distribution.

    10.9. GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Minnesota, exclusive of its conflict of laws rules.

    10.10. KNOWLEDGE. Knowledge, as used in this Agreement or the instruments, certificates or other documents required under this Agreement, means actual knowledge of any individual party or the actual knowledge of the executive officers of a corporate party, in each case without any requirement for independent investigation or inquiry.

    10.11. BENEFIT. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties to this Agreement or their permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    10.12. DISPUTE RESOLUTION. Unless otherwise agreed to herein or elsewhere in writing to the contrary by the parties, any dispute, controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by binding arbitration, venued in Hennepin County, Minnesota, and administered by the American Arbitration Association, and judgment or the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, any party to this Agreement shall not be subject to binding arbitration in the event it is seeking injunctive relief to enforce its rights under the confidentiality or noncompetition provisions of this Agreement, in which case such party shall have the right to seek immediate and direct injunctive relief from any court having jurisdiction thereof.

    IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures.

BUYER:                                                 T2 ACQUISITION CORPORATION,
                                                       A MINNESOTA CORPORATION

                                                       By:               /s/ GREG APPELHOF
                                                             -----------------------------------------

                                                       Its:                  President
                                                             -----------------------------------------

SELLER:                                                TECH SQUARED INC.,
                                                       A MINNESOTA CORPORATION

                                                       By:              /s/ CHARLES E. REESE
                                                             -----------------------------------------

                                                       Its:                President, CEO
                                                             -----------------------------------------

SHAREHOLDERS (only as to the provisions of Section 6.2(f)):

                                                       /s/ CHARLES E. REESE JR.
                                                       ---------------------------------------------
                                                       Charles E. Reese Jr.

                                                       /s/ JOEL A. RONNING
                                                       ---------------------------------------------
                                                       Joel A. Ronning

                                                                 EXHIBIT 1

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                  FORM 10-K/A4

   /X/           ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED: DECEMBER 31, 1998

   / /         TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

                        COMMISSION FILE NUMBER: 0-25602
                            ------------------------

                               TECH SQUARED INC.

             (Exact name of registrant as specified in its charter)

       MINNESOTA                               41-1591872
(State of Incorporation)                    (I.R.S. Employer
                                          Identification No.)

                              6690 SHADY OAK ROAD
                             EDEN PRAIRIE, MN 55344
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (612) 832-5622

        Securities registered pursuant to Section 12(b) of the Act: NONE

Securities registered pursuant to Section 12(g) of the Act: COMMON STOCK, NO PAR
                                     VALUE

                              -------------------

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 Yes _X_ No __

    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. / /

    As of April 23, 1999, 12,102,950 shares of Common Stock of the Company were outstanding, and the aggregate market value of the Common Stock of the Company as of that date (based upon the closing bid price of the Common Stock at that date on the OTC Bulletin Board quotation system), excluding outstanding shares beneficially owned by affiliates, was approximately $23,551,234.

                                    Ex. 1-1

                                    PART I.

ITEM 1.  BUSINESS

(a) BUSINESS DEVELOPMENT

    GENERAL

    Tech Squared Inc. ("Tech Squared") was incorporated under the laws of the State of Minnesota in 1988 and currently has three wholly-owned subsidiaries, Tabor Resources Corporation, a Minnesota corporation ("Tabor"), MacUSA, Inc., a Minnesota corporation ("MacUSA") and PLI Corporation, a Nevada corporation ("PLI"). Throughout this document the "Company" is used to collectively refer to Tech Squared Inc. and the subsidiaries discussed above.

    The Company's primary business focus is on marketing & selling to the businesses in the desktop publishing industry through direct catalog mailings (approximately 72% of total revenues in 1998) and to value added reseller's (VAR's) and other dealers. The Company's sales have been primarily of Apple Macintosh-Registered Trademark- and, to a lesser degree, Microsoft Windows 95/Windows NT/Windows/MS-DOS ("Wintel") compatible products such as
(1) microcomputer hardware and peripherals, including desktop computers, printers and printing related devices, video monitors, electronic media, storage devices and memory and (2) software programs primarily related to those utilized in the graphic arts industry from such name brands as Adobe and Quark. Computer sales were approximately 24% and 19% of total sales of its direct catalog ("DTP Direct") sales in 1998 and 1997, respectively. DTP Direct's sales of Apple computers accounted for 97% and 98% of the total computer system sales in 1997 and 1996, respectively.

    In February 1999, the board of directors of Tech Squared authorized the officers of the Company to make investigations and, if appropriate, enter into preliminary negotiations regarding possible changes in the Company's business including, but not limited to, strategic alliances, joint ventures, mergers, sale of the Company's operating business and other alternatives. Such investigation is at a preliminary stage and no prediction can be made as to what, if any, transactions or changes will be effected.

(b) BUSINESS OF ISSUER

    Tech Squared is a national direct marketer and distributor of microcomputer hardware and software products primarily for users of Apple
Macintosh-Registered Trademark- personal computers as well as for users of IBM compatible personal computers. The Company's sales and marketing efforts are currently targeted (i) at desktop publishing ("DTP"), graphic arts and pre-press industries through its DTP Direct catalog, (ii) to computer dealers and value-added resellers through its distribution business, and (iii) to developers of internal corporate intranet and external Internet sites and managers of local area networks ("LAN") and wide area networks ("WAN") through its Net Direct catalog. The Company offers popular brand name hardware, software and peripherals from leading vendors such as Adobe, Apple, Epson, GCC, Hewlett-Packard, IBM, Iomega, Kodak, Minolta, Mitsubishi, NEC, Quantum, Quark, Seagate, Sony, SyQuest, Umax Technologies, Umax Computer Corporation and U.S. Robotics.

    The Company markets its products through targeted mailings of its DTP Direct catalog, which is currently produced six times per year and its Net Direct catalog which was launched in 1998 and which is currently produced five times per year. The Company's catalogs, which are mailed throughout the year, include detailed descriptions and full-color photographs of the products sold by the Company. In 1998, the Company mailed approximately 2.3 million DTP Direct catalogs and approximately 1.1 million Net Direct catalogs. The Company also markets its products to its DTP Direct and Net Direct customers and dealers through its sales force using outbound telemarketing, to attract and retain its small to mid-sized business customers.

    In 1998 and 1997, a substantial majority of the Company's net sales were sales of Apple Macintosh-Registered Trademark- compatible products. Apple Macintosh is a registered trademark of Apple Computer. While the Company believes it could diversify its product offerings if its customers desired alternatives, a decline in sales of

                                    Ex. 1-2

Apple Macintosh computers or a decrease in the supply of or demand for software and peripherals for such computers could have a material adverse impact on the Company's business. During 1998 the Company continued to expand its Wintel offerings through its Build-to-Order PC program and has increased the variety of its Wintel offerings in other categories primarily through its Net Direct catalog. The Company plans to continue its efforts to expand its Wintel offerings in 1999. Notwithstanding the Company's efforts to expand these offerings, the Company is still substantially dependent on sales of Apple-related products and there is no assurance that the Company will successfully transition enough sales to Wintel-related products to offset any decline in the demand for Apple-related products.

DIRECT MARKETING

    The Company's direct marketing operations are carried out primarily through its DTP Direct catalog and through its recently added Net Direct catalog. DTP Direct markets a broad assortment of DTP and graphics products through a catalog that is currently published six times per year. The Company published its first DTP Direct catalog in April. DTP Direct competes on the basis of price, delivery, depth of product offering and product knowledge. The Company believes that many of its' customers buy from the Company because of the knowledge and expertise that the Company's sales force has developed. Computer sales were approximately 24% and 19% of total sales of its direct catalog ("DTP Direct") sales in 1998 and 1997, respectively. DTP Direct's sales of Apple computers accounted for 97% and 98% of the total computer system sales in 1998 and 1997, respectively.

    The Company developed and launched the Net Direct catalog in the second quarter of 1998. The Net Direct catalog is directed at the developers and managers of intranet/internet websites offering the necessary hardware and software that "webmasters" and LAN and WAN managers require to prepare and maintain websites for corporate and personal use. Although the Company believes the target market for its Net Direct catalog is substantially larger than for its DTP Direct catalog market, and that the Net Direct catalog could provide a significant opportunity for overall revenue growth, there are significant risks associated with the launch and maintenance of such catalog including; a completely new target audience, lack of any historical direct marketing data upon which to base mailing decisions, competitive forces and new product lines. The launch of the Net Direct catalog had a negative impact on profitability of the Company in 1998, and will probably continue to have a negative impact on profitability in 1999 and possibly beyond.

    The Company's direct marketing programs are designed to attract new customers and to stimulate additional purchases from existing customers. The Company continuously attracts new customers by selectively mailing catalogs to prospective customers. Names of prospective customers are obtained from various sources, including vendors, trade publications, and list brokers and are updated continuously in an attempt to maximize the response rate from each catalog delivered.

DISTRIBUTION

    The Company's dealer division sells computer hardware and software products, wholesale to computer retailers, value-added resellers ("VARs"), and other resellers (collectively, the "Distribution Business").

    The Company's Distribution Business focuses primarily on the Desktop Publishing market and expertise in storage devices, which has allowed the Company to identify many smaller dealers and VARs. Sales and marketing activities in the Distribution Business include outbound telemarketing activities to the Company's dealer customer list and a fax and e-mail broadcast system used to update dealers on current pricing and special offers.

    Historically, storage devices have been the largest category of peripheral device sold by the Company's Distribution Business. Beginning in late 1995 the Company began broadening the products sold to its dealers and increasing its customer base. As a result of Apple's decisions to stop licensing its Mac

                                    Ex. 1-3
operating system ("OS") to clone manufacturers and limit distribution of its computer systems to a few large distributors, the Company's distribution business experienced a significant reduction in computer systems sales in 1998. The Company has its own private brand of storage device products marketed under the "NuDesign-TM-" name. These products have historically been sold primarily to the Company's mass merchant retail customers. In late 1995, the Company significantly reduced its sales and marketing activities targeted towards these mass merchant customers because of the high cost of doing business with them and because of increasing downward pressure on gross margins. Sales to these mass merchant customers in 1996 were nominal and were nonexistent in 1997 and 1998.

PURCHASING

    The Company purchases from approximately 700 vendors, which includes direct purchases from manufacturers and from distributors. In 1998, approximately 46% of the Company's total purchases were from distributors compared to approximately 27% in 1997 and 20% in 1996. The increase is primarily due to two factors. The first factor is the elimination of Mac OS clone systems that were purchased directly from Umax Computer Corporation ("UCC") which resulted in increased purchases of Apple computer systems from distributors. Additionally, several manufacturers including Iomega and Seagate discontinued selling to the Company directly, consequently these products were instead purchased mostly through distributors. The Company does not maintain any long-term purchase or supply contracts with any of its vendors instead purchasing primarily on a purchase order basis. In order to meet customer's needs for product the Company has continued to focus on drop shipments sent directly to the customers from participating distributors and vendors. This allows the Company to reduce freight expense as well as compete with larger competitors as to product availability and diversification.

    In 1998 and 1997, sales of products purchased from Ingram Micro accounted for approximately 24% and under 10%, respectively, of total sales. Sales of products purchased from UCC accounted for approximately 13% and 12% of total sales in 1997 and 1996, respectively. During 1997, Apple Computer announced its intention to stop licensing the Mac OS to clone manufacturers, and accordingly UCC stopped shipping Apple clones in the second quarter of 1998. In 1997 the Company began shifting its Mac OS CPU sales to Apple, and in the second half of 1998, the Company moved exclusively to Apple for Mac OS CPU sales. There can be no assurance that any Company supplier will remain in business or that they will be able to fulfill the Company's supply requirements or its supply schedule. Any inability to do so by such suppliers or the Company's inability to locate other suppliers could have a material adverse effect on the Company.

    The Company's suppliers make funds available to the Company to promote and increase sales of their products. The Company typically receives price protection should a vendor subsequently lower its price.

COMPETITION

DIRECT MARKETING

    A substantial number of companies, both large and small, compete in the retail and wholesale computer industry. Rapid technological advances in hardware and software, short product life cycles, and continuing downward pressure on product prices and margins characterize the industry.

    A growing segment of the retail computer industry involves sales of computer hardware and software via the Internet. Companies engaged in such sales are increasingly becoming a significant competitive factor because they typically sell their products at lower margins than traditional direct marketing companies. Additionally, the websites of these companies are readily available to most consumers for price comparisons causing further price pressure.

    The Company's DTP Direct and Net Direct catalogs compete with consumer electronic and computer retail stores, including superstores, and other direct marketers of software and computer-related products, and, to a lesser degree, direct marketing efforts to sell microcomputer hardware, software and peripherals

                                    Ex. 1-4
through the Internet. Additionally, the Company competes with other direct marketing companies. Some of the catalogs within this channel include: CDW, Creative Computers' MacMall, MacConnection, MacWAREHOUSE, MicroWAREHOUSE, Multiple Zones, PC Connection and CompUSA Direct.

DISTRIBUTION BUSINESS

    Competition for the Company's Distribution Business comes primarily from the largest distributors whose general scale of operations supports competitive pricing for desktop publishing products without need for specialization. These major distributors and competition include but are not limited to Gates/ Arrow, Ingram Micro, Merisel, Pinacor and Tech Data. The principal factors on which competition is based in this market are price, product availability, delivery time and the willingness of the distributor to extend credit to the reseller.

    Nearly all of the Company's competitors have substantially greater financial, marketing, and technological resources, larger product lines, larger customer bases, greater name recognition, and greater purchasing power with vendors than the Company. There can be no assurance that the Company can continue to compete effectively against existing competitors or competitors that may enter the market. In addition, price is an important competitive factor in the personal computer software and hardware market and there can be no assurance that the Company will not be subject to increased price competition.

BRANDED PRODUCTS

    The Company assembles and markets products under several brand names. All branded products are assembled at the Company's Edina, Minnesota headquarters. Assembling operations consist of final assembly, testing and formatting of storage devices into external storage devices which can be "plugged-in" to an Apple Macintosh computer, as well as upgrades to CPU's. A summary of the brands that the Company offered in 1998 is as follows:

    MIRROR. The Company acquired the rights to the Mirror product line in 1994. The Company currently markets storage devices under the "Mirror" name. Mirror branded products are sold primarily through direct channels with emphasis on sales through the DTP Direct catalog.

    NUDESIGN PRO. In 1995, the Company introduced a line of hot swappable storage systems using the NuDesign Pro brand name. These products are targeted and sold primarily through the Company's DTP Direct and Net Direct catalogs and through its Distribution Business.

RETURN POLICY

    Certain products identified as such in the Company's DTP Direct catalog, including tape drives, hard drives, optical drives, and CD-ROM drives may be returned within 30 days from the date shipped by the Company for a full refund of the purchase price excluding original shipping charges. Returned product must be in like new condition, in original packing, complete with all warranty cards, manuals, cables and other materials as originally shipped, and must not be modified or damaged. After 30 days from shipment, it is the Company's policy to not give credit or refunds. The Company attempts to return all products back to the manufacturer or distributor from which the product was purchased. If the Company is unsuccessful in returning the product to the respective manufacturer or distributor it is forced to sell at a reduced price or discard the equipment. Provisions are made currently for estimated product returns expected to occur under the Company's return policy and for which it may not be able to return to the manufacturer or distributor.

DIGITAL RIVER, INC.

    In December 1995, the Company's wholly-owned subsidiary, MacUSA, was granted, by Joel Ronning, the majority shareholder and Chairman of the Board of Directors of the Company, an option, exercisable

                                    Ex. 1-5
through December 31, 2000 (the "Digital River Option") to acquire 3,200,000 (post-split) shares (the "Digital River Shares") of Digital River, Inc., a Minnesota corporation ("Digital River") which was then privately held. At that time, such shares represented approximately 60% of the outstanding common of Digital River.

    Digital River conducted its initial public offering in August 1998. Prior to such offering, the Company's ownership percentage of Digital River had been reduced to approximately 23%. Upon completion of such offering, the Company's ownership percentage was reduced to approximately 19%. Since such offering, Digital River's shares have been traded on the Nasdaq stock market under the symbol "DRIV."

    In December 1998, the Company participated in Digital River's secondary offering by exercising and selling 200,000 shares of the Digital River Option realizing net proceeds of $4,430,000. The Company continues to hold an option to purchase 3,000,000 shares, which would represent ownership of approximately 15% of Digital River as of March 15, 1999. The option is not transferable and the balance is exercisable at any time through December 31, 2000 for total consideration of $0.93 (ninety-three cents). During the term of the option, Mr. Ronning has agreed to vote the Digital River Shares at the direction of the Company's Board of Directors. As additional consideration, the Company has agreed to reimburse Mr. Ronning for any tax liability incurred in connection with the transfer of the Option or the shares of Digital River stock issuable upon the exercise thereunder.

    The Digital River Shares are subject to the provisions of the Fujitsu Modification Agreement dated December 11, 1997 (the "Modification Agreement"), between Mr. Ronning, Fujitsu Limited, a company organized under the laws of Japan ("Fujitsu"), Digital River Inc., and MacUSA (collectively, the "Parties"). Pursuant to the terms of the Modification Agreement, the Parties agreed to terminate previous agreements entered into in connection with an investment by Fujitsu in Digital River and entered into the Modification Agreement. Under the terms of the Modification Agreement, MacUSA remains a party to the agreement to the extent that Mr. Ronning may transfer all shares of Digital River Inc. he owns, along with any and all rights related thereto pursuant to the agreement or otherwise to MacUSA, Inc., or Tech Squared Inc.

    The following summary of the business of Digital River is extracted from the Form 10-K filed by Digital River on March 19, 1999: Digital River is a leading provider of comprehensive electronic commerce outsourcing solutions to software publishers and online retailers. Digital River has developed a technology platform that allows it to provide a suite of electronic commerce services to its software publisher and online retailer clients, including electronic software delivery ("ESD"). Digital River also provides data mining and merchandising services to assist clients in increasing Internet page view traffic to, and sales through, their Web stores. Rather than maintaining its own branded Web store that would compete with its clients, Digital River provides an outsourcing solution that allows its clients to promote their own brands while leveraging Digital River's investment in infrastructure and technology. As of March 5, 1999, Digital River had contracts with 1,621 software publisher clients and 1,174 online retailer clients, including Corel Corporation, Cyberian Outpost, Inc., Lotus Development Corporation, Micro Warehouse, Inc., Network Associates, Inc., Symantec Corporation, Kmart Corporation, CompUSA, Inc. and Wal-Mart Stores, Inc., and maintained a database of more than 100,000 software products from its various software publisher clients, including more than 30,000 software titles and more than 70,000 digital images and fonts. Through March 5, 1999, Digital River had completed more than 610,000 transactions for more than 490,000 unique end-users.

    Digital River's proprietary commerce network server ("CNS") technology serves as the platform for Digital River's solutions. The CNS incorporates custom software applications that enable ESD, Web store authoring, fraud prevention, export control, merchandising programs and online registration, and features a database of more than 100,000 software products. Using its CNS platform, Digital River creates Web stores for its clients that replicate the look and feel of each client's Web site. End-users enter the client site and are then seamlessly transferred to Digital River's system. End-users can then browse for products and

                                    Ex. 1-6
make purchases online, and, once purchases are made, Digital River delivers the products directly to the end-user, primarily through ESD. Digital River also provides transaction-processing services and collects and maintains critical information about end-users. This information can later be used by Digital River's clients to facilitate add-on or upgrade sales and for other direct marketing purposes. Digital River actively manages direct marketing campaigns for its clients, and also delivers purchase information and Web store traffic statistics to its clients on a regular basis.

    The shares of Digital River common stock are registered with the Securities and Exchange Commission under the Securities Act of 1934 and Digital River files reports with the Securities and Exchange Commission pursuant thereto. Further information regarding Digital River can be obtained from such reports, which are available from the Commission's EDGAR database at www.sec.gov.

PATENTS AND TRADEMARKS

    The Company has obtained a registered and protectable mark on the name "Tech Squared-Registered Trademark-" from the U.S. Patent and Trademark Office. The Company also uses and claims rights to the names "Mirror-TM-", "Nu Design-TM-", "NuDesign Pro-TM-", "DTP Direct-TM-" and "Net Direct-TM-" to identify its products and services. Except with respect to "Tech Squared", the Company has not filed trademark registration applications or obtained registered and protectable marks on any of the foregoing names. There can be no assurance that any application, if filed, will result in the receipt of a registered and protectable mark.

    The effect of the foregoing tradenames is to provide an identity between the Company and its products and services. While prior use of a tradename may establish an exclusive right to its use in connection with the sale of products and services in a particular market area, registration with the U.S. Patent and Trademark Office provides such right throughout the United States and a presumption of damage to the Company should the tradename be infringed. There can be no assurance that the Company's use of the foregoing tradenames will not infringe the rights of others or that any of the tradenames used by the Company, whether or not registered, will be free from future challenge by others.

NON-OPERATING ASSETS

    In addition to the Digital River Shares, The Company owns certain assets that are not related to its core operations, or to its future operating plans. A brief summary of these assets is as follows:

    CAM DESIGNS, INC. The Company owns shares of Cam Designs, Inc., ("CAM Designs") common stock (the "Cam Designs Shares"). Cam Designs, a Delaware corporation, is the parent company of MGA Holdings Ltd., a United Kingdom corporation ("MGA") which shares are virtually all of the assets of Cam Designs. MGA designs and engineers prototypes and tools for the automobile and aerospace industries. Cam Designs' common stock is quoted on the NASDAQ National Market under the symbol "CMDA." During the first quarter of 1998, the Company sold a portion of the Cam Design Shares resulting in realized gains of approximately $5,000. On October 21, 1998, Cam Designs Inc. announced that it had agreed to have MGA placed in receivership because of its inability to secure adequate banking facilities and reduce outstanding debt. The value of the remaining shares of Cam Designs was reduced to zero.

MINING PROPERTIES

    The Company owns certain land or mining rights to land in two different areas in Montana, known to have historically produced gold and silver from mining operations. See "ITEM 2. Description of Property." The Company sold a portion of the property located near Virginia City, Montana in December 1998. The total remaining land area either owned or leased by the Company is approximately 1,900 acres. The Company intends to continue soliciting offers for the remaining property, and does not intend to further develop these mining properties because it believes the cost and risks involved would be significant. The Company wrote down the value of the remaining assets by $538,000. See
"ITEM 3. Legal Proceedings--Hanover Gold Litigation".

                                    Ex. 1-7

EMPLOYEES

    The Company employs approximately 100 people, all of whom are located at the Company's headquarters in Edina, Minnesota. There are approximately 50 employees in sales, marketing, technical support and customer service, and the remaining employees are in operations and corporate administration.

RISK FACTORS

    In evaluating the Company and its business, you should carefully consider the following risk factors as well as all of the information contained in this report. The following risk factors are not exhaustive. In addition to the factors discussed in this annual report, among the other factors that could cause actual results to differ materially are the following: business conditions and growth in the personal computer industry and the general economy; significant changes in the consumer demand for computers and requirements related to relative platforms such as Apple vs. Wintel; competitive factors such as rival computer and peripheral product sellers and price pressures; availablity of vendor products at reasonable prices; inventory risks due to shifts in market demand; and other risks represented from time to time in reports filed by the Company with the Securities and Exchange Commission, including this Form 10-K.

LOSSES

    The Company has incurred losses from operations in 1996 and 1998 and net losses during each of 1996, 1997 and 1998. The Company expects losses from operations to continue for the foreseeable future.

RISKS RELATED TO NEW LINE OF BUSINESS

    The Company's recently-launched Net Direct catalog involves significant risks including a completely new target audience, lack of any historical direct marketing data upon which to base mailing decisions, competitive forces, and new product lines. The launch of the Net Direct catalog had a negative impact on the Company's profitability in 1998 and will likely continue to have a negative impact on profitability in 1999 and, possibly, beyond.

RISKS RELATED TO DIGITAL RIVER

    The Company's net worth is substantially tied to the market price of Digital River common stock. At December 31, 1998, over 90 percent of the Company's assets, as shown on its balance sheet, consisted of its investment in Digital River. The stock of Digital River has been subject to significant volatility in the public market since Digital River's initial public offering in August 1998. The Company's investment in Digital River is at-risk and subject to such volatility.

    The shares of Digital River beneficially held by the Company represent approximately 15 percent of the outstanding common stock of Digital River. As a result, such shares are subject to restrictions on transferability, both legal and market-imposed. If the Company were to attempt to liquidate its investment in Digital River, it would likely cause the trading price of Digital River common stock to decline significantly.

    The Company's investment in Digital River is also subject to all of the risks associated with the business of Digital River, as published or announced by Digital River from time to time, including those set forth in Digital River's filings with the Securities and Exchange Commission, such as its recently-filed Form 10-K.

    The Company is also subject to a significant tax liability upon any sale of shares of Digital River common stock. The distribution of shares of Digital River common stock to the shareholders of the Company would likely be treated as a sale, subjecting the Company to significant tax liability for such a

                                    Ex. 1-8
distribution. Accordingly, the Company's ability to realize any profit from the exercise of its option to acquire Digital River shares and sell such shares would be subject to a significant reduction by such taxes.

CONTINUED DEVELOPMENT OF ELECTRONIC COMMERCE AND INTERNET INFRASTRUCTURE
  DEVELOPMENT

    An increasing portion of sales are made over the Internet in part because of the growing use and acceptance of the Internet by end-users. This growth is a recent development. No one can be certain that acceptance and use of the Internet will continue to develop or that a sufficiently broad base of consumers will adopt and continue to use the Internet and other online services as a medium of commerce. Sales of computer-related products over the Internet do not currently represent a significant portion of overall computer product sales. Growth of Internet sales is dependent on potential customers using the Internet in addition to traditional means of commerce to purchase products. The Company cannot accurately predict the rate at which they will do so.

COMPETITION

    The Company is subject to significant competition from a number of companies, both large and small. Further, recent technological advances, shorter product life cycles, and increased sales via the Internet subject the Company to further risk and continuing downward pressure on product prices and margins. Many of the Company's competitors have significantly greater resources, access to manufacturers, purchasing power and name recognition than the Company. Some competitors, including an increasing number of Internet retailers, are now marketing their products at or below cost. There can be no assurance the Company will be able to compete effectively.

PRIVACY CONCERNS WITH RESPECT TO LIST DEVELOPMENT AND MAINTENANCE

    The Company mails catalogs and sends electronic messages to names in its proprietary customer database and to potential customers whose names are obtained from rented or exchanged mailing lists. World-wide public concern regarding personal privacy has subjected the rental and use of customer mailing lists and other customer information to increased scrutiny. Any domestic or foreign legislation enacted limiting or prohibiting these practices could negatively affect the Company's business, financial condition and results of operations.

MANAGEMENT INFORMATION SYSTEMS

    The Company depends on the accuracy and proper use of its management information systems. Many of the Company's key functions depend on the quality and effective utilization of the information generated by its management information systems, including: --its ability to manage its inventory and accounts receivable collections; --its ability to purchase, sell and ship its products efficiently and on a timely basis; --its ability to maintain its operations. These systems require continual upgrades to most effectively manage the Company's operations and customer data base.

CHANGES IN MANAGEMENT

    The Company has experienced several changes in its management over the last year. Such changes could have a negative impact on the Company's ability to conduct business effectively and to compete.

                                    Ex. 1-9

CONTROL BY MANAGEMENT

    The Company's executive officers and directors currently beneficially own over 50% of the outstanding Common Stock of the Company. Accordingly, the Company's management is able to exercise substantial control over the election of directors and over the operations of the Company. This concentration of ownership could also have the effect of delaying, deferring or preventing a change in control of the Company or effecting a change in control, which may not be favored by the Company's other shareholders.

VOLATILITY OF STOCK PRICE

    The technology sector of the United States stock market, and particularly the group of Internet-related stocks within this sector, has experienced substantial volatility in recent periods. The value of our common stock is influenced by numerous conditions that impact the technology sector or the stock market in general, whether or not such events relate to or reflect upon our operating performance.

REDUCTIONS IN INCENTIVE PROGRAMS, SHIFTING OF INVENTORY RISK

    The Company acquires products for resale both directly from manufacturers and indirectly through distributors and other sources. Many of these manufacturers and distributors provide us with incentives such as supplier reimbursements, price protection payments, rebates and other similar arrangements. The increasingly competitive computer hardware market has already resulted in reduction and/or elimination of some of these incentive programs. For example, Apple has initiated a number of restrictions on resellers, including: --more restrictive price protection and other terms; and --reduced advertising allowances and incentives. Additionally, manufacturers are limiting return rights and are also taking steps to reduce their inventory exposure by supporting "build to order" programs authorizing distributors and resellers to assemble computer hardware under the manufacturers' brands. These trends reduce the costs to manufacturers and shift the burden of inventory risk to resellers like the Company which could negatively impact its business, financial condition and results of operations. In addition, certain Wintel manufacturers including Compaq Computer Corp. have recently expanded their direct sales efforts. The continuing impact of these matters may adversely affect the Company's business, financial condition and results of operations.

SEASONALITY

    Fluctuations in the Company's net sales from period to period can be expected due to a number of factors, including the timing of new product introductions by the Company's major vendors and their competitors, seasonal cycles commonly seen in computer-related industries, and changes in product mix and product pricing. As a result, the operating results for any particular period are not necessarily indicative of the results of any future period.

Y2K RISKS

    The Company's computer system, and those of third parties with whom it does business, will be affected by issues and problems related to changes required as a result of the year 2000 problem ("Y2K"). The Company has identified and is undertaking certain modifications or conversions to make its systems Y2K compliant. While the Company has exercised its best efforts to identify and remedy any potential Y2K exposures within its control, certain risks exist with vendors and suppliers which, to a significant extent, are beyond the immediate control of the Company. Failure to achieve timely completion of required modifications or conversions or failure of the third parties with whom the Company has relationships to be Y2K compliant could have a material affect on the financial condition and operations of the Company. In addition, customers may delay purchase decisions because of the uncertainty about Y2K issues.

                                    Ex. 1-10

LACK OF LONG-TERM PURCHASING AGREEMENTS

    The Company does not maintain any long-term purchase or supply contracts with any of its vendors instead purchasing primarily on a purchase order basis. No assurance can be given that the Company will be able to purchase needed inventory at favorable prices when needed to meet sales commitments.

RETURNS

    The Company's policies provide that some products may be returned within 30 days for a full refund. The Company attempts to return all products back to the manufacturer or distributor from which the product was purchased. If the Company is unsuccessful in returning such products to the respective manufacturer or distributor, the Company may incur a loss on such transaction.

RELIANCE ON APPLE/TRANSITION TO WINTEL

    The Company's sales of Apple computers accounted for 92% and 98% of the total computer system sales in 1998 and 1997, respectively. The Company plans to continue its efforts to expand its Wintel offerings in 1999. Notwithstanding the Company's efforts to expand these offerings, the Company is still substantially dependent on sales of Apple-related products and there is no assurance that the Company will successfully transition enough sales to Wintel-related products to offset any decline in the demand for Apple-related products. Also, while the Company believes it could diversify its product offerings if its customers desired alternatives, a decline in sales of Apple Macintosh computers or a decrease in the supply of or demand for software and peripherals for such computers could have a material adverse impact on the Company's business.

GOVERNMENT REGULATION

    The Company currently collects Minnesota sales tax on sales made within the State of Minnesota. Various states have attempted to impose on direct marketers, the burden of collecting use taxes on the sale of products shipped to state residents. The United States Supreme Court affirmed its position that it is unlawful for a state to impose use tax collection obligations on an out-of-state mail order company whose only contact with the state were the distribution of catalogs and other advertising materials through the mail and subsequent delivery of purchased goods by parcel post and interstate common carriers. If legislation is passed to overturn the United States Supreme Court's decision, the imposition of a use tax collection obligation on the Company in states to which it ships products would result in additional administrative expenses to the Company, could result in price increases to the customer, and could have a material adverse effect on the Company.

    The United States Department of State and Department of Commerce restrict the export of encrypting technology outside of the United States. Although Digital River does not currently believe its method of conducting business is impacted to any significant degree by these restrictions, any significant change in these rules or interpretations or any failure by Digital River to comply with existing or future restrictions could have a material adverse impact on the business of Digital River.

INCREASES IN POSTAGE, SHIPPING AND PAPER COSTS

    Increases in postal or shipping rates and paper costs could significantly impact the cost of producing and mailing our catalogs and shipping customer orders. Postage prices and shipping rates increase periodically and we have no control over future increases. The United States Postal Service recently increased postal rates. Paper prices historically have been cyclical and we have experienced substantial increases in the past. Significant increases in postal or shipping rates and paper costs could adversely impact our business, financial condition and results of operations, particularly if we cannot pass on such increases to our customers or offset such increases by reducing other costs. In addition, strikes or other

                                    Ex. 1-11
service interruptions by the postal service or third party couriers, such as Federal Express, could undermine our ability to deliver products on a timely basis.

ITEM 2.  DESCRIPTION OF PROPERTY

    The Company's corporate headquarters are located at 5198 West 76th Street, Edina, Minnesota 55439. The Company leases approximately 31,000 square feet of office and warehouse space. The lease for the location expires on June 30, 1999 and the total monthly rent is approximately $18,000.

    Digital River currently occupies approximately 7,000 square feet of warehouse space at the Company's corporate headquarters. Prior to August 1998, the offices of Digital River were also located in the Company's facilities. The Company bills Digital River for the leased space, and prior to 1999, certain related costs such as direct labor costs, phone services, general liability insurance and janitorial services through an administrative charge. Total charges by the Company to Digital River for administrative expenses were approximately $207,000, $160,000 and $82,000 in 1998, 1997 and 1996,
respectively.

    During 1997, the Company began performing fulfillment services for Digital River on physical shipments of products, for which Digital River pays the Company a fulfillment fee. The Company billed Digital River approximately $246,000 and $8,000 for these services in 1998 and 1997, respectively. Digital River has notified the Company that the fulfillment services the Company is providing will be discontinued during the second quarter of 1999.

    The Company owns rights in certain non-operating mining properties primarily in two locations. The Company disposed of a portion of its mining property in December 1998. The total land area still either owned or leased by the Company's Tabor subsidiary includes approximately 1,900 acres. The property, which is in and around the Alder Gulch, near Virginia City, Montana, includes a total of 58 unpatented lode-mining claims and 3 patented lode claims. Tabor also owns a 51% interest in 56 1/2 lode mining claims including 24 1/2 patented and 32 unpatented claims near Rimini, Montana approximately 20 miles southwest of Helena, Montana. See "ITEM 1 Business--Business of Issuer--Non Operating Assets."

ITEM 3.  LEGAL PROCEEDINGS

    Except as discussed below, there are no material pending legal, governmental, administrative or other proceedings to which the Company is a party or to which any of its property is subject.

HANOVER GOLD LITIGATION

    In 1996, the Company entered into an Asset Purchase Agreement for the sale of substantially all of its mining properties and rights in the Alder Gulch area (the "Property") in exchange for 525,000 shares of Hanover Gold Company, Inc. ("Hanover") common stock (the "Hanover Shares") The Agreement, the Property and 400,000 of the Hanover Shares were to be held in escrow pending completion of a registration statement covering the resale of the Hanover Shares and consent by the Company.

    In October 1996 Hanover filed a registration statement covering the Hanover Shares and filed suit against the Company in the United States District Court Eastern District of Washington. The complaint sought to force the Company to break escrow and release title the Property in exchange for 400,000 Hanover Shares held in escrow, along with certain other damages. The Company filed a counter-claim, which included claims of fraud and violation of securities laws.

    In April 1998, both parties agreed to the dismissal of all claims, counterclaims and cross-claims without prejudice. The Hanover Shares held by the court were returned to Hanover, and the mining claims and rights were returned to the Company.

                                    Ex. 1-12

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    No matters were submitted to a vote of the Company's shareholders during the fourth quarter of the year ended December 31, 1998.

ITEM 5.  MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS
  MARKET INFORMATION FOR COMMON STOCK

    The Company's common stock is quoted on the local over-the-counter market and is quoted on the OTC Bulletin Board quotation system under the Symbol "TSQD". The following table sets forth, for each of the calendar periods indicated, the quarterly high and low bid quotations for the Company's Common Stock as reported by the OTC Bulletin Board. The prices in the table represent prices between dealers, and do not include adjustments for retail mark-ups, markdowns or commissions and may not represent actual transactions.

YEAR                                                                  HIGH          LOW
----                                                                --------      --------
1998      Fourth quarter......................................       $3.78         $0.47
          Third quarter.......................................        7.63          1.00
          Second quarter......................................        4.00          1.44
          First quarter.......................................        2.44          1.38

1997      Fourth quarter......................................       $3.88         $0.57
          Third quarter.......................................        0.85          0.36
          Second quarter......................................        0.43          0.19
          First quarter.......................................        0.69          0.30

HOLDERS

    As of March 12, 1999, there were approximately 157 holders of record of common stock. The Company believes the actual number of beneficial owners is significantly greater than the 157 reported above.

DIVIDENDS

    Tech Squared Inc. has never declared cash dividends on its common stock and management intends to retain any earnings for use in its operations and does not anticipate declaring any cash dividends in the foreseeable future. The Company has 160,000 shares of preferred stock outstanding. The holders of these preferred shares may be entitled to a 12% cumulative dividend that has not been paid since December 1994. The total dividend owing as of December 31, 1998 is approximately $88,000.

    Pursuant to an Agreement and Plan of Merger effective as of May 9, 1995, a wholly-owned subsidiary of the immediate predecessor of the Company merged with and into MacUSA (the "Merger"). Prior to the Merger, MacUSA declared a dividend of $1,188,000 payable to the former shareholders of MacUSA in connection with the conversion of MacUSA from a Subchapter S corporation to a C corporation. The Company paid approximately $261,000 of this dividend during 1995, approximately $201,000 in 1996, approximately $201,000 in 1997 and approximately $200,000 in 1998. The remainder of the dividend payable was paid in February 1999.

SALES OF UNREGISTERED SECURITIES

    During the three-month period ended December 31, 1998 the Company did not sell any of its securities in transactions not registered under the Securities Act of 1933.

                                    Ex. 1-13

ITEM 6.  SELECTED FINANCIAL DATA

                                                             FOR THE FISCAL YEARS ENDED:
                                                 ----------------------------------------------------
                                                 1998(2)    1997(1)      1996       1995       1994
(IN THOUSANDS)                                   --------   --------   --------   --------   --------
Net Sales......................................  $38,800    $36,995    $37,387    $42,136    $46,645
Gross Profit...................................    4,971      4,467      3,911      3,285      5,867
Income/(loss) from operations..................     (864)       402       (849)    (1,511)       526
Net loss applicable to common shares...........     (567)    (1,032)      (651)    (1,652)       424
Net income/(loss) excluding Digital
  River(3)(4)..................................    1,294        344       (203)    (1,566)       416
Total assets...................................  117,444      7,600      8,620      9,739      8,971
Long term debt & long term portion of dividend
  payable to officer/shareholder...............       84        298        298        393         --
Redeemable preferred stock 12% cumulative
  Convertible..................................      248        217        198        185         --
Stockholders' equity...........................   70,457      2,190      1,214      2,238      1,982
Cash dividends declared per common share.......       --         --         --       0.13       0.03

------------------------

(1) Beginning January 1, 1997, the Company began to account for its investment in Digital River using the equity method of accounting (see Item 7. Management's Discussion and Analysis of Financial Condition). Prior to 1997 Digital River was consolidated with the Company's results.

(2) Beginning August 12, 1998, the Company began to account for its investment in Digital River as "available-for-sale" securities.

(3) Reflects operating results of the Company excluding Digital River.

(4) The fiscal year ended 1998 includes investment income of $4,047,000 on the sale of 200,000 shares of Digital River stock.

ITEM 7.  MANAGEMENT'S DISCUSSION AND ANALYSIS

    Certain statements contained in this annual report are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 that involve a number of risks and uncertainties. Such forward-looking information may be identified by words such as "will," "maybe," "expects" or "anticipates." In addition to the factors discussed in this annual report, among the other factors that could cause actual results to differ materially are the following: business conditions and growth in the personal computer industry and the general economy; significant changes in the consumers demand for computers and requirements related to relative platforms such as Apple vs. Wintel, competitive factors such as rival computer and peripheral product sellers and price pressures; availability of vendor products at reasonable prices; inventory risks due to shifts in market demand; and other risks presented from time to time in reports filed by the Company with the Securities and Exchange Commission, including this Form 10-K.

    The Company sells computer and peripheral products. The Company's business has historically been targeted primarily at the graphic arts market, which currently includes primarily Macintosh-related products. More recently, the Company's business has also been targeted at the intranet and external Internet network markets.

    Prior to 1997, the consolidated financial statements included the accounts of Tech Squared Inc. and its wholly owned subsidiaries (the "Company"), and Digital River, Inc. ("Digital River"), which the Company controlled through its bargain purchase option. As a result of private placements of Digital River common stock in 1997, the Company's ownership percentage of Digital River was reduced from 60% at December 31, 1996 to approximately 35% at December 31, 1997. During 1998, Digital River completed various private placements and an initial public offering of its common stock which resulted in net proceeds to

                                    Ex. 1-14

Digital River of approximately $36,300,000 and issuance of 6,500,000 new shares of Digital River common stock. Through August 11, 1998, the date of Digital River's initial public offering, the Company recorded gain on issuance of stock by Digital River of approximately $4,374,000, net of deferred income taxes, which was recorded as an adjustment to stockholders' equity. In December 1998, Digital River completed a follow-on public offering in which Digital River sold 2,200,000 additional shares of common stock and received net proceeds totaling $48,100,000. The Company participated in the follow-on as a selling shareholder by exercising a portion of the Digital River Option and selling 200,000 shares of the Digital River Common Stock. The impact of the issuance of additional shares by Digital River and the exercise and sale of a portion of the Digital River Option by the Company resulted in a reduction in the Company's effective ownership of Digital River from approximately 35% at December 31, 1997 to approximately 15% as of December 31, 1998. As a result, beginning August 12, 1998, the Company is accounting for its investment in Digital River as "available-for-sale" securities, which, as of December 31, 1998 are valued at $35.50 per share, the closing market price on such date.

    The following is a summary of the operating results of Tech Squared Inc. including Digital River for the year ended December 31, 1998, 1997 and 1996, respectively (in 000's, except per share information).

                                                                       TECH SQUARED INC.,
                                                                    INCLUDING DIGITAL RIVER
                                                              ------------------------------------
                                                                1998          1997          1996
                                                              --------      --------      --------
Net loss applicable to common shares........................   $ (567)      $(1,032)      $  (651)
Net loss per share applicable to common share...............   $(0.05)      $ (0.10)      $ (0.06)

    Summarized condensed consolidated financial information for Tech Squared Inc. excluding Digital River operations is as follows (in 000's, except per share information):

    BALANCE SHEET INFORMATION

                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
Current assets..............................................  $ 10,254    $5,465     $6,171
Total assets................................................   117,444     6,761      7,490
Current liabilities.........................................     6,841     4,895      5,945
Stockholders' equity........................................    70,457     1,351      1,254

    OPERATING INFORMATION

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
Net sales...................................................  $38,800    $36,995    $37,276
Operating expenses..........................................    5,835      4,065      4,047
Net income/(loss)(1) .......................................    1,294        344       (203)
Per share...................................................  $  0.12    $  0.03    $ (0.02)

------------------------

(1) The fiscal year ended 1998 includes investment income of $4,047,000 on the sale of 200,000 shares of Digital River stock.

                                    Ex. 1-15

(a) RESULTS OF OPERATIONS

    YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

    The following discussion sets forth information with regard to the results of operations of the Company, not including the results of operation of Digital River. In some prior reports, results of operations included a portion of the operations of Digital River. In August 1998, the Company's deemed ownership percentage of Digital River was reduced below 20% and, since such date, the Company has accounted for its investment in Digital River as available-for-sale securities.

NET SALES

    Net sales for 1998 totaled $38,800,000 compared to $36,995,000 for 1997. The 4.9% increase in sales was mainly attributable to a 5.9% increase in sales to DTP Direct catalog customers through the addition of an outbound sales group and the addition of the Net Direct catalog, which contributed $1,342,000 to net sales. The increases were partially offset by an 8.7% decrease in sales to the Company's distribution customers, which was primarily due to the elimination of Macintosh clone system sales. The Company also experienced a 14.4% reduction in product returns in 1998 compared to 1997 largely due to continued focus and attention Company-wide to product returns and awareness.

    Fluctuations in the Company's net sales from period to period can be expected due to a number of factors, including the timing of new product introductions by the Company's major vendors and their competitors, seasonal cycles commonly seen in computer-related industries, and changes in product mix and product pricing. As a result, the operating results for any particular period are not necessarily indicative of the results of any future period.

GROSS PROFIT

    Gross profit for 1998 was $4,971,000 or 12.8% of net sales compared to $4,467,000 or 12.1% of net sales in 1997. Gross profit as a percentage of sales increased in 1998 due to an increase in fulfillment fee revenue and a reduction in variable overhead expenses. The Company expects ongoing competitive pressure on gross margins in 1999 and beyond.

SELLING AND MARKETING EXPENSES

    Selling and marketing expenses totaled $3,101,000 or 8.0% of net sales in 1998 compared to $1,883,000 or 5.1% of net sales in 1997. The increase was primarily due to an increase in the number of outbound sales consultants from 3 to 12, an increase in net marketing costs related to the development, production and distribution of DTP Direct catalogs, and the costs related to the development, production and distribution of a new catalog, Net Direct. Although the Company believes the potential target market for the Net Direct catalog is substantially larger than that for the DTP Direct catalog, and that the Net Direct catalog could provide significant opportunity for revenue growth, there are significant costs and risks associated with the launch and maintenance of a new catalog including: a completely new target audience, lack of any historical direct marketing data on which to base mailing decisions, competitive forces and new product lines. The launch of the Net Direct catalog had a negative impact on the profitability of the Company in 1998, and will probably continue to have a negative impact on profitability in 1999 and possibly beyond.

GENERAL AND ADMINISTRATIVE EXPENSES

    General and administrative expenses for 1998 were $2,734,000 compared to $2,182,000 for 1997. The increase was attributable to several factors including the reallocation of certain payroll and employee-related expenses, consulting fees related to the enhancement of the Company's accounting and computer systems, and transaction processing fees and charges from third-party credit card and similar providers.

                                    Ex. 1-16

INVESTMENT INCOME/(LOSS)

    The Company recorded investment income of $3,781,000 in 1998 compared to $27,000 in 1997. In December 1998, the Company recognized investment income of $4,048,000 when it exercised an option to purchase 200,000 shares of Digital River Common Stock and sold such shares in Digital River's follow-on public offering.

    During 1998, the Company recorded net investment loss of $267,000 on available-for-sale securities of Cam Designs Inc. due to Cam Designs Inc. announcing that it had agreed to have its operations placed in receivership because of its inability to secure adequate banking facilities.

LOSSES ON MINING ASSETS

    In December 1998, the Company sold a portion of its mining assets and reduced the book value of the remaining assets by $538,000 to management's best estimate based on the value of consideration received upon such partial sale and an independent appraisal performed in the fourth quarter.

INTEREST EXPENSE, NET

    Net interest expense for 1998 was approximately $97,000 compared to approximately $85,000 in 1997. The increase in interest expense is primarily due to an increase in the average outstanding balance on the Company's line of credit.

INCOME TAXES

    The Company recorded an income tax provision in 1998 of $988,000. There was no income tax provision recorded in 1997.

    YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

NET SALES

    Net sales for 1997 totaled $36,995,000 compared to $37,387,000 for 1996. The decline in sales was mainly attributable to a 13.5% decline in the Company's distribution sales due to a significant decline in sales of hard drives, optical drives, scanners and media. The decline in sales to the Company's distribution customers was partially offset by an increase in DTP Direct catalog sales of $1,205,000 or 5.2% compared to 1996 levels. Sales from the DTP Direct catalog increased primarily due to an increase in Mac systems sales, printers and graphics software. The Company also experienced a 20% reduction in product returns in 1997 compared to 1996 primarily due to increased focus and attention Company-wide to product returns and awareness.

    Fluctuations in the Company's net sales from period to period can be expected due to a number of factors, including the timing of new product introductions by the Company's major vendors and their competitors, seasonal cycles commonly seen in computer-related industries, and changes in product mix and product pricing. As a result, the operating results for any particular period are not necessarily indicative of the results of any future period.

GROSS PROFIT

    Gross profit for 1997 was $4,467,000 or 12.1% of net sales compared to $3,911,000 or 10.5% of net sales in 1996. Gross profit as a percentage of net sales increased in 1997 due to a reduction in inventory obsolescence and to an increase in DTP Direct catalog sales, which generally have a higher margin, as a percentage of total sales. DTP Direct catalog sales gross margins increased from 17.2% in 1996 to 18.1% in 1997.

                                    Ex. 1-17

SELLING AND MARKETING EXPENSES

    Selling and marketing expenses totaled $1,883,000 or 5.1% of net sales in 1997 compared to $2,016,000 or 5.4% of net sales in 1996 excluding Digital River selling and marketing expense of $68,000.

GENERAL AND ADMINISTRATIVE EXPENSES

    General and administrative expenses for 1997 were $2,182,000 compared to $2,031,000 for 1996. The increase in 1997 was primarily due to an increase in payroll and related costs including the addition of a new President and COO in late 1996.

GAIN ON SALE OF SECURITIES

    Gain on sale of securities for 1997 was approximately $27,000. There was no gain on sale of securities in 1996.

INTEREST EXPENSE, NET

    Net interest expense for 1997 was approximately $85,000 compared to approximately $43,000 in 1996. The increase in interest expense was primarily due to an increase in the average outstanding balance on the Company's line of credit.

INCOME TAXES

    The Company recorded no income tax provision in 1997 or in 1996 due to the availability of net operating loss carryforwards from prior years to offset any tax expense.

(b) LIQUIDITY AND CAPITAL RESOURCES

    The Company's principal sources of liquidity at December 31, 1998, consisted of liquid funds, a revolving line of credit agreement with US Bancorp National Association ("US Bank"), and vendor trade credit lines.

    As of December 31, 1998 the Company had working capital of $3,413,000. At December 31, 1998, such working capital reflected the current portion of a dividend declared but not yet paid to the Company's majority shareholder and Chairman, in the amount of approximately $200,000. The remaining balance of the dividend was paid in February 1999. In December 1998, the Company received proceeds of $4,430,000 on the exercise and sale of 200,000 shares of its Digital River Option.

    The Company has a Revolving Line of Credit Agreement with US Bank through June 1999. Borrowings under the $2,500,000 line of credit with US Bank are payable on demand, limited by eligible percentages of accounts receivable and inventory and bear interest at the prime rate plus 1.75%. In December 1998, the Company paid down the line of credit, and obtained from US Bank a release of the guarantee by the Chairman. As of December 31, 1998 the Company had unused availability under the discretionary revolving line of credit of approximately $1,685,000 and outstanding borrowings of $7,000.

    The Company has a flooring program with a financing company covering up to $633,000 in inventory purchases. The flooring program is secured by a standby letter of credit in the amount of $560,000 issued pursuant to the Company's line of credit with US Bank. The Company uses the flooring program to take advantage of better programs with its major distributors.

    As of December 31, 1998, inventory levels decreased slightly to $1,784,000 compared to $1,890,000 at December 31, 1997. Capital expenditures totaled $345,000 in 1998 compared to $168,000 in 1997. The increase in capital expenditures in 1998 was primarily due to computer system upgrades and modifications and office renovation.

                                    Ex. 1-18

    The Company believes that funds generated from management of receivables and inventory levels, advances under its discretionary line of credit, further expansion of lines with trade creditors, cash on hand and potential proceeds from the sale of its investments, will be sufficient to fund its operations through the end of 1999. However, maintaining an adequate level of working capital through the end of 1999, and thereafter depends in part on the success of the Company's sales and marketing efforts, the Company's ability to control operating expenses, and the Company's ability to maintain its relationships with its bank and its suppliers. Furthermore, funding of the Company's operations in future periods may require additional investments in the Company in the form of equity or debt. There can be no assurance that the Company will achieve desired levels of sales or profitability, or those future capital infusions will be available on terms acceptable to the Company, if at all.

YEAR 2000 COMPLIANCE

    The Company's computer system and those of third parties with whom it does business will be affected by issues and problems related to changes required as a result of the year 2000 problem ("Y2K"). The Company's three key systems and assets that may be directly impacted by the Y2K issue are its financial and data system, its telephone system and its voice mail system. The financial and data system requirements have been assessed and are currently being upgraded and modified to be Y2K compliant. Anticipated rollout and testing of the Y2K compliant system is expected in April 1999. The telephone system is believed to be Y2K compliant, and testing is scheduled for the second quarter of 1999. The voice mail system is currently being analyzed to determine the degree of upgrade needed. The upgrade to the voice mail system will be rolled out and tested during the second quarter of 1999. The Company incurred expenses to modify its systems and the upgrading of its current system to be Y2K compliant totaling approximately $35,000 in 1998, and anticipates additional costs of approximately $50,000 in 1999. Maintenance and modification costs incurred by the Company specifically related to Y2K will be expensed as incurred and costs of new software (whether purchased or internally developed) will be capitalized and amortized over the useful life of the applicable software.

    While the Company has exercised its best efforts to identify and remedy any potential Y2K exposures within its control, certain risks exist with vendors and suppliers which, to a significant extent, are beyond the immediate control of the Company. To date, the Company has not identified any vendors or suppliers who will not be Y2K compliant; however, this analysis is still in process. The Company plans to develop appropriate contingency plans if non-compliant vendors are identified. Failure to achieve timely completion of required modifications or conversions or failure of the third parties with whom the Company has relationships (e.g., vendors, clients, credit card processors) to be Y2K compliant could have a material affect on the financial condition and operations of the Company. The Company, however, is unable to assess disruption that may occur as a result of supplier's and customer's non-compliance. Because the Company markets products manufactured by multiple sources and typically sells the products as "packages', Y2K problems affecting the Company's vendors may have a significant affect on the Company. In addition, customers may delay purchase decisions because of the uncertainty about Y2K issues.

ITEM 7A.  MARKET RISK DISCLOSURES

    The Company's primary exposure to market risk relates to potential fluctuations in the price of it's 3,000,000 shares of Digital River, Inc. common stock that it holds through a bargain purchase option. The fair value of the Digital River common stock could decrease and result in a reduction of the Company's net assets and comprehensive income. The Company does not enter into derivatives or other financial instruments.

    The 3,000,000 Digital River shares are valued at $66,051,000 (net of deferred taxes of $40,449,000) in Tech Squared's balance sheet as of December 31, 1998. That valuation was based upon the closing market price of Digital River common stock of $35.50 per share on December 31, 1998. A $5 and $10 per share reduction in the market price of the Digital River common stock would result in a $9,420,000 and

                                    Ex. 1-19

$18,840,000 reduction, respectively, in the net assets and comprehensive income of Tech Squared. Such a decrease would not impact net loss or cash flows.

ITEM 8.  FINANCIAL STATEMENTS

    The balance sheets of the Company as of December 31, 1998 and 1997, and the related statements of operations, comprehensive income (loss), shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998 are included in this report on pages 21 to 36. The index to the financial statements appears on page 21. The financial statements were audited by Arthur Andersen LLP, whose related report of independent accountants appears on page 22.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         None

                                    Ex. 1-20

                       TECH SQUARED INC. AND SUBSIDIARIES
                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Report of Independent Public Accountants....................     22
Consolidated Balance Sheets.................................     23
Consolidated Statements of Operations.......................     24
Consolidated Statements of Comprehensive Income (Loss)......     25
Consolidated Statements of Stockholders' Equity.............     26
Consolidated Statements of Cash Flows.......................     27
Notes to Consolidated Financial Statements..................     28

                                    Ex. 1-21

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Tech Squared Inc.:

    We have audited the accompanying consolidated balance sheets of Tech Squared Inc. (a Minnesota corporation) and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tech Squared Inc. and Subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
  February 19, 1999

                                    Ex. 1-22

                       TECH SQUARED INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                               AS OF DECEMBER 31

                                                                  1998          1997
                                                              ------------   ----------
                                        ASSETS
Current Assets:
  Cash and cash equivalents.................................  $  4,436,276   $      300
  Restricted cash...........................................       229,466      143,623
  Available-for-sale securities.............................            --      467,438
  Trade accounts receivable, less allowance for doubtful
    accounts of $365,000 and $180,000, respectively.........     3,387,907    2,727,883
  Inventories...............................................     1,783,905    1,890,480
  Prepaids and other current assets.........................       416,666      234,936
                                                              ------------   ----------
      Total current assets..................................    10,254,220    5,464,660
Property and Equipment, net.................................       499,874      346,419
Receivable From Officer/Stockholder.........................            --      201,512
Mining Assets...............................................       190,000      748,276
Investment in Digital River.................................   106,500,000      839,202
                                                              ------------   ----------
                                                              $117,444,094   $7,600,069
                                                              ============   ==========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Revolving line of credit..................................  $      7,395   $  765,728
  Current maturities of long-term debt......................        15,000       80,000
  Accounts payable..........................................     5,008,449    2,816,959
  Accrued compensation and benefits.........................       205,156      239,748
  Other accrued expenses....................................     1,404,776      791,743
  Dividend payable to officer/shareholder...................       200,000      200,721
                                                              ------------   ----------
      Total current liabilities.............................     6,840,776    4,894,899
Dividend Payable to Officer/Shareholder.....................        83,857      283,136
Long-Term Debt, less current maturities.....................            --       15,000
Deferred Income Taxes.......................................    39,815,000           --
Redeemable Preferred Stock, 12% cumulative convertible, $1
  par value, 1,000,000 shares authorized; 160,000 shares
  issued and outstanding....................................       247,744      216,700
                                                              ------------   ----------
Commitments and Contingencies (Note 7)
Stockholders' Equity:
  Common stock, no par value, 25,000,000 shares authorized;
    11,603,075 and 10,375,037 shares issued and outstanding,
    respectively............................................     3,990,200    3,189,436
  Stock subscription receivable.............................      (284,000)          --
  Retained earnings (accumulated deficit)...................     2,894,345     (912,539)
  Unrealized gain (loss) on available-for-sale securities...    63,856,172      (86,563)
                                                              ------------   ----------
      Total stockholders' equity............................    70,456,717    2,190,334
                                                              ------------   ----------
                                                              $117,444,094   $7,600,069
                                                              ============   ==========

   The accompanying notes are an integral part of these consolidated balance sheets.

                                    Ex. 1-23

                       TECH SQUARED INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                        FOR THE YEARS ENDED DECEMBER 31

                                                           1998          1997          1996
                                                        -----------   -----------   -----------
Net sales.............................................  $38,800,270   $36,995,277   $37,386,715
Cost of sales.........................................   33,829,265    32,527,878    33,475,525
                                                        -----------   -----------   -----------
      Gross profit....................................    4,971,005     4,467,399     3,911,190
                                                        -----------   -----------   -----------
Selling and marketing expenses........................    3,101,205     1,882,729     2,083,961
General and administrative expenses...................    2,734,190     2,182,458     2,676,190
                                                        -----------   -----------   -----------
      Total operating expenses........................    5,835,395     4,065,187     4,760,151
                                                        -----------   -----------   -----------
Income (loss) from operations.........................     (864,390)      402,212      (848,961)
Gain on sale of securities............................    3,780,872        26,646            --
Loss on mining assets.................................     (538,276)           --            --
Interest expense, net.................................      (96,677)      (85,078)      (43,068)
Equity in loss from Digital River.....................   (1,829,207)   (1,356,370)           --
                                                        -----------   -----------   -----------
  Income (loss) before income taxes and minority
    interest
    in losses of Digital River........................      452,322    (1,012,590)     (892,029)
Provision for income taxes............................      988,000            --            --
                                                        -----------   -----------   -----------
  Loss before minority interest.......................     (535,678)   (1,012,590)     (892,029)
Minority interest in losses of Digital River..........           --            --       275,634
                                                        -----------   -----------   -----------
  Net loss............................................     (535,678)   (1,012,590)     (616,395)
Preferred stock dividends.............................       31,045        19,200        35,000
                                                        -----------   -----------   -----------
  Net loss applicable to common shares................  $  (566,723)  $(1,031,790)  $  (651,395)
                                                        ===========   ===========   ===========
Net loss per common share, basic and diluted..........  $     (0.05)  $      (.10)  $      (.06)
                                                        ===========   ===========   ===========
Weighted average common shares outstanding, basic
  and diluted.........................................   11,050,724    10,374,870    10,374,870
                                                        ===========   ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                                    Ex. 1-24

                       TECH SQUARED INC. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

                        FOR THE YEARS ENDED DECEMBER 31

                                                             1998          1997         1996
                                                          -----------   -----------   ---------
Net loss................................................  $  (535,678)  $(1,012,590)  $(616,395)
                                                          -----------   -----------   ---------
Other comprehensive income, net of tax:
  Unrealized gains (losses) on securities--
    Unrealized holding gains (losses) arising during
      the year..........................................   67,723,607      (199,917)   (260,000)
    Less--Reclassification adjustment for gains included
      in net loss.......................................   (3,780,872)      (26,646)         --
                                                          -----------   -----------   ---------
Other comprehensive income (loss).......................   63,942,735      (226,563)   (260,000)
                                                          -----------   -----------   ---------
Comprehensive income (loss).............................  $63,407,057   $(1,239,153)  $(876,395)
                                                          ===========   ===========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                                    Ex. 1-25

                       TECH SQUARED INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                        FOR THE YEARS ENDED DECEMBER 31

                                                                                          RETAINED
                                                    COMMON STOCK            STOCK         EARNINGS
                                               -----------------------   SUBSCRIPTION   (ACCUMULATED
                                                 SHARES       AMOUNT      RECEIVABLE      DEFICIT)
                                               ----------   ----------   ------------   ------------
Balance, December 31, 1995...................  10,374,870   $3,302,066    $       --    $ (1,463,569)
  Net loss...................................          --           --            --        (616,395)
  Payment for shares to effect Jaguar Group,
    Ltd. merger..............................          --     (193,485)           --              --
  Preferred stock dividends..................          --           --            --         (35,000)
  Final allocation of purchase price to
    effect Jaguar Group, Ltd. merger.........          --       80,522            --              --
  Net change in unrealized loss on
    available-for-sale securities............          --           --            --              --
                                               ----------   ----------    ----------    ------------
Balance, December 31, 1996...................  10,374,870    3,189,103            --      (2,114,964)
  Net loss                                             --           --            --      (1,012,590)
  Gain on sale of stock by Digital River.....          --           --            --       2,234,215
  Preferred stock dividends..................          --           --            --         (19,200)
  Warrants exercised.........................         167          333            --              --
  Net change in unrealized loss on
    available-for-sale securities............          --           --            --              --
                                               ----------   ----------    ----------    ------------
Balance, December 31, 1997...................  10,375,037    3,189,436            --        (912,539)
  Net loss...................................          --           --            --        (535,678)
  Preferred stock dividends..................          --           --            --         (31,045)
  Payment for options exercised..............   1,228,038      800,764      (284,000)             --
  Gain on sale of stock by Digital River.....          --           --            --       4,373,607
  Net change in unrealized gain on
    available-for-sale securities............          --           --            --              --
                                               ----------   ----------    ----------    ------------
Balance, December 31, 1998...................  11,603,075   $3,990,200    $ (284,000)   $  2,894,345
                                               ==========   ==========    ==========    ============

                                                                UNREALIZED
                                                              GAIN (LOSS) ON
                                                                SECURITIES        TOTAL
                                                              --------------   -----------
Balance, December 31, 1995..................................   $   400,000     $ 2,238,497
  Net loss..................................................            --        (616,395)
  Payment for shares to effect Jaguar Group, Ltd. merger....            --        (193,485)
  Preferred stock dividends.................................            --         (35,000)
  Final allocation of purchase price to effect Jaguar Group,
    Ltd. merger.............................................            --          80,522
  Net change in unrealized loss on available-for-sale
    securities..............................................      (260,000)       (260,000)
                                                               -----------     -----------
Balance, December 31, 1996..................................       140,000       1,214,139
  Net loss..................................................            --      (1,012,590)
  Gain on sale of stock by Digital River....................            --       2,234,215
  Preferred stock dividends.................................            --         (19,200)
  Warrants exercised........................................            --             333
  Net change in unrealized loss on available-for-sale
    securities..............................................      (226,563)       (226,563)
                                                               -----------     -----------
Balance, December 31, 1997..................................       (86,563)      2,190,334
  Net loss..................................................            --        (535,678)
  Preferred stock dividends.................................            --         (31,045)
  Payment for options exercised.............................            --         516,764
  Gain on sale of stock by Digital River....................            --       4,373,607
  Net change in unrealized gain on available-for-sale
    securities..............................................    63,942,735      63,942,735
                                                               -----------     -----------
Balance, December 31, 1998..................................   $63,856,172     $70,456,717
                                                               ===========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                                    Ex. 1-26

                       TECH SQUARED INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                        FOR THE YEARS ENDED DECEMBER 31

                                                               1998           1997          1996
                                                            -----------   ------------   ----------
Operating Activities:
  Net loss................................................  $  (535,678)  $ (1,012,590)  $ (616,395)
  Adjustments to reconcile net loss to net cash provided
    by (used in) operating activities-....................
    Depreciation and amortization.........................      174,931        191,737      244,599
    Equity in losses of Digital River.....................    1,829,207      1,356,370           --
    Gain on sale of securities............................   (3,780,872)       (26,646)          --
    Minority interest in Digital River....................           --             --     (275,634)
    Loss on mining assets.................................      538,276             --           --
    Change in operating assets and liabilities:
      Trade accounts receivable...........................     (660,024)       151,317     (573,104)
      Inventories.........................................      106,575         16,066    1,612,822
      Prepaids and other current assets...................     (181,730)       110,787      173,297
      Accounts payable....................................    2,191,490     (1,457,016)    (511,199)
      Accrued compensation and benefits...................      (34,592)        52,098       44,804
      Other accrued expenses..............................      730,033        280,090      (32,865)
                                                            -----------   ------------   ----------
        Net cash provided by (used in) operating
          activities......................................      377,616       (337,787)      66,325
                                                            -----------   ------------   ----------
Investing Activities:
  Change in restricted cash...............................      (85,843)      (143,623)          --
  Purchase of property and equipment......................     (345,012)      (168,016)    (244,047)
  Patents and organization costs..........................           --             --      (27,964)
  Proceeds from sale of securities........................    4,709,272        272,646           --
  Proceeds from sale of mining assets.....................       20,000             --           --
  Decrease in cash due to deconsolidation of Digital
    River.................................................            -       (799,721)          --
  Change in officer/stockholder receivable................      201,512             --        4,288
                                                            -----------   ------------   ----------
    Net cash provided by (used in) investing activities...    4,499,929       (838,714)    (267,723)
                                                            -----------   ------------   ----------
Financing Activities:
  Net borrowings (payments) on revolving line of credit...     (758,333)       486,363     (377,277)
  Issuance of common stock, net...........................      516,764             --           --
  Stock repurchase........................................           --             --      (37,500)
  Dividends paid..........................................     (200,000)      (208,120)    (200,730)
  Proceeds from issuance of Digital River long-term debt,
    net...................................................           --             --      848,093
                                                            -----------   ------------   ----------
    Net cash provided by (used in) financing activities...     (441,569)       278,243      232,586
                                                            -----------   ------------   ----------
Increase (decrease) in cash and cash equivalents..........    4,435,976       (898,258)      31,188
Cash and cash equivalents, beginning of year..............          300        898,558      867,370
                                                            -----------   ------------   ----------
Cash and cash equivalents, end of year....................  $ 4,436,276   $        300   $  898,558
                                                            ===========   ============   ==========
Supplemental cash flow information:
  Cash paid for interest..................................  $   112,770   $     93,970   $   50,375
  Cash paid for income taxes..............................           --             --           --
Noncash Financing Activities:
  Dividends accrued.......................................       31,045         19,200       35,000
  Noncash repurchase of shares............................           --             --      178,485
  Stock subscription receivable...........................      284,000             --           --
Decrease in various accounts upon deconsolidation of
  Digital River:
  Prepaids and other current assets.......................           --         (8,934)          --
  Property and equipment..................................           --       (106,617)          --
  Debt issuance costs.....................................           --       (147,413)          --
  Patents and organization costs..........................           --       (133,488)          --
  Convertible debentures..................................           --       (998,750)          --
  Accounts payable........................................           --       (142,445)          --
  Other accrued liabilities...............................           --        (93,621)          --

  The accompanying notes are an integral part of these consolidated financial statements.

                                    Ex. 1-27

                       TECH SQUARED INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    BUSINESS AND OPERATIONS

    Tech Squared Inc. and its wholly owned subsidiaries (the Company) is a national direct marketer and distributor of microcomputer hardware and software products primarily for users of Apple Macintosh-Registered Trademark- personal computers and IBM-compatible personal computers. The Company's sales and marketing efforts are currently targeted at desktop publishing, graphic arts and prepress industries through its catalog, "DTP Direct," to computer dealers and value-added resellers through its distribution business, and to developers of internal corporate intranet and external Internet sites and managers of local area networks and wide area networks through its "Net Direct" catalog.

    Prior to January 1, 1997, the consolidated financial statements included the accounts of the Company and Digital River, Inc. (Digital River), an on-line distributor of software products via the Internet. In December 1995, the Company obtained a bargain purchase option to acquire 3,200,000 shares of Digital River common stock from the Company's majority stockholder and Chairman, representing at the time a 60% ownership in Digital River. The option is not transferable and is exercisable at any time through December 31, 2000 for a total exercise price of $1. During 1997, Digital River converted all of its outstanding debentures and issued additional common stock pursuant to private placements which reduced the Company's effective control from 60% at December 31, 1996 to approximately 35% at December 31, 1997. As a result of the reduction in the Company's ownership percentage, the financial results of Digital River are no longer consolidated with those of the Company. Beginning January 1, 1997, the Company accounted for its investment in Digital River using the equity method of accounting. Digital River sold additional shares of common stock in 1998 through private placements and its initial public offering of common stock. The following amounts were recorded as credits to retained earnings in the accompanying statement of stockholders' equity as a result of the 1997 and 1998 sales of stock by Digital River:

                                                       YEAR ENDED DECEMBER 31
                                                       -----------------------
                                                          1998         1997
                                                       ----------   ----------
Increase to investment in Digital River..............  $6,964,607   $2,234,215
Deferred income taxes................................   2,591,000           --
                                                       ----------   ----------
Gain on sale.........................................  $4,373,607   $2,234,215
                                                       ==========   ==========

    On August 11, 1998, Digital River completed an initial public offering of 3,000,000 shares of common stock. This caused the Company's ownership to decrease to approximately 19%. As of August 12, 1998, the Company began accounting for its investment in Digital River as an available-for-sale security in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which is valued at $35.50 per share, the closing market price at December 31, 1998. In December 1998, the Company participated in Digital River's follow-up offering by selling 200,000 shares, further reducing the Company's ownership to approximately 15% as of December 31, 1998. The sale of 200,000 shares in December 1998 resulted in proceeds of $4.4 million and a realized gain of $4,048,000 which is recorded as gain on sale of securities in the accompanying statement of operations. The cost of the shares was determined using the historical cost for financial reporting purposes. Unrealized holding gains and losses are recognized in comprehensive income, net of deferred taxes. The cost and gross unrealized holding gains related to the Digital River shares was $5,610,000 and $100,890,000

                                    Ex. 1-28

                       TECH SQUARED INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

as of December 31, 1998. Deferred income taxes recorded on the balance sheet related to the Digital River shares totaled $40,449,000 as of December 31, 1998.

    Digital River had total assets of $80,328,000 and $3,405,000 as of December 31, 1998 and 1997, respectively. For the years ended December 31, 1998, 1997 and 1996, Digital River recorded a net loss of $13,798,000, $3,485,000 and $689,000 on net sales of $20,911,000, $2,472,000 and $111,000, respectively.

    Digital River currently occupies approximately 7,000 square feet of warehouse space at the Company's corporate headquarters. Prior to August 1998, the offices of Digital River were also located in the Company's facilities. The Company bills Digital River for the leased space, and prior to 1999, certain related costs such as direct labor costs, phone services, general liability insurance and janitorial services through an administrative charge. Total charges by the Company to Digital River for administrative expenses were approximately $207,000, $160,000 and $82,000 in 1998, 1997 and 1996,
respectively.

    During 1997, the Company began performing fulfillment services for Digital River on physical shipments of products, for which Digital River pays the Company a fulfillment fee. The Company billed Digital River $246,000 and $8,000 for these services in 1998 and 1997, respectively.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

    RESTRICTED CASH

    Restricted cash represents amounts held in escrow by certain financial service providers.

    INVENTORIES

    Inventories, consisting primarily of products held for resale, are stated at the lower of cost or market, as determined by the first-in, first-out inventory method.

    PROPERTY AND EQUIPMENT

    Property and equipment, consisting of furniture, equipment and leasehold improvements, are stated at cost. For financial reporting purposes, depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally five years, or for leasehold improvements, over the length of the lease.

                                    Ex. 1-29

                       TECH SQUARED INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

    Property and equipment consisted of the following at December 31:

                                                         1998          1997
                                                      -----------   -----------
Furniture and equipment.............................  $ 1,551,112   $ 1,224,304
Leasehold improvements..............................      159,134       140,929
                                                      -----------   -----------
                                                        1,710,246     1,365,233
Less--Accumulated depreciation and amortization.....   (1,210,372)   (1,018,814)
                                                      -----------   -----------
                                                      $   499,874   $   346,419
                                                      ===========   ===========

    REVENUE RECOGNITION

    Revenue from product sales is recognized upon shipment to the customer. Certain product sales to end users are made pursuant to a 30-day cash back refund policy. A reserve for returns is established based on historical trends.

    ADVERTISING COSTS

    Advertising costs related to mailed direct-response advertising are deferred and charged to expense over the period during which the related sales are expected to occur. The cost of nondirect-response advertising is charged to expense the first time the advertising takes place. The Company uses an accelerated amortization schedule for its "DTP Direct" catalog whereby approximately 90% of the costs are amortized in the first four months and fully amortized by the sixth month. Direct-response-related advertising expense was $1,000,000, $371,000 and $491,000 in 1998, 1997 and 1996, respectively.

    INCOME TAXES

    Deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized.

    NET LOSS PER COMMON SHARE

    Basic loss per common share is computed by dividing net loss applicable to common shares by the weighted average number of shares of common stock outstanding during the year. The computation of diluted earnings per common share is similar to the computation of basic loss per common share, except that the denominator is increased for the assumed conversion of convertible securities and the exercise of dilutive options using the treasury stock method. The shares used in computing basic and diluted earnings per share were the same for the years ended December 31, 1998, 1997 and 1996. Options and warrants totaling 4,452,974, 5,661,484 and 6,201,958 were excluded from dilutive earnings per share in 1998, 1997 and 1996, respectively, as their effect is antidilutive.

                                    Ex. 1-30

                       TECH SQUARED INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Ultimate results could differ from those estimates.

    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    The Company adopted SFAS No. 130, "Reporting Comprehensive Income," on January 1, 1998. SFAS No. 130 establishes standards for reporting and display in the financial statements of net income and the components of all other nonowner changes in equity, referred to as comprehensive income. The Company has elected to present comprehensive income (loss) as a separate statement in the accompanying consolidated financial statements.

    The Company also adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," in 1998. SFAS No. 131 requires disclosure of business and geographic segments in the consolidated financial statements of the Company. The adoption of the disclosure requirements of SFAS No. 131 had no impact on the Company's consolidated financial statements as there is only one reportable segment.

2. INVESTMENTS:

    The Company acquired the following assets in a merger in 1995 that are not related to its current operations or to its future operating plans.

    CAM DESIGNS, INC.

    Cam Designs, Inc. (Cam Designs), a Delaware corporation, is the parent company of MGA Holdings Ltd., a United Kingdom corporation which designs, engineers and prototypes tools for the automobile and aerospace industries. During 1998, the Company sold a portion of its holdings of Cam Designs stock for $288,600, resulting in realized gains of approximately $5,000. Cost was determined using the average cost method. In October 1998, Cam Designs announced that its United Kingdom companies were placed in receivership because Cam Designs could not secure adequate bank financing. Due to Cam Designs distressed financial situation, the Company wrote off the balance of the Cam Designs stock during 1998 and recognized a loss of $272,000.

    During 1997, the Company sold shares resulting in realized gains on sale of Cam Designs common stock of $27,500, less commissions and fees. As part of a settlement agreement, the Company is required to hold shares of Cam Design stock with an escrow agent. The number of escrow shares will be adjusted downward and released from escrow as payments, set forth in the agreement, are made. These shares remain in escrow at December 31, 1998.

    Unrealized gains and losses resulting from the Cam Designs holdings are recorded in other comprehensive income in the accompanying financial statements. Unrealized holding gains (losses) were $0, ($87,000), and $140,000 as of December 31, 1998, 1997, and 1996, respectively. The cost of the shares for

                                    Ex. 1-31

                       TECH SQUARED INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

2. INVESTMENTS: (CONTINUED)

financial reporting purposes was $0, $574,000, and $800,000 as of December 31, 1998, 1997, and 1996, respectively.

    MINING ASSETS

    The Company holds certain mining properties and rights in the Alder Gulch area of the Virginia City Mining District in southwest Montana, and also near Rimini, Montana. These properties and rights were obtained in a 1995 merger. In December 1998, the Company sold a portion of these assets and reduced the remaining assets to the estimated fair value based upon an independent appraisal performed on the properties.

3. REVOLVING LINE OF CREDIT AND LONG-TERM DEBT:

    The Company has a revolving credit agreement with a bank which expires in June 1999. Borrowings under the $2,500,000 line are payable on demand, limited by eligible percentages of accounts receivable and inventory, as defined, and bear interest at the prime rate plus 1.75%. Borrowings under the agreement are secured by substantially all the Company's assets. Borrowings on the line averaged $751,000, $642,000 and $638,000 at average interest rates of 10.10%, 10.25% and 10.25% in 1998, 1997 and 1996, respectively.

    Long-term debt consisted of the following at December 31:

Note payable, with interest at 7.5%......................  $ 15,000   $ 95,000
Less--Current portion....................................   (15,000)   (80,000)
                                                           --------   --------
                                                           $     --   $ 15,000
                                                           ========   ========

    The Company has a flooring program with a financing company covering up to $633,000 in inventory purchases. As of December 31, 1998, the flooring program is secured by a standby letter of credit in the amount of $560,000 issued pursuant to the Company's line of credit with the bank.

4. INCOME TAXES:

    As of December 31, 1998, the Company had net operating loss carryforwards [NOL's] of approximately $2.0 million. Certain restrictions caused by the change in ownership could limit annual utilization of the net operating loss carryforwards. The NOL's expire in various years from 1999 to 2007. The Company recorded a full valuation allowance in 1998 and 1997 due to the uncertainty associated with the Company's ability to realize the benefits related to net operating losses generated.

                                    Ex. 1-32

                       TECH SQUARED INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

4. INCOME TAXES: (CONTINUED)

    A reconciliation of the statutory federal income tax rate to the Company's effective income tax rate is as follows for the years ended December 31:

                                                 1998       1997       1996
                                               --------   --------   --------
U.S. statutory rate..........................      34.0%     (34.0)%    (34.0)%
State taxes, net of federal benefit..........       3.2       (3.2)      (3.2)
Digital River net losses.....................     181.2       49.7       20.0
Increase (decrease) in valuation allowance...        --      (12.5)      17.2
                                               --------   --------   --------
Effective income tax rate....................     218.4%        --%        --%
                                               ========   ========   ========

    Significant components of the Company's deferred tax assets and liabilities are as follows as of December 31:

                                                        1998           1997
                                                    -------------   -----------
Deferred tax assets:
  Inventories.....................................  $     114,000   $   159,000
  Accrued expenses and reserves...................        292,000       184,000
  Net operating loss carryforwards and credits....        853,000       999,000
  Investments.....................................        664,000       684,000
                                                    -------------   -----------
                                                        1,923,000     2,026,000
  Deferred tax valuation allowance................     (1,183,000)   (1,183,000)
                                                    -------------   -----------
Total deferred tax assets.........................        740,000       843,000
                                                    -------------   -----------
Deferred tax liabilities:
  Depreciation and other..........................       (106,000)      (12,000)
  Investment in Digital River.....................    (40,449,000)     (831,000)
                                                    -------------   -----------
Total deferred tax liabilities....................    (40,555,000)     (843,000)
                                                    -------------   -----------
Net deferred tax liability........................  $ (39,815,000)  $        --
                                                    =============   ===========

5. STOCK OPTIONS AND WARRANTS:

    MACUSA PLAN

    In 1995, the Company's stockholders approved the MacUSA 1995 Stock Option Plan (the "MacUSA Plan"), reserving and granting options for 2,870,016 shares of the Company's common stock. Options granted under the MacUSA Plan have been granted at the current market price on the date of grant. Such options generally vest six years from the date of grant and may vest earlier in the event certain targeted net income is achieved. At December 31, 1998, 199,996 of these options remain outstanding.

    TECH SQUARED INC. 1995 STOCK OPTION PLAN

    In December 1995, the Company's board of directors approved the Tech Squared Inc. 1995 Stock Option Plan (the 1995 Plan) and reserved 2,500,000 shares for future grant. In July 1997, the Company's board of directors approved an increase to the maximum number of shares available for grant under the

                                    Ex. 1-33

                       TECH SQUARED INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

5. STOCK OPTIONS AND WARRANTS: (CONTINUED)

1995 Plan to 4,000,000 shares, subject to shareholder approval. Options granted under the 1995 Plan are granted at not less than the current market price on the date of grant, cannot remain outstanding for over ten years and generally become exercisable over a period of four years. Options outstanding under the 1995 Plan totaled 2,642,000, 3,600,500 and 2,425,000 in 1998, 1997 and 1996, respectively.
As of December 31, 1998, 373,857 options in the Plan remain to be granted.

    1995 NON-EMPLOYEE DIRECTOR OPTION PLAN

    Also in December 1995, the Company's board of directors approved the Tech Squared Inc. 1995 Non-Employee Director Option Plan (the Plan), reserving 350,000 shares of stock for future grant. The Plan allows each director to be granted options for up to 60,000 shares, exercisable at the share price on the date of issuance. These options vest over a two-year period and remain exercisable for a period of seven years. Of previously granted shares, 140,000 remain outstanding pursuant to the Plan as of December 31, 1998.

    A summary of the Company's various stock option plans at year-end, with changes during the year then ended, is as follows (see Notes 10 and 12):

                                                 1998                     1997                     1996
                                        ----------------------   ----------------------   ----------------------
                                                      WEIGHTED                 WEIGHTED                 WEIGHTED
                                                      AVERAGE                  AVERAGE                  AVERAGE
                                                      EXERCISE                 EXERCISE                 EXERCISE
                                          SHARES       PRICE       SHARES       PRICE       SHARES       PRICE
                                        -----------   --------   -----------   --------   -----------   --------
Outstanding, beginning of year........    5,661,484    $0.89       6,201,958    $1.18       6,974,468    $1.27
  Granted.............................    1,561,500     1.54       1,354,000     0.75       1,602,500     0.75
  Exercised...........................   (1,228,038)    0.78              --       --              --       --
  Forfeited/canceled..................   (1,541,972)    1.08      (1,894,474)    1.72      (2,375,010)    0.75
                                        -----------    -----     -----------    -----     -----------    -----
Outstanding, end of year..............    4,452,974    $1.06       5,661,484    $ .89       6,201,958    $1.18
                                        ===========    =====     ===========    =====     ===========    =====
Exercisable, end of year..............    2,784,838    $0.83       2,002,366    $ .99       3,066,958    $1.51
                                        ===========    =====     ===========    =====     ===========    =====
Weighted average fair value of
  employee options granted............                 $1.54                    $ .50                    $ .22
                                                       =====                    =====                    =====

    The Company accounts for these plans under Accounting Principles Board Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for these plans been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net loss and net loss per share would have been increased to the following pro forma amounts:

                                            1998           1997          1996
                                         -----------   ------------   ----------
Net loss:
  As reported..........................  $  (535,678)  $ (1,012,590)  $ (616,395)
  Pro forma............................   (2,425,937)    (1,453,394)    (884,399)

Basic and diluted loss per share:
  As reported..........................  $      (.05)  $       (.10)  $     (.06)
  Pro forma............................         (.22)          (.14)        (.09)

                                    Ex. 1-34

                       TECH SQUARED INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

5. STOCK OPTIONS AND WARRANTS: (CONTINUED)

    Because the SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for employee option grants: risk-free interest rate from 4.22% to 5.50% in 1998, 6.11% in 1997 and 6% in 1996; no expected dividend yield; expected lives of five years; and expected volatility of 162% to 195% in 1998, and 206% in 1997. No volatility was used for 1996 as trading was limited.

6. STOCKHOLDERS' EQUITY:

    The Company's redeemable preferred stock carries a 12% cumulative dividend payable quarterly, is convertible into common stock at any time for $12.50 per share, carries a preference on liquidation or dissolution of the Company, and has equal voting rights with the Company's outstanding common stock. The Company is obligated to pay $1.00 per share plus accrued but unpaid dividends upon redemption of the redeemable preferred stock. As of December 31, 1998, the redemption value of the preferred stock ($160,000) plus accrued but unpaid dividends ($88,000) totaled $247,744. The preferred shares are callable by the Company at any time with 60 days' written notice, and all outstanding shares must be redeemed by 2002. The Company has no obligation to redeem the preferred stock prior to 2002. In 1996, the Company redeemed 25,000 shares of preferred stock for total consideration of $22,500.

    The dividend payable to officer/shareholder is evidenced primarily by a note payable to the Company's majority stockholder and Chairman. The Company paid approximately $200,000 of this dividend during 1998 and approximately $200,000 in 1997. The note is noninterest-bearing, due on demand and subordinated to the revolving line of credit. Pursuant to the debt subordination agreement, the Company can only make payments up to $200,000 in a calendar year.

    STOCK SUBSCRIPTION RECEIVABLE

    The Company advanced $469,500 to an employee which was used to purchase shares of common stock. The balance is due in full by September 2000. During 1998, the employee repaid $185,500 of the loan, and 142,000 shares of common stock are held by the Company as collateral on the note at December 31, 1998.

    WARRANTS

    In 1995, the Company granted a warrant to purchase 150,000 shares of stock for $1.00 per share as compensation for investment banking services and a warrant to purchase 50,000 shares for $1.00 per share as partial settlement of a note payable. Both warrants were exercised in 1998.

    In connection with a 1995 merger, the Company acquired the Jaguar Group, Ltd. options and warrants outstanding. These options and warrants allow the holders to purchase 1,114,354 shares of stock at prices between $2.00 and $15.00 per share. At December 31, 1997, 1,098,076 of these shares expired and were forfeited. The remaining 16,278 options and warrants will expire at various dates from May 1999 through July 2000.

                                    Ex. 1-35

                       TECH SQUARED INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

7. COMMITMENTS AND CONTINGENCIES:

    LITIGATION

    The Company has been named as a defendant in lawsuits in the normal course of business. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

    EMPLOYEE RETIREMENT SAVINGS PLAN

    The Company maintains an employee retirement savings plan (the Plan) which qualifies under Section 401(k) of the Internal Revenue Code. The Plan is designed to provide eligible employees with an incentive to make regular contributions into a long-term investment and savings program. The Company contributed $3,000 in 1998 and $0 in 1997 and 1996.

    OPERATING LEASES

    The Company leases all of its warehouse and office space and certain equipment under operating lease agreements. The Company recorded operating lease rental expense totaling $209,000, $193,000 and $184,000 for the years ended December 31, 1998, 1997 and 1996, respectively. Future minimum lease payments of $110,000, including estimated common area maintenance, are due by December 31, 1999.

    GOVERNMENT REGULATION

    The Company presently collects Minnesota sales tax on sales made within the state of Minnesota. Various states have attempted to impose on direct marketers the burden of collecting use taxes on the sale of products shipped to state residents. The United States Supreme Court affirmed its position that it is unlawful for a state to impose use tax collection obligations on an out-of-state mail order company whose only contact with the state was the distribution of catalogs and other advertising materials through the mail and subsequent delivery of purchased goods by parcel post and interstate common carriers. If legislation is passed to overturn the United States Supreme Court's decision, the imposition of a use tax collection obligation on the Company in states to which it ships products would result in additional administrative expenses to the Company, could result in price increases to the customer and could have a material adverse effect on the Company.

8. RELATED-PARTY TRANSACTIONS:

    In December 1995, the Company entered into a consulting agreement with Jaguar Ventures, Limited, an entity owned by one of the Company's board members and by two significant stockholders who were principals of Jaguar Group, Ltd. Pursuant to the agreement, the Company agreed to issue warrants to acquire 300,000 shares of the Company's common stock at $1.75 per share with certain registration rights, and paid $50,000 in cash. In September 1996, the Company repriced these warrants to $1.01 per share. In September 1997, the Company agreed to extend the term by one year to December 1999, subject to certain restrictions.

    The Company has agreed to indemnify its majority stockholder and Chairman for any tax liability resulting from any challenges to the Company's
S corporation tax returns from 1994 through the date of the Company's conversion to a C corporation in 1995.

                                    Ex. 1-36

                                    PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information about each of the Company's directors and executive officers:

NAMES OF DIRECTORS, OFFICERS                  AGE             PRINCIPAL OCCUPATION          DIRECTOR SINCE
----------------------------                --------   ----------------------------------   --------------
Joel A. Ronning...........................     42      Chairman of the Board                    1995
Charles E. Reese, Jr. ....................     45      President, Chief Executive Officer       1996
                                                       and Chief Operating Officer
Jeffrey F. Martin.........................     43      Chief Financial Officer                   N/A
Richard J. Runbeck........................     53      Director                                 1996
Perry W. Steiner..........................     33      Director                                 1998

    JOEL A. RONNING has been Chairman of the Company's Board of Directors since May 1995. From May 1995 to July 1998, Mr. Ronning served as the Chief Executive Officer of the Company. From May 1995 to September 1996, Mr. Ronning also served as the Company's President. From July 1996 to July 1998, Mr. Ronning also served as the Company's Chief Financial Officer. Mr. Ronning is the founder of MacUSA, Inc. ("MacUSA"), a wholly-owned subsidiary of the Company, and has served as a member of the MacUSA Board of Directors since April 1990. From
April 1990 to July 1998, Mr. Ronning also served as the Chief Executive Officer of MacUSA, Inc. Mr. Ronning is also the Chief Executive Officer and a director of Digital River, Inc., a Minneapolis, Minnesota-based company specializing in electronic software distribution, in which the Company holds a 15.3% beneficial ownership interest as of April 23, 1999. Mr. Ronning also serves as a director of the Software Publishers Association and JASC, Inc.

    CHARLES E. REESE, JR. has served as a director of the Company since
June 1996, has served as President and Chief Operating Officer of the Company since September 1996 and has served as Chief Executive Officer of the Company since February 1999. Mr. Reese is also a member of the Board of Directors of Digital River, Inc., a publicly-held Minneapolis, Minnesota-based company specializing in electronic software distribution. Mr. Reese is also a member of the Board of directors of MacUSA, Inc., a wholly-owned subsidiary of the Company. From April 1995 to August 1996, he was Vice President of Sales and Marketing of The Weidt Group, a custom software and internet site developer based in Minnetonka, Minnesota. Mr. Reese served as Vice President of Sales from July 1987 to April 1995 for LaserMaster Technologies, Inc., an Eden Prairie, Minnesota based developer, manufacturer and marketer of digital color printers and chemical-free filmsetters.

    JEFFREY F. MARTIN has served as Chief Financial Officer and Secretary of the Company since November 1998. From March 1996 to October 1998, Mr. Martin served as a Vice President and Chief Financial Officer of Andersen Consulting (Enterprise Group), a management company based in Minneapolis, Minnesota. From February 1988 to March 1996, Mr. Martin served as a Vice President and Chief Financial Officer of Addco Holding Company, a manufacturing and distribution company based in St. Paul, Minnesota.

    RICHARD J. RUNBECK has served as a director of the Company since July 1996. Since December 7, 1998, Mr. Runbeck has been a director of MacUSA, a wholly-owned subsidiary of the Company. Since October 1985, he has been the President of Runbeck & Associates, P.A., an accounting firm located in Brooklyn Center, Minnesota. Mr. Runbeck is a member of the Board of Directors of Ontrack Data International, Inc., a provider of data recovery services based in Eden Prairie, Minnesota.

                                    Ex. 1-37

    PERRY W. STEINER has served as a director of the Company since
December 1998. Since July 1998, Mr. Steiner has been President of Digital River, Inc., a publicly-held, Minneapolis, Minnesota-based company specializing in electronic software distribution, and has served as a director of Digital River, Inc., since April 1998. From January 1997 to July 1998, Mr. Steiner served as Vice President of Wasserstein Perella & Co., Inc., an investment banking firm, and as Vice President of Wasserstein Perella Ventures, Inc., the general partner of Wasserstein Adelson Ventures, L.P., a venture capital fund. From June 1993 to December 1996, Mr. Steiner was a principal of TCW Capital, a group of leveraged buyout funds managed by Trust Company of the West.

SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934--BENEFICIAL OWNERSHIP AND COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires executive officers and directors of the Company, and persons who beneficially own more than 10 percent of the Company's outstanding shares of Common Stock or Preferred Stock, to file initial reports of ownership and reports of changes in ownership of securities of the Company with the Securities and Exchange Commission. Officers, directors and persons owning more than 10 percent of the Company's outstanding Common Stock or Preferred Stock are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms filed. Based solely on a review of the copies of such reports and amendments thereto furnished to or obtained by the Company or written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 1998, the Company's directors, officers and beneficial owners of more than 10 percent of the Company's shares of Common Stock or Preferred Stock complied with all applicable filing requirements except Joel A. Ronning and Richard J. Runbeck each filed late one Statement of Changes in Beneficial Ownership and Perry W. Steiner filed late one Initial Statement of Beneficial Ownership.

ITEM 11.  EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE

    The following table sets forth certain cash and non-cash compensation awarded to or earned during the Company's fiscal years ended December 31, 1996, 1997 and 1998 by the Chief Executive Officer and each executive officer of the Company who earned or was awarded total compensation in excess of $100,000 in the fiscal year ended December 31, 1998.

                                                                                          LONG TERM
                                                      ANNUAL COMPENSATION($)           COMPENSATION(#)
                                                -----------------------------------   ------------------
                                                                      OTHER ANNUAL        SECURITIES          ALL OTHER
NAME AND POSITION                      YEAR      SALARY     BONUS     COMPENSATION    UNDERLYING OPTIONS   COMPENSATION($)
-----------------                    --------   --------   --------   -------------   ------------------   ----------------
Joel A. Ronning(1)(2)..............    1998          16    201,512       4,100(3)         1,000,000           19,600(4)
  Chairman of the Board                1997          16         --      13,250(3)                --           19,600(4)
                                       1996         298         --      13,250(3)                --            9,800(4)

Charles E. Reese, Jr. .............    1998     135,000         --          --                   --               --
  President and Chief                  1997     132,014         --          --            1,000,000               --
  Operating Officer

Richard J. Apple(5)................    1998     126,250      2,219          --                   --               --

------------------------------

(1) Prior to July 1998, Mr. Ronning was also Chief Executive Officer and Chief Financial Officer of the Company. The Company currently accrues and pays Mr. Ronning a nominal monthly amount relating primarily to his health insurance and other employee benefits.

(2) Does not include compensation paid to Mr. Ronning by Digital River, Inc.

(3) Compensation relates to an automobile owned by the Company and used by Mr. Ronning.

                                    Ex. 1-38

(4) Represents compensation resulting from a loan to Mr. Ronning on which interest was payable at an annual rate of 5%, 0% and 0% for 1996, 1997 and 1998, respectively, which is below the market rate, assumed for purposes of determining compensation, to be 10%. Such loan was repaid in full in December 1998. See "CERTAIN TRANSACTIONS."

(5) Mr. Apple was Chief Executive Officer of the Company from July 1998 to February 1999. Mr. Apple was employed by the Company in other capacities prior to his election as Chief Executive Officer. The compensation shown includes compensation received in all capacities.

OPTION GRANTS DURING THE FISCAL YEAR ENDED DECEMBER 31, 1998

    The following table sets forth information with respect to each option granted to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1998:

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                            ANNUAL RATES OF
                                                                                              STOCK PRICE
                                           PERCENTAGE OF TOTAL                             APPRECIATION FOR
                                           OPTIONS GRANTED TO                               OPTION TERM(1)
                                OPTIONS         EMPLOYEES        EXERCISE   EXPIRATION   ---------------------
NAME                            GRANTED        FISCAL YEAR        PRICE        DATE         5%          10%
----                           ---------   -------------------   --------   ----------   ---------   ---------
                                  (#)         (%)                 ($)                      ($)         ($)
Joel A. Ronning(2)...........  1,000,000           64              1.50     9/1/2004      340,096     771,561
Charles E. Reese.............         --           --                --        --              --          --
Richard J. Apple.............         --           --                --        --              --          --

------------------------

(1) The compounding assumes all options are exercised at the end of their six-year term. These amounts represent certain assumed rates of appreciation, required to be set forth pursuant to Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions, and continued employment of the option holder through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2) In April 1995, MacUSA granted to Mr. Ronning, pursuant to the MacUSA, Inc. 1995 Stock Option Plan (the "MacUSA Plan"), options to purchase 1,099,990 shares, 1,370,010 shares and 199,996 shares of Common Stock, respectively, at an exercise price of $1.01 per share. The ability to exercise some of such options was delayed until 2001, subject to acceleration if the Company met certain profitability goals or under certain other circumstances. Effective as of January 12, 1998, the Company granted to Mr. Ronning, in connection with his cancellation of 2,470,000 of such options, options to purchase 1,000,000 shares of Common Stock at an exercise price of $1.50 per share, exercisable for six years commencing on September 1, 1998.

                                    Ex. 1-39

AGGREGATE OPTIONS EXERCISED IN THE FISCAL YEAR ENDED DECEMBER 31, 1998 AND
  OPTION VALUES AT DECEMBER 31, 1998

    The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during the Company's fiscal year ended December 31, 1998, and the number and value of options to purchase shares of Common Stock held as of December 31, 1998, by the executive officers named in the Summary Compensation Table:

                                                                                         VALUE OF UNEXERCISED
                                                                                             IN-THE-MONEY
                             NUMBER OF                       NUMBER OF OPTIONS                OPTIONS AT
                              SHARES                       AT DECEMBER 31, 1998          DECEMBER 31, 1998(2)
                             ACQUIRED        VALUE      ---------------------------   ---------------------------
NAME                        ON EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   -----------   -----------   -------------   -----------   -------------
                               (#)           ($)           (#)           (#)             ($)            ($)
Joel A. Ronning...........         --            --      1,199,996             0       1,897,992              0
Charles E. Reese..........         --            --        675,000       375,000       1,518,750        843,750
Richard J. Apple..........     50,000       112,500        175,000       775,000         393,750      1,743,750

------------------------

(1) Value Realized is the difference between the closing price per share on the date of exercise, and the option price per share, multiplied by the number of shares acquired upon exercise of the option.

(2) Value of Unexercised In-the-Money Options is the difference between the closing price per share of $3.00 at December 31, 1998, and the exercise price per share multiplied by the number of shares subject to options.

DIRECTOR COMPENSATION

    Upon initial election to the Board of Directors, each non-employee director automatically receives an option to purchase 50,000 shares of Common Stock under the Tech Squared Inc. 1995 Non-Employee Director Option Plan (the "Director Plan"). The Director Plan was amended in December 1998 to allow the Board of Directors to vary the number of Shares issuable upon exercise of the option granted to each new director and to vary other terms of such options. Options granted under the Director Plan, unless otherwise detained by the Board of Directors, have an exercise price equal to the fair market value of one share of Common Stock on the date of grant. Unless otherwise determined by the Board of Directors, the options become exercisable in three equal installments on each of the date of initial election to the Board of Directors and the first two anniversaries of the date of such election. Options vest and become exercisable only if the director is a member of the Board of the Directors on the vesting date. Options granted under the Director Plan expire seven years from the date of grant. Upon his election as a director of the Company in June 1996, Mr. Reese was granted an option to purchase 50,000 shares under the Director Plan. All of such options have vested. Upon his election as a director of the Company in July 1996, Mr. Runbeck was granted an option to purchase 50,000 shares under the Director Plan, all of such options have vested. Additionally, in December 1998, Mr. Runbeck was granted an option to purchase an additional 50,000 shares under the Director Plan at an exercise price of $2.25 per share. Such options vested immediately upon grant. Upon his election as a director of the Company in December 1998, Mr. Steiner was granted an option to purchase 60,000 shares under the Director Plan at an exercise price of $2.25 per share. Such option vested immediately upon grant.

    The Company generally reimburses non-employee directors for out-of-pocket expenses incurred to attend the Board of Directors meetings. The Company does not pay director fees to members of the Board of Directors who are full-time employees of the Company and does not reimburse such persons for out-of-pocket expenses in connection with attending Board of Director meetings.

                                    Ex. 1-40

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    INTRODUCTION. During the fiscal year ended December 31, 1998, the Board of Directors was responsible for matters relating to the compensation of the Company's executive officers named in the Summary Compensation Table, namely Joel A. Ronning, the Company's Chairman of the Board, Charles E. Reese, Jr., the Company's President, Chief Executive Officer and Chief Operating Officer, and Richard J. Apple who served as Chief Executive Officer, from July 1998, to February 1999.

    COMPENSATION PROGRAM. The Company's current executive compensation program involves a combination of base salary, performance-based bonuses and long-term incentive awards. Base salaries are intended to attract and retain highly-qualified executives. Bonuses to executive officers are intended to reward short-term performance of the executive officer and the Company. Grants of stock options by the Company are intended to encourage and reward executive officers based upon the Company's long-term performance and to provide executive officers with a financial interest in the success of the Company, which aligns the executive officers' interests with the interests of the Company's shareholders.

    BASE SALARY. The philosophy of the Board of Directors is to set base salaries for each of the executive officers of the Company at appropriate levels for the relative positions of the officer and the duties of the position. The Board of Directors has the authority to determine the salaries of the Company's Chief Executive Officer and other executive officers, subject to the terms of pre-existing employment agreements. The Board of Directors believes that there should be little change from year to year in the base salary of the executive officers other than increases due to: (i) growth of the Company's sales;
(ii) growth in responsibility of the position; or (iii) cost of living increases. The Board of Directors believes that additional compensation above base levels should be by bonus based on individual performance and the financial performance of the Company.

    PERFORMANCE-BASED BONUSES. Payment of bonuses to officers of the Company is determined by the Board of Directors based upon the executive officer's performance and the Company's financial results.

    LONG-TERM INCENTIVE AWARDS. The Company's long-term incentive program consists of stock option grants which encourage achievement of long-term goals and objectives consistent with enhancing shareholder value. Awards of stock options provide executives with increased motivation and incentive to exert their best efforts on behalf of the Company by increasing their personal stake in the Company's success through the opportunity to acquire a greater equity interest in the Company and to benefit from appreciation in the value of the Company's stock. All stock options granted to executive officers have an exercise price of not less than the market value of the Company's Common Stock on the date of grant, thereby ensuring that any value derived from such options is dependent upon subsequent increases in share value which will be realized by shareholders generally. Executives generally must be continually employed in order for stock options to vest and become exercisable.

    COMPENSATION OF THE CHAIRMAN OF THE BOARD. The Company has not entered into an employment agreement with Mr. Ronning. Mr. Ronning is currently being paid a nominal monthly amount which is applied directly to his health insurance and other employee benefits.

    COMPLIANCE WITH SECTION 162(m) OF THE TAX CODE. Section 162(m) of the Tax Code, generally disallows a tax deduction to public companies for compensation over $1,000,000 to the chief executive officer and the four highest compensated officers, with certain exceptions. The Company did not pay cash compensation to any employee during the fiscal year ending December 31, 1998 in excess of the deduction limit of Section 162(m), and does not anticipate doing so during the fiscal year ending December 31, 1998.

                                    Ex. 1-41

    The foregoing Report will not be deemed incorporated by reference by any statement incorporating by reference this Proxy Statement, or any portion thereof, into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

                                  Joel A. Ronning
                                  Richard J. Runbeck
                                  Richard J. Runbeck
                                  Perry W. Steiner
                                  Board Members

EMPLOYMENT AGREEMENTS

    On August 20, 1996, the Company entered into an employment agreement with Mr. Reese, as President and Chief Operating Officer of the Company, at an annual salary of $135,000, with a bonus plan based on the Company's quarterly profit and growth in sales levels. The plan requires an increase in both profit and growth in sales, with a cap of $5,000 bonus pay for profit increase and a minimum of .5% net profits and 20% sales growth before any bonus is available. In addition, Mr. Reese was granted options to purchase a total of 1,000,000 shares the Company's Common Stock at $.75 per share, 625,000 of which have vested as of December 31, 1998.

COMPARATIVE STOCK PERFORMANCE

    The following graph compares the cumulative total shareholder return, assuming $100 invested on May 12, 1995, as if such amount had been invested in each of: (i) the Company's Common Stock; (ii) the stocks comprising the Nasdaq Retail Trade Index; and (iii) the stocks included in the Nasdaq Stock Market Index. The graph assumes the reinvestment of all dividends, if any. The prices for the Company's Common Stock are closing bid prices as reported by the Nasdaq OTC Bulletin Board.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          TECH SQUARED, INC.  NASDAQ RETAIL TRADE STOCKS  NASDAQ STOCK MARKET (US COMPANIES)
5/12/95                  100                         100                                 100
12/29/95                  67                         109                                 124
12/31/96                  17                         130                                 152
12/31/97                 130                         153                                 186
12/31/98                 160                         186                                 262

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of Common Stock and Preferred Stock of the Company as of the close of business on April 23, 1999, unless otherwise indicated,

                                    Ex. 1-42
by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers (regardless of compensation level) of the Company as a group.

                                                                            SHARES OF
                                                SHARES OF COMMON         PREFERRED STOCK
                                               STOCK BENEFICIALLY         BENEFICIALLY          TOTAL VOTING SHARES
                                                    OWNED(1)                OWNED(1)           BENEFICIALLY OWNED(2)
                                             ----------------------   ---------------------   -----------------------
                                                         PERCENT OF              PERCENT OF                PERCENT OF
         NAME OF BENEFICIAL OWNER             AMOUNT       CLASS       AMOUNT      CLASS        AMOUNT       TOTAL
-------------------------------------------  ---------   ----------   --------   ----------   ----------   ----------
Joel A. Ronning(3).........................  6,574,022      49.4%         --          --      6,574,022      48.8%
Charles E. Reese, Jr.(4)...................    625,000       4.9%         --          --        625,000       4.8%
Richard J. Runbeck(5)......................    100,000          *         --          --        100,000          *
Perry W. Steiner(6)........................     60,000          *         --          --         60,000          *
Rick Apple(7)..............................    225,000       1.8%         --          --        225,000       1.8%
All Directors and Executive Officers as a
  Group (5 persons)(8).....................  7,584,022      53.7%         --          --      7,584,022      52.4%

------------------------

*   Less than 1% of the outstanding shares.

(1) Unless otherwise noted, all of the shares are held by individuals possessing sole voting and dispositive power with respect to the shares owned. Shares not outstanding, but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days, are treated as outstanding only when determining the amount and percentage owned by such person or group.

(2) Each share of Preferred Stock of the Company has the right to vote on all matters voted upon by the holders of Common Stock. Accordingly, the Preferred Stock and Common Stock have been considered to be one voting class to show Total Voting Shares Beneficially Owned. The percentage of outstanding shares is calculated based upon 12,102,950 shares of Common Stock and 160,000 shares of Preferred Stock outstanding as of the close of business on April 23, 1999.

(3) Includes 1,199,996 shares that Mr. Ronning has the right to acquire pursuant to the exercise of stock options within 60 days of April 23, 1999.

(4) Includes 625,000 shares that Mr. Reese has the right to acquire pursuant to the exercise of stock options within 60 days of April 23, 1999.

(5) Includes 100,000 shares that Mr. Runbeck has the right to acquire pursuant to the exercise of stock options within 60 days of April 23, 1999.

(6) Includes 60,000 shares that Mr. Steiner has the right to acquire pursuant to the exercise of stock options within 60 days of April 23, 1999.

(7) According to the best information available to Tech Squared, Richard J. Apple, former chief executive officer of the Company, owns directly 225,000 shares. Mr. Apple has filed a lawsuit against the Company and others in which he claims he has the right to exercise options covering an additional 775,000 shares. The Company denies this claim. The number of shares and percent of class listed on the accompanying table does not include the contested 775,000 shares.

(8) Includes 1,800,996 shares that all directors and executive officers as a group have the right to acquire pursuant to the exercise of stock options within 60 days of April 23, 1999.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth information regarding the beneficial ownership of Common Stock and Preferred Stock of the Company as of the close of business on April 23, 1999, unless otherwise indicated,

                                    Ex. 1-43
by each person known by the Company to be the owner of more than five percent of the Company's outstanding Common Stock or Preferred Stock.

                                                                                SHARES OF
                                                    SHARES OF COMMON         PREFERRED STOCK          TOTAL VOTING
                                                   STOCK BENEFICIALLY         BENEFICIALLY         SHARES BENEFICIALLY
                                                        OWNED(1)                OWNED(1)                OWNED(2)
                                                  ---------------------   ---------------------   ---------------------
                NAME AND ADDRESS                             PERCENT OF              PERCENT OF              PERCENT OF
              OF BENEFICIAL OWNER                  AMOUNT      CLASS       AMOUNT      CLASS       AMOUNT      TOTAL
------------------------------------------------  --------   ----------   --------   ----------   --------   ----------
Ginger Elliot ..................................      --          --       60,000       37.5%      60,000        *
  P.O. Box 1036
  Kirtland, NM 87417
Betty Plattner .................................      --          --       50,000       31.3%      50,000        *
  1414 Highland Dr.
  Solana Beach, CA 92075
Lela D. McCauley ...............................      --          --       20,000       12.5%      20,000        *
  P.O. Box 574
  Okmulgee, OK 74447
Marianne M. Long, as Trustee for
  Lauren A. Long and Kathryn W. Long............      --          --       20,000       12.5%      20,000        *
Zelmay Long ....................................      --          --       10,000        6.3%      10,000        *
  1733 S. Florence Av.
  Tulsa, OK 74104

------------------------

*   Less than 1% of the outstanding shares.

(1) Unless otherwise noted, all of the shares are held by individuals possessing sole voting and dispositive power with respect to the shares shown. Shares not outstanding, but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days, are treated as outstanding only when determining the amount and percentage owned by such person or group.

(2) Each share of Preferred Stock of the Company has the right to vote on all matters voted upon by the holders of Common Stock. Accordingly, the Preferred Stock and Common Stock have been considered to be one voting class to show Total Voting Shares Beneficially Owned. The percentage of outstanding shares is calculated based upon 12,102,950 shares of Common Stock and 160,000 shares of Preferred Stock outstanding as of the close of business on April 23, 1999.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    LOAN TO MR. RONNING. In 1993, MacUSA loaned $200,000 to Mr. Ronning. In consideration of Mr. Ronning's guarantee of a portion of the Company's bank debt, the interest rate on the note was reduced to 0%, effective as of January 1, 1997. Such agreement also provided that when the guaranty was terminated, the interest rate would return to the original amount of 5%. The note, including the accrued and unpaid interest, was paid in full in December 1998.

    DIVIDEND TO MR. RONNING; REIMBURSEMENT OF TAXES. In 1995, MacUSA declared a dividend of $1,188,000 payable to the former shareholders of MacUSA in connection with the conversion of MacUSA from a Subchapter S corporation to a Subchapter C corporation. The Company paid approximately $200,731 of this dividend during 1996, approximately $200,731 during 1997, and $200,000 during 1998 of which Mr. Ronning received $200,000 in 1996, $200,000 in 1997 and $199,268 in 1998. The remainder of the dividend payable to Mr. Ronning was evidenced by a note payable to Mr. Ronning (the "Note") in the principal amount, as of December 31, 1998, of $283,857. The Note did not bear interest, was due on demand and, under the terms of a Debt Subordination Agreement dated June 27, 1997 between the Company, Mr. Ronning and First Bank Minnesota, National Association, now US Bank, National

                                    Ex. 1-44

Association ("US Bank"), was subordinated to indebtedness owed by the Company to US Bank pursuant to the terms of the Financing and Security Agreement with US Bank dated June 27, 1997. The Company was limited to making dividend payments of not more than $200,000 to Mr. Ronning in the aggregate in any calendar year, provided that the Company was in compliance with the Financing Agreement with US Bank before and after making such dividend payments. Apart from the foregoing, the Company was not allowed to make dividend payments without the prior written consent of US Bank. In March 1996, the Company agreed to reimburse Mr. Ronning for any personal tax he was required to pay as a result of the non-interest bearing status of the Note. The balance of such note was paid in February 1999.

    PERSONAL GUARANTY BY MR. RONNING. Borrowings under the Revolving Line of Credit Agreement with US Bank were personally guaranteed by Mr. Ronning up to a maximum of $500,000. Such guarantee was released in December 1998.

    GRANT FROM MR. RONNING OF AN OPTION TO ACQUIRE A SUBSTANTIAL INTEREST IN DIGITAL RIVER, INC. In December 1995, MacUSA was granted an option by
Mr. Ronning to acquire 3,200,000 shares (after adjustment for an August 1998 2-for-3 reverse split) of common stock (the "Digital River Shares") owned by Mr. Ronning. The option (the "Digital River Option") provided that it was exercisable at any time through December 31, 2000 for total consideration of one dollar.

    The Digital River Shares are subject to the provisions of the Fujitsu Modification Agreement dated December 11, 1997 (the "Fujitsu Agreement") between Mr. Ronning, Fujitsu Limited, a company organized under the laws of Japan ("Fujitsu"), Digital River, and MacUSA (collectively, the "Parties"). Pursuant to the terms of the Modification Agreement, the Parties agreed to terminate previous agreements entered into in connection with an investment by Fujitsu in Digital River. Under the terms of the Modification Agreement, MacUSA remains a party to the agreement to the extent that Mr. Ronning may transfer all shares of Digital River he owns, along with any and all rights related thereto pursuant to the agreement or otherwise to MacUSA or the Company. Digital River is engaged in the business of electronic software distribution. Mr. Ronning is the President and a director of Digital River.

    In December 1998, the Company participated in Digital River's secondary offering by exercising and selling 200,000 shares (post-split) of the Digital River Option realizing net proceeds of $4,430,000. The Company continues to hold an option to purchase 3,000,000 shares (post-split), which would represent ownership of approximately 15% of Digital River as of April 23, 1999. The option is not transferable and the balance is exercisable at any time through December 31, 2000 for total consideration of $0.93 (ninety-three cents). During the term of the option, Mr. Ronning has agreed to vote the Digital River Shares at the direction of the Company's Board of Directors. As additional consideration, the Company has agreed to reimburse Mr. Ronning for any tax liability incurred in connection with the transfer of the Option or the shares of Digital River stock issuable upon the exercise thereunder.

    TAX INDEMNIFICATION AGREEMENT WITH MR. RONNING. In December 1995, the Company entered into a Tax Indemnification Agreement with Mr. Ronning whereby the Company agreed to indemnify Mr. Ronning for the amount of any penalties or interest resulting from the redetermination of Mr. Ronning's share of taxable income attributable to MacUSA and the amount of any additional taxes due from Mr. Ronning, to the extent such tax adjustment results in a future decrease in the taxable income of MacUSA. In 1995, Mr. Ronning owned approximately 95% of MacUSA, which was a Subchapter S corporation within the meaning of Section 1361 of the Internal Revenue Code. MacUSA's Subchapter S status was terminated in 1995, and MacUSA is now a wholly-owned subsidiary of the Company.

    DIGITAL RIVER LEASE AND FULFILLMENT SERVICES.  During 1998 and until
April 1999, Digital River occupied up to approximately 7,000 square feet of warehouse space at the Company's corporate headquarters. Prior to August 1998, the offices of Digital River were also located in the Company's facilities. The Company billed Digital River for the leased space and certain related costs such as direct labor costs, phone services, general liability insurance and janitorial services through an administrative charge. Total charges by the

                                    Ex. 1-45

Company to Digital River for administrative expenses were approximately $207,000, $160,000 and $82,000 in 1998, 1997 and 1996, respectively.

    During 1997, the Company began performing fulfillment services for Digital River on physical shipments of products, for which Digital River paid the Company a fulfillment fee. The Company billed Digital River approximately $246,000 and $8,000 for these services in 1998 and 1997, respectively. Such fulfillment services by the Company were discontinued in April 1999.

ITEM 14.  EXHIBITS AND REPORTS ON FORM 8-K

(A) EXHIBITS
    Only exhibits filed with this Amendment to Form 10K are listed.

        ITEM
         NO.                      DESCRIPTION
---------------------   -------------------------------
23.1                    Consent of Arthur Andersen LLP.

(B) REPORTS ON FORM 8-K
    None.

                                    Ex. 1-46

                                   SIGNATURES

    In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                       TECH SQUARED INC.

Date: October 28, 1999                                 By:          /s/ CHARLES E. REESE, JR.
                                                            -----------------------------------------
                                                                      Charles E. Reese, Jr.
                                                               PRESIDENT, CHIEF EXECUTIVE OFFICER,
                                                                     CHIEF OPERATION OFFICER

Date: October 28, 1999                                 By:            /s/ JEFFREY F. MARTIN
                                                            -----------------------------------------
                                                                        Jeffrey F. Martin
                                                                     CHIEF FINANCIAL OFFICER
                                                                 AND PRINCIPAL ACCOUNTING OFFICER

    In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

                 SIGNATURE AND TITLE                     DATE EXECUTED
                 -------------------                     -------------
                 /s/ JOEL A. RONNING
     -------------------------------------------        October 28, 1999
              Joel A. Ronning, Director

              /s/ CHARLES E. REESE, JR.
     -------------------------------------------        October 28, 1999
           Charles E. Reese, Jr., Director

                /s/ JEFFREY F. MARTIN
     -------------------------------------------        October 28, 1999
             Jeffrey F. Martin, Director

               /s/ RICHARD J. RUNBECK
     -------------------------------------------        October 28, 1999
              Richard Runbeck, Director

                                    Ex. 1-47

                                                                       EXHIBIT 2
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 10-Q

  /X/    QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

                 For the Quarterly Period Ended: JUNE 30, 1999

  / /    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES AND EXCHANGE ACT

                        Commission File Number: 0-25602

                            ------------------------

                               TECH SQUARED INC.

             (Exact name of registrant as specified in its charter)

                 MINNESOTA                             41-1591872
      (State or other jurisdiction of       (IRS Employer Identification No.)
               incorporation)

                             5198 WEST 76TH STREET
                             EDINA, MINNESOTA 55439

                    (Address of principal executive offices)

                                 (612) 832-5622
                        (Registrant's telephone number)

                            ------------------------

    Indicate whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

    As of the close of business on July 26, 1999, 12,149,200 shares of Common Stock, no par value, of the Company were outstanding.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    Ex. 2-1

                               TECH SQUARED INC.

                                     INDEX

                                                                                                                PAGE
                                                                                                             -----------
PART I.     FINANCIAL INFORMATION

            Item 1. Financial Statements

              Consolidated Balance Sheets at June 30, 1999 (unaudited) and December 31, 1998...............           3

              Consolidated Statements of Operations (unaudited) for the three months and six months ended
                June 30, 1999 and 1998.....................................................................           4

              Consolidated Statements of Cash Flows (unaudited) for the six months ended June 30, 1999 and
                1998.......................................................................................           5

              Notes to Financial Statements................................................................           6

            Item 2. Management's Discussion and Analysis of Financial Condition and Results of
              Operations...................................................................................           8

            Item 3. Quantitative and Qualitative Disclosure About Market Risk..............................          11

PART II.    OTHER INFORMATION

            Item 1. Legal Proceedings......................................................................          12

            Item 2. Changes in Securities..................................................................          12

            Item 3. Defaults upon Senior Securities........................................................          12

            Item 4. Submission of Matters to a Vote of Security Holders....................................          12

            Item 5. Other Information......................................................................          12

            Item 6. Exhibits and Reports on Form 8-K.......................................................          12

SIGNATURES.................................................................................................          13

                                    Ex. 2-2

ITEM 1. FINANCIAL STATEMENTS

                      TECH SQUARED, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                     JUNE 30,      DECEMBER 31,
                                                                                        1999            1998
                                                                                   --------------  --------------
                                                                                    (UNAUDITED)
                                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents......................................................  $    2,009,501  $    4,436,276
  Restricted cash................................................................         263,814         229,466
  Available-for-sale securities..................................................          22,000              --
  Accounts receivable, net of allowance for doubtful receivables of $348,000 and
    $365,000 respectively........................................................       2,622,513       3,387,907
  Inventories....................................................................       1,476,327       1,783,905
  Prepaids and other current assets..............................................         575,023         416,666
                                                                                   --------------  --------------
    TOTAL CURRENT ASSETS.........................................................       6,969,178      10,254,220
  Property and equipment, net....................................................         467,971         499,874
  Mining assets..................................................................              --         190,000
  Investment in Digital River....................................................      99,750,000     106,500,000
                                                                                   --------------  --------------
                                                                                   $  107,187,149  $  117,444,094
                                                                                   ==============  ==============

                                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Revolving line of credit.......................................................  $      129,489  $        7,395
  Current maturities of long term debt...........................................              --          15,000
  Accounts payable...............................................................       2,746,239       5,008,449
  Accrued compensation and benefits..............................................         162,365         205,156
  Accrued expenses...............................................................         726,264       1,404,776
  Dividends payable to officer/shareholder.......................................              --         200,000
                                                                                   --------------  --------------
    TOTAL CURRENT LIABILITIES....................................................       3,764,357       6,840,776
Dividends payable to officer/shareholder.........................................              --          83,857
Deferred income taxes............................................................      37,304,000      39,815,000
Redeemable preferred stock, 12% cumulative convertible, $1 par value; 1,000,000
  shares authorized; 160,000 shares issued and outstanding.......................         262,609         247,744

STOCKHOLDERS' EQUITY:
  Common stock: no par value; 25,000,000 shares authorized 12,138,950 and
    11,039,179 issued and outstanding............................................              --              --
  Additional paid-in capital.....................................................       4,440,663       3,990,200
  Stock subscription receivable..................................................        (134,000)       (284,000)
  Retained earnings..............................................................       1,932,348       2,894,345
  Unrealized gain on available-for-sale securities...............................      59,617,172      63,856,172
                                                                                   --------------  --------------
    TOTAL STOCKHOLDERS' EQUITY...................................................      65,856,183      70,456,717
                                                                                   --------------  --------------
                                                                                   $  107,187,149  $  117,444,094
                                                                                   ==============  ==============

                See accompanying notes to financial statements.

                                    Ex. 2-3

                      TECH SQUARED, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                           THREE MONTHS ENDED             SIX MONTHS ENDED
                                                      ----------------------------  ----------------------------
                                                        JUNE 30,       JUNE 30,       JUNE 30,       JUNE 30,
                                                          1999           1998           1999           1998
                                                      -------------  -------------  -------------  -------------
Net Sales...........................................  $  10,516,133  $   9,502,285  $  21,619,544  $  18,095,013
Cost of sales.......................................      9,241,717      8,309,159     18,968,295     15,815,384
                                                      -------------  -------------  -------------  -------------
    GROSS PROFIT....................................      1,274,416      1,193,126      2,651,249      2,279,629
Selling and marketing expenses......................        649,733        763,645      1,401,956      1,283,994
General and administrative expenses.................      1,259,722        544,565      2,087,039      1,047,080
                                                      -------------  -------------  -------------  -------------
  Total Operating Expenses..........................      1,909,455      1,308,210      3,488,995      2,331,074
                                                      -------------  -------------  -------------  -------------
  LOSS FROM OPERATIONS..............................       (635,039)      (115,084)      (837,746)       (51,445)
Interest income/(expense), net......................         13,119        (18,374)        34,513        (41,506)
Investment income...................................             --             --          2,048          4,611
Loss on mining assets...............................       (145,947)            --       (145,947)            --
Equity in losses of Digital River...................             --       (909,553)            --     (1,459,178)
                                                      -------------  -------------  -------------  -------------
  NET LOSS..........................................  $    (767,867) $  (1,043,011) $    (947,132) $  (1,547,518)
                                                      =============  =============  =============  =============
Net loss per common share, basic and diluted........  $       (0.06) $       (0.09) $       (0.08) $       (0.14)
                                                      =============  =============  =============  =============
Weighted average shares outstanding, basic and
  diluted...........................................     12,118,862     11,001,020     11,973,285     10,776,464
                                                      =============  =============  =============  =============

                See accompanying notes to financial statements.

                                    Ex. 2-4

                      TECH SQUARED, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                                            SIX MONTHS ENDED
                                                                                      ----------------------------
                                                                                        JUNE 30,       JUNE 30,
                                                                                          1999           1998
                                                                                      -------------  -------------
Operating Activities:
  Net Loss..........................................................................  $    (947,132) $  (1,547,518)
  Non-cash items included in loss:
    Depreciation and amortization...................................................        106,751         92,318
    Equity in losses of Digital River...............................................             --      1,459,178
    Gain on sale of available-for-sale securities...................................         (2,048)        (4,611)
    Loss on mining assets...........................................................        145,947             --
    Changes in operating assets and liabilities:
      Accounts receivable, net......................................................        765,394       (135,624)
      Inventories...................................................................        307,578        (58,147)
      Prepaid and other current assets..............................................       (136,304)       (69,670)
      Accounts payable..............................................................     (2,262,210)     1,241,160
      Accrued compensation and benefits.............................................        (42,791)       (66,629)
      Other accrued expenses........................................................       (693,512)      (291,165)
                                                                                      -------------  -------------
        NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES.........................     (2,758,327)       619,292
                                                                                      -------------  -------------
Investing Activities:
  Change in restricted cash.........................................................        (34,348)       (58,746)
  Purchases of property and equipment...............................................        (74,848)      (133,344)
  Proceeds from sale of available-for-sale securities...............................          2,048        287,411
                                                                                      -------------  -------------
    NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES.............................       (107,148)        95,321
                                                                                      -------------  -------------
Financing Activities:
  Issuance of common stock, net.....................................................        600,463        (23,330)
  Net borrowings (payments) on revolving line of credit.............................        122,094       (491,283)
  Dividends paid....................................................................       (283,857)      (200,000)
                                                                                      -------------  -------------
    NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES.............................        438,700       (714,613)
                                                                                      -------------  -------------
    NET DECREASE IN CASH............................................................     (2,426,775)             0
Cash at beginning of period.........................................................      4,436,276            300
                                                                                      -------------  -------------
Cash at end of period...............................................................  $   2,009,501  $         300
                                                                                      =============  =============

          See accompanying notes to consolidated financial statements.

                                    Ex. 2-5

                               TECH SQUARED INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                                 JUNE 30, 1999

NOTE 1--BASIS OF PRESENTATION

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended June 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. The accompanying consolidated financial statements and notes should be read in conjunction with the audited financial statements and notes thereto included in the Company's 1998 annual report on Form 10-K, as amended.

NOTE 2--INVENTORIES

    The Company's inventories consist primarily of goods held for resale and are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

NOTE 3--DIGITAL RIVER

    In December 1995, the Company's wholly-owned subsidiary, MacUSA, was granted, by Joel Ronning, the majority shareholder and Chairman of the Board of Directors of the Company, an option, exercisable through December 31, 2000 (the "Digital River Option") to acquire 3,200,000 (post-split) shares (the "Digital River Shares") of Digital River, Inc., a Minnesota corporation ("Digital River") which was then privately held. At that time, such shares represented approximately 60% of the outstanding common stock of Digital River.

    Digital River conducted its initial public offering in August 1998. Prior to such offering, the Company's ownership percentage of Digital River had been reduced to approximately 23% and was being accounted for using the equity method of accounting. Upon completion of such offering, the Company's ownership percentage was reduced to approximately 19% at which time the Company began accounting for its investment in Digital River as an available-for-sale security in accordance with Statement of Financial Accounting Standards (SFAS) No. 115. Digital River's shares are traded on the NASDAQ stock market under the symbol "DRIV."

    In December 1998, the Company participated in Digital River's secondary offering by exercising and selling 200,000 shares subject to the Digital River Option realizing net proceeds of $4,430,000.

    In July 1999, the Company completed a cashless exercise of the Digital River option by surrendering its right to one share of Digital River common stock in exchange for 2,999,999 shares of Digital River common stock. Subsequently, the Company purchased one share of Digital River stock to bring its investment in Digital River to 3,000,000 shares, which represents ownership of approximately 15% of Digital River as of June 30, 1999.

NOTE 4--COMPREHENSIVE INCOME/(LOSS)

    SFAS No. 130 established standards for reporting and display in the financial statements of total net income and the components of all other nonowner changes in equity, referred to as comprehensive income. Other comprehensive income/(loss) for the three and six month period ending June 30, 1999 was

                                    Ex. 2-6

                               TECH SQUARED INC.

                                 JUNE 30, 1999

NOTE 4--COMPREHENSIVE INCOME/(LOSS) (CONTINUED) approximately ($12,717,000) and ($4,239,000), respectively compared to ($110,000) and ($93,000) for the same periods of 1998. Other comprehensive income/(loss) was solely comprised of changes in the market value of the available-for-sale securities.

NOTE 5--SUBSEQUENT EVENTS

    In July 1999, the Company executed a definitive agreement with Digital River for the sale of the assets of the Company consisting primarily of 3,000,000 shares of Digital River common stock and cash in a tax-free reorganization. Pursuant to the Agreement, the Company will receive 2,650,000 shares of Digital River common stock for which the Company will exchange 3,000,000 shares of Digital River common stock which it currently holds and $1.2 million in cash. The Company intends to adopt a plan of liquidation which will provide that the Company will distribute the shares of Digital River common stock received in the exchange to the Company's shareholders after payment of the Company's liabilities and the establishment of a liquidating trust to pay any potential future liabilities of the Company. The Company expects to contribute $6.2 million to such trust. The Agreement requires that all of the operations of the Company, including its catalog and distribution businesses, are to be sold or liquidated prior to closing of the transaction contemplated by such Agreement.

    In August 1999, the Company announced that it had signed a letter of intent with Virtual Technology Corporation to sell substantially all of the Company's operating assets, including the Company's DTP Direct, Net Direct and distribution operations, together with various trade and internet domain names. The completion of the transaction is dependent upon satisfactory due diligence, negotiation and execution of a definitive agreement and the Company's shareholders' approval of the plan of liquidation.

NOTE 6--SALE OF MINING ASSETS

    In May 1999, the Company sold all of the common stock of the Company's wholly-owned subsidiary, Tabor Resources, Ltd. ("Tabor") to Conjecture Silver Mines, In. ("Conjecture"). Tabor held all of the Company's mining assets. Under the terms of the agreement, in exchange for the common stock of Tabor, the company received 16,000 shares of the capital stock of LSI Communications, Inc. ("LSI") from Conjecture. Unless the Company is able, within 90 days from acquiring the shares of LSI, to sell the shares of LSI for at least $50,000, Conjecture is required to pay the Company the difference between the amount the Company is able to obtain from the sale of LSI capital stock and $50,000.

                                    Ex. 2-7

                               TECH SQUARED INC.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    Certain statements contained herein are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 that involve a number of risks and uncertainties. Such forward-looking information may be indicated by words such as will, may be, expects or anticipates. In addition to the factors discussed herein, among the other factors that could cause actual results to differ materially are the following: business conditions and growth in the personal computer industry and the general economy; competitive factors such as rival computer and peripheral product sellers and price pressures; availability of vendor products at reasonable prices; inventory risks due to shifts in market demand; and risks presented from time to time in reports filed by the Company with the Securities and Exchange Commission, including but not limited to the annual report on Form 10-K as amended for the year ended December 31, 1998.

    The Company sells microcomputer hardware and software products, primarily Apple Macintosh-Registered Trademark- related products and, to a lesser degree, Microsoft Windows 95/Windows NT/MS-DOS ("Wintel") compatible products. The Company's current target markets are (i) desktop publishing ("DTP"), graphic arts and pre-press industries through its DTP Direct catalog, (ii) computer dealers and value added resellers through its distribution business, and
(iii) developers of internal corporate intranet and external Internet sites and managers of local area networks ("LAN") and wide area networks ("WAN") through its Net Direct catalog.

    In February 1999, the board of directors of Tech Squared authorized the officers of the Company to make investigations and, if appropriate, enter into preliminary negotiations regarding possible changes in the Company's business including, but not limited to, strategic alliances, joint ventures, mergers, sale of the Company's operating business and other alternatives. In April 1999, the Company retained Bayview Capital Group, Inc. of Wayzata, Minnesota to act as its exclusive advisor to locate one or more potential purchasers of certain operating assets and businesses of the Company, specifically the DTP Catalog Operations, Net Direct Catalog Operations and Distribution Sales Operations. In August 1999, the Company announced it had signed a letter of intent with Virtual Technology Corporation to sell substantially all of the Company's operating assets including the Company's DTP Direct, Net Direct and distribution operations together with various trade and internet domain names. The completion of the transaction is dependent upon satisfactory due diligence, negotiation and execution of a definitive agreement and the Company's shareholders' approval of the Company's plan of liquidation.

    In May 1999, the Company sold all of the common stock of the Company's wholly-owned subsidiary, Tabor Resources, Ltd. ("Tabor") to Conjecture Silver Mines, In. ("Conjecture"). Tabor held all of the Company's mining assets. Under the terms of the agreement, in exchange for the common stock of Tabor, the company received 16,000 shares of the capital stock of LSI Communications, Inc. ("LSI") from Conjecture. Unless the Company is able, within 90 days from acquiring the shares of LSI, to sell the shares of LSI for at least $50,000, Conjecture is required to pay the Company the difference between the amount the Company is able to obtain from the sale of LSI capital stock and $50,000.

    In July 1999, the Company executed a definitive agreement with Digital River for the sale of the assets of the Company consisting primarily of 3,000,000 shares of Digital River common stock and cash in a tax-free reorganization. Pursuant to the Agreement, the Company will receive 2,650,000 shares of Digital River common stock for which the Company will exchange 3,000,000 shares of Digital River common stock which it currently holds and $1.2 million in cash. The Company intends to adopt a plan of liquidation which will provide that the Company will distribute the shares of Digital River common stock received in the exchange to the Company's shareholders after payment of the Company's liabilities and the establishment of a liquidating trust to pay any potential future liabilities of the Company. The Company expects to contribute $6.2 million to such trust. The Agreement requires that all of the operations of the Company,

                                    Ex. 2-8
including its catalog and distribution businesses, are to be sold or liquidated prior to closing of the transaction contemplated by such Agreement.

    For the three months ended June 30, 1999 the Company recorded a consolidated net loss of ($768,000) or ($0.06) per share compared to a consolidated net loss of ($1,043,000) or ($0.09) per share in the second quarter of 1998. The consolidated losses from 1998 include the Company's share of losses of Digital River, which amounted to $910,000 in the second quarter of 1998. For the six months ended June 30, 1999 the Company recorded a consolidated net loss of ($947,000) or ($0.08) per share compared to a consolidated net loss of ($1,548,000) or ($0.14) per share for the same period of 1998. The consolidated losses for the first six months of 1998 included the Company's share of losses of Digital River, which amounted to $1,459,000. Digital River's issuance of additional shares in 1998 resulted in the Company accounting for its investment in Digital River as "available-for-sale" securities starting August 12, 1998.

RESULTS OF OPERATIONS

    NET SALES

    Net sales for the Company's second quarter ended June 30, 1999 totaled $10,516,000 compared to $9,502,000 for the corresponding period of 1998, an increase of 10.7%. Sales to DTP Direct catalog customers increased 5.8% and the addition of the Net Direct catalog produced $810,000 in sales while sales through the Company's distribution business decreased 1.7% in the second quarter. The fastest growing product categories, based on the percentage increase in dollar sales over the second quarter of 1998, were digital cameras, networking equipment, magnetic drives, printers and computer systems. Net sales for the first six months of 1999 totaled $21,620,000 compared to $18,095,000 for the same period of 1998, an increase of 19.5%. The increase in sales during the first six months of 1999 compared to the same period of 1998 was mainly due to an 18.4% increase to DTP Direct catalog customers, primarily due to an increase in the number of outbound sales reps, and the addition of the Net Direct catalog which produced $1,471,000 in sales during that period.

    Fluctuations in the Company's net sales from period to period can be expected due to a number of factors, including the timing of new product introductions by the Company's major vendors and their competitors, seasonal cycles commonly experienced in computer-related industries, and changes in product mix and product pricing. As a result, the operating results for any particular period are not necessarily indicative of the results of any future period.

    GROSS PROFIT

    Gross profit for the quarter ended June 30, 1999, was $1,274,000 or 12.1% of net sales compared to $1,193,000 or 12.6 % of net sales for the comparable period of 1998. Gross profit for the six-month period ended June 30, 1999 was $2,651,000 or 12.3% compared to $2,280,000 or 12.6% of net sales for the same period in 1998. The decrease in gross profit percentage in both the three and six month periods ended June 30, 1999, is primarily the result of continuing downward pressure on product prices to the Company's DTP Direct catalog customers and on margins. The Company expects ongoing competitive pressure on gross profit, and, consequently, changes in pricing and product configuration will be necessary in order to remain competitive.

    SELLING AND MARKETING EXPENSES

    Selling and marketing expenses totaled $650,000 or 6.2% of sales during the quarter ended June 30, 1999, compared to $764,000 or 8.0% of sales during the corresponding period of 1998. For the six month period ended June 30, 1999, selling and marketing expenses were $1,402,000 or 6.5% of sales versus $1,284,000 or 7.1% of sales for the same period in 1998. The decrease was mainly attributable to a decrease in net marketing costs associated with the May 1998 launch of Net Direct, which is directed at

                                    Ex. 2-9
developers of internal corporate intranet and external Internet sites and managers of LAN's and WAN's. Although the Company believes the target market for the Net Direct catalog is substantially larger than the DTP Direct catalog, and that the new catalog could provide significant opportunity for revenue growth, there are significant risks associated with the launch of a new catalog including; a completely new target audience, lack of any historical direct marketing data on which to base mailing decisions, competitive forces and new product lines. As a result, the Company believes the launch of the Net Direct catalog will have a negative impact on the profitability of the Company in 1999, and possibly beyond.

    GENERAL AND ADMINISTRATIVE EXPENSES

    General and administrative expenses for the quarter ended June 30, 1999 were $1,260,000 compared to $545,000 for the comparable period of 1998. For the six month period ended June 30, 1999, general and administrative expenses were $2,087,000 compared to $1,047,000 for the related period of 1998. The increases for the three and six month periods ended June 30, 1999 over the same periods of 1998 is attributable to several factors including payroll and employee-related expenses, transaction processing fees, and legal and consulting fees. Additionally, the discontinuance of subletting office space to Digital River also contributed to the increase in general and administrative expenses for the first six months of 1999.

    INVESTMENT INCOME

    Investment income for the six-month period ended June 30, 1999 was $2,000 compared to $5,000 for the related period in 1998.

    LOSSES ON MINING ASSETS

    In May 1999, the Company sold the remaining mining assets for approximately $146,000 less than the book value these assets.

    NET INTEREST INCOME/(EXPENSE)

    Net interest income for the quarter ending June 30, 1999 was $13,000 compared to net interest expense of $18,000 for the same period in 1998. Net interest income for the six-month period ended June 30, 1999 was $35,000 compared to net interest expense of $42,000 for the same period in 1998. The reduction in interest expense is primarily due to a decrease in the average outstanding balance on the Company's line of credit, and the increase in interest income is mainly attributed to an increase in cash in an interest bearing account.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's principal sources of liquidity at June 30, 1999, consisted of liquid funds, a revolving line of credit agreement with US Bancorp National Association ("US Bank"), and vendor trade credit lines.

    The Company had a Revolving Line of Credit Agreement with US Bank which expired by its terms in June 1999. The agreement has been orally extended under the same terms and conditions until a new agreement is signed. Borrowings under the $2,500,000 agreement are payable on demand, limited by eligible percentages of accounts receivable and inventory and bear interest at the prime rate plus 1.75%. As of June 30, 1999, the Company had unused availability under the line of credit of approximately $1,183,000 and outstanding borrowings of $129,000.

    The Company has a flooring program with a financing company covering up to $633,000 in inventory purchases. The flooring program is secured by a standby letter of credit in the amount of $560,000 issued

                                    Ex. 2-10
pursuant to the Company's line of credit with US Bank. The Company uses the flooring program to take advantage of certain programs with its major distributors.

    As of June 30, 1999, the Company had working capital of $3,205,000. Inventories decreased from $1,784,000, as of December 31, 1998, to $1,476,000 as of June 30,1999. Inventory turns in the second quarter of 1999 were 16.1 compared to 13.2 from the same period in 1998. Capital expenditures totaled $75,000 in the second quarter of 1999 compared to $83,000 in the second quarter of 1998.

    The Company believes that funds generated from management of receivable and inventory levels, advances under its line of credit, further expansion of lines with trade creditors, the cash on hand and the potential proceeds from the sale of its investments, will be sufficient to fund its operations through the end of 1999. However, maintaining an adequate level of working capital through the end of 1999 and thereafter depends in part on the success of the Company's sales and marketing efforts, the Company's ability to control operating expenses and the Company's ability to maintain its relationships with its bank and its suppliers. Furthermore, funding of the Company's operations in future periods may require additional investments in the Company in the form of equity or debt. There can be no assurance that the Company will achieve desired levels of sales or profitability or those future capital infusions will be available on terms acceptable to the Company, if at all.

YEAR 2000 COMPLIANCE

    The Company's computer system and those of third parties with whom it does business will be affected by issues and problems related to changes required as a result of the year 2000 problem ("Y2K"). The Company's three key systems and assets that may be directly impacted by the Y2K issue are its financial and data system, its telephone system and its voice mail system. The financial and data system requirements have been assessed and were upgraded and modified to be Y2K compliant in April 1999. The telephone system is believed to be Y2K compliant, and testing is scheduled for the third quarter of 1999. The voice mail system is currently being analyzed to determine the degree of upgrade needed. The upgrade to the voice mail system will be rolled out and tested during the third quarter of 1999. The Company incurred expenses to modify its systems and the upgrading of its current system to be Y2K compliant totaling approximately $35,000 in 1998, and approximately $30,000 through June 1999, and anticipates additional costs of approximately $20,000 through the end of 1999. Maintenance and modification costs incurred by the Company specifically related to Y2K will be expensed as incurred and costs of new software (whether purchased or internally developed) will be capitalized and amortized over the useful life of the applicable software.

    While the Company has exercised its best efforts to identify and remedy any potential Y2K exposures within its control, certain risks exist with vendors and suppliers which, to a significant extent, are beyond the immediate control of the Company. To date, the Company has not identified any vendors or suppliers who will not be Y2K compliant; however, this analysis is still in process. The Company plans to develop appropriate contingency plans if non-compliant vendors are identified. Failure to achieve timely completion of required modifications or conversions or failure of the third parties with whom the Company has relationships (e.g., vendors, clients, credit card processors) to be Y2K compliant could have a material affect on the financial condition and operations of the Company. The Company, however, is unable to assess disruption that may occur as a result of supplier's and customer's non-compliance. Because the Company markets products manufactured by multiple sources and typically sells the products as "packages', Y2K problems affecting the Company's vendors may have a significant affect on the Company. In addition, customers may delay purchase decisions because of the uncertainty about Y2K issues.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

    None

                                    Ex. 2-11

                           PART II--OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

    Richard J. Apple, who served as Chief Executive Officer of the Company from July 1998 until February 1999, has commenced a lawsuit against the Company and certain of its officers and based on claims that (i) Mr. Apple's stock options vested, prior to his termination, pursuant to a claimed acceleration of vesting due to a supposed "change of control;" (ii) the Company unlawfully terminated Apple's employment; and (iii) the Company's directors breached their fiduciary duty in several instances. Such complaint seeks unspecified damages in excess of $50,000 and an award of 775,000 registered shares of the Company's common stock.

    The Company believes such claims are without merit and intends to contest such lawsuit vigorously.

ITEM 2. CHANGES IN SECURITIES

    None

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

    None

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

    None

ITEM 5. OTHER INFORMATION

    None

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K.

    (a) Exhibits

 10.71   Agreement for sale and purchase of Tabor Resources, Ltd. By Conjecture
           Silver Mines, Inc. dated May 20, 1999.

 10.72   Acquisition Agreement between the Registrant and Digital River, Inc. dated
           July 11, 1999. (incorporated as Exhibit 10.1 in Company's Report on
           Form 8-K filed July 12, 1999)

 10.73   Voting Agreement between Digital River and Charles E. Reese Jr. dated
           July 11, 1999. (incorporated as Exhibit 10.2 in Company's Report on
           Form 8-K filed July 12, 1999)

 10.74   Voting Agreement between Digital River and Joel A. Ronning dated July 11,
           1999. (incorporated as Exhibit 10.3 in Company's Report on Form 8-K filed July 12, 1999)

 10.75   Amended and Restated (Second) Stock Option Agreement and Notice and
           Acceptance of Exercise dated July 11, 1999, between Joel A. Ronning and
           MacUSA, Inc. (a wholly-owned subsidiary of the Registrant).
           (incorporated as Exhibit 10.4 in Company's Report on Form 8-K filed
           July 12, 1999)

 27.1    Financial Data Schedule.

    (b) Reports on Form 8-K

    On July 12, 1999, the Company filed a report on Form 8-K reporting that the Company had entered into an agreement related to the sale of substantially all of its assets, after certain anticipated dispositions, to Digital River, Inc., a Delaware corporation.

                                    Ex. 2-12

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                TECH SQUARED INC.

                                             /s/ CHUCK REESE
                                ------------------------------------------
                                               Chuck Reese
August 13, 1999                          CHIEF EXECUTIVE OFFICER

                                          /s/ JEFFREY F. MARTIN
                                ------------------------------------------
                                            Jeffrey F. Martin
                                         CHIEF FINANCIAL OFFICER

                                    Ex. 2-13

                                 EXHIBIT INDEX

EXHIBIT
INDEX    DESCRIPTION
------   --------------------------------------------------------------------------
 10.71   Agreement for sale and purchase of Tabor Resources, Ltd. By Conjecture
           Silver Mines, Inc. dated May 20, 1999.

 10.72   Acquisition Agreement between the Registrant and Digital River, Inc. dated
           July 11, 1999. (incorporated as Exhibit 10.1 in Company's Report on Form
           8-K filed July 12, 1999)

 10.73   Voting Agreement between Digital River and Charles E. Reese Jr. dated
           July 11, 1999. (incorporated as Exhibit 10.2 in Company's Report on
           Form 8-K filed July 12, 1999)

 10.74   Voting Agreement between Digital River and Joel A. Ronning dated July 11,
           1999. (incorporated as Exhibit 10.3 in Company's Report on Form 8-K filed July 12, 1999)

 10.75   Amended and Restated (Second) Stock Option Agreement and Notice and
           Acceptance of Exercise dated July 11, 1999, between Joel A. Ronning and
           MacUSA, Inc. (a wholly-owned subsidiary of the Registrant).
           (incorporated as Exhibit 10.4 in Company's Report on Form 8-K filed
           July 12, 1999)

 27.1    Financial Data Schedule.

                                    Ex. 2-14

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    As permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Company provide that (i) the Company is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, (ii) the Company may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law, (iii) to the fullest extent permitted by the Delaware General Corporation Law, the Company is required to advance all expenses incurred by its directors and executive officers in connection with a legal proceeding (subject to certain exceptions), (iv) the rights conferred in the Bylaws are not exclusive, (v) the Company is authorized to enter into indemnification agreements with its directors, officers, employees and agents and (vi) the Company may not retroactively amend the Bylaws provisions relating to indemnity.

    The Company has entered into agreements with its directors and executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts that such person becomes legally obligated to pay (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

                                  (A) EXHIBITS

   EXHIBIT
   NUMBER                                                      EXHIBIT
-------------  -------------------------------------------------------------------------------------------------------
        2.1    Plan of Liquidation and Dissolution of Tech Squared Inc., dated as of November 5, 1999 (included as
                 Annex A to the proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

        2.2    Acquisition Agreement, dated as of July 11, 1999 between Digital River, Inc., a Delaware corporation
                 ("Digital River"), and Tech Squared Inc., a Minnesota corporation ("Tech Squared"), as amended as of
                 July 30, 1999 (included as Annex B to the proxy statement-prospectus forming a part of this
                 Registration Statement and incorporated herein by reference).

        2.3    Form of Tech Squared Liquidating Trust Agreement, dated as of             , 1999 by and between Tech
                 Squared and Norwest Bank Minnesota, National Association, as trustee (included as Annex C to the proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

        3.1    Amended and Restated Certificate of Incorporation of Digital River (incorporated by reference to exhibits filed with Digital River's Registration Statement on Form S-1, File No. 333-56787).

        3.2    Bylaws of Digital River (incorporated by reference to exhibits filed with the Digital River's
                 Registration Statement on Form S-1, File No. 333-56787).

   EXHIBIT
   NUMBER                                                      EXHIBIT
  ---------    -------------------------------------------------------------------------------------------------------
        5.1    Legal Opinion of Cooley Godward LLP.

        8.1    Tax Opinion of Arthur Andersen LLP (included as Annex F to the proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

        9.1    Form of Voting Agreement, dated as of July 11, 1999 by and between Digital River and certain holders of common stock of Tech Squared (included as Annex D to the proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

       21.1    Subsidiaries of Digital River (incorporated by reference to exhibits filed with Digital River's
                 Registration Statement on Form S-1, File No. 333-56787).

       23.1    Consent of Cooley Godward LLP (see Exhibit 5.1).

       23.2    Consent of Arthur Andersen LLP.

       24.1    Power of Attorney. Reference is made to the signature page.

       99.1    Fairness Opinion of Broadview Int'l LLC, as amended (included as Annex G to the proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

       99.2    Fairness Opinion of SG Cowen Securities Corporation (included as Annex E to the proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

       99.3    Form of Tech Squared Proxy Card.

                       (B) FINANCIAL STATEMENT SCHEDULES

    All schedules have been omitted because they are not applicable or not required or the information required to be set forth therein is included in the Annual Report on Form 10-K of Digital River and incorporated by reference into the proxy statement-prospectus.

                             (C) ITEM 4(B) REPORTS

    Reference is made to Exhibits 23.3 and 23.4.

ITEM 22.  UNDERTAKINGS.

(1) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the proxy statement-prospectus, to each person to whom the proxy statement-prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the proxy statement-prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934, and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the proxy statement-prospectus, to deliver, or cause to be delivered to each person to whom the proxy statement-prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the proxy statement-prospectus to provide such interim financial information.

(2) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement-prospectus pursuant to Items 4, 10(b), 11 or 13 of this form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(3) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) The undersigned registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota on the 9th day of November, 1999.

                                DIGITAL RIVER, INC.

                                By:  /s/ JOEL A. RONNING
                                     -----------------------------------------
                                     Joel A. Ronning
                                     CHIEF EXECUTIVE OFFICER AND DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Joel A. Ronning and Robert E. Strawman as his true and lawful attorney-in-fact and agent, each acting above, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-4, and to sign any registration statement filed under Rule 462 under the Securities Act of 1933, as amended, including post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ JOEL A. RONNING        Chief Executive Officer
------------------------------    and Director (Principal      November 9, 1999
       Joel A. Ronning            Executive Officer)

                                Chief Financial Officer
    /s/ ROBERT E. STRAWMAN        and Treasurer (Principal
------------------------------    Financial and                November 9, 1999
      Robert E. Strawman          Accounting Officer)

     /s/ PERRY W. STEINER
------------------------------  President and Director         November 9, 1999
       Perry W. Steiner

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ WILLIAM LANSING
------------------------------  Director                       November 9, 1999
       William Lansing

    /s/ THOMAS F. MADISON
------------------------------  Director                       November 9, 1999
      Thomas F. Madison

 /s/ CHRISTOPHER J. SHARPLES
------------------------------  Director                       November 9, 1999
   Christopher J. Sharples

      /s/ J. PAUL THORIN
------------------------------  Director                       November 9, 1999
        J. Paul Thorin

    /s/ TIMOTHY C. CHOATE
------------------------------  Director                       November 9, 1999
      Timothy C. Choate

                               INDEX TO EXHIBITS

   EXHIBIT
   NUMBER                                                      EXHIBIT
-------------  -------------------------------------------------------------------------------------------------------
        2.1    Plan of Liquidation and Dissolution of Tech Squared Inc., dated as of November 5, 1999 (included as
                 Annex A to the proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

        2.2    Acquisition Agreement, dated as of July 11, 1999 between Digital River, Inc., a Delaware corporation
                 ("Digital River"), and Tech Squared Inc., a Minnesota corporation ("Tech Squared"), as amended as of
                 July 30, 1999 (included as Annex B to the proxy statement-prospectus forming a part of this
                 Registration Statement and incorporated herein by reference).

        2.3    Form of Tech Squared Liquidating Trust Agreement, dated as of       , 1999 by and between Tech Squared
                 and Norwest Bank Minnesota, National Association, as trustee (included as Annex C to the proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

        3.1    Amended and Restated Certificate of Incorporation of Digital River (incorporated by reference to exhibits filed with Digital River's Registration Statement on Form S-1, File No. 333-56787).

        3.2    Bylaws of Digital River (incorporated by reference to exhibits filed with the Digital River's
                 Registration Statement on Form S-1, File No. 333-56787).

        5.1    Legal Opinion of Cooley Godward LLP.

        8.1    Tax Opinion of Arthur Andersen LLP (included as Annex F to the proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

        9.1    Form of Voting Agreement, dated as of July 11, 1999 by and between Digital River and certain holders of common stock of Tech Squared (included as Annex D to the proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

       21.1    Subsidiaries of Digital River (incorporated by reference to exhibits filed with Digital River's
                 Registration Statement on Form S-1, File No. 333-56787).

       23.1    Consent of Cooley Godward llp (see Exhibit 5.1).

       23.2    Consent of Arthur Andersen LLP.

       24.1    Power of Attorney. Reference is made to the signature page.

       99.1    Fairness Opinion of Broadview Int'l LLC, as amended (included as Annex G to the proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

       99.2    Fairness Opinion of SG Cowen Securities Corporation (included as Annex E to the proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

       99.3    Form of Tech Squared Proxy Card.